UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
☒	Definitive Information Statement

PEDEVCO CORP.
(Name of Registrant As Specified In Its Charter)

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PEDEVCO CORP.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Telephone: (713) 221-1768

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To Our Stockholders:

This notice of action by written consent and the accompanying information statement is being furnished by the Board of Directors (the “Board”) of PEDEVCO Corp., a Texas corporation (“PEDEVCO,” “we,” “us,” “our” or the “Company”), to the holders of record at the close of business on January  30, 2026, of the outstanding shares of the PEDEVCO’s common stock, par value $0.001 per share (“PEDEVCO common stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with, among other things, the closing of that certain Agreement and Plan of Merger entered into on October 31, 2025, by and among the Company, NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak”), as amended by the First Amendment to Agreement and Plan of Merger dated November 13, 2025, by and between PEDEVCO, Merger Subs, the Acquired Companies and North Peak (as amended, the “Merger Agreement”), pursuant to which, at the Effective Time (as defined below) of the Mergers (as defined below), which occurred on October 31, 2025 (the “Closing” and the “Closing Date”), (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly-owned subsidiary of PEDEVCO (clauses (a) and (b), together, the “Mergers”). All capitalized terms used but not defined in this notice have the meaning given to them in the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying information statement and incorporated by reference into this notice.

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Mergers, which occurred upon the filing of Certificate of Mergers with the Secretary of State of Delaware in connection with each of the Mergers (the “Effective Time”), all of the issued and outstanding limited liability company interests of each of the Acquired Companies was automatically converted into 10,650,000 validly issued, fully paid and nonassessable shares of the Series A Convertible Preferred Stock (the “Merger Preferred Shares”), par value $0.001 per share (the “PEDEVCO Series A Preferred Stock”) of PEDEVCO. The PEDEVCO Series A Preferred Stock has the rights set forth in the attached information statement under the heading “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”, and will automatically convert, without further action by the holders thereof, into shares of PEDEVCO common stock (the “Automatic Conversion”) at a ratio of 10-to-1, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of the accompanying information statement (the “Automatic Conversion Date”). The Merger Preferred Shares convert, on the Automatic Conversion Date, into an aggregate of 106,500,000 shares of PEDEVCO common stock(the “Merger Conversion Shares”). A copy of the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock (the “PEDEVCO Series A Designation”) is attached as Annex B to the accompanying information statement and incorporated by reference into this notice.

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Concurrently with the closing of the Mergers, certain investors (the “PIPE Investors”) subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock (the “PIPE Preferred Shares”), at a price per PIPE Preferred Share equal to $5.50 (the “Purchase Price”), pursuant to their entry into Series A Convertible Preferred Stock Subscription Agreements in favor of the Company (the “Subscription Agreements” and, together with the Merger Agreement and PEDEVCO Series A Designation, the “Transaction Agreements”; such transaction, the “PIPE Financing” and, together with the Mergers, the “Transactions”). When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock (the “PIPE Conversion Shares”, and together with the Merger Conversion Shares, the “Conversion Shares”).

The PIPE Investors included, among others, (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO, is trustee and beneficiary; (b) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (d) John J. Scelfo, a member of the Board; (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (f) J PED, LLC, an entity affiliated with Juniper Capital Advisors, L.P. (“Juniper”); (g) Reagan T. Dukes, who was appointed as the Chief Operating Officer of PEDEVCO on the Closing Date; and (h) Robert J. Long, who was appointed as Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO on the Closing Date. The PIPE Financing closed concurrently with the Mergers, and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers. A copy of the form of Subscription Agreement is attached as Annex C to the accompanying information statement and incorporated by reference into this notice.

Immediately following the Automatic Conversion, the PEDEVCO securityholders as of immediately prior to the Automatic Conversion are expected to hold approximately 14.0% of the shares of PEDEVCO common stock then outstanding (excluding Dr. Kukes and including new restricted stock issuances to Messrs. Schick, Crook and Moore as described in the section entitled “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions—Transaction-Based Payments and Benefits”), Dr. Kukes and affiliates of Juniper and the other former owners of the Acquired Companies, including as a result of their participation in the PIPE Financing, are expected to hold approximately 33.1% and 52.8%, respectively, of the shares of PEDEVCO common stock then outstanding, and other PIPE Investors are expected to hold less than one percent of the outstanding shares of PEDEVCO common stock, in each case.

The Mergers and PIPE Financing each closed on the Closing Date, without any required shareholder approval of PEDEVCO; however, shareholder approval of the issuance of the Conversion Shares is required pursuant to Sections 711, 712 and 713 of the NYSE American LLC Company Guide (the “NYSE American Guide”), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock. Such required approval was provided by the Majority Shareholders (as defined below) via the Written Consent (as defined below). As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which will not occur prior to the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of the accompanying information statement.

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Because PEDEVCO expects to issue approximately 170,136,370 Conversion Shares upon the conversion of the Merger Preferred Shares and PIPE Preferred Shares, PEDEVCO will issue more than 20% of both the voting power and the number of shares of PEDEVCO common stock outstanding before such issuances. Further, the closing price of PEDEVCO’s common stock on October 30, 2025, which immediately preceded the signing of the Merger Agreement and Subscription Agreements, was $0.59 per share, and the average closing price of PEDEVCO’s common stock for the five trading days immediately preceding the signing of the Merger Agreement and Subscription Agreements was approximately $0.63 per share.

Shares of PEDEVCO common stock are currently listed on the NYSE American LLC (the “NYSE American”) under the symbol “PED”. On January 29, 2026, the last trading day before the date of the accompanying information statement, the closing sale price of the PEDEVCO common stock was $0.63 per share, and the average closing price of PEDEVCO’s common stock for the five trading days immediately preceding the signing of the Merger Agreement and Subscription Agreements was approximately $0.63 per share. PEDEVCO does not plan to change its name or trading symbol in connection with the Mergers.

The Transaction Agreements and the Transactions were approved and determined to be advisable, fair to and in the best interests of PEDEVCO and PEDEVCO shareholders, by the Board.

In addition, on October 31, 2025, the Board recommended that the Majority Shareholders:

(1)

approve the adoption of, and the filing with the Secretary of State of the State of Texas of, a Second Amended and Restated Certificate of Formation of the Company (the “PEDEVCO A&R Charter”), amending our current Amended and Restated Certificate of Formation, as amended (the “Existing Charter”) to, among other things: increase the number of authorized shares of PEDEVCO common stock from 200,000,000 to 300,000,000; remove references to a prior reverse stock split; update the number, names, and addresses of initial directors and require that appointments and changes to the number of directors be made in accordance with the Shareholder Agreement (as defined in the information statement); permit both affiliates of Juniper and Dr. Simon Kukes to pursue competing or overlapping ventures and expressly waive PEDEVCO’s right to participate in such renounced business opportunities, except where opportunities arise solely from a director’s role, or rights under the Shareholder Agreement; provide for a supermajority (66 2/3%) voting requirement for altering specified provisions of the charter (including the provisions waiving corporate opportunities as discussed above); and revise applicable voting standards so that, unless otherwise required by law or the charter, actions requiring shareholder approval may be authorized by a majority of the outstanding shares entitled to vote under Texas law. A copy of the PEDEVCO A&R Charter is attached as Annex D to the accompanying information statement and incorporated by reference into this notice;

(2)

(A) approve an amendment to the PEDEVCO A&R Charter, upon the terms and subject to the conditions of the Merger Agreement, to effect a reverse stock split of the issued and outstanding shares of PEDEVCO common stock by a ratio of between one-for-ten to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to October 30, 2026, and (B) determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share of PEDEVCO common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of PEDEVCO common stock rounded up to the next whole number (the “Reverse Stock Split Authority,” and such amendment to the Existing Charter in connection therewith, the “Reverse Stock Split Charter Amendment”). A copy of the Reverse Stock Split Charter Amendment is attached as Annex E to the accompanying information statement and incorporated by reference into this notice; and

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(3)

approve, upon the terms and subject to the conditions of the Merger Agreement, the Second Amendment to the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended (the “Equity Plan Amendment”), to increase by five million shares, the number of shares available for issuance under such plan (the “Equity Compensation Plan Increase”). Shareholder approval of the Equity Plan Amendment was required pursuant to the terms of such plan and Section 711 of the NYSE American Guide, which requires shareholder approval with respect to the establishment or material amendment of any equity compensation arrangement, with limited exceptions. A copy of the Equity Plan Amendment is attached as Annex G to the accompanying information statement and incorporated by reference into this notice.

In accordance with Section 6.202 of the Texas Business Organizations Code (“TBOC”) and the Existing Charter, immediately following execution of the Merger Agreement, and as of October 29, 2025 (the “Record Date”), PEDEVCO shareholders who collectively held more than two-thirds of the combined voting power of the total issued and outstanding PEDEVCO common stock, including (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; and (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO (collectively, the “Majority Shareholders”), executed and delivered to PEDEVCO a written consent approving and adopting the Transaction Agreements, the Transactions, the issuance of the Conversion Shares, the PEDEVCO A&R Charter, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment and the Equity Plan Amendment (collectively, the “Corporate Actions,” and such approval, the “Shareholder Approval”) in lieu of a special meeting of shareholders (the “Written Consent”). The delivery of the Written Consent constituted the necessary approvals of shareholders for the approval of the Corporate Actions. As a result, no further action by any shareholder of PEDEVCO is required under applicable law or the Transaction Agreements (or otherwise) to adopt the Corporate Actions, and PEDEVCO will not be soliciting your vote for or consent to the adoption of the Corporate Actions and will not call a shareholders’ meeting for purposes of voting on the adoption of the Corporate Actions.

PLEASE NOTE THAT THE MAJORITY SHAREHOLDERS HAVE VOTED TO APPROVE AND ADOPT THE CORPORATE ACTIONS. THE NUMBER OF VOTES HELD BY THE MAJORITY SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR EACH OF THE CORPORATE ACTIONS, UNDER (I) THE TBOC, (II)  THE EXISTING CHARTER, (III) SECTION 713 AND 712 OF THE NYSE AMERICAN GUIDE FOR APPROVING THE TRANSACTION AGREEMENTS, INCLUDING THE TRANSACTIONS, AND THE ISSUANCE OF THE CONVERSION SHARES, AND (IV) SECTION 711 OF THE NYSE AMERICAN GUIDE FOR APPROVING THE EQUITY PLAN AMENDMENT. CONSEQUENTLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE CORPORATE ACTIONS.

This notice of action by written consent and the accompanying information statement constitute notice to you from the Company of the Majority Stockholder’s action by written consent to adopt and approve the Corporate Actions and the transactions contemplated thereby, including the Transactions, in lieu of a meeting.

The information statement accompanying this notice provides you with more specific information concerning the Corporate Actions. We encourage you to carefully read the accompanying information statement and the copies of the Merger Agreement, the PEDEVCO Series A Designation, the Form of Subscription Agreement, the form of PEDEVCO A&R Charter, the form of Reverse Stock Split Charter Amendment, the form of Support Agreement, the Equity Plan Amendment, the Shareholder Agreement and the Fairness Opinion, included, respectively, as Annex A, Annex B, Annex C, Annex D, Annex E, Annex F,  Annex G, Annex H and Annex I to the accompanying information statement, as each are more thoroughly described therein.

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By Order of the Board of Directors,

/s/ J. Douglas Schick,

Chief Executive Officer, President and Member of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved any of the Corporate Actions or passed upon the merits or fairness of any of the Corporate Actions, or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

The information statement is dated January 30, 2026 and is being mailed on or around February 6, 2026 to our shareholders of record as of January 30, 2026.

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Annexes

Certain schedules and exhibits from certain Annexes have been omitted. PEDEVCO agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission (the “SEC” or the “Commission”) upon its request.

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FREQUENTLY USED TERMS

Throughout this information statement, except as otherwise indicated:

“Acquired Companies” means COG and NPOG.

“Automatic Conversion Date” means the twenty-first calendar day following the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement

“Automatic Conversion” means the automatic conversion of the PEDEVCO Series A Preferred Stock into PEDEVCO common stock pursuant to the terms of the PEDEVCO Series A Designation.

“Board” or “Board of Directors” means the board of directors of PEDEVCO.

“Century” means Century Oil and Gas Holdings, LLC, a Delaware limited liability company.

“Closing Date” means October 31, 2025, the date the Closing occurred.

“Closing” means the closing of the Mergers.

“COG” means Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company.

“Conversion Shares” means the Merger Conversion Shares and PIPE Conversion Shares.

“Corporate Actions” means the Transaction Agreements, the Transactions, the issuance of the Conversion Shares, the PEDEVCO A&R Charter, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment, the PEDEVCO A&R Charter and the Equity Plan Amendment.

“Current PEDEVCO Charter” means the Amended and Restated Certificate of Formation of PEDEVCO, as amended and restated as of the date of this information statement.

“D-J Basin” or “DJ Basin” means the Denver-Julesberg Basin in Colorado and Wyoming.

“Effective Time” means the effective time of the Mergers, which was October 31, 2025.

“EQ” means Equiniti Trust Company, LLC, PEDEVCO’s transfer agent.

“Equity Compensation Plan Increase” means the increase by five million shares in the number of shares of PEDEVCO common stock available for issuance under the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended.

“Equity Plan Amendment” means an amendment to the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended, to effect the Equity Compensation Plan Increase.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Merger Sub” means NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PEDEVCO, which did not survive the Mergers.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.

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“Gibson Dunn” means Gibson, Dunn & Crutcher LLP, counsel to Juniper and the Acquired Companies with respect to the Transactions.

“Juniper Shareholder” means collectively, Century and North Peak.

“Juniper” means Juniper Capital Advisors, L.P., a Delaware limited partnership.

“KLGates” means K&L Gates LLP, counsel to PEDEVCO with respect to the Transactions.

“LoevLaw” means The Loev Law Firm, PC, corporate counsel to PEDEVCO.

“Majority Shareholders” means (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; and (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO, which together owned more than two-thirds of PEDEVCO’s voting stock as of the Record Date.

“Merger Agreement” means that certain Merger Agreement dated October 31, 2025, by and among PEDEVCO, First Merger Sub, Second Merger Sub, NPOG, COG, and solely for purposes of the specified provisions therein, North Peak, as amended by that certain First Amendment to Agreement and Plan of Merger dated November 13, 2025, by and among PEDEVCO, First Merger Sub, Second Merger Sub, NPOG, COG, and solely for purposes of the specified provisions therein, North Peak.

“Merger Conversion Shares” means an aggregate of 106,500,000 shares of PEDEVCO common stock issuable upon conversion of the Merger Preferred Shares.

“Merger Preferred Shares” means 10,650,000 shares of PEDEVCO Series A Preferred Stock issued to affiliates of Juniper pursuant to the Merger Agreement.

“Merger Subs” means each of First Merger Sub and Second Merger Sub.

“Mergers” means the mergers of (a) First Merger Sub with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO, at the Effective Time.

“North Peak” means North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership.

“NPOG” means North Peak Oil & Gas, LLC, a Delaware limited liability company.

“NYSE American” means the NYSE American LLC.

“NYSE American Guide” means the NYSE American Company Guide.

“PEDEVCO A&R Charter” means the Second Amended and Restated Certificate of Formation of PEDEVCO.

“PEDEVCO common stock” means the common stock, $0.001 par value per share of PEDEVCO.

“PEDEVCO Parties,” “we,” “us,” “our” or the “Company” means PEDEVCO and its consolidated subsidiaries.

“PEDEVCO preferred stock” means the preferred stock, $0.001 par value per share of PEDEVCO.

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“PEDEVCO Series A Designation” means that certain Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock as filed with the Secretary of State of Texas.

“PEDEVCO Series A Preferred Stock” means the Series A Convertible Preferred Stock of PEDEVCO.

“PEDEVCO” or the “Company” means PEDEVCO Corp., a Texas corporation.

“PEDEVCO”, “we”, “us” or the “Company” means PEDEVCO Corp.

“Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity, or any group composed of two or more of the foregoing.

“PIPE Conversion Shares” means 63,636,370 shares of PEDEVCO common stock issuable upon conversion of the PIPE Preferred Shares on the Automatic Conversion Date.

“PIPE Financing” means the private placement which PEDEVCO conducted concurrently with the closing of the Mergers, pursuant to which the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock, at a price per PIPE Preferred Share equal to $5.50.

“PIPE Investors” means the investors who entered into the Subscription Agreements in connection with the PIPE Financing.

“PIPE Preferred Shares” means the 6,363,637 shares of PEDEVCO Series A Preferred Stock issued to the PIPE Investors pursuant to the Subscription Agreements.

“PRB” means the Powder River Basin in Wyoming.

“Purchase Price” means the per share purchase price of the PIPE Preferred Shares, which was $5.50.

“Record Date” means January 30, 2026.

“Related Agreements” means the Shareholder Agreement, the Support Agreements, the PEDEVCO Series A Designation, and Subscription Agreements.

“Reverse Stock Split Authority” means the authority of the Board, without further shareholder approval to (A) approve an amendment to the PEDEVCO A&R Charter to effect the Reverse Stock Split, and (B) determine whether to arrange for the disposition of fractional interests by shareholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholder to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number

“Reverse Stock Split Charter Amendment” means a Certificate of Amendment to the PEDEVCO A&R Charter to effect the Reverse Stock Split.

“Reverse Stock Split” means a reverse stock split of the issued and outstanding shares of PEDEVCO common stock, by a ratio between one-for-ten and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to October 30, 2026.

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“Roth” means Roth Capital Partners, LLC, financial advisor to PEDEVCO with respect to the Mergers.

“SEC” means the Securities and Exchange Commission.

“Second Merger Sub” means COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PEDEVCO, which did not survive the Mergers.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Agreement” means that certain Shareholder Agreement, dated as of October 31, 2025, entered into by PEDEVCO, Century, North Peak, solely for purposes of certain limited provisions of the Shareholder Agreement, Dr. Simon G. Kukes and The SGK 2018 Revocable Trust, each other Person who after the Closing becomes a party thereto.

“Shareholder Approval” means the approval by the Majority Shareholders of the Corporate Actions.

“Subscription Agreements” means those certain Subscription Agreements entered into between PEDEVCO and each of the PIPE Investors concurrently with the Closing.

“Support Agreements” means those certain Support Agreements entered into between PEDEVCO and each of the Supporting Persons concurrently with the Closing.

“TBOC” means the Texas Business Organizations Code.

“Transaction Agreements” means the Merger Agreement, the PEDEVCO Series A Designation and the Subscription Agreements.

“Transactions” means the transactions contemplated by the Merger Agreement and the Subscription Agreements.

“Trigger Date” means, as to the Juniper Shareholder, the first date on which it and its affiliates no longer have a representative serving as a director, officer, employee or consultant of or to PEDEVCO and as to Dr. Kukes, the first date on which he and his affiliates no longer beneficially owns 10.0% or more of the PEDEVCO common stock as of the Automatic Conversion Date and are no longer a director, officer, employee or consultant of or to the Company or any of its affiliates.

“Written Consent” means the written consent of the Majority Shareholders in lieu of a special meeting of shareholders to approve the Corporate Actions.

GLOSSARY OF OIL AND NATURAL GAS TERMS

“Basin” means a large depression on the earth’s surface in which sediments accumulate.

“Barrel” or “Bbl” means one stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

“Bcf” means one billion standard cubic feet of natural gas.

“Boe” means one barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil.

“Boe/d” means one Boe per day.

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“Completion” means the process of treating a drilled well followed by the installation of permanent equipment for the production of oil, natural gas or NGLs.

“Development Well” means a well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

“Exploitation” means a development or other project which may target proven or unproven reserves (such as probable or possible reserves) but which generally has a lower risk than that associated with exploration projects.

“Exploratory Well” means a well drilled to find and produce oil and natural gas reserves not classified as proved, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir or to extend a known reservoir.

“Formation” means a layer of rock which has distinct characteristics that differs from nearby rock.

“Gross Acres” or “Gross Wells” means the total acres or wells, as the case may be, in which we have a working interest.

“Mcf” means one thousand cubic feet of natural gas.

“Mboe” means one thousand barrels of oil equivalent.

“MBoe/d” means one thousand barrels of oil equivalent per day.

“MMbbl” means one million stock tank barrels.

“MMBoe” means one million barrels of oil equivalent.

“MMBTUs” means one million British thermal units.

“Net Acres,” “Net Leasehold Acres” or “Net Wells” means gross acres or wells, as the case may be, multiplied by our working interest ownership percentage.

“Net Production” means production that is owned by us less royalties and production due others.

“NGLs” means the combination of ethane, propane, butane and natural gasolines that, when removed from natural gas, become liquid under various levels of higher pressure and lower temperature.

“NPV10” means net present value calculated using a 10% discount rate.

“NPV15” means net present value calculated using a 15% discount rate.

“NPV20” means net present value calculated using a 20% discount rate.

“NYMEX” means New York Mercantile Exchange.

“NYMEX Henry Hub” means the major exchange for pricing natural gas futures on the New York Mercantile Exchange, frequently referred to as the Henry Hub Index.

“NYMEX WTI” means West Texas Intermediate crude oil futures traded on the NYMEX.

“Oil” means oil and condensate.

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“Operator” means the individual or company responsible for the exploration and/or production of an oil or natural gas well or lease.

“Plugged and abandoned” means the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface. Regulations of all states require plugging of abandoned wells.

“Productive well” means a well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

“Proved Reserves,” “Proved Oil and Natural Gas Reserves” or “Proved Oil and Natural Gas Properties” means those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced, or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or natural gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons, as seen in a well penetration, unless geoscience, engineering or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil elevation, and the potential exists for an associated natural gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves that can be produced economically through application of improved recovery techniques (including fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir, or an analogous reservoir or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price used is the average price during the twelve-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

“Proved Undeveloped Reserves,” “Proved Undeveloped Oil and Natural Gas Reserves” or “Proved Undeveloped Oil and Natural Gas Properties” means proved oil and natural gas reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

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“Realized Price” means the cash market price less all expected quality, transportation and demand adjustments.

“Reserves” means estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

“Reservoir” means a porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reserves.

“SEC pricing” means the unweighted average first-day-of-the-month commodity price for crude oil or natural gas for each month within the 12-month period prior to the end of the reporting period, adjusted by lease for market differentials (quality, transportation, fees, energy content, and regional price differentials). The SEC provides a complete definition of prices in “Modernization of Oil and Gas Reporting” (Final Rule, Release Nos. 33-8995; 34-59192).

“Undeveloped acreage” means lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

“Working Interest” means an interest in an oil and natural gas lease that gives the owner of the interest the right to drill for and produce oil and natural gas on the leased acreage and generally requires the owner to pay a share of the costs of drilling and production operations.

“Workover” means operations on a producing well to restore or increase production.

“WTI” means West Texas Intermediate.

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SUMMARY TERM SHEET

This summary highlights selected information in this information statement and may not contain all of the information about the Transactions that is important to you. You should carefully read this information statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Transactions. You may obtain, without charge, copies of documents incorporated by reference into this information statement by following the instructions under the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please refer to the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this information statement for a description of the substantial risks and uncertainties related to any forward-looking statements that are included in this information statement.

All references in this information statement to “we,” “our,” “us,” “PEDEVCO” or the “Company” refer to PEDEVCO Corp. and its subsidiaries.

The Parties to the Mergers (see page 51)

PEDEVCO Corp.

PEDEVCO is an oil and gas company focused on the acquisition and development of oil and natural gas assets. In particular, PEDEVCO focuses on legacy proven properties where there is a long production history, well defined geology and existing infrastructure that can be leveraged when applying modern field management technologies. Its current properties are located in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico and in the Denver-Julesberg Basin in Colorado and Wyoming. As of September 30, 2025, PEDEVCO held approximately 14,105 net Permian Basin acres located in Chaves and Roosevelt Counties, New Mexico, through its wholly-owned subsidiary, Pacific Energy Development Corp. (“PEDCO”), and which are operated by its wholly-owned operating subsidiary, Ridgeway Arizona Oil Corp. (“RAZO”), which asset PEDEVCO refers to as its “Permian Basin Asset.” Also as of September 30, 2025, PEDEVCO held approximately 18,489 net D-J Basin acres located in Weld and Morgan Counties, Colorado, and Laramie County, Wyoming, through its wholly-owned subsidiary, PRH Holdings LLC (“PRH”), and which are operated by its wholly-owned operating subsidiary, Red Hawk Petroleum, LLC (“Red Hawk”), which asset PEDEVCO refers to as its “D-J Basin Asset.” As of September 30, 2025, PEDEVCO held interests in 40 gross (34.5 net) wells in its Permian Basin Asset, of which 31 gross (22.1 net) wells are active producers, two are active injectors and two are active salt water disposal wells (“SWD’s”), all of which were held by PEDCO and operated by RAZO, and interests in 52 gross (5.7 net) wells in our D-J Basin Asset held by PRH, and 17 wells that had an after-payout interest.

PEDEVCO’s common stock is currently traded on the NYSE American under the ticker symbol “PED.”

The mailing address of our principal executive office is 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079 and our telephone number is (713) 221-1768.

For more information about us, please see the section entitled “Information About The Parties.”

Merger Subs

The Merger Subs were wholly owned subsidiaries of PEDEVCO, formed solely for the purpose of completing the Mergers, which did not survive the Mergers.

The mailing address of both Merger Subs’ principal executive offices is 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079, and their telephone number is (713) 221-1768.

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North Peak Oil & Gas, LLC

NPOG is a privately held oil and gas exploration and production company that primarily, together with its wholly owned subsidiaries, operates in the northern part of the D-J Basin. As of September 30, 2025, NPOG and its subsidiaries owned approximately 78,885 net leasehold acres in the D-J Basin, approximately 73.6% of which was held by production, with an average working interest of 92.7%.

The mailing address of NPOG’s principal executive office is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.

For more information about NPOG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”

Century Oil and Gas Sub-Holdings, LLC

COG is a privately held oil and gas exploration and production company that, together with its subsidiaries, operates in the PRB. As of September 30, 2025, COG and its subsidiaries owned approximately 201,886 net leasehold acres in the PRB, approximately 26.3% of which is held by production, with an average working interest of 76.9%.

The mailing address of COG’s principal executive office is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.

For more information about COG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”

The Mergers and the Merger Agreement (see pages 51 and 84)

On October 31, 2025, the Company entered the Merger Agreement with First Merger Sub, Second Merger Sub, NPOG, COG and, solely for purposes of the specified provisions therein, North Peak, pursuant to which, at the Effective Time (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO. All capitalized terms used but not defined in this information statement have the meaning given to them in the Merger Agreement.  A copy of the Merger Agreement is attached as Annex A hereto.

The Merger Agreement and the terms thereof, including the Mergers were approved by the Board of Directors of PEDEVCO on October 31, 2025.

The Mergers and PIPE Financing each closed on the Closing Date, without any required shareholder approval of PEDEVCO; however, shareholder approval of the issuance of the Conversion Shares is required pursuant to Sections 711, 712 and 713 of the NYSE American Guide, which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock. Such required approval was provided by the Majority Shareholders (as defined below) via the Written Consent (as defined below). As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which will not occur prior to the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement.

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Series A Convertible Preferred Stock (see page 168)

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies were automatically converted into 10,650,000 validly issued, fully paid and nonassessable shares of PEDEVCO Series A Preferred Stock. The PEDEVCO Series A Preferred Stock has the rights set forth under the heading “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”, and will automatically convert, without further action by the holders thereof, into shares of PEDEVCO common stock, at a ratio of 10-to-1 immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement. The Merger Preferred Shares convert, on the Automatic Conversion Date, into an aggregate of 106,500,000 shares of PEDEVCO’s common stock, $0.001 par value per share. A copy of the PEDEVCO Series A Designation is attached as Annex B hereto and incorporated by herein reference. See also “Agreements Relating to the Mergers—Series A Convertible Preferred Stock”, below.

The PIPE Financing and Subscription Agreements (see pages 94 and 95)

Concurrently with the closing of the Mergers, the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock at a price per share equal to $5.50, pursuant to their entry into the Subscription Agreements. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

The PIPE Investors included, among others, (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO, is trustee and beneficiary; (b) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (d) John J. Scelfo, a member of the Board; (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (f) J PED, LLC, an entity affiliated with Juniper; (g) Reagan T. Dukes, who was appointed as the Chief Operating Officer of PEDEVCO on the Closing Date; and (h) Robert J. Long, who was appointed as Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO on the Closing Date (provided that he was temporarily relieved of the position of Principal Accounting/Financial Officer from November 13 to 14, 2025). The PIPE Financing closed concurrently with the Mergers, and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers. A copy of the form of Subscription Agreement is attached as Annex C hereto and incorporated by herein reference. See also “Agreements Relating to the Mergers—Subscription Agreements”, below.

Expected Security Ownership of Certain Beneficial Owners and Management of PEDEVCO Following the Automatic Conversion Date (see page 177)

Immediately following the Automatic Conversion, the PEDEVCO securityholders as of immediately prior to the Automatic Conversion are expected to hold approximately 14.0% of the shares of PEDEVCO common stock then outstanding (excluding Dr. Kukes and including new restricted stock issuances to Messrs. Schick, Crook and Moore as described in the section entitled “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions—Transaction-Based Payments and Benefits”), Dr. Kukes and Juniper and the other former owners of the Acquired Companies, including as a result of their participation in the PIPE Financing, are expected to hold approximately 33.1% and 52.8%, respectively, of the shares of PEDEVCO common stock then outstanding, and other PIPE Investors are expected to hold less than one percent of the outstanding shares of PEDEVCO common stock, in each case. See also “Expected Security Ownership of Certain Beneficial Owners and Management of PEDEVCO Following the Automatic Conversion Date”, below.

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Required Shareholder Approval for the Corporate Actions (see pages 21 and 65)

While approval by PEDEVCO’s shareholders of the Merger Agreement and the Mergers was not required under PEDEVCO’s Existing Charter, Bylaws, or the TBOC, PEDEVCO shareholder approval of the issuance of the Conversion Shares was required pursuant to Sections 711, 712 and 713 of the NYSE American Guide, which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer; and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock.

Additionally, because PEDEVCO expects to issue approximately 170,136,370 Conversion Shares upon the conversion of the Merger Preferred Shares and PIPE Preferred Shares, PEDEVCO will issue more than 20% of both the voting power and the number of shares of PEDEVCO common stock outstanding before such issuances. Further, the closing price of PEDEVCO’s common stock on October 30, 2025, which was the last closing price that immediately preceded the signing of the Merger Agreement and Subscription Agreements, was $0.59 per share, and the average closing price of PEDEVCO’s common stock for the five trading days immediately preceding the signing of the Merger Agreement and Subscription Agreements was approximately $0.63 per share.

Under PEDEVCO’s Existing Charter and Bylaws, and the TBOC, the required stockholder approval for (a) the issuance of the Conversion Shares pursuant to Sections 711, 712 and 713 of the NYSE American Guide, (b) the PEDEVCO A&R Charter, (b) the Reverse Stock Split Authority, (c) the Reverse Stock Split Charter Amendment, and (d) the Equity Plan Amendment, pursuant to a written consent of shareholders of PEDEVCO, was the affirmative vote of shareholders holding a majority of all of the shares of the stock entitled to vote at a shareholders’ meeting.

Notwithstanding the above, the Majority Shareholders, holding over two thirds of the total voting power of PEDEVCO, authorized and approved the Corporate Actions via the Written Consent on October 31, 2025 in lieu of a special meeting of shareholders of PEDEVCO.

As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which will not occur prior to the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement.

The Transaction Agreements and the Transactions were approved and determined to be advisable, fair to and in the best interests of PEDEVCO and PEDEVCO shareholders, by the Board.

See also “Action by Written Consent” and “The Mergers—Required Shareholder Approval”, below.

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Additional Corporate Actions Approved Via Written Consent (see pages 21, 98, 100 and 111)

Separate from the Transaction Agreements, on October 31, 2025, the Board recommended that the Majority Shareholders:

(1)

approve the adoption of, and the filing with the Secretary of State of the State of Texas of, the PEDEVCO A&R Charter, amending the Existing Charter to, among other things: increase the number of authorized shares of PEDEVCO common stock from 200,000,000 to 300,000,000, remove references to a prior reverse stock split; update the number, names, and addresses of initial directors and require that appointments and changes to the number of directors be made in accordance with the Shareholder Agreement (as defined in the information statement); permit both affiliates of Juniper and Dr. Simon Kukes to pursue competing or overlapping ventures and expressly waive PEDEVCO’s right to participate in such renounced business opportunities, except where opportunities arise solely from a director’s role, or rights under the Shareholder Agreement; provide for a supermajority (66 2/3%) voting requirement for altering specified provisions of the charter (including the provisions waiving corporate opportunities as discussed above); and revise applicable voting standards so that, unless otherwise required by law or the charter, actions requiring shareholder approval may be authorized by a majority of the outstanding shares entitled to vote under Texas law. A copy of the PEDEVCO A&R Charter is attached as Annex D hereto and incorporated by herein reference (see also “The Amended and Rested Charter”, below);

(2)

(A) approve an amendment to the PEDEVCO A&R Charter, upon the terms and subject to the conditions of the Merger Agreement, to effect a reverse stock split of the issued and outstanding shares of PEDEVCO common stock by a ratio of between one-for-ten to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to October 30, 2026, and (B) determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share of PEDEVCO common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of PEDEVCO common stock rounded up to the next whole number. A copy of the Reverse Stock Split Charter Amendment is attached as Annex E hereto and incorporated by herein reference (see also “The Reverse Stock Split Authority”, below); and

(3)

approve, upon the terms and subject to the conditions of the Merger Agreement, the Equity Plan Amendment, to increase by five million shares, the number of shares available for issuance under such plan. Shareholder approval of the Equity Plan Amendment was required pursuant to the terms of such plan and Section 711 of the NYSE American Guide, which requires shareholder approval with respect to the establishment or material amendment of any equity compensation arrangement, with limited exceptions. A copy of the Equity Plan Amendment is attached as Annex G hereto and incorporated by herein reference (see also “Amendment to PEDEVCO 2021 Equity Incentive Plan”, below).

Written Consent (see page 21)

In accordance with the Existing Charter and Section 6.202 of TBOC, immediately following execution of the Merger Agreement, and as of October 29, 2025 (the “Record Date”), PEDEVCO shareholders who collectively held more than two-thirds of the combined voting power of the total issued and outstanding PEDEVCO common stock, including (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; and (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO, executed and delivered to PEDEVCO the Written Consent, approving and adopting the Transaction Agreements, the Transactions, the issuance of the Conversion Shares, the PEDEVCO A&R Charter, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment and the Equity Plan Amendment, in lieu of a special meeting of shareholders (see also “Action by Written Consent”, below). The delivery of the Written Consent constituted the necessary approvals of shareholders for the approval of the Corporate Actions. As a result, no further action by any shareholder of PEDEVCO is required under applicable law or the Transaction Agreements (or otherwise) to adopt the Corporate Actions, and PEDEVCO will not be soliciting your vote for or consent to the adoption of the Corporate Actions and will not call a shareholders’ meeting for purposes of voting on the adoption of the Corporate Actions

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Each of the Merger Agreement, the Transactions, the PEDEVCO Series A Designation, the Subscription Agreements, the Reverse Stock Split Authority, the PEDEVCO A&R Charter and the Equity Plan Amendment are described more fully in the sections entitled “The Mergers” and “The Merger Agreement”, “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”, “Agreements Related to the Mergers—Subscription Agreements”, “The Reverse Stock Split Authority”, “The Amended and Restated Charter” and “Amendment to PEDEVCO 2021 Equity Incentive Plan”.

Risk Factors (see page 34)

You are encouraged to carefully read all of the information contained in, or incorporated by reference into, this information statement, including the attached annexes and documents that are referred to in this information statement. In particular, you should consider the factors described in the section entitled “Risk Factors” this information statement, below.

The following is only a summary of principal risks that are applicable to the Transactions, and the businesses of PEDEVCO and the Acquired Companies, and, after completion of the Transactions, the combined company. Such risks are discussed in more detail below and you should carefully read the section entitled “Risk Factors” in its entirety.

Risks Relating to the Transactions

•	The number of shares of PEDEVCO common stock issuable in connection with the Automatic Conversion is fixed and will not be adjusted based on our performance.

•	Affiliates of PEDEVCO may have interests in the Transactions that are different from, or in addition to, the interests of PEDEVCO’s other shareholders.

•	Current PEDEVCO shareholders will have a reduced ownership and voting interest in PEDEVCO after the Automatic Conversion Date compared to their current ownership and will exercise less influence over management.

•	The Transactions involved substantial costs.

•	Securities class action and derivative lawsuits may be filed against us, or against our directors, challenging the Transactions.

•	We incurred significant indebtedness in connection with the closing of the Transactions, which may limit our financial flexibility and adversely affect our financial results.

•	Combining the businesses of PEDEVCO, NPOG and COG may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated synergies and other benefits of the Transactions, which may adversely affect the combined company’s business results and negatively affect the value of PEDEVCO common stock.

•	The combined company may not be able to retain suppliers or distributors, or suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with the combined company.

•	The unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information included in this information statement may not be indicative of what the actual financial position or results of operations would have been or will be. Our future results following the Transactions may differ, possibly materially, from the unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information presented in this information statement.

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•

The historical financial results of the Acquired Companies and the unaudited pro forma combined financial information included elsewhere in this information statement may not be indicative of the Acquired Companies’ actual financial position or results of operations if it were a public company.

•

The Acquired Companies were not U.S. public reporting companies prior to the closing of the Transactions, and the obligations associated with integrating into a public company may require significant resources and management attention.

•	The opinion of PEDEVCO’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Transactions.

Risks Relating to Our Business

You should read and consider risk factors specific to our businesses that will also affect the combined company after the completion of the Transactions. These risks are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10- Q, which are incorporated by reference herein. For the location of information incorporated by reference in this information statement, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

Risks Relating to the Acquired Companies’ Businesses

•	The need for future funding, the terms and availability of such future funding, and potential dilution caused thereby.

•	Approximately 9% of our total proved reserves as of June 30, 2025 are classified as proved undeveloped and may ultimately prove to be less than estimated.

•	If actual reserves are lower than anticipated, the financial condition and results of operations of the Acquired Companies could be adversely affected.

•	All of our oil, natural gas and NGLs revenues before impact of realized hedges and all of our total proved reserves as of and for the period ended September 30, 2025 were attributable to our properties in Wyoming and Colorado. Any disruption in production, development of proved reserves, or our ability to process and sell oil, natural gas or NGLs from this area would have a material adverse effect on our results of operations or reduce future revenues.

•	Approximately 182,361 net acres in the PRB are located on federal lands as of September 30, 2025, which are subject to administrative permitting requirements, current and potential federal legislation, regulation and orders and pending litigation that may limit or restrict oil and natural gas operations on federal lands.

•	Our hedging activities may prevent us from fully benefiting from increases in crude oil, natural gas and NGLs prices and may expose us to other risks, including counterparty risk, and our future production may not be sufficiently protected from any declines in commodity prices by our existing or future hedging arrangements.

•	The market price of the combined company common stock is expected to be volatile, and the market price of the common stock may drop following the Mergers and the Automatic Conversion Date.

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•	Raising additional capital may cause dilution to the combined company’s shareholders, restrict its operations or require it to relinquish rights to its product candidates.

•	If the combined company no longer qualifies as a smaller reporting company or otherwise does not qualify for applicable exemptions, the combined company will be subject to additional laws and regulations affecting public companies that will increase the combined company’s costs and the demands on management and could harm the combined company’s operating results.

•	The combined company’s ability to utilize its net operating loss carryforwards and tax credit carryforwards may be subject to limitations.

•	Future sales of shares by existing shareholders could cause the combined company’s stock price to decline.

•	After the Automatic Conversion Date, affiliates of Juniper will have the ability to control or significantly influence all matters submitted to the combined company’s shareholders for approval.

•	The PEDEVCO Series A Preferred Stock provides the holders thereof certain rights which may have a material adverse effect on our stock price and operations.

•	The combined company may be exposed to increased litigation, including shareholder litigation, which could have an adverse effect on the combined company’s business and operations.

Risks Relating to the Reverse Stock Split

•	A reverse stock split may not achieve its intended effects and could lead to reduced trading liquidity and investor interest.

•

There is no assurance that the Reverse Stock Split will lead to sustained higher stock prices or attract new investors, and investors may not be able to assess post-split market prices before investing.

Opinion of PEDEVCO’s Financial Advisor (Page 67)

In approving the Merger Agreement, the PEDEVCO Board received an oral opinion of Roth Capital Partners, LLC (“Roth”), which opinion was confirmed by Roth’s written opinion dated October 30, 2025) as to the fairness, from a financial point of view, to PEDEVCO of the Merger Preferred Shares to be issued in the Mergers, as of October 30, 2025, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion.

Roth’s opinion was directed to PEDEVCO’s Board and only addressed the fairness from a financial point of view to PEDEVCO of the Merger Preferred Shares to be issued in the Mergers and did not address any other aspect or implication of the Mergers. The summary of Roth’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex I and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. The opinion did not address the relative merits of the Mergers compared to any alternative business strategies or transactions that might be available to PEDEVCO or any other party, nor did it address the underlying business decision of the Board of PEDEVCO, its securityholders, the Acquired Companies, their securityholders, or any other party or person to proceed with or effect the Mergers or any terms or aspects of any voting or other agreements to be entered into in connection with the Mergers, any potential financing for the Mergers or the likelihood of consummation of such financing. Roth’s opinion should not be construed as creating any fiduciary duty on Roth’s part to any party or person. Roth’s opinion was not intended to be, and does not constitute, advice or a recommendation to PEDEVCO or the Acquired Companies, or the board of directors or any shareholder of either PEDEVCO or the Acquired Companies with respect to the Mergers or related matters. Please see “The Mergers— Opinion of PEDEVCO’s Financial Advisor” beginning on page 67 for additional information.

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The full text of the Fairness Opinion attached hereto as Annex I should be read carefully in its entirety for a description of the procedures followed, the assumptions made, the qualifications and limitations upon the review undertaken and other matters considered by Roth in connection with its Fairness Opinion.

Debt Funding (see pages 74 and 96)

On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated that certain prior senior secured revolving credit agreement entered into on September 11, 2024 among the Company, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto. The A&R Credit Agreement provides for an initial $120 million borrowing base and elected commitments, a maximum revolving amount of $250 million, and a maturity date of October 31, 2029. The borrowing base is subject to scheduled and unscheduled redeterminations and other adjustments, and borrowings are subject to customary conditions and financial covenants, including minimum current ratio and maximum leverage ratio tests. The facility is guaranteed by the Company’s subsidiaries and secured by a first priority lien on substantially all assets, including mortgages on oil and gas properties representing at least 90% of total proved reserves.

In connection with the Closing of the Mergers, the Company borrowed $87 million under the terms of the A&R Credit Agreement.

On January 8, 2026, the Company borrowed an additional $6 million under the A&R Credit Agreement (the “January 2026 Draw Down”).

The A&R Credit Agreement is described in greater detail below under “Financing of the Mergers—Debt Funding”.

Interests of PEDEVCO’s Directors and Executive Officers in the Transactions (see page 74)

In considering the recommendation of our Board for the Majority Shareholders to vote for the Transactions, you should be aware that aside from their interests as shareholders, certain members of our Board and management have interests in the Transactions that are different from, or in addition to (and which may conflict with), the interests of our shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions (see also “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions”, below).

Management Following the Mergers and the Automatic Conversion Date (see pages 80 and 163)

As described elsewhere in this information statement, including in the section captioned “Management Following the Mergers,” in connection with the closing of the Mergers, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer of PEDEVCO (see “Current Executive Officers and Directors of PEDEVCO”, below).

Additionally, upon the closing of the Mergers, Dr. Simon Kukes and Messrs. John J. Scelfo and H. Douglas Evans resigned as members of the Board. The Board, with the recommendation of the Governance Committee, appointed each of Martyn Willsher, Josh Schmidt and Kristel Franklin, as members of the Board (see “Current Executive Officers and Directors of PEDEVCO”, below). Additionally, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board will increase the number of members of the Board to six and appoint Edward Geiser as a member of the Board. See also “Election of Director” and “Management Following the Automatic Conversion Date”, below.

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As a result, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board will be composed of six members, Josh Schmidt, J. Douglas Schick, John Howie, Martyn Willsher, Kristel Franklin, and Edward Geiser.

From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board (a “Preferred Director”). If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the majority in interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

Pursuant to the terms of the Shareholder Agreement, (a) Century Oil and Gas Holdings, LLC, a Delaware limited liability company (“Century”); and (b) North Peak (North Peak and collectively with Century, the “Juniper Shareholder”) have the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof.

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)

three Directors nominated by the Juniper Shareholder (each, a “Juniper Director” and together, the “Juniper Directors”), which must include at least one independent director (initially, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion (“Juniper Beneficial Ownership”), as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as of the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

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The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

The Shareholder Agreement sets forth certain additional governance and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

See also “The Mergers—Management Following the Mergers and the Automatic Conversion Date” and “Management Following the Automatic Conversion Date”, below.

Regulatory Approvals (see page 81)

PEDEVCO had to comply with applicable federal and state securities laws and the rules and regulations of the NYSE American in connection with the issuance of shares of PEDEVCO Series A Preferred Stock in connection with the Mergers in connection with the transactions contemplated by the Merger Agreement and the filing of this information statement with the SEC.

See also “The Mergers—Regulatory Approvals”, below.

Material U.S. Federal Income Tax Consequences of the Mergers to PEDEVCO Shareholders (see page 82)

PEDEVCO shareholders will not sell, exchange or dispose of any shares of PEDEVCO common stock in the Mergers. Thus, there will be no material U.S. federal income tax consequences to PEDEVCO shareholders upon consummation of the Mergers.

See also “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers to PEDEVCO Shareholders”, below.

Accounting Treatment (see page 82)

The Mergers will be accounted for as a business combination under the acquisition method of accounting pursuant to Accounting Standards Update (ASU) 805. The pro forma adjustments reflect the preliminary estimate of (i) the fair value of the consideration transferred with respect to the Mergers and (ii) the preliminary estimate of the fair value of identifiable assets acquired and liabilities assumed. The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed as of the acquisition date. As such, the preliminary purchase price allocation is subject to adjustment and such adjustments may be material.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this information statement for additional information.

See also “The Mergers—Accounting Treatment”, below.

The NYSE American Stock Market Listing (see page 83)

Shares of PEDEVCO common stock are currently listed on the NYSE American under the symbol “PED.” The NYSE American has preliminarily advised PEDEVCO that it has determined that the Transactions do not constitute a reverse merger within the meaning of Section 341 of the NYSE American Company Guide and as such, PEDEVCO does not plan to, and at this point is not required to, file an initial listing application for the combined company with the NYSE American.

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See also “The Mergers—The NYSE American Stock Market Listing”, below.

Appraisal Rights and Dissenters’ Rights (see page 83)

Holders of PEDEVCO common stock are not entitled to dissenter’s or appraisal rights under the TBOC, the Merger Agreement or PEDEVCO’s governing documents, in connection with the Mergers or any of the other Corporate Actions.

See also “The Mergers—Appraisal Rights”, below.

Treatment of Outstanding PEDEVCO Equity Awards (see page 83)

Each share of PEDEVCO common stock that was issued and outstanding immediately prior to the closing of the Mergers remains issued and outstanding and was unaffected by the Mergers. Each option to purchase PEDEVCO common stock, whether vested or unvested, and each PEDEVCO restricted stock award that was outstanding immediately prior to the closing of the Mergers remains issued and outstanding and was unaffected by the Mergers, except that the unvested shares of restricted common stock held by Dr. Kukes (1,050,001 shares), Mr. Scelfo (200,000 shares), and Mr. Evans (140,000 shares), were fully accelerated upon the departure of such persons from the PEDEVCO Board of Directors at Closing, pursuant to the terms of the award agreements evidencing such awards (see also “The Mergers—Treatment of PEDEVCO Common Stock and PEDEVCO Equity Awards”, below).  If the Reverse Stock Split is implemented, outstanding restricted stock awards and stock options will be appropriately adjusted in accordance with the 2021 Plan, which provides that In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of PEDEVCO, or other change in the corporate structure of PEDEVCO affecting the common stock occurs, the administrator of the 2021 Plan (the Board or any designated committee of the Board), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will appropriately adjust the number of common stock shares that may be delivered under the 2021 Plan and the number, class, and price of shares of common stock covered by each outstanding award.

Support Agreements (see page 94)

In accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into a Support Agreement with North Peak and each of Dr. Kukes and the SGK 2018 Revocable Trust; Mr. Schick, the President and Chief Executive Officer of the Company; Mr. Moore, the Executive Vice President, General Counsel and Secretary of the Company; Mr. Paul Pinkston, the Chief Accounting Officer of the Company; Mr. Crook, the Chief Commercial Officer of the Company; each of the Company’s then directors, Messrs. Howie, Scelfo and Evans, and Company employees Arvind Krishna and Charles Hinojosa (collectively, the “Supporting Persons”).

Under these agreements, as a material inducement to PEDEVCO and North Peak entering into the Merger Agreement and to complete the Mergers, the Supporting Persons irrevocably approved the Corporate Actions and agreed that they would not withdraw or rescind the Written Consent. The Supporting Persons further agreed not to object to or take any action that could hinder, impede, delay, or materially affect the transactions contemplated by the Merger Agreement, and to take all reasonable actions necessary to ensure their completion, including the Automatic Conversion of the PEDEVCO Series A Preferred Stock and the agreements related to the Merger Agreement. Additionally, until the Automatic Conversion occurs, the Supporting Persons will not transfer, assign, sell, pledge, or encumber their PEDEVCO equity, grant any proxy or authorization inconsistent with these obligations, or otherwise act contrary to the Support Agreement, except for transfers to controlled affiliates, estate planning vehicles, or bona fide gifts provided that the transferee joins the agreement in a form acceptable to PEDEVCO. Support Agreements with Dr. Kukes and the SGK 2018 Revocable Trust additionally provide, among other things, that such Supporting Persons may sell or otherwise transfer up to three million shares of PEDEVCO common stock or PEDEVCO preferred stock, or other equity interests in PEDEVCO without restriction. A form of the Support Agreement is attached as Annex F hereto and incorporated by reference herein.

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See also “Agreements Related to the Mergers—Support Agreements”, below.

Second Amended and Restated Certificate of Formation and Amended and Restated Bylaws of the Company (see pages 89 and 98)

Upon the terms and subject to the conditions set forth in the Merger Agreement, we will, as promptly as reasonably practicable following, and in any event within 10 business days following, the expiration of the 20 calendar day period contemplated by Rule 14c-2(b) promulgated under the Exchange Act with respect to this information statement (but not prior to the occurrence of the Automatic Conversion), amend and restate our Existing Charter substantially in the form of Exhibit D to the Merger Agreement. The PEDEVCO A&R Charter is described in greater detail below under “The Amended and Restated Charter”.

Additionally, in connection with the Mergers and upon the terms and subject to the conditions set forth in the Merger Agreement, the Company amended and restated its existing bylaws, which were approved by the Board on October 29, 2025, and became effective as of the Closing (the “PEDEVCO A&R Bylaws”).  The PEDEVCO A&R Bylaws were adopted to, among other things, give effect to the governance provisions of the Shareholder Agreement. For additional information see “The Merger Agreement—Covenants—PEDEVCO A&R Bylaws” and “Where You Can Find More Information; Incorporation of Certain Documents By Reference”.

Additional Information (see page 181)

You can find more information about PEDEVCO in the periodic reports and other information we file with the SEC. This information is available at the website maintained by the SEC at www.sec.gov.

For more information, see the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181.

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ACTION BY WRITTEN CONSENT

On October 31, 2025, the Majority Shareholders: (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; and (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO, who collectively beneficially owned an aggregate of 65,179,927 total shares of PEDEVCO common stock, representing approximately 70.5% of PEDEVCO’s voting stock as of such date, executed the Written Consent, in lieu of a special meeting of shareholders of the Company, irrevocably approving the Transaction Agreements, the Transactions, the Conversion Shares, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment, the PEDEVCO A&R Charter and the Equity Plan Amendment.

Each of the Corporate Actions described above, as approved by the Majority Shareholders pursuant to the Written Consent effective on October 31, 2025, had previously been approved by the Board on October 31, 2025.

The elimination of the need for a formal meeting of the shareholders to approve the actions is authorized by Section 6.202 of the TBOC. This Section provides that the certificate of formation of a Texas corporation may authorize the shareholders of the Texas corporation to take action without holding a meeting, providing prior notice, or taking a vote if owners or members of the entity having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or member entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken. The Existing Charter (Article IX), provides that except as otherwise provided in the Existing Charter, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of shareholders may be dispensed with and such action may be taken with the written consent of shareholders having not less than the minimum percentage of the vote required by the TBOC, for the proposed corporate action, provided that prompt notice shall be given to all shareholders of the taking of corporate action without a meeting and by less than unanimous consent. Our Bylaws contain a similar provision.

Section 21.364 of TBOC provides that except as otherwise provided by the TBOC or the certificate of formation of a Texas corporation in accordance with Section 21.365, the vote required for approval of a fundamental action (including amendments to a Texas corporation’s certificate of formation) by the shareholders is the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the fundamental action. Article XI of the Existing Charter provides that in addition to any vote of the holders of any class or series of the stock of PEDEVCO required by law or by the Certificate of Formation, as amended and restated, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of PEDEVCO entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Certificate of Formation or to approve a Fundamental Action pursuant to Section 21.264 of the TBOC, except to the extent a greater vote is required by the Certificate of Formation or any provision of law.

Notwithstanding the above, the Majority Shareholders, holding over two thirds of the total voting power of PEDEVCO, authorized and approved the Corporate Actions via the Written Consent.

The actions taken pursuant to the Written Consent were in lieu of a special meeting of shareholders of PEDEVCO. This information statement shall constitute notice to you of the Majority Shareholders taking action by written consent under Section 6.202 of the TBOC.

This information statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our shareholders of record as of January 30, 2026. The actions approved by the Majority Shareholders will be effective no earlier than 20 days after this information statement is first sent to shareholders, which we expect to be on or approximately February 26, 2026. This information statement and the accompanying notice are being mailed on or about February 6, 2026, to shareholders of record on January 30, 2026, who did not execute the Written Consent.

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The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

As a result of the above, your consent is not required and is not being solicited.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY

STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM

YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The following table sets forth the name of the Majority Shareholders, the number of shares of PEDEVCO common stock beneficially owned by the Majority Shareholders as of the Record Date, the total number of votes that the Majority Shareholders voted in favor of each of the Shareholder Matters discussed above, and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Shareholder	Number of Shares of PEDEVCO Common Stock Beneficially Owned(1)		Number of Votes that Voted in favor of the Amendment	Percentage of the Voting Equity that Voted in favor of the Amendment
The SGK 2018 Revocable Trust(2)	51,791,325		51,791,325	56.0%
Dr. Simon Kukes	59,936,275	(3)	8,122,950	8.8%
J. Douglas Schick	1,577,133		1,577,133	1.7%
Clark R. Moore	1,083,201		1,083,201	1.2%
H. Douglas Evans	600,000		600,000	0.6%
Paul A. Pinkston	816,700		816,700	0.9%
Jody D. Crook	364,118		364,118	0.4%
John J. Scelfo	674,500		674,500	0.7%
John K. Howie	150,000		150,000	0.2%
Total			65,179,927	70.5%

(1) Calculated in accordance with Rule 13d-3 under the Exchange Act.

(2) A family trust of which Dr. Simon Kukes is trustee and beneficiary.

(3) Includes shares of PEDEVCO common stock beneficially owned by The SGK 2018 Revocable Trust and Dr. Kukes’ spouse.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Transaction Agreements and the Transactions. These questions and answers may not address all questions that may be important to you as a holder of shares of PEDEVCO common stock. Please refer to the section entitled “Summary Term Sheet” beginning on page 8 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181.

Q. Why am I being sent this information statement?

A. The purpose of this information statement is to inform PEDEVCO’s shareholders that on October 31, 2025, the Majority Shareholders, holders of approximately 70.5% of the aggregate voting power of the issued and outstanding shares of PEDEVCO common stock, acted by written consent in lieu of a special meeting of shareholders to approve the Transaction Agreements, the Transactions, the Merger Conversion Shares, the PIPE Conversion Shares, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment, the PEDEVCO A&R Charter or the Equity Plan Amendment.

Q. What are the Mergers?

A. PEDEVCO, the Merger Subs, the Acquired Companies, and, solely for purposes of the specified provisions therein, North Peak, entered into the Merger Agreement, dated as of October 31, 2025, a copy of which is attached as Annex A to this information statement. The Merger Agreement contains, among other things, the terms and conditions of the business combination of PEDEVCO and the Acquired Companies. Pursuant to the Merger Agreement, at the Effective Time of the Mergers, which occurred on October 31, 2025, (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO. The combined company following the Mergers is sometimes referred to herein as the “combined company”.

At the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies were automatically converted into 10,650,000 validly issued, fully paid and nonassessable shares of the PEDEVCO Series A Preferred Stock. The PEDEVCO Series A Preferred Stock has the rights set forth under the heading “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”, and will automatically convert, without further action by the holders thereof, into shares of PEDEVCO common stock at a ratio of 10-to-1 immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement. The Merger Preferred Shares convert, on the Automatic Conversion Date, into an aggregate of 106,500,000 shares of PEDEVCO’s common stock, $0.001 par value per share. A copy of the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock is attached as Annex B hereto and is incorporated herein by reference. See also the discussion of the Series A Preferred Stock under the heading “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”.

Q. Why did PEDEVCO acquire the Acquired Companies?

A. The PEDEVCO Board approved the acquisition of the Acquired Companies for a number of reasons, including because the Board believed that PEDEVCO would benefit from a substantial increase in scale as the result of the Transactions, the Transactions would be significantly accretive to PEDEVCO’s free cash flow and cash flow per share, the Transactions would result in material improvements to PEDEVCO’s operating metrics and efficiency, and create material general and administrative, and operational synergies, and because the Board believed the Transactions would increase PEDEVCO’s organic growth opportunities, offer multiple options for optimization of non-strategic assets, and create a Rockies-focused area for further consolidation opportunities. For a more complete description of these, and other, reasons for the Mergers, please see the sections titled For a more complete description of the reasons for the Mergers, please see the sections titled “The Mergers - PEDEVCO’s Reasons for the Mergers” of this information statement.

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Q. Did the PEDEVCO Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Mergers?

A. Yes. Although PEDEVCO was not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that the Mergers were fair to PEDEVCO from a financial point of view, the PEDEVCO Board received an oral opinion of Roth, which opinion was confirmed by Roth’s written opinion dated October 30, 2025) as to the fairness, from a financial point of view, to PEDEVCO of the Merger Preferred Shares to be issued on the Closing Date as consideration in the Mergers, as of October 30, 2025, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. Roth’s opinion should not be construed as creating any fiduciary duty on Roth’s part to any party or person. Roth’s opinion was not intended to be, and does not constitute, advice or a recommendation to PEDEVCO or the Acquired Companies, or the board of directors or any shareholder of either PEDEVCO or the Acquired Companies with respect to the Mergers or related matters. The opinion is discussed in greater detail in the section entitled “The Mergers— Opinion of PEDEVCO’s Financial Advisor” beginning on page 67. A copy of the fairness opinion is attached to this information statement as Annex I.

Q. What is the PIPE Financing?

A. Concurrently with the closing of the Mergers, the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock at a price per share equal to $5.50, pursuant to their entry into the Subscription Agreements. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

The PIPE Investors included, among others, (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO is trustee and beneficiary ($15,409,977); (b) American Resources, Inc., an entity partially owned and controlled by J. Douglas Schick, the Chief Executive Officer, President and member of the Board ($250,003); (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO ($25,003); (d) John J. Scelfo Revocable Trust Dated October 8, 2003, a trust of which John J. Scelfo, a member of the Board, is trustee and beneficiary ($550,000); (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO ($25,003); (f) J PED, LLC, an entity affiliated with Juniper ($18,550,004); (h) Reagan T. Dukes, the then Chief Executive Officer of the Acquired Companies, who was appointed Chief Operating Officer of PEDEVCO at the Closing ($52,503); and (i) Robert J. Long, the then Chief Financial Officer of the Acquired Companies, who was appointed Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO at the Closing ($52,503). The PIPE Financing closed concurrently with the Mergers, and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers. A copy of the form of Subscription Agreement is attached as Annex C hereto and incorporated by herein reference. See also “Agreements Relating to the Mergers—Subscription Agreements”, below.

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Q. Did PEDEVCO incur debt in connection with the Mergers?

A. Yes. On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement, which amended and restated that certain prior senior secured revolving credit agreement entered into on September 11, 2024 among the Company, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto. The A&R Credit Agreement provides for an initial $120 million borrowing base and elected commitments, a maximum revolving amount of $250 million, and a maturity date of October 31, 2029. The borrowing base is subject to scheduled and unscheduled redeterminations and other adjustments, and borrowings are subject to customary conditions and financial covenants, including minimum current ratio and maximum leverage ratio tests. The facility is guaranteed by the Company’s subsidiaries and secured by a first priority lien on substantially all assets, including mortgages on oil and gas properties representing at least 90% of total proved reserves.

In connection with the Closing of the Mergers, the Company borrowed $87 million under the terms of the A&R Credit Agreement.

On January 8, 2026, the Company borrowed an additional $6 million under the A&R Credit Agreement.

The A&R Credit Agreement is described in greater detail below under “Financing of the Mergers—Debt Funding”.

Q. What will PEDEVCO Shareholders and PEDEVCO Equity Award Holders receive in the Mergers?

A. At the Effective Time, PEDEVCO shareholders continued to own and hold their existing shares of PEDEVCO common stock, as applicable.

All options to purchase PEDEVCO common stock that were issued and outstanding immediately prior to the Effective Time remain in effect pursuant to their terms and were unaffected by the Mergers.

All PEDEVCO restricted stock awards that were issued and outstanding immediately prior to the Effective Time remain in effect pursuant to their terms and were unaffected by the Mergers.

If the Reverse Stock Split is implemented, outstanding restricted stock awards and stock options will be appropriately adjusted in accordance with the 2021 Plan, which provides that in the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of PEDEVCO, or other change in the corporate structure of PEDEVCO affecting the common stock occurs, the administrator of the 2021 Plan (the Board or any designated committee of the Board), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will appropriately adjust the number of common stock shares that may be delivered under the 2021 Plan and the number, class, and price of shares of common stock covered by each outstanding award.

Q. What did the Juniper Shareholders receive in the Mergers?

A. Century and North Peak received, in the aggregate 10,650,000 shares of PEDEVCO Series A Preferred Stock, convertible into 106,500,000 PEDEVCO common stock shares in connection with the Automatic Conversion on the Automatic Conversion Date.

For a more complete description of the Merger Preferred Shares, please see the sections titled “The Mergers-Merger Consideration” and “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock” of this information statement. For a description of the effect of the PIPE Financing on PEDEVCO’s current securityholders, please see the section titled “Agreements Related to the Mergers-Subscription Agreements” of this information statement.

Q. Will the common stock of the combined company continue to trade on an exchange?

A. Shares of PEDEVCO common stock are currently listed on the NYSE American under the symbol “PED.” On October 30, 2025, the last trading day before the date the Merger Agreement and the Subscription Agreements were executed, the closing sale price of PEDEVCO common stock was $0.59 per share. The PEDEVCO common stock continued to trade on the NYSE American following the closing of the Mergers and the PIPE Financing.

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PEDEVCO does not plan to change its name or trading symbol in connection with the Mergers or the Automatic Conversion. As a result, PEDEVCO common stock continued to trade on the NYSE American under the symbol “PED” following the Mergers and will continue to trade on the NYSE American under the symbol “PED” following the Automatic Conversion Date.

Q. Do I need to consent or submit a proxy in relation to the Transaction Agreements, including the Transactions, the issuance of the Conversion Shares, the PEDEVCO A&R Charter, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment or the Equity Plan Amendment?

A. No. PEDEVCO is not soliciting your consent or proxy in connection with the Transaction Agreements, the Transactions, or any of the other Corporate Actions, and no consents or proxies are requested from holders of PEDEVCO common stock.

Q. Am I entitled to appraisal rights?

A. No. The holders of shares of PEDEVCO common stock are not entitled to dissenters’ rights or to demand appraisal of, or to receive payment for, their shares of PEDEVCO common stock under the TBOC in connection with the Corporate Actions, including the Transactions.

Q. Who will be the officers and directors of the combined company following the Automatic Conversion Date?

A. In connection with the closing of the Mergers, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer of PEDEVCO (see “Current Executive Officers and Directors of PEDEVCO”, below).

Also upon the closing of the Mergers, Dr. Simon Kukes and Messrs. John J. Scelfo and H. Douglas Evans resigned as members of the Board. The Board, with the recommendation of the Governance Committee, appointed each of Martyn Willsher, Josh Schmidt and Kristel Franklin, as members of the Board (see “Current Executive Officers and Directors of PEDEVCO”, below). Additionally, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board plans to increase the number of members of the Board to six and appoint Edward Geiser as a member of the Board. See also “Election of Director” and “Management Following the Automatic Conversion Date”, below.

As a result, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board will be composed of six members, Josh Schmidt, J. Douglas Schick, John Howie, Martyn Willsher, Kristel Franklin and Edward Geiser.

From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

Pursuant to the terms of the Shareholder Agreement, Century and North Peak have the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof.

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The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)	three Directors nominated by the Juniper Shareholder, which must include at least one independent director (initially, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion, as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as of the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

The Shareholder Agreement sets forth certain additional governance and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

Q. Who will be the executive officers of the combined company immediately following the Automatic Conversion Date?

A. In connection with the closing of the Mergers, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer of PEDEVCO (see “Current Executive Officers and Directors of PEDEVCO”, below).

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No change in the executive officers is expected following the Automatic Conversion Date, and as such, following the Automatic Conversion Date, the officers of PEDEVCO are expected to be the same as of the date of this information statement, as follows:

Name	Executive Position
J. Douglas Schick	Chief Executive Officer, President, and Director
Reagan Tuck (R.T.) Dukes	Chief Operating Officer
Robert “Bobby” Long	Chief Financial Officer
Paul Pinkston	Chief Accounting Officer
Clark R. Moore	Executive Vice President, General Counsel and Secretary
Jody D. Crook	Chief Commercial Officer

Q. When do you expect the Automatic Conversion Date to occur?

A. The Automatic Conversion Date will occur automatically, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, which date we expect to be February 26, 2026.

Q. What were the material U.S. federal income tax consequences of the Mergers to PEDEVCO shareholders and what will the material U.S. federal income tax consequences of the Automatic Conversion be to PEDEVCO shareholders?

A. PEDEVCO shareholders did not sell, exchange or dispose of any shares of PEDEVCO common stock in the Mergers and will not sell, exchange or dispose of any shares of PEDEVCO common stock in connection with the Automatic Conversion. Thus, there was, and there will be, no material U.S. federal income tax consequences to PEDEVCO shareholders in connection with the Mergers or upon the occurrence of the Automatic Conversion.

Q. How many shares of PEDEVCO common stock will be outstanding and what equity stake will current PEDEVCO securityholders hold in the Company following the Automatic Conversion?

A. Immediately following the Automatic Conversion Date, and following the Automatic Conversion, the amount of PEDEVCO common stock issued and outstanding, as of January 30, 2026, will increase by approximately 177%, to approximately 266 million shares of PEDEVCO common stock. Immediately following the Automatic Conversion, the PEDEVCO securityholders as of immediately prior to the Automatic Conversion are expected to hold approximately 14.0% of the shares of PEDEVCO common stock then outstanding (excluding Dr. Kukes and including new restricted stock issuances to Messrs. Schick, Crook and Moore as described in the section entitled “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions—Transaction-Based Payments and Benefits”), Dr. Kukes and affiliates of Juniper and the other former owners of the Acquired Companies, including as a result of their participation in the PIPE Financing, are expected to hold approximately 33.1% and 52.8%, respectively, of the shares of PEDEVCO common stock then outstanding, and other PIPE Investors are expected to hold less than one percent of the outstanding shares of PEDEVCO common stock, in each case. See also “Expected Security Ownership of Certain Beneficial Owners and Management of PEDEVCO Following the Automatic Conversion Date”, below.

Q. What conditions must be satisfied to complete the Automatic Conversion?

A. The only condition required to be satisfied for the Automatic Conversion to occur is the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, which date we expect will be February 26, 2026.

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Q. Why did the Majority Shareholders have to approve the Transaction Agreements, including the Transactions and the issuance of the Conversion Shares?

A. The Majority Shareholders had to approve the Transaction Agreements, including the Transactions and the issuance of the Conversion Shares, in order to comply with applicable provisions of Sections 711, 712 and 713 of the NYSE American Guide, which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock. Such required approval was provided by the Majority Shareholders in the Written Consent. As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which will not occur prior to the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement.

Because PEDEVCO expects to issue approximately 170,136,370 Conversion Shares upon the conversion of the Merger Preferred Shares and PIPE Preferred Shares, PEDEVCO will issue more than 20% of both the voting power and the number of shares of PEDEVCO common stock outstanding before such issuances. Further, the closing price of PEDEVCO’s common stock on October 30, 2025, which immediately preceded the signing of the Merger Agreement and Subscription Agreements, was $0.59 per share, and the average closing price of PEDEVCO’s common stock for the five trading days immediately preceding the signing of the Merger Agreement and Subscription Agreements was approximately $0.63 per share. For more information, please see the section entitled “The Mergers.”

Q. What interests did PEDEVCO’s then current officers and directors have in the Transactions?

A. Our officers and directors at time of the Closing have interests in the Transactions that are different from, or in addition to (and which may conflict with) your interests. These interests include, among other things, the expected continued employment and directorship of J. Douglas Schick, Chief Executive Officer, President, and director, continued employment of Paul Pinkston, Chief Accounting Officer, Clark R. Moore, Executive Vice President, General Counsel and Secretary, Jody D. Crook, Chief Commercial Officer, and continued directorship of John K. Howie.

Additionally, several related parties participated in the PIPE Financing, including (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO, is trustee and beneficiary; (b) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (d) John J. Scelfo, a member of the Board; (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (f) J PED, LLC, an entity affiliated with Juniper; (g) Reagan T. Dukes, who was appointed the Chief Operating Officer of PEDEVCO in connection with the Transactions, and (h) Robert J. Long, who was appointed the Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO in connection with the Transactions.

Additional interests that PEDEVCO’s then officers and directors had in the Transactions include, among other things, the expected continued employment and directorship of J. Douglas Schick, Chief Executive Officer, President, and director, continued employment of Paul Pinkston, Chief Accounting Officer, Clark R. Moore, Executive Vice President, General Counsel and Secretary, Jody D. Crook, Chief Commercial Officer, and continued directorship of John K. Howie, following the Closing.

In connection with the Transactions and contingent upon the Closing, PEDEVCO also entered into new employment agreements with J. Douglas Schick, Clark R. Moore, and Jody Crook in consideration for their continued service as executive officers.

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Continued indemnification rights under certain indemnification agreements and the Existing Charter.

In connection with the Transactions and effective at Closing, PEDEVCO granted certain equity awards under its 2021 Equity Incentive Plan to its executive officers as follows: (i) 2,000,000 restricted shares to J. Douglas Schick, its Chief Executive Officer, President and Director, (ii) 500,000 restricted shares to Clark R. Moore, its EVP and General Counsel, and (iii) 300,000 restricted shares to Jody Crook, its Chief Commercial Officer. For Mr. Moore, Mr. Crook, and 1,000,000 of Mr. Schick’s shares, vesting occurs in three equal annual installments on the first, second, and third anniversaries of the grant date, subject to continued service. The remaining 1,000,000 shares granted to Mr. Schick vest only if PEDEVCO’s 30-day average closing price reaches at least $0.90 (adjusted for stock splits) within four years after Closing. If the price trigger is achieved: (a) between 1 year + 30 days and 2 years after Closing, one-third vests immediately and the balance vests on the second and third anniversaries; (b) between years 2 and 3, two-thirds vest immediately and the remainder vests on the third anniversary; and (c) after year 3, all shares vest immediately. Any such shares that do not satisfy the price trigger by the fourth anniversary of Closing will be forfeited.

J. Douglas Schick and John K. Howie, existing directors of PEDEVCO, have continued as directors of the combined company following the closing of the Mergers and as such will be eligible to be compensated as an officer/director and non-employee director of the combined company pursuant to Mr. Schick’s employment agreement and the combined company’s non-employee director compensation policy, respectively.

Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions and in recommending to our Majority Shareholders that they approve the Transaction Agreements, Transactions and the issuance of the Conversion Shares.

For more information, please see the section entitled “The Mergers — Interests of PEDEVCO’s Directors and Executive Officers in the Transactions.”

Q. Are there any risks associated with the Transactions that I should be aware of as a PEDEVCO Shareholder?

A. Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 34. You also should read and carefully consider the risk factors of PEDEVCO contained in the documents that are incorporated by reference in this information statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we and the Acquired Companies operate and the beliefs and assumptions of our respective management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Transactions and any statements regarding the expected timing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the Automatic Conversion Date, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; integration activities; the anticipated value of the combined business to us and our stakeholders; the expected impact of the Transactions on our results of operations and financial condition; anticipated growth and trends in the business or key markets; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. While forward-looking statements are based on assumptions and analyses that management of PEDEVCO and the Acquired Companies believe to be reasonable under the circumstances, whether actual results and developments will meet such expectations and predictions depends on a number of risks and uncertainties that could cause actual results, performance, and financial condition to differ materially from such expectations. Any forward-looking statements speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Please consider the foregoing factors and the other risk factors in the section entitled “Risk Factors,” as well as the risk factors contained in our SEC filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and PEDEVCO and the Acquired Companies assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither PEDEVCO nor the Acquired Companies give any assurance that any of PEDEVCO, the Acquired Companies or the combined company will achieve its expectations.

Forward-looking statements contained in this information statement include, but are not limited to, statements about:

•	the strategies, prospects, plans, expectations and objectives of management of PEDEVCO or the Acquired Companies for future operations of the combined company following the closing of the Mergers;

•	the timing of the Automatic Conversion Date;

•	the relative ownership levels of PEDEVCO shareholders as of the Automatic Conversion Date;

•	the expected benefits of and potential value created by the Mergers for the shareholders of PEDEVCO and the former owners of the Acquired Companies;

•	the expected benefits of the PIPE Financing, including the cash runway it is expected to provide the combined company;

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•	the ability of PEDEVCO and the combined company to maintain compliance with the NYSE American listing standards;

•	the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings;

•	the need to hire additional personnel and the combined company’s ability to attract and retain such personnel;

•	any statements concerning developments and projections relating to the combined company’s competitors or industry;

•	PEDEVCO’s, the Acquired Companies’, or the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	any statements concerning PEDEVCO’s, the Acquired Companies’, or the combined company’s financial performance;

•	any statements regarding expectations concerning PEDEVCO’s or the Acquired Companies’ relationships and actions with third parties, including any license and collaborations with such third parties;

•	future regulatory, judicial and legislative changes in the oil and gas industry;

•	PEDEVCO’s, the Acquired Companies’ and the combined company’s business and financial strategy, including budgets, forecasts, and operating results;

•	PEDEVCO’s, the Acquired Companies’ and the combined company’s oil and natural gas reserves, including estimated future quantities and values;

•	the combined company’s cash flows, liquidity, and capital resources;

•	market conditions and prices for oil, natural gas, and natural gas liquids;

•	the timing, cost, and results of drilling, exploration, and development activities;

•	the availability and cost of labor, materials, and equipment;

•	the impact of governmental regulation, taxation, and environmental laws, including developments in Colorado and other states where the combined company operates;

•	political and regulatory developments affecting oil- and gas-producing regions and related infrastructure;

•	planned capital expenditures, acquisitions, and exploitation projects;

•	competitive conditions in the oil and natural gas industry;

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•	general economic trends, inflation, interest rates, and global events such as pandemics or recessions;

•	the level of debt of the combined company, including counterparty credit exposure and the effectiveness of our risk management activities;

•	environmental liabilities, remediation costs, and compliance obligations; and

•	developments in key oil- and gas-producing countries and regions, including ongoing geopolitical conflicts.

These forward-looking statements are based largely on the current expectations and projections of about PEDEVCO’s, the Acquired Companies, or the combined company’s business, the industry in which PEDEVCO and the Acquired Companies operate and financial trends that PEDEVCO and the Acquired Companies believe may affect the business, financial condition, results of operations and prospects of PEDEVCO, the Acquired Companies, or the combined company, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this information statement and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” beginning on page 34 of this information statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by PEDEVCO. Please see the section titled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181 of this information statement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in these forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, PEDEVCO and the Acquired Companies do not plan to publicly update or revise any forward-looking statements contained herein until after the distribution of this information statement, whether as a result of any new information, future events or otherwise.

In addition, statements that “PEDEVCO and/or the Acquired Companies believe(s)” and similar statements reflect the beliefs and opinions on the relevant subject of PEDEVCO and the Acquired Companies. These statements are based upon information available to PEDEVCO and the Acquired Companies as of the date of this information statement, and while PEDEVCO and the Acquired Companies believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the statements of PEDEVCO and/or the Acquired Companies should not be read to indicate that PEDEVCO or the Acquired Companies have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this information statement and the documents that are referenced in this information statement and have been filed with the SEC as exhibits to the documents incorporated by reference into this information statement with the understanding that the actual future results, levels of activity, performance and events and circumstances of PEDEVCO, the Acquired Companies, or the combined company may be materially different from what PEDEVCO or the Acquired Companies expect.

In addition, this information statement includes statistical and other industry and market data that was obtained from independent industry publications and research, surveys and studies conducted by independent third parties as well as PEDEVCO’s and the Acquired Companies’ estimates. The market data used in this information statement involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. PEDEVCO’s and the Acquired Companies’ estimates include assumptions based on their respective industry knowledge, industry publications, third-party research and other surveys. While PEDEVCO and the Acquired Companies believe that their respective internal assumptions and estimates are reasonable, no independent source has verified such assumptions or estimates.

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NOTE REGARDING TRADEMARKS

All trademarks, trade names and service marks appearing in this information statement are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this information statement may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that PEDEVCO and the Acquired Companies will not assert, to the fullest extent under applicable law, their rights or the rights of their applicable licensor to these trademarks and trade names.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this information statement, including the unaudited pro forma combined financial information, financial statements of the Acquired Companies and notes to the financial statements included herein, in evaluating the Transactions and the prospects of the combined company following the closing of the Transactions. The following risk factors apply to the business and operations of PEDEVCO and each of the Acquired Companies and also apply to the business and operations of the combined company following the completion of the Transactions. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Transactions, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the combined company. You should also carefully consider the following risk factors in addition to the other information included in this information statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We, and each of the Acquired Companies, may face additional risks and uncertainties that are not presently known to us or the Acquired Companies, or that we or the Acquired Companies currently deem immaterial, which may also impair our or the Acquired Companies’ business or financial condition. The following discussion should be read in conjunction with the unaudited pro forma combined financial information, financial statements of the Acquired Companies and notes to the financial statements included herein.

We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.

You should also read and consider the other information in this information statement and additional information about PEDEVCO set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is filed with the SEC as such risks may be updated or supplemented in its subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Please see the section titled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181 of this information statement for further information regarding the documents incorporated by reference into this information statement.

Risks Relating to the Transactions

The number of shares of PEDEVCO common stock issuable in connection with the Automatic Conversion is fixed and will not be adjusted based on our performance.

Under the Merger Agreement, the total consideration payable by us to the former owners of the Acquired Companies was 10,650,000 shares of PEDEVCO Series A Preferred Stock, which is convertible into an aggregate of 106,500,000 shares of PEDEVCO common stock on the Automatic Conversion Date. The number of Merger Conversion Shares will not be adjusted for changes in the market price of the PEDEVCO common stock or the economic performance of PEDEVCO or either of the Acquired Companies. If the market price of the PEDEVCO common stock increases or the economic performance of the Acquired Companies relative to us improves, the consideration will not be adjusted to account for any such changes or any effective increase or decrease in the value of the Merger Conversion Shares issued or paid to certain affiliates of Juniper under the Merger Agreement.

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Affiliates of PEDEVCO may have interests in the Transactions that are different from, or in addition to, the interests of PEDEVCO’s other shareholders.

Our officers and directors may have interests in the Transactions that are different from, or in addition to (and which may conflict with) your interests. These interests include, among other things, the expected continued employment and directorship of J. Douglas Schick, Chief Executive Officer, President, and director, continued employment of Paul Pinkston, Chief Accounting Officer, Clark R. Moore, Executive Vice President, General Counsel and Secretary, Jody D. Crook, Chief Commercial Officer, and continued directorship of John K. Howie.

Additionally, several related parties participated in the PIPE Financing, including (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO, is trustee and beneficiary; (b) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (d) John J. Scelfo, a member of the Board; (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (f) J PED, LLC, an entity affiliated with Juniper; (g) Reagan T. Dukes, who was appointed as the Chief Operating Officer of PEDEVCO on the Closing Date; and (h) Robert J. Long, who was appointed as Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO on the Closing Date.

Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions. For more information, please see the section entitled “The Mergers — Interests of PEDEVCO’s Directors and Executive Officers in the Transactions.”

Current PEDEVCO shareholders will have a reduced ownership and voting interest in PEDEVCO after the Automatic Conversion Date compared to their current ownership and will exercise less influence over management.

Based on the number of issued and outstanding shares of PEDEVCO common stock as of January 30, 2026, it is expected that, on a fully-diluted basis, current PEDEVCO shareholders will collectively own approximately 47.5% (including Dr. Kukes who, through a family trust which he controls, purchased 2,801,814 PEDEVCO Series A Preferred Stock shares as part of the PIPE Financing), and certain affiliates of Juniper will collectively own approximately 52.5%, of the fully-diluted shares of PEDEVCO common stock following the Transactions and the Automatic Conversion Date. As a result of the Automatic Conversion, current PEDEVCO shareholders will own a smaller percentage of the combined company than they currently own of PEDEVCO, and as a result will have less influence on the management and policies of PEDEVCO post-Automatic Conversion than they now have on the management and policies of PEDEVCO, as the case may be.

We have incurred and expect to incur significant costs in connection with the Transactions

We have incurred and expect to incur non-recurring costs associated with the Transactions and combining the operations of the companies, as well as transaction fees and other costs related to the Transactions. These costs and expenses include fees paid to legal, financial and accounting advisors, regulatory and public relations advisors, filing fees, printing costs and other costs and expenses.

In addition, the combined company may incur significant restructuring and integration costs in connection with the integration of PEDEVCO and the Acquired Companies and the execution of our business plan, including costs relating to formulating and implementing integration plans and eliminating duplicative costs. The costs related to restructuring will be expensed as a cost of the ongoing results of operations of either us or the combined company. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transactions and the integration of each of the Acquired Companies’ businesses. While we have assumed a certain level of expenses would be incurred to integrate PEDEVCO and the Acquired Companies and achieve synergies and efficiencies and we continue to assess the magnitude of these costs, many of these expenses are, by their nature, difficult to estimate accurately, and there are many factors beyond our control that could affect the total amount or timing of these costs. Although we expect that the elimination of duplicative costs, as well as the realization of strategic benefits, additional income, synergies and other efficiencies should allow the combined company to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

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Securities class action and derivative lawsuits may be filed against us, or against our directors, challenging the Transactions.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into and/or closed acquisition, merger or other similar agreements. Transactions like the Transactions are frequently subject to litigation or other legal proceedings, including actions alleging that our Board breached their fiduciary duties to our shareholders by entering into and/or closing the Merger Agreement. We cannot provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against us, or against our Board, we will defend against it, but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of us or the combined company, including through the possible diversion of company resources or distraction of key personnel.

We incurred significant indebtedness in connection with the closing of the Transactions, which may limit our financial flexibility and adversely affect our financial results.

In connection with the Mergers, PEDEVCO refinanced approximately $87 million in principal amount of the Acquired Companies’ outstanding debt. The terms of such debt are described in greater detail below under “Financing of the Mergers—Debt Funding”. Such debt may materially adversely affect our financial results by:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	impairing our ability to obtain additional debt or equity financing in the future for working capital, capital expenditures, development of estimated proved undeveloped reserves (“PUDs”), development and acquisition projects, acquisitions or general corporate or other purposes;

•	requiring us to dedicate a material portion of our cash flows to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, development of estimated PUDs, development and acquisition projects, acquisitions and other general corporate purposes;

•	exposing us to variable interest rate risk to the extent of any borrowings under our existing and any assumed credit facilities;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a disadvantage compared to our competitors that have less indebtedness; and

•	limiting our ability to adjust to changing market conditions.

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Any of these risks could materially impact our ability to fund our operations or limit our ability to expand the combined business, which could have a material adverse effect on the combined company, its financial condition and results of operations.

Combining the businesses of PEDEVCO, NPOG and COG may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated synergies and other benefits of the Transactions, which may adversely affect the combined company’s business results and negatively affect the value of our Common Stock.

PEDEVCO and each of the Acquired Companies have operated prior to the closing of the Transactions, independently. The success of the Transactions will depend on, among other things, the ability of PEDEVCO and the Acquired Companies to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. We entered into the Merger Agreement because we believe that the transactions contemplated by the Merger Agreement are fair to and in the best interests of our shareholders and that combining the businesses of PEDEVCO and the Acquired Companies will produce benefits as well as cost savings and other cost and capital expenditure synergies.

PEDEVCO and the Acquired Companies must successfully combine their respective businesses in a manner that permits these benefits to be realized. For example, the following issues, among others, must be addressed in integrating the operations of the companies in order to realize the anticipated benefits of the Transactions:

•	combining the companies’ operations and corporate functions;

•	combining the businesses of PEDEVCO and the Acquired Companies and meeting the capital requirements of the combined company, in a manner that permits the combined company to achieve any cost savings or other synergies anticipated to result from the Transactions, the failure of which would result in the anticipated benefits of the Transactions not being realized in the time frame currently anticipated or at all;

•	integrating personnel from the companies;

•	integrating and unifying our reserves and the development of our new PUDs;

•	identifying and eliminating underperforming or uncertain wells;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the combined company;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating distribution and marketing efforts; and

•	effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

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It is possible that the integration process could result in the loss of key employees of PEDEVCO or the Acquired Companies, the disruption of either PEDEVCO’s or the Acquired Companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. In addition, the actual integration may result in additional and unforeseen expenses. If the combined company is not able to adequately address integration challenges, we may be unable to successfully integrate operations and the anticipated benefits of the integration plan may not be realized.

In addition, the combined company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated synergies and other benefits of the Transactions may not be realized fully, or at all, or may take longer to realize than expected. Additionally, we may inherit from the Acquired Companies legal, regulatory, and other risks that occurred prior to the Transactions, whether known or unknown to us, which may be material to the combined company. Actual growth, cost and capital expenditure synergies and other cost savings, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. Moreover, at times the attention of the combined company’s management and resources may be focused on the integration of the businesses of the company and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt the combined company’s ongoing businesses.

An inability to realize the full extent of the anticipated benefits of the Transactions, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of the PEDEVCO common stock following the consummation of the Transactions. Moreover, if the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Transactions, PEDEVCO shareholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Transactions.

The combined company may not be able to retain suppliers or distributors, or suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with the combined company.

As a result of the Transactions, the combined company may experience impacts on relationships with suppliers and distributors that may harm the combined company’s business and results of operations. Certain suppliers or distributors may seek to terminate or modify contractual obligations following the Transactions whether or not contractual rights are triggered as a result of the Transactions. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Transactions. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

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The unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information included in this information statement may not be indicative of what the actual financial position or results of operations would have been or will be. Our future results following the Transactions may differ, possibly materially, from the unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information presented in this information statement.

The unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information are presented for illustrative purposes only, contain a variety of adjustments, assumptions, and preliminary estimates and do not represent the actual financial position or results of operations of PEDEVCO or the Acquired Companies prior to the Transactions or that of the combined company following the Transactions. Specifically, the post-transaction integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of Transactions-related litigation or other claims. In addition, the assumptions used in preparing the unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information in this information statement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of the PEDEVCO common stock may cause a significant change in the purchase price used for PEDEVCO’s accounting purposes and the unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information contained in this information statement. Because the unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information in this information statement is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the Transactions been completed on the dates indicated, our future results following the Transactions may differ, possibly materially, from such unaudited pro forma combined financial information and PEDEVCO’s and the Acquired Companies’ respective unaudited forecasted financial information. See the section entitled “Unaudited Pro Forma Combined Financial Information” and the historical financial statements of the Acquired Companies included elsewhere in this information statement for more information.

The historical financial results of the Acquired Companies and the unaudited pro forma combined financial information included elsewhere in this information statement may not be indicative of the Acquired Companies’ actual financial position or results of operations if it were a public company.

The historical financial results of the Acquired Companies included in this information statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those the combined company will achieve in the future. The combined company’s future financial condition, results of operations and cash flows could be materially different from amounts reflected in the Acquired Companies’ historical financial statements included elsewhere in this information statement. As such, it may be difficult for investors to compare the combined company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma combined financial information in this information statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, those assumptions described in the accompanying unaudited pro forma combined financial information. Accordingly, such pro forma financial information may not be indicative of the combined company’s future operating or financial performance and the combined company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this information statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Combined Financial Information.”

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The Acquired Companies were not U.S. public reporting companies prior to the closing of the Transactions, and the obligations associated with integrating into a public company may require significant resources and management attention.

The Acquired Companies were private companies that were not subject to reporting requirements and did not have accounting personnel specifically employed to review internal controls over financial reporting prior to the closing of the Transactions. Upon completion of the Transactions, the Acquired Companies became subject to the rules and regulations established from time to time by the SEC and NYSE American. In addition, as a public company, we are required to document and test our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, so that our management can certify as to the effectiveness of our internal control over financial reporting in connection with the annual report. The Acquired Companies are required to be included in the scope of our internal control over financial reporting in the annual report to be filed with the SEC for the 2025 fiscal year and thereafter, which requires us to make and document significant changes to our internal controls over financial reporting. Bringing the Acquired Companies into compliance with these rules and regulations and integrating the Acquired Companies into our current compliance and accounting system may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. Furthermore, the need to establish the necessary corporate infrastructure to integrate the Acquired Companies may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing operations following the Transactions and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to bring the Acquired Companies into compliance with these requirements. We anticipate that these costs will materially increase our general and administration expenses. In addition, bringing the Acquired Companies into compliance with these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

The financial information considered by PEDEVCO and its financial advisor may not be realized, which may adversely affect the market price of PEDEVCO common stock following the Closing.

In performing its analyses and rendering its opinion regarding fairness, from a financial point of view, of the Merger Preferred Shares to be issued by PEDEVCO in the Mergers, Roth relied on, among other things, certain non-publicly available information concerning the Acquired Companies, including internal financial analyses and forecasts (A) as adjusted by management of the Acquired Companies, and (B) prepared by management of the Acquired Companies, which Roth was directed by PEDEVCO to use for purposes of its analysis. None of these analyses and forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. The projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of PEDEVCO and the Acquired Companies. There can be no assurance that PEDEVCO’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of PEDEVCO common stock following the Closing.

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The opinion of PEDEVCO’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the Automatic Conversion Date.

PEDEVCO has received an opinion from its financial advisor in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from its financial advisors as of the date of this information statement. Changes in the operations and prospects of PEDEVCO or the Acquired Companies, general market and economic conditions and other factors that may be beyond the control of PEDEVCO or the Acquired Companies and, on which PEDEVCO’s financial advisor’s opinion was based, may significantly alter the value of PEDEVCO or the Acquired Companies or the prices of the shares of PEDEVCO common stock by the Automatic Conversion Date. The opinion does not speak as of the Automatic Conversion Date or as of any date other than the date of such opinion.

Risks Relating to Our Business

You should read and consider risk factors specific to our businesses that will also affect the combined company after the completion of the Transactions. These risks are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10- Q, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein. For the location of information incorporated by reference in this information statement, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

Risks Relating to the Acquired Companies’ Businesses

The businesses of the Acquired Companies and PEDEVCO are subject to substantially similar risks and uncertainties. Accordingly, the Acquired Companies’ businesses are subject to the risks described above and the business risks in PEDEVCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q (taking into account the differences in their respective business activities). In addition, the Acquired Companies and their businesses are and will continue to be subject to the following risks specific to each of the Acquired Companies. For purposes of this section, unless the context requires otherwise, references to “we,” “our,” “us” and the “the Acquired Companies” refer to, on a consolidated basis, North Peak Oil & Gas, LLC and Century Oil and Gas Sub-Holdings, LLC and their respective subsidiaries.

Approximately 9% of our total proved reserves are classified as proved undeveloped and may ultimately prove to be less than estimated.

On June 30, 2025, approximately 9% of our total proved reserves of oil, natural gas and NGLs were classified as proved undeveloped. It will take substantial capital to drill our non-producing and undeveloped locations. Our estimate of proved reserves on June 30, 2025 assumes that we will need to spend significant development capital expenditures to develop these reserves. Further, our drilling efforts may be delayed or unsuccessful, and actual reserves may prove to be less than current reserve estimates, which could have a material adverse effect on our financial condition, future cash flows and the results of operations.

If actual reserves are lower than anticipated, the financial condition and results of operations of the Acquired Companies could be adversely affected.

The Acquired Companies’ ability to achieve anticipated production levels depends on the accuracy of their reserve estimates, which are inherently uncertain. Actual reserves may differ materially from estimates due to future development timing, development expenditures, operating costs, and reservoir performance as well as commodity price factors. If actual reserves are lower than anticipated, the financial condition and results of operations of the Acquired Companies could be adversely affected.

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All of our oil, natural gas and NGLs revenues before impact of realized hedges and all of our total proved reserves as of and for the period ended September 30, 2025 were attributable to our properties in Wyoming and Colorado. Any disruption in production, development of proved reserves, or our ability to process and sell oil, natural gas or NGLs from this area would have a material adverse effect on our results of operations or reduce future revenues.

Our current production is geographically concentrated in Wyoming. As a result of this concentration, we may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in these areas caused by and costs associated with governmental regulation, processing or transportation capacity constraints, market limitations, water shortages, natural disasters such as earthquakes, wildfires or weather-related conditions or interruption of the processing or transportation of oil, natural gas or NGLs and changes in regional and local political regimes and regulations. Such conditions could have a material adverse effect on our financial condition and results of operations. Moreover, an unexpected delay in developing proved reserves in this area due to capital constraints or changes in development plan could reduce future revenues.

Approximately 182,361 net acres in the PRB are located on federal lands as of September 30, 2025, which are subject to administrative permitting requirements, current and potential federal legislation, regulation and orders and pending litigation that may limit or restrict oil and natural gas operations on federal lands.

At September 30, 2025, approximately 182,361 net acres in the PRB were on federal lands administered by the Bureau of Land Management (“BLM”). In addition to permits issued by state and local authorities, oil and natural gas activities on federal lands also require permits from the BLM. Permitting for oil and natural gas activities on federal lands can take significantly longer than the permitting process for oil and natural gas activities not located on federal lands. In addition, the advancement of presidential administrative priorities and government disruptions, such as a shutdown of the U.S. federal government resulting from the failure to pass budget appropriations, adopt continuing funding resolutions or raise the debt ceiling, could delay or halt the availability of federal leases or the granting and renewal of permits or other licenses, approvals or certificates required to conduct our operations. Delays in making federal acreage available for leasing by oil and gas operators or obtaining necessary permits or other approvals can disrupt our operations and have a material adverse effect on our business. Under certain circumstances, the BLM may require operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect our interests on federal lands.

In addition, litigation related to leasing and permitting of federal lands could also restrict, delay or limit our ability to conduct operations on our federal leasehold or acquire additional federal leasehold. For example, in 2022, two environmental advocacy groups filed suit against the U.S. Department of Interior and the BLM challenging certain lease sales by the BLM beginning in December of 2017 (the “BLM Litigation”). On January 17, 2025, a three-judge panel of the Ninth Circuit Court of Appeals upheld vacatur of various leases sold by the BLM, on grounds that the BLM violated the NEPA (defined herein) and the Federal Land Planning and Management Act when selling certain leases. It remains unclear whether parties involved in the BLM Litigation will seek en banc review of the decision. While the Acquired Companies are not named in the BLM Litigation (as defendants, intervenors or otherwise), certain of the leases owned by the Acquired Companies in the PRB covering approximately 82,804 acres (as of September 30, 2025) have been “placed in suspense” pending a ruling by the Ninth Circuit Court of Appeals in the BLM Litigation. It is possible that the Ninth Circuit Court of Appeals ruling could result in the cancellation of these leases. In addition, as part of the BLM Litigation, on September 13, 2024, the U.S. District Court for the District of Columbia issued a ruling temporarily enjoining further applications for permits to drill (“APDs”) with respect to certain of the Acquired Companies’ BLM leases, citing erroneous data that overstated the amount of available groundwater in the Converse County Oil and Gas Project’s (the “Project”) Environmental Impact Statement. This ruling had the effect of halting federal APD approvals within the area of the Project until the court “determines the appropriate final remedy” to correct the deficiency being alleged in the case. It is possible that the BLM’s review and ultimate approval of our APDs could be impacted by this federal court ruling. If the January 17, 2025 Ninth Circuit Court of Appeals decision remains final, or if a final judgment on any similar future litigation results in the cancellation of leases or otherwise restricts production of our oil, natural gas or NGLs assets, our financial condition, results of operations and cash flows could be materially and adversely affected; however, we could also receive the return of up to $79 million of total lease bonuses previously paid in certain circumstances, which would have a positive effect on working capital.

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New or revised rules, regulations and policies may be issued, and new legislation may be proposed, that could impact the oil and gas exploration and production industry.

New or revised rules, regulations and policies may be issued, and new legislation may be proposed, that could impact the oil and gas exploration and production industry. Such rules, regulations, policies and legislation may affect, among other things, (i) permitting for oil and gas drilling on state, tribal and federal lands; (ii) the leasing of state, tribal and federal lands for oil and gas development; (iii) the regulation and disclosure of greenhouse gas (“GHG”) emissions and/or other climate change-related matters associated with oil and gas operations (e.g., the development, implementation and carrying out of carbon capture and storage activities, including associated financial or tax incentives); (iv) the use of hydraulic fracturing on state, tribal and federal lands; (v) the calculation of royalty payments in respect of oil and gas production from state, tribal and federal lands (including, but not limited to, an increase in applicable royalty percentages); (vi) U.S. federal income tax laws applicable to oil and gas exploration and production companies; and (vii) the use of financial derivative instruments to hedge the financial impact of fluctuations in crude oil, natural gas and NGLs prices. As an example, drilling long lateral wells in Wyoming typically involves interception and development of multiple federal leases. However, for several years, the federal government, through the BLM, has limited the number of minerals acres made available for lease. As a result, many operators suffer from leasehold “gaps” in their drilling units, which effectively prohibit these operators from developing their existing federal leasehold at no-fault of the operator. Section 39 allows for the suspension of operations and production on leases when the necessary federal tracts for exploration and development are not yet available. Section 39 suspense must be requested annually. Certain of the leases owned by the Acquired Companies in the PRB have been “placed in suspense” under Section 39. The ability of the Acquired Companies to effectively develop these leases is subject to their ability to close existing “gaps” in its federal leasehold by leasing additional acreage from the BLM.

For a further discussion regarding government regulations and related risks to which we may be subject, see “Risks Relating to Our Business.”

Our hedging activities may prevent us from fully benefiting from increases in crude oil, natural gas and NGLs prices and may expose us to other risks, including counterparty risk, and our future production may not be sufficiently protected from any declines in commodity prices by our existing or future hedging arrangements.

We use financial derivative instruments (primarily financial fixed price swaps and collar contracts) to hedge the impact of fluctuations in commodity prices on our results of operations and cash flows. In connection with the entry into the A&R Credit Agreement, the Company was required to hedge at least 75% of its projected proved developed producing reserves (PDP) oil and gas production at the time of entry into the A&R Credit Agreement, for the first 24 months of the agreement, and 50% of its projected PDP of oil and gas production for months 25–36. Afterward, within 60 days after each fiscal quarter, the Company must show it has hedged at least 50% of expected oil and gas production for the next 18 months. The Company may hedge crude oil, natural gas, or natural gas liquids (on a barrel of oil equivalent basis) to meet these requirements, but may not hedge more than 75% of anticipated production (on a barrel of oil equivalent basis) for any month. As of the date of this information statement, the Company currently has approximately 75% of its crude oil production hedged through November 2027 and approximately 51% hedged from December 2027 through November 2028, and ~75% of its natural gas production hedged through November 2027 and approximately 50% hedged from December 2027 through November 2028, at various prices. To the extent that we have engaged, or in the future engage, in hedging activities to protect ourselves against commodity price declines, we may be prevented from fully realizing the benefits of increases in commodity prices above the prices established by our hedging contracts. In addition, our hedging activities may expose us to the risk of financial loss in certain circumstances, including instances in which the counterparties to our hedging contracts fail to perform under the contracts.

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The Acquired Companies have in the past incurred impairments and future conditions might require us to incur additional impairments or make write-downs in the assets held by the Acquired Companies, which would adversely affect our balance sheet and results of operations.

We review our long-lived tangible and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. During the years ended December 31, 2024 and 2023, the Acquired Companies recorded impairment charges of $3.9 million and $21.1 million, respectively, to their proved and unproved oil and natural gas properties. We could be at risk for proved and unproved property impairments if we experience adverse market conditions for an extended period of time. The carrying values of our properties are sensitive to declines in oil, natural gas and NGL prices as well as increases in various development and operating costs and expenses. If oil, natural gas and NGL prices remain depressed for extended periods of time or decline materially from current levels, we may be required to record additional write-downs of the carrying value of our proved oil and natural gas properties. Further, we periodically evaluate our unproved oil and natural gas properties to determine the recoverability of our costs. Prior write-offs have adversely affected balance sheet assets and results of operations and any future significant write-offs would similarly adversely affect our balance sheet and results of operations.

The market price of the combined company common stock is expected to be volatile, and the market price of the common stock may drop following the Mergers and the Automatic Conversion Date.

The market price of the combined company common stock following the Mergers and the Automatic Conversion Date could be subject to significant fluctuations. Some of the factors that may cause the market price of the combined company common stock to fluctuate include:

•	if the combined company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts;

•	failure to meet or exceed the financial and development projections of the investment community;

•	failure to meet or exceed financial and development projections the combined company may provide to the public;

•	if the combined company fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	our actual or anticipated operating and financial performance and drilling locations, including reserves estimates;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

•	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

•	speculation in the press or investment community;

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•	public reaction to our press releases, announcements and filings with the SEC;

•	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

•	the limited amount of our freely tradable common stock available in the public marketplace;

•	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

•	the realization of any of the risk factors presented in our Annual Report;

•	the recruitment or departure of key personnel;

•	commencement of, or involvement in, litigation;

•	the prices of oil and natural gas;

•	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

•	changes in market valuations of companies similar to ours; and

•	domestic and international economic, health, legal and regulatory factors unrelated to our performance.

The PEDEVCO common stock is listed on the NYSE American under the symbol “PED.” The PEDEVCO common stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of PEDEVCO common stock. Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of PEDEVCO common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in us.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if the combined company experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with the combined company’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.

Additionally, as a result of the potential illiquidity and sporadic trading of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. This may have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. We cannot assure you that an active trading market for our common stock will develop or, if one develops, that it will be sustained.

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Raising additional capital may cause dilution to the combined company’s shareholders.

The combined company may finance its cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. Any additional fundraising efforts may divert the combined company’s management from their day-to-day activities, which may adversely affect its business. To the extent that the combined company raises additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing or refinancing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect the combined company’s business. If the combined company raises additional funds through upfront payments or milestone payments pursuant to future collaborations with third parties, it may have to relinquish valuable rights to product development programs, or grant licenses on terms that are not favorable to it. The combined company’s ability to raise additional capital may be adversely impacted by global macroeconomic conditions and volatility in the credit and financial markets in the U.S. and worldwide, over which the combined company may have no or little control. Its failure to raise capital as and when needed or on acceptable terms would have a negative impact on its financial condition and its ability to pursue its business strategy.

If the combined company no longer qualifies as a smaller reporting company or otherwise does not qualify for applicable exemptions, the combined company will be subject to additional laws and regulations affecting public companies that will increase the combined company’s costs and the demands on management and could harm the combined company’s operating results.

The combined company will be subject to the reporting requirements of the Exchange Act, which requires, among other things, that the combined company file with the SEC, annual, quarterly and current reports with respect to the combined company’s business and financial condition, as well as other disclosure and corporate governance requirements. However, as a “smaller reporting company”, the combined company may take advantage of exemptions from various requirements such as an exemption from the requirement to have the combined company’s independent auditors attest to the combined company’s internal control over financial reporting under Section 404 and other reduced disclosure obligations regarding executive compensation in the combined company’s periodic reports and information statements. If the combined company no longer qualifies as a smaller reporting company or otherwise does not qualify for these exemptions, the combined company will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If the combined company is not able to comply with the requirements in a timely manner or at all, the combined company’s financial condition or the market price of the combined company common stock may be harmed. For example, if the combined company or its independent auditor identifies deficiencies in the combined company’s internal control over financial reporting that are deemed to be material weaknesses the combined company could face additional costs to remedy those deficiencies, the market price of the combined company’s stock could decline or the combined company could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

The combined company’s ability to utilize its net operating loss carryforwards and tax credit carryforwards may be subject to limitations.

The combined company’s ability to use its federal and state net operating losses (“NOLs”) to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon the combined company’s generation of future taxable income, and PEDEVCO cannot predict with certainty when, or whether, the combined company will generate sufficient taxable income to use all of its available NOLs.

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Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”) and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research and development tax credits) to offset its post-change income may be limited. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain 5% shareholders over a three-year period. PEDEVCO may have experienced such ownership changes in the past, and the Mergers, also result in an ownership change. PEDEVCO may experience additional ownership changes in the future due to subsequent shifts in its stock ownership (some of which are outside of its control). The Acquired Companies may have experienced ownership changes in the past, may experience an ownership change as a result of the Mergers and the PIPE Financing, and may experience ownership changes in the future due to subsequent shifts in the combined company’s stock ownership (some of which are outside of its control). Consequently, even if the combined company achieves profitability, it may not be able to utilize a material portion of the Acquired Companies’, PEDEVCO’s or the combined company’s NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. Similar provisions of state tax law may also apply to limit the combined company’s use of accumulated state tax attributes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, the combined company’s existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. In addition, if PEDEVCO is not deemed to continue its historic business for two years after an ownership change, the PEDEVCO pre-change NOL carryforwards and other pre-change tax attributes may be reduced to zero ($0).

Future sales of shares by existing shareholders could cause the combined company’s stock price to decline.

If existing securityholders of PEDEVCO, including the PIPE Investors and/or affiliates of Juniper, sell, or indicate an intention to sell, substantial amounts of the combined company common stock in the public market, the trading price of the common stock of the combined company could decline. Based on shares outstanding as of January 30, 2026 and, the shares of PEDEVCO Series A Preferred Stock expected to be issued on the Automatic Conversion Date, the combined company is expected to have outstanding a total of approximately 265,797,317 shares of common stock immediately following the Automatic Conversion Date. All of the shares of PEDEVCO common stock, will become available for sale in the public market beginning on April 30, 2026 pursuant to Rule 144 of the Securities, provided that the holders of all of the Conversion Shares were provided registration rights pursuant to the Shareholder Agreement, discussed in greater detail below under “Agreements Related to the Mergers—Shareholder Agreement” and the Subscription Agreements, discussed in greater detail below under “Agreements Relating to the Mergers—Subscription Agreements”. If these shares are sold, the trading price of the combined company common stock could decline.

After the Automatic Conversion Date, affiliates of Juniper will have the ability to control or significantly influence all matters submitted to the combined company’s shareholders for approval.

After the Automatic Conversion Date, affiliates of Juniper, will, in the aggregate, beneficially own approximately 52.5% of the combined company’s outstanding shares of capital stock, on a fully diluted basis. As a result, if these shareholders were to choose to act together, they would be able to control or significantly influence all matters submitted to the combined company’s shareholders for approval, as well as the combined company’s management and affairs. As such, affiliates of Juniper will be able to control the outcome of all matters requiring a shareholder vote, including the election of directors, the adoption of amendments to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions, subject to requirements under Texas law which require the approval of two-thirds of the outstanding voting stock.

From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

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Pursuant to the terms of the Shareholder Agreement, Century and North Peak have the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof.

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)	three Directors nominated by the Juniper Shareholder, which must include at least one independent director (initially, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion, as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

The Shareholder Agreement sets forth certain additional governance and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

In some instances, affiliates of Juniper may have interests different than the rest of our shareholders. The influence or control of our Company by such persons may have the effect of delaying or preventing a change of control of our Company and may adversely affect the voting and other rights of other shareholders. Additionally, the interests of such persons may differ from the interests of the other shareholders and thus result in corporate decisions that are adverse to other shareholders.

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The PEDEVCO Series A Preferred Stock provides the holders thereof certain rights which may have a material adverse effect on our stock price and operations.

As long as any PEDEVCO Series A Preferred Stock is outstanding, PEDEVCO and its subsidiaries may not, without approval of holders of a majority in interest of the outstanding shares of the PEDEVCO Series A Preferred Stock, voting as a single class: (a) amend PEDEVCO’s governing documents (including the PEDEVCO Series A Designation); (b) change the size or composition of the board or the committees of the board of PEDEVCO or any of its subsidiaries; (c) alter the line or materially change the nature of the business of PEDEVCO or any of its subsidiaries; (d) issue securities (including securities convertible, exchangeable or exercisable for equity) of PEDEVCO, including the grant of any equity award with respect to securities of PEDEVCO; (e) issue securities (including securities convertible, exchangeable or exercisable for equity) of the subsidiaries of PEDEVCO, other than issuances by a subsidiary of PEDEVCO to PEDEVCO or another wholly owned subsidiary thereof; (f) repurchase, redeem or acquire any capital stock or other equity securities of PEDEVCO, except between wholly-owned subsidiaries or under permitted employee plans; (g) (i) declare or pay dividends or other distributions on any class or series of capital stock of PEDEVCO or any of its subsidiaries or (ii) enter into any recapitalization transaction with the primary purpose of paying a dividend or other distribution, other than transactions between PEDEVCO and its wholly owned subsidiaries; (h) enter into any agreement with respect to, or effect, any merger, consolidation, recapitalization, reclassification, stock split, combination, or other change of control transaction (including through the sale of all or substantially all assets or a majority of the equity interests) of PEDEVCO or any of its subsidiaries; (i) adopt any plan of complete or partial liquidation, dissolution, or winding up of PEDEVCO or any of its subsidiaries; (j) enter into any agreement with respect to, or effect, any acquisition, divestiture, or disposition of assets, properties or equity interests exceeding $500,000 in any fiscal year, whether in a single transaction or in a series of related transactions; (k) authorize, or make any commitment with respect to, any single capital expenditure exceeding $250,000, other than capital expenditures in accordance with the budget then in effect; (l) incur indebtedness or issue debt or assume, guarantee or endorse any such debt, in each case having an aggregate principal amount over $500,000, other than in the ordinary course; (m) enter any joint venture, partnership or similar alliance; (n) hire, terminate, or designate executive officers, or appoint or remove the board chair; (o) enter into or amend or modify any agreement or transaction with shareholders, affiliates, or related parties; (p) approve, adopt or amend or modify incentive or equity plans (including existing ones); (q) change auditors or the fiscal year of PEDEVCO or any of its subsidiaries; (r) commence or settle litigation or any arbitration, mediation or similar proceeding involving more than $500,000; (s) adopt any shareholder rights plan or “poison pill” or similar arrangement; (t) exchange, reclassify, or cancel any PEDEVCO Series A Preferred Stock shares; (u) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of PEDEVCO Series A Preferred Stock; (v) alter the rights, preferences or privileges of the PEDEVCO Series A Preferred Stock so as to adversely affect the shares of such series; (w) amend or modify any Support Agreement; or (x) announce an intention, enter into any formal or informal agreement, or otherwise commit to do any of the foregoing.

Additionally, from the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt.

The rights and preferences of the PEDEVCO Series A Preferred Stock could adversely affect the value and trading price of the PEDEVCO common stock. As discussed above the PEDEVCO Series A Preferred Stock includes certain approval and protective provisions, including the right to appoint one member of our board of directors. These rights give the holders of the PEDEVCO Series A Preferred Stock significant influence over matters that may be important to PEDEVCO common stock holders, including corporate actions and fundamental business decisions. The interests of the holders of the PEDEVCO Series A Preferred Stock may differ from or conflict with those of holders of the PEDEVCO common stock, which could result in decisions that are not aligned with the interests of the PEDEVCO common stock holders. As a result, the market price of the PEDEVCO common stock may be lower than it would be if we did not have PEDEVCO Series A Preferred Stock outstanding or if PEDEVCO Series A Preferred Stock did not include such rights and protections. In addition, the presence of PEDEVCO Series A Preferred Stock with such rights could make the PEDEVCO common stock less attractive to investors or limit the potential appreciation of the PEDEVCO common stock relative to companies that do not have preferred stock with similar rights.

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The combined company may be exposed to increased litigation, including shareholder litigation, which could have an adverse effect on the combined company’s business and operations.

The combined company may be exposed to increased litigation from shareholders, suppliers and other third parties due to the combination of PEDEVCO’s business and the Acquired Companies business following the Mergers. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations. In addition, in the past, shareholders have initiated class action lawsuits against oil and gas companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the combined company, could cause the combined company to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

Risk Factors Relating to the Reverse Stock Split

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of the PEDEVCO common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of shareholders who own odd lots (less than 100 shares) of the PEDEVCO common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales. See also “The Reverse Stock Split Authority”, including “—Risks of the Reverse Stock Split”, below.

Our Reverse Stock Split may not result in a proportional increase in the per share price of the PEDEVCO common stock.

The Majority Shareholders authorized the Board to effect a Reverse Stock Split in a ratio of between 1-for-10 and 1-for-20, in their discretion at any time prior to October 30, 2026. The effect of the Reverse Stock Split on the market price for the PEDEVCO common stock cannot be accurately predicted. In particular, we cannot assure you that the proportionate increase in the prices of the PEDEVCO common stock immediately after the Reverse Stock Split from the prices for shares of the PEDEVCO common stock immediately before the Reverse Stock Split will be maintained for a substantial period of time. It is not uncommon for the market price of a company’s common stock to decline in the period following a Reverse Stock Split. If the market price of the PEDEVCO common stock declines following the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of the PEDEVCO common stock may also be affected by other factors which may be unrelated to the Reverse Stock Split or the number of shares outstanding.

Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the PEDEVCO common stock. Accordingly, our total market capitalization after the Reverse Stock Split may be lower than the market capitalization before the Reverse Stock Split. See also “The Reverse Stock Split Authority”, including “—Risks of the Reverse Stock Split”, below.

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THE MERGERS

This section and the section titled “The Merger Agreement” beginning on page 84 of this information statement describe the material aspects of the Mergers and the Merger Agreement. While PEDEVCO and the Acquired Companies believe that this description covers the material terms of the Mergers and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire information statement for a more complete understanding of the Mergers and the Merger Agreement and the other documents to which you are referred in this information statement. See the section titled “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181 of this information statement.

Information About the Parties

PEDEVCO Corp.

PEDEVCO is an oil and gas company focused on the acquisition and development of oil and natural gas assets. In particular, PEDEVCO focuses on legacy proven properties where there is a long production history, well defined geology and existing infrastructure that can be leveraged when applying modern field management technologies. Its current properties are located in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico and in the Denver-Julesberg Basin in Colorado and Wyoming. As of September 30, 2025, PEDEVCO held approximately 14,105 net Permian Basin acres located in Chaves and Roosevelt Counties, New Mexico, through its wholly-owned subsidiary, Pacific Energy Development Corp., and which are operated by its wholly-owned operating subsidiary, Ridgeway Arizona Oil Corp. Also as of September 30, 2025, PEDEVCO held approximately 18,489 net D-J Basin acres located in Weld and Morgan Counties, Colorado, and Laramie County, Wyoming, through its wholly-owned subsidiary, PRH Holdings LLC, and which are operated by its wholly-owned operating subsidiary, Red Hawk Petroleum, LLC. As of September 30, 2025, PEDEVCO held interests in 40 gross (34.5 net) wells in its Permian Basin Asset, of which 31 gross (22.1 net) wells are active producers, two are active injectors and two are active salt water disposal wells, all of which were held by PEDCO and operated by RAZO, and interests in 52 gross (5.7 net) wells in our D-J Basin Asset held by PRH, and 17 wells that had an after-payout interest.

Our securities are currently traded on NYSE American under the ticker symbol “PED.”

The mailing address of our principal executive office is 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079 and our telephone number is (713) 221-1768.

For additional information about PEDEVCO, please see our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. See also “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 181 of this information statement.

Merger Subs

The Merger Subs were wholly owned subsidiaries of PEDEVCO. The Merger Subs were formed by PEDEVCO solely in contemplation of the Mergers, had not conducted any business and had no assets, liabilities or other obligations of any nature prior to the Mergers.

In connection with the Mergers, NPOG was merged with and into First Merger Sub, with NPOG continuing as the surviving entity and COG was merged with and into Second Merger Sub, with COG continuing as the surviving entity.

The mailing address of both Merger Subs’ principal executive offices is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079, and their telephone number is (713) 221-1768.

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North Peak Oil & Gas, LLC

NPOG is a privately held oil and gas exploration and production company that primarily that, together with its wholly-owned subsidiaries, operates in the northern part of the D-J Basin. As of September 30, 2025, NPOG and its subsidiaries owned approximately 78,885 net leasehold acres in the D-J Basin, approximately 73.6% of which was held by production, with an average working interest of 92.7%.

The mailing address of NPOG’s principal executive office is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.

For more information about NPOG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”

Following the Mergers, NPOG is wholly-owned by PEDEVCO.

Century Oil and Gas Sub-Holdings, LLC

COG is a privately held oil and gas exploration and production company that, together with its subsidiaries, operates in the PRB. As of September 30, 2025, COG and its subsidiaries owned approximately 201,886 net leasehold acres in the PRB, approximately 26.3% of which was held by production, with an average working interest of 76.9%.

The mailing address of COG’s principal executive office is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.

For more information about COG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”

Following the Mergers, COG is wholly owned by PEDEVCO.

Background of the Mergers

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board or committees thereof or the representatives (including management) of PEDEVCO and other parties.

The Board and management team of PEDEVCO regularly review PEDEVCO’s operating results, capital structure, future growth opportunities and its competitive position in the exploration and production industry. These analyses have included consideration by the Board and PEDEVCO’s management team, and discussions with industry participants from time to time, of potential strategic transactions, including acquisitions, divestitures, joint ventures and business combinations or other transactions, as well as ongoing initiatives aimed at enhancing shareholder value, strengthening PEDEVCO’s liquidity positions and growing PEDEVCO’s business organically, to prepare for and respond to changing market forces and resulting business risks and uncertainties in the exploration and production industry.

Mr. Doug Schick, current President, Chief Executive Officer, and director of PEDEVCO and Mr. Edward Geiser, the Executive Managing Partner of Juniper and the head of the Investment Committee for the firm and its funds, have known each other since 2011, when Mr. Geiser and Mr. Schick were each in different roles in the energy industry.

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As part of PEDEVCO’s regular review of activity in its areas of focus, PEDEVCO began monitoring NPOG’s drilling and production in Wyoming several years ago. Based upon such development, PEDEVCO leased acreage in the area in 2022 and 2023. PEDEVCO was also familiar with members of the operating team for NPOG, having worked with them previously. Given PEDEVCO’s interest in the area, Mr. Schick made contact with Mr. Geiser in June 2023 to discuss Juniper’s plans and strategy for NPOG.

On June 26, 2023, a mutual non-disclosure agreement was signed between PEDEVCO and Juniper dated June 23, 2025. The agreement did not contain a standstill and/or any “don’t ask, don’t waive” provisions.

From June 2023 to early November 2023, PEDEVCO, Juniper, and their respective advisors conducted due diligence and analysis of a potential combination of PEDEVCO with NPOG and COG.  Such due diligence included the exchange of materials, including internal reserve databases and financial statements, as well as numerous in-person and virtual meetings between key management, operational and technical personnel for each group.  During the discussions, PEDEVCO and Juniper expressed alignment on a strategy of creating a strong publicly traded company focused on the Rocky Mountain area that could grow through further developing its assets as well as through strategic acquisitions.

Beginning in November 2023, PEDEVCO and Juniper, along with their advisors, began discussing general terms of a potential combination. Juniper also indicated that it was in discussions with other potential counterparties regarding an alternative transaction.  From November 2023 to August 2024, the parties and their advisors provided updates on their respective activities and results.  During this time, the parties also continued to discuss general terms of a potential combination as well as potential risks involved in a transaction.

On September 16, 2024, PEDEVCO’s advisor spoke to Mr. Geiser. In that discussion, Mr. Geiser advised that Juniper wanted to pause the transaction.

From September 16, 2024 to January 2025, no further discussions between the principals or their advisors took place regarding the potential combination.

On January 15, 2025, Amplify Energy Corp. (“Amplify”) (NYSE:AMPY), announced that it had entered into a definitive merger agreement with NPOG and COG.  Under the terms of the agreement, Amplify would issue Juniper approximately 26.7 million shares of Amplify common stock, and assume approximately $133 million in net debt. Pro forma for the transaction, Amplify shareholders were expected to retain approximately 61% of Amplify’s outstanding equity with approximately 39% being owned by Juniper. The transaction was expected to close in the second quarter of 2025, subject to customary closing conditions, including obtaining the requisite shareholder and regulatory approvals.

On January 15, 2025, Mr. Schick emailed Mr. Geiser to congratulate him on the Amplify announcement. They agreed to meet to discuss their prior conversations and analysis and to discuss other potential opportunities.

On March 4, 2025, Amplify filed a definitive proxy statement to seek approval by Amplify’s stockholders of the transaction with Juniper under applicable New York Stock Exchange rules and requirements.

On April 4, 2025, PEDEVCO engaged Roth to act as its financial advisor in connection with potential business combinations.

On April 25, 2025, Amplify and Juniper entered into a mutual termination agreement to terminate the proposed merger, effective immediately.

In early May 2025, following the Amplify merger termination, Juniper had numerous conversations with potential counterparties which expressed interest in a potential combination with Juniper’s Rockies assets or an acquisition of such assets.  Counterparties included both public and private companies.

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On May 15, 2025, Mr. Schick and Mr. Geiser met. At the meeting, each party expressed an interest in reviewing a potential combination between PEDEVCO and NPOG and COG, and they expressed alignment on strategy consistent with their prior conversations. During the meeting, Mr. Geiser informed Mr. Schick that Juniper had also been approached by other potential counterparties and could engage with those other groups. Following the lunch, Mr. Schick sent an email to Mr. Geiser outlining options for an expedited transaction.

On May 16, 2025, an updated non-disclosure agreement was signed by PEDEVCO and Juniper. The agreement did not contain a standstill and/or any “don’t ask, don’t waive” provisions.

On June 2, 2025, the engagement agreement between PEDEVCO and Roth was updated to specifically include a potential transaction with Juniper and its affiliates.

On June 5, 2025, Juniper posted due diligence materials to a shared drive so PEDEVCO could begin to re-analyze asset, engineering, geology, land, midstream and financial data for a potential combination agreement.  Similarly, PEDEVCO provided Juniper with due diligence materials beginning in June 2025.

From June 5, 2025 to October 2025, PEDEVCO and Roth conducted due diligence on NPOG and COG.  Roth also analyzed the relative values of the companies as well as certain other information in connection with a potential combination.

On July 11, 2025, Mr. Schick and Dr. Simon Kukes (a PEDEVCO director and its majority shareholder at that time), met with Mr. Geiser and Mr. Schmidt from Juniper in Juniper’s offices to discuss a potential transaction. Mr. Alexander Montano, Managing Director and Head of Energy Investment Banking at Roth was present and representing PEDEVCO, and Mr. Keith Behrens from Stephens Inc. (“Stephens”) was present representing Juniper. During the meeting, the strategic goals of a potential combination were discussed and each party agreed to continue their discussions and analysis. The meeting was not focused on valuation or terms of a potential merger; however, Dr. Kukes expressed that he thought a true partnership could result in Juniper owning 50% of the combined company.

In early July 2025, Mr. Schick contacted PEDEVCO’s relationship manager at Citibank, N.A. (“Citibank”) to initiate discussions regarding the amendment and restatement of its existing reserve-based facility with Citibank to expand the facility as required to finance the transactions being contemplated.

On July 14, 2025, PEDEVCO management and its technical team attended a data room presentation meeting in Juniper’s offices to review technical. operational and financial data. Participants included Mr. Schick and Jody Crook (PEDEVCO’s Chief Commercial Officer) as well as other non-executive members of the PEDEVCO team, and R.T. Dukes (Chief Executive Officer), Robert “Bobby” Long (Chief Financial Officer) and Ryan Leachman (Chief Operating Officer) of the COG team, along with representatives of Roth, Stephens and Citibank.

On July 17, 2025, Juniper officially engaged Stephens as its financial advisor regarding a potential transaction involving NPOG and COG.

From June 2025 to early August 2025, Juniper executed non-disclosure agreements with over 20 potential counterparties and provided due diligence information to such groups, including conducting management presentations to over 15 potential counterparties.

On July 17, 2025, Roth delivered a draft term sheet to Stephens relating to a potential merger of PEDEVCO with NPOG and COG. The term sheet proposed an equity split of 49.6% Juniper and 50.4% for PEDEVCO with PEDEVCO assuming up to $125 million of debt and negative working capital of Juniper.

From July 17, 2025 to July 24, 2025, Juniper evaluated the draft term sheet presented by PEDEVCO internally and with its legal team, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”).

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On July 24, 2025, the Juniper team, via email from Mr. Behrens at Stephens to Mr. Schick on behalf of PEDEVCO, presented PEDEVCO a term sheet response outlining proposed changes to the term sheet. Key changes included Juniper owning 57% of the pro forma Company and PEDEVCO assuming up to $130 million of debt and negative working capital.

On July 29, 2025, PEDEVCO and Juniper had a call to discuss structure and valuation of a proposed transaction including pro forma ownership, governance and the structure of the merger consideration. Participants included Mr. Schick and Mr. Moore from PEDEVCO, and Mr. Geiser, Mr. Schmidt, Mr. Cumming, and Mr. Tim Gray, the General Counsel and Chief Compliance Officer of Juniper, along with representatives from Roth and Stephens.

In early August 2025, Juniper received a total of 10 proposals from potential counterparties relating to NPOG and COG.  Following the receipt of such proposals, Stephens and Juniper analyzed the value creation potential of each proposal and determined a combination with PEDEVCO to be potentially superior to the other proposals, if satisfactory terms of such a combination could be reached.

On August 4, 2025, Mr. Schick and Mr. Geiser held a call to discuss the board structure and potential board candidates.

On August 6, 2025, Roth, on behalf of PEDEVCO, delivered a revised term sheet to Juniper and Stephens. The revised term sheet proposed that Juniper would own 53% of the combined company and PEDEVCO would assume debt and negative working capital of up to $125 million, with the post-transaction company having a seven-person board, including two Juniper representatives.

On August 7, 2025, Juniper and Stephens sent a further revised term sheet which included PEDEVCO’s assumption of up to $130 million of net debt and negative working capital as well as changes to the structure of the board.  Pro Forma ownership was left to be discussed further after additional analysis.

On August 8, 2025, Mr. Schick and Mr. Geiser had a call to discuss certain transaction points such as personnel, attorney fees, share amounts issued, and debt and negative working capital to be assumed,

On August 11, 2025, Mr. Schick and Mr. Geiser had a call to discuss board composition. They discussed a six-person board with two members appointed from PEDEVCO’s existing board, two members appointed by Juniper, and two new independent board members.

On August 12, 2025, PEDEVCO, through Roth, delivered a new term sheet to Juniper outlining 103 million shares to be issued to Juniper, a maximum of $130 million of debt and negative working capital to be assumed by PEDEVCO and a six-person board as discussed on August 11, 2025.

On August 13, 2025, Mr. Schick and Mr. Geiser had a call to discuss the term sheet and their respective stances on various terms, including pro forma ownership; however, no specific numbers were discussed and nothing was agreed upon during this call.

Also on August 13, 2025, Juniper sent a revised term sheet which included 112 million shares of PEDEVCO, representing approximately 55% of the combined entity, and $125 million of debt and negative working capital assumption. No other material changes to the term sheet were made by Juniper.

On August 14, 2025, Mr. Schick and Mr. Geiser had a call to discuss the term sheet. Mr. Schick expressed that 103 million shares for 53% of the combined company and assumption of up to $125 million in debt and negative working capital was PEDEVCO’s limit of consideration. Mr. Geiser agreed to the maximum of $125 million of debt and net working capital with the stipulation that Juniper would own 53% of PEDEVCO’s pro forma equity.  Mr. Geiser advised that a revised term sheet would be sent over by the end of the day, which was subsequently delivered.

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Later on August 14, 2025, the revised term sheet was executed by PEDEVCO, NPOG and COG. The term sheet included key provisions relating to remaining due diligence, pro forma ownership, governance, form of consideration, employees and timing among other provisions.  It also contained an exclusivity provision which restricted Juniper’s ability to engage with other counterparties until September 14, 2025.

From August 14, 2025 until October 31, 2025, Gibson Dunn as counsel to Juniper, and The Loev Law Firm, PC (“Loevlaw”) and K&L Gates LLP (“KLGates”) as counsel to PEDEVCO, along with PEDEVCO, Juniper and their advisors had numerous calls and meetings to finalize each parties’ due diligence and to negotiate the definitive merger agreement and other agreements. During this period, PEDEVCO, NPOG, COG and Juniper also met with numerous groups to secure the financing required to consummate the proposed merger.

During this period, Citibank commenced efforts to build out a syndicate of lenders to participate in the financing.  Such efforts included PEDEVCO, NPOG and COG meeting with and providing due diligence information to many potential lenders as well as responding to numerous requests for additional information.

On September 5, 2025, and again on September 10, 2025, Mr. Schick and Mr. Geiser had calls regarding the financing of the transaction as well as other topics, including board composition and compensation. They also discussed the possibility of an additional equity investment to strengthen the balance sheet of the combined Company.

On September 16, 2025, Mr. Schick and Mr. Moore from PEDEVCO had a call with Mr. Geiser and Mr. Gray from Juniper to discuss extending exclusivity and general thoughts regarding raising additional equity.

On September 17, 2025, Mr. Schick and Mr. Geiser had a call to discuss board members to be designated by Juniper. The discussion included Mr. Schmidt joining the PEDEVCO board at closing, and Mr. Geiser joining the board once the preferred stock converted to common equity. The parties also discussed pricing for the potential equity raise.

Also on September 17, 2025, PEDEVCO engaged Holland & Knight LLP (“Holland & Knight”) as outside legal counsel to assist with the amendment and restatement of its existing reserve-based facility.

On September 18, 2025, Mr. Schick and Mr. Moore initiated discussion with the PEDEVCO Compensation Committee regarding the negotiation of executive officer offer letters for Mr. Dukes and Mr. Long at Closing, the negotiation of new executive employment agreements with existing PEDEVCO executive officers Mr. Schick, Mr. Moore, and Mr. Crook at Closing, and the proposal to issue additional restricted stock to certain PEDEVCO executive officers and employees upon Closing, including Messrs. Schick, Moore, and Crook.

The PEDEVCO Board held a meeting on September 22, 2025, pursuant to which, among other things, the Board formed a Related Party Transaction Committee, consisting of Mr. John K. Howie and Mr. H. Douglas Evans, to evaluate, negotiate, and approve the terms of a contemplated equity financing on behalf of PEDEVCO (the “Related Party Transaction Committee”). The Related Party Transaction Committee members did not receive any consideration for their services in addition to their compensation as members of the Board.

On September 22, 2025 the Compensation Committee (Messrs. Howie, Scelfo, and Evans) held a meeting regarding executive compensation-related matters, and instructed Mr. Moore to provide compensation studies and relevant data from peer groups, which was provided by Mr. Moore to the Compensation Committee on September 23, 2025.

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Thereafter, multiple emails and calls between Compensation Committee Chairman Mr. Howie and Mr. Moore occurred on September 24, September 26, September 30, and October 8, 2025, with Mr. Howie and Mr. Schick also having a discussion regarding proposed executive officer severance terms and stock grants for Mr. Schick between September 24 and October 8, 2025, with Mr. Moore and Mr. Howie discussing the same on October 9, 2025.

On October 1, 2025, Mr. Schick and Mr. Geiser had a call to discuss possible candidates for the two independent board members.

On October 2, 2025, Mr. Schick and Mr. Geiser had several calls and exchanged emails regarding the specific amount of shares to be issued at Closing. It was agreed that PEDEVCO would issue 106.5 million shares to Juniper representing 53% of the combined company.

On October 3, 2025, Mr. Schick and Mr. Geiser had a call to discuss other independent board candidates and to discuss the appropriate amount of new equity to raise for the pro forma combined company. They agreed that $30 million of new equity would result in the Company having a strong balance sheet and expected ample liquidity.

On October 13, 2025, Mr. Scelfo, Mr. Howie, and Mr. Moore discussed proposed severance and stock grant terms for Mr. Schick, and Mr. Howie presented a proposed package to Mr. Schick on October 13, 2025.

On October 16, 2025, Mr. Moore provided the Compensation Committee (Messrs. Howie, Scelfo, and Evans) with proposed executive officer offer terms for Mr. Dukes and Mr. Long based on discussions between Mr. Schick and Mr. Moore with each other over the weeks prior, which the Compensation Committee informally approved on October 16, 2025.  Draft offer letters were prepared and presented by PEDEVCO to Mr. Dukes and Mr. Long on October 20, 2025, the Compensation Committee formally approved the offer letters on October 29, 2025, and PEDEVCO and each of Mr. Dukes and Mr. Long executed the offer letters on October 30, 2025, with employment effective November 1, 2025 after Closing of the Merger.

Also on October 16, 2025, Mr. Moore presented Mr. Schick with revised stock grant terms as instructed by the Compensation Committee on that date, and on October 20, 2025, Mr. Howie and Mr. Scelfo further discussed the gross-up provisions of the proposed severance packages for Mr. Moore and Mr. Schick.

On October 21, 2025, Mr. Moore provided certain data and analysis regarding the potential impact of the proposed gross-up terms to the Compensation Committee, which the Compensation Committee, Mr. Moore and Mr. Schick informally approved and accepted on such date, with final executive contracts prepared and provided to the Compensation Committee, Mr. Schick, Mr. Moore, and Mr. Crook on October 23, 2025.  The executive contracts were formally approved by the Compensation Committee on October 29, 2025, and signed by the Company and each of Mr. Schick, Mr. Moore, and Mr. Crook upon the Closing of the Merger on October 31, 2025. Mr. Schick did not participate in Compensation Committee discussions regarding his compensation.

On October 23, 2025, Mr. Schick and Mr. Geiser had a call to discuss the financing process and the potential timeline to close the proposed merger. As part of this discussion, they considered revising the equity raise to $35 million to ensure the combined company retained a strong financial position.

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On October 24, 2025, the Board, along with each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and the Related Party Transaction Committee, held a virtual meeting, with members of management and representatives of Roth participating in the relevant portions of the meeting. Although PEDEVCO was not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that the issuance of the Merger Preferred Shares in the Mergers was fair to PEDEVCO from a financial point of view, at the October 24, 2025 meeting, the PEDEVCO Board received an oral opinion of Roth, which opinion was confirmed by Roth’s written opinion dated October 30, 2025 as to the fairness, from a financial point of view, to PEDEVCO of the issuance of the Merger Preferred Shares in the Mergers as of October 30, 2025, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion.  After such presentation, the Board and its committees continued to discuss the Mergers and related transactions, including regarding the principal terms of the proposed amendment and restatement of PEDEVCO’s existing reserve-based facility with Citibank to expand the facility as required to finance the transactions contemplated in the term sheet.  The Board directed the officers of PEDEVCO to proceed with finalizing the documentation required with respect thereto.  Notably, Citibank required that the post-Closing Board of Directors and managers of PEDEVCO and each of its subsidiaries and each Acquired Company, as applicable, that serves as a guarantor under the Amended and Restated Credit Agreement, approve the Amended and Restated Credit Agreement and become a party thereto, rather than the pre-Closing Board of Directors and applicable managers, as the Amended and Restated Credit Agreement was required to be entered into by PEDEVCO and its subsidiaries, and each Acquired Company, which are guarantors under the Amended and Restated Credit Agreement.  Accordingly, immediately upon Closing of the Mergers, the new Board of Directors and managers of PEDEVCO and each of its subsidiaries and each Acquired Company, as applicable, approved, by unanimous written consent, the Amended and Restated Credit Agreement and related transactions.

On October 27, 2025, Citibank finalized its lender syndication process.

From October 27, 2025 to October 30, 2025, PEDEVCO finalized the terms of an Amended and Restated Credit Agreement.

On October 29, 2025, the Board, by unanimous vote of all directors voting (Dr. Kukes, Mr. Schick and Mr. Scelfo abstained to approving the PIPE Financing because they were related party transactions), the Audit Committee of the Board, Compensation Committee, Nominating and Corporate Governance Committee, and the Related Party Transaction Committee, entered into a written consent to action without meeting, pursuant to which, among other things, (1) the Board determined: (a) that the Mergers were fair, from a financial point of view, to the holders of PEDEVCO common stock; and (b) that it was advisable and in the best interest of PEDEVCO and the holders of PEDEVCO common stock that PEDEVCO enter into the Merger Agreement and, upon the terms and subject to the conditions set forth in the Merger Agreement, consummate the transactions contemplated thereby, including the Mergers; (2) the Related Party Transaction Committee, after due consideration, determined that it was advisable and in the best interest of PEDEVCO and the holders of PEDEVCO common stock that PEDEVCO enter into the Subscription Agreements and, upon the terms and subject to the conditions set forth in the Subscription Agreements, consummate the PIPE Financing; (3) the Board determined that the PIPE Financing was advisable and fair to, and in the best interests of, PEDEVCO and the holders of PEDEVCO common stock and authorized and approved the consummation of the PIPE Financing substantially upon the terms and conditions set forth in the Subscription Agreements and the filing of the Designation of the Series A Convertible Preferred Stock with the Secretary of State of Texas; (4) the Audit Committee (with Mr. Scelfo abstaining), which committee is tasked pursuant to the charter of the Audit Committee with reviewing related party transactions, approved the PIPE Financing; (5) the Board (with Dr. Kukes, Mr. Schick and Mr. Scelfo abstaining), consistent with Section 21.418 of the Texas Business Organizations Code, approved the PIPE Financing; (6) the Board approved various agreements related to and ancillary to the Merger Agreement and PIPE Financing; (7) the Board approved each of the PEDEVCO A&R Charter, the Reverse Stock Charter Amendment and Reverse Stock Authority, the Equity Plan Amendment and Equity Compensation Plan Increase, each subject to the required approvals of the stockholders of PEDEVCO; (8) the Board approved Amended and Restated Bylaws of PEDEVCO; (9) the Board approved the appointment of (a) Reagan Tuck “R.T.” Dukes as Chief Operating Officer of PEDEVCO and (b) Robert “Bobby” Long as Chief Financial Officer, Principal Financial/Accounting Officer and Treasurer of PEDEVCO, each effective as of the Closing and offer letters with each of Mr. Dukes and Mr. Long, discussed in greater detail under “Current Executive Officers and Directors of PEDEVCO—New Officer Executive Offer Letters”; (10) the Board approved the entry into Executive Employment Agreements with each of (a) J. Douglas Schick; (b) Clark R. Moore; and (c) Jody D. Crook, and the award of certain shares of restricted common stock to each of Messrs. Schick, Moore and Crook, each described in greater detail below under “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions —Executive Employment Agreements; Severance Benefits, —Transaction-Based Payments and Benefits”; (11) the Board approved of acceptance of the resignations of each of Dr. Simon G. Kukes, John Scelfo, and H. Douglas Evans, and further approved, after recommendation by the Nominating and Corporate Governance Committee, the appointment of (a) Josh Schmidt (nominee of the holders of a majority of the Series A Convertible Preferred Stock); (b) Martyn Willsher (independent); and (c) Kristel Franklin (independent) as members of the Board; and (12) the Board approved the recommendation that the holders of PEDEVCO common stock consent to and approve the Corporate Actions.

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On October 30, 2025, (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, President and Chief Executive Officer of PEDEVCO and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (g) John J. Scelfo, a then member of the Board; (h) H. Douglas Evans, a then member of the Board; and (i) John K. Howie, a member of the Board, who collectively held more than two-thirds of the combined voting power of the total issued and outstanding PEDEVCO common stock, executed a written consent in lieu of a special meeting of shareholders of PEDEVCO, approving each of the Corporate Actions, which will become effective automatically following the expiration of the 20 calendar day period contemplated by Rule 14c-2(b) promulgated under the Exchange Act following the mailing of this information statement.

On October 31, 2025, in preparation of the Closing the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock was filed with the Secretary of State of Texas.

On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement, which amended and restated that prior senior secured revolving credit agreement entered into on September 11, 2024 among the Company, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto, pursuant to which PEDEVCO borrowed $87 million which was used to refinance certain outstanding debt and liabilities of the Acquired Companies.

Concurrently with the Closing of the Mergers, the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock, at a price per share equal to $5.50 per share, pursuant to their entry into the Subscription Agreements. The PIPE Financing closed concurrently with the Mergers and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing was used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and Mergers.

As discussed above, the transaction was fully funded and closed on October 31, 2025 after market close.

On November 3, 2025, PEDEVCO filed a press release publicly announcing the transaction and a Current Report on Form 8-K with the SEC, disclosing the material terms of the Transaction Agreements and the closing of the PIPE Financing and Mergers.

One of the requirements of the Merger Agreement was that PEDEVCO would prepare and file with the SEC, as promptly as reasonably practicable, but in any event within 20 days after the October 31, 2025, Closing Date, in a form mutually agreeable to the parties to the Merger Agreement, this information statement.

Following the Closing Date, the parties determined to use September 30, 2025 financial and pro forma information in this information statement and as such, agreed on November 13, 2024, to a First Amendment to Agreement and Plan of Merger, pursuant to which each of the parties agreed that the Information Statement shall be prepared and filed with the SEC, as soon as reasonably practicable by PEDEVCO.

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The entry into the First Amendment to Agreement and Plan of Merger was described in PEDEVCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC on November 14, 2025.

Closing Date and Effective Time of Merger

The Mergers closed on October 31, 2025, and the Mergers were effective on the same date upon the filing with the Secretary of State of Delaware of Certificate of Mergers with the Secretary of State of Delaware in connection with each of the Mergers.

On the Closing Date and at the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies was automatically converted into 10,650,000 Merger Preferred Shares.

The Mergers have already closed and PEDEVCO is not seeking shareholder approval for the Mergers or for any other proposal pursuant to this information statement.

PEDEVCO’s Reasons for the Mergers

Our Board, in evaluating the Transactions, held a number of meetings, consulted with PEDEVCO’s executive management team, legal and financial advisors and other advisors, and considered the businesses, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of PEDEVCO and the Acquired Companies. In reaching its unanimous resolution (i) to determine that the Merger Agreement and the Transactions, including the Mergers and the issuance of the Merger Preferred Shares, and upon conversion thereof, the Merger Conversion Shares, were advisable, fair to and in the best interests of PEDEVCO and its shareholders; (ii) to approve and adopt the Merger Agreement and the Transactions, including the Mergers and the issuance of the Merger Preferred Shares, and upon conversion thereof, the Merger Conversion Shares; (iii) to approve the execution, delivery and performance by PEDEVCO of the Merger Agreement, including the Mergers and the issuance of the Merger Preferred Shares, and upon conversion thereof, the Merger Conversion Shares, upon the terms and subject to the conditions of the Merger Agreement; and (iv) to direct the Merger Agreement be submitted to the Majority Shareholders of PEDEVCO to be approved via the Written Consent, our Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. This explanation of our Board’s reasons for the Transactions and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” of this information statement.

In the course of reaching its recommendation, the Board consulted with PEDEVCO’s executive management team, legal and financial advisors and other advisors and considered several potentially positive factors and potential benefits of the Transactions, including but not limited to the following (not necessarily presented in order of relative importance to PEDEVCO):

Benefits of the Acquisition of the Acquired Companies.

•	Substantial Increase in Scale. The Transactions added approximately 16.8 MMBoe of proved developed reserves and approximately 280,000 net acres in the DJ Basin and PRB in Wyoming (each as of September 30, 2025), adjacent to assets owned and operated by some of the largest private and publicly traded U.S. oil companies. Over 115,000 of the net acres are operated and held-by-production. The large held-by-production position and multi-year term on a majority of the undeveloped acreage is expected to allow PEDEVCO to opportunistically develop the assets over time.

•	Significantly Accretive. The Transactions are expected to be significantly accretive to PEDEVCO’s free cash flow and cash flow per share in both the near- and long-term.

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•	Material Improvements to Operating Metrics and Efficiency. The assets acquired have historically generated strong margins with low operating costs, which is expected to improve operating and general and administrative (G&A) metrics across the combined company.

•	Material Synergies. The combined company is expected to benefit from material G&A and operational synergies, including from optimizing operational staff and costs spread out over a larger asset base and reducing overhead in connection with its combined operations by eliminating redundancies and duplicative costs.

•	Increases Organic Growth Opportunities. Within the assets acquired, PEDEVCO has identified hundreds of potential high-quality, operated undeveloped locations, including a multi-year inventory of high-confidence locations that PEDEVCO expects to opportunistically develop alongside, and as a complement to, its ongoing legacy development in the D-J Basin and Permian Basin.

•	Corporate Governance. PEDEVCO’s shareholders will have a continuing influence in the execution of the strategy and business plan of the combined company through both their continued ownership stake and the retention of two current PEDEVCO directors on the Board. Additionally, Mr. Schick, the current PEDEVCO President and Chief Executive Officer, and the current PEDEVCO management team will be responsible for the day-to-day operations of the combined company in the same or similar roles as they already held with PEDEVCO. The combined company’s headquarters will be located at the current PEDEVCO offices of Houston, Texas with the combined company operating under the PEDEVCO brand.

•	Creation of a Focal Area for Further Consolidation Opportunities. The large acreage position and operating footprint of the combined company in the DJ Basin and PRB provides PEDEVCO with a new core area for future consolidation opportunities with the potential for accretive add-on acquisitions from smaller private companies or non-core assets of larger operators. Additionally, the more broadly scaled pro forma asset base is expected to afford PEDEVCO flexibility in optimizing cash flow and production across its portfolio.

•	Portfolio Optionality. The combined portfolios of the two companies provide multiple options for the optimization of non-strategic assets, if desired.

Alternative Transactions

•	The Board believed, after thorough review and underlying knowledge of PEDEVCO’s strategic goals and opportunities, and trends in and the competitive environment of the exploration and production industry, including the potential impact of those factors on the trading price of PEDEVCO common stock (which cannot be precisely quantified numerically), that the Transactions were more favorable to PEDEVCO’s shareholders than the potential value that might reasonably be expected to result from remaining a stand-alone public company.

•	The Board also considered alternative strategic transactions, including asset acquisitions and other strategic combinations, and, following review of such alternatives and consultation with PEDEVCO management and Roth, believed that it was unlikely an alternative strategic counterparty could consummate a transaction that would be on superior terms and that would provide PEDEVCO shareholders better value than is being provided in connection with the Mergers.

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In addition to its consideration of the above benefits, our Board considered a number of other factors pertaining to the Transactions as generally supporting its recommendation of the Transactions, including but not limited to, the following material factors:

•	Receipt of Fairness Opinion from Roth. The Board considered the financial analyses reviewed and discussed with representatives of Roth, as well as the oral opinion of Roth rendered to the Board, which was subsequently confirmed by delivery of a written opinion dated October 30, 2025, to the effect that, as of such date, the Merger Preferred Shares were fair, from a financial point of view, to PEDEVCO. See the section entitled “— Opinion of PEDEVCO’s Financial Advisor” beginning on page 67.

•	Terms of PIPE Financing. The Board considered the terms of the PIPE Financing and the dilution caused thereby and determined that such PIPE Financing and the terms thereof were fair to PEDEVCO.

•	Terms of the Merger Agreement. The belief that, in consultation with PEDEVCO’s legal advisors, the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties, covenants and conditions to closing, and the circumstances under which the Merger Agreement were reasonable. For further discussion of the Merger Agreement and the terms included therein, please see the section entitled “— The Merger Agreement” beginning on page 91.

•	Shareholder Agreement and Related Agreements. Our Board’s belief that the terms of the ancillary agreements, including the Shareholder Agreement and PEDEVCO Series A Designation, are reasonable, and the fact that the parties have agreed to certain transfer and voting restrictions in the Shareholder Agreement, as more fully described in “— Agreements Related to the Mergers — Shareholder Agreement” on page 92.

•	Shareholder Approval. The fact that PEDEVCO’s shareholders were required to vote on the issuance of the Merger Preferred Shares, and upon conversion thereof, the Merger Conversion Shares, as well as the fact that the Company’s officers and directors already held over two-thirds of the voting rights of PEDEVCO and could approve the issuance of the PEDEVCO Series A Preferred Stock in the Mergers and PIPE Financing and the Conversion Shares issuable upon conversion thereof, via a written consent to action and without the need for a formal meeting of shareholders of PEDEVCO, which would ensure that the PIPE Financing and the Mergers would be completed in a timely manner.

•	Experienced Advisors. The fact that, in connection with the consideration of the Merger Agreement, the Board retained financial and legal advisors with knowledge and experience advising publicly traded companies with respect to transactions similar to the Mergers.

•	Other Factors. The Board also considered historical information concerning PEDEVCO’s and the Acquired Companies’ respective businesses, financial condition, results of operations, earnings, management, competitive positions and prospects on a standalone basis and a forecasted combined basis, as well as the current and prospective business environment in which PEDEVCO and the Acquired Companies operate, including national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on PEDEVCO and the combined company.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the Transactions, including the following (not necessarily in order of relative importance):

•	Significant Stock Issuances. The potential impact on the market price of PEDEVCO common stock from the increased number of outstanding shares of PEDEVCO common stock as a result of the conversion of the Merger Preferred Shares and PIPE Preferred Shares into shares of PEDEVCO common stock on the Automatic Conversion Date.

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•	Fixed Consideration. The fact that the consideration payable by us, including the number of shares of PEDEVCO common stock to be issued by us upon conversion of the Merger Preferred Shares, under the Merger Agreement is fixed, and will not be adjusted for changes in the market price of PEDEVCO common stock or the economic performance of PEDEVCO or the Acquired Companies following the Mergers. The number of shares of PEDEVCO common stock to be issued upon conversion of the Merger Preferred Shares will not be adjusted if the market price of PEDEVCO’s shares increases or if the economic performance of the Acquired Companies relative to PEDEVCO declines (or the economic performance of PEDEVCO relative to the Acquired Companies improves) prior to, or following, the Automatic Conversion Date, which means that the value of the shares of PEDEVCO common stock to be issued under the Merger Agreement based on the then-current trading price could be significantly higher than their value based on the trading price prevailing at the time the Merger Agreement was entered into.

•	Interim Restrictions. The fact that the restrictions on PEDEVCO’s conduct of business prior to completion of the Automatic Conversion could delay or prevent PEDEVCO from undertaking business opportunities that may arise or taking other actions with respect to its operations prior to the Automatic Conversion Date, and the fact that the occurrence of the Automatic Conversion Date depends on factors, some of which are outside of PEDEVCO’s or the Acquired Companies’ control, which means PEDEVCO could remain subject to such restrictions on PEDEVCO’s conduct of business for an extended period of time prior to the Automatic Conversion Date.

•	Certain Shareholder Rights. The fact that, as a result of the Mergers, affiliates of Juniper are expected to own approximately 53% of our issued and outstanding PEDEVCO common stock, on a fully diluted basis, and that such affiliates have certain shareholder rights pursuant to the Shareholder Agreement, as described in “Agreements Related to the Mergers — Shareholder Agreement” beginning on page 91, including the right to appoint one director through the Automatic Conversion Date and up to three directors thereafter, until the first date on which it and its affiliates no longer beneficially owns 10.0% or more of the PEDEVCO common stock (based on the number of outstanding shares of PEDEVCO common stock as of the Automatic Conversion Date) (see also “The Mergers—Management Following the Mergers and the Automatic Conversion Date”).

•	Business Disruption Resulting from the Transactions. The possibility that the announcement and pendency of the Transactions could result in the disruption of PEDEVCO’s business, including as a result of the substantial time and effort of management and other employees of PEDEVCO required to consummate the Transactions.

•	Risks Associated with Failure to Complete the Transactions. The risks and costs to PEDEVCO, including the transaction costs to be incurred by PEDEVCO in connection with the Transactions.

•	Effects on Stock Price. The fact that the market price of PEDEVCO common stock could be affected by many factors, including: (i) the announcement of the Transactions; (ii) the need to provide shareholders notice of the Transactions pursuant to this information statement and delays in connection therewith; and (iii) dilution caused by the conversion of the PEDEVCO Series A Preferred Stock.

•	Unknown Liabilities. The risk that the Acquired Companies may have or incur material liabilities that were not identified during our due diligence.

•	Litigation Risk. The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against us or our Board in connection with the Transactions.

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•	No Financing Condition. The fact that the Merger Agreement did not contain a financing condition other than the PIPE Financing, which was required to close at the same time as the Mergers, thereby limiting the risk of closing the Mergers.

•	Interests of Directors and Officers. The potentially differing interests of PEDEVCO directors and executive officers with respect to the consummation of the Mergers, including in connection with (i) the continued engagement and/or employment of such directors and executive officers, (ii) investments by such persons in the PIPE Financing, and (iii) the continued positions of certain of such directors as directors on the Board.

•	Other Risks. The risks and uncertainties associated with executing PEDEVCO’s business strategy and achieving PEDEVCO’s related financial projections and opportunities, including as described in the “risk factors” and “forward looking information” sections of PEDEVCO’s disclosures filed with the SEC and in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of this information statement.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Transactions were outweighed by the potential benefits of the Transactions to PEDEVCO’s shareholders.

The foregoing discussion of factors considered is not intended to be exhaustive, but rather it summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the Transactions, PEDEVCO did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied their own personal business judgment to the process and may have given different weight to different factors. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, PEDEVCO’s executive management team and the Board’s financial advisors and outside legal counsel.

PEDEVCO shareholders should be aware that the executive officers and directors of PEDEVCO have certain interests in the Transactions that may be different from, or in addition to (and which may conflict with) the interests of PEDEVCO shareholders generally. The Board was aware of these interests and considered them when approving the Transaction Documents, and the Transactions. See the section entitled “— Interests of PEDEVCO’s Directors and Executive Officers in the Transactions” beginning on page 74.

It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the risk factors set forth in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 31.

Approval of the Board

On October 29, 2025, the Board (a) determined that the terms and conditions of the Transaction Agreements and the Transactions were advisable, fair to and in the best interests of PEDEVCO and its shareholders, (b) approved and declared advisable the Transaction Agreements, including the Transactions, (c) authorized and approved the execution, delivery and performance by PEDEVCO of the Transaction Agreements and the consummation of the Transactions, upon the terms and subject to the conditions set forth therein and (d) recommended the submission to the Majority Shareholders of the Corporate Actions for approval thereof by such Majority Shareholders.

The Board reviewed and discussed information with respect to PEDEVCO’s and the Acquired Companies’ financial condition, results of operations, competitive position and business strategy, as well as current industry, economic and market conditions and trends in making such determinations.

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Required Shareholder Approval

While approval by PEDEVCO’s shareholders of the Merger Agreement and the Mergers was not required under PEDEVCO’s Existing Charter, Bylaws, the TBOC or the NYSE American Guide, PEDEVCO shareholder approval of the issuance of the Conversion Shares was required pursuant to Sections 711, 712 and 713 of the NYSE American Guide, which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer; and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock.

Additionally, because PEDEVCO expects to issue approximately 170,136,370 Conversion Shares upon the conversion of the Merger Preferred Shares and PIPE Preferred Shares, PEDEVCO will issue more than 20% of both the voting power and the number of shares of PEDEVCO common stock outstanding before such issuances. Further, the closing price of PEDEVCO’s common stock on October 30, 2025, which immediately preceded the signing of the Merger Agreement and Subscription Agreements, was $0.59 per share, and the average closing price of PEDEVCO’s common stock for the five trading days immediately preceding the signing of the Merger Agreement and Subscription Agreements was approximately $0.63 per share.

Under PEDEVCO’s Existing Charter and Bylaws, and the TBOC, the required stockholder approval for (a) the issuance of the Conversion Shares pursuant to Sections 711, 712 and 713 of the NYSE American Guide, (b) the PEDEVCO A&R Charter, (b) the Reverse Stock Split Authority, (c) the Reverse Stock Split Charter Amendment, and (d) the Equity Plan Amendment, pursuant to a written consent of shareholders of PEDEVCO, was the affirmative vote of shareholders holding a majority of all of the shares of the stock entitled to vote at a shareholders’ meeting.

Notwithstanding the above, the Majority Shareholders, holding over two thirds of the total voting power of PEDEVCO, authorized and approved the Corporate Actions via the Written Consent on October 29, 2025 in lieu of a special meeting of shareholders of PEDEVCO.

As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which will not occur prior to the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement.

See also “Action by Written Consent”, above.

Certain Financial Projections

General

Other than certain limited annual and quarterly financial guidance provided to investors, PEDEVCO does not, as a matter of course, publicly disclose internal projections regarding its future performance, earnings or other results due to, among other reasons, the unpredictability of the underlying assumptions and estimates.

PEDEVCO is including the summary financial projections relating to the Acquired Companies disclosed below (collectively, the “Projections”) in this information statement to provide its shareholders with access to certain non-public unaudited projected financial information about the Acquired Companies that was made available to Roth for its use and reliance in connection with its financial analyses and opinion, certain information from which was also made available to the PEDEVCO Board, but was not used to induce any of the Majority Shareholders to enter into the Written Consent. The Projections were generated by the senior management of the Acquired Companies, solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or GAAP. The Projections are forward-looking statements.

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The Projections reflect numerous estimates and assumptions made by management of the Acquired Companies with respect to general business and economic conditions and competitive, regulatory and other future events, as well as, among other things, matters related specifically to the recent operational performance, gross margins and anticipated development of the properties of the Acquired Companies, all of which are difficult to predict and inherently subjective, and many of which are beyond their control. Please read the information set forth in the section below titled “Important Information About the Financial Projections”.

The Projections were not discussed between Roth and the Acquired Companies, and Roth did not discuss the Acquired Companies’ assumptions underlying their Projections with PEDEVCO other than confirmation as to PEDEVCO’s direction to Roth to utilize such Projections in its analyses, corroboration that the Projections were prepared by senior management of the Acquired Companies, discussion that these were reasonably prepared on bases reflecting currently available good faith estimates and good faith judgments as to the future financial performance of the Acquired Companies, and that they reflected the latest forecast available. PEDEVCO did not provide any financial projections to Roth in connection with the preparation of Roth’s opinion, other than a pro forma summary of the estimated financial condition of the combined company, and instead Roth based its analyses on the financial information included in PEDEVCO’s previously filed periodic reports.

No financial forecasts or analyses were provided by the management of PEDEVCO to Roth.

Financial Projections

Roth used the following unaudited forecasted financial information for the Acquired Companies that was provided by management of the Acquired Companies, adjusted earnings before interest, taxes, depreciation, amortization and exploration expense (“Adjusted EBITDA”) (2025E) of $66.3 million and Adjusted EBITDA (2026E) of $70.9 million.

PEDEVCO AND THE ACQUIRED COMPANIES HAVE NOT UPDATED AND DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE SUMMARY PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, WHICH MAY INCLUDE, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

The inclusion of the Projections in this information statement should not be regarded as an indication that PEDEVCO, the Acquired Companies, the Board of PEDEVCO, Roth, or any party that received the Projections, then considered, or now considers, the Projections to be necessarily predictive of actual future events, and the Projections should not be relied upon as such. Important factors that may affect actual results and cause the Projections not to be achieved include (1) general economic conditions; (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) actions taken in respect to competitive pressures; (5) changes in tax laws; and (6) the various risk factors described in this information statement under “Risk Factors”. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Closing. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections represented a very small portion of the information utilized by Roth in its analyses in relation to the overall universe of information.

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Important Information About the Financial Projections

While the Projections summarized in this section were prepared in good faith and management of the Acquired Companies believes the assumptions on which the Projections were based were reasonable for the scenarios considered, no assurance can be made regarding future events. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the Projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the section titled “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond PEDEVCO’s and the Acquired Companies’ control. The assumptions and estimates underlying the Projections may not be realized. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections. None of PEDEVCO, the Acquired Companies, nor any of their affiliates assume any responsibility to their respective shareholders for the accuracy of this information.

The Acquired Companies’ senior management team prepared the Projections in good faith and on a reasonable basis based on the information available to the Acquired Companies’ senior management team at the time the Projections were prepared. The Projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this information statement are cautioned not to place undue reliance on the information that constitutes forward-looking statements. See also the “Cautionary Note Regarding Forward-Looking Statements” section of this information statement.

Weaver and Tidwell, L.L.P. (“Weaver”), PEDEVCO’s independent registered public accounting firm, and Whitley Penn LLP (“Whitley”), the Acquired Companies’ auditor, did not provide any assistance in preparing the Projections and have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections and, accordingly, Weaver and Whitley have not expressed any opinion or given any other form of assurance with respect thereto and assume no responsibility for, and disclaims any association with, the prospective financial information.

By including in this information statement a summary of the Projections, neither PEDEVCO nor any of its advisors or representatives has made or makes any representation to any person regarding the ultimate performance of the Acquired Companies compared to the information contained in the Projections. The Acquired Companies have made no representation related to the Projections to PEDEVCO, in the Proposed Agreement or otherwise. The Projections summarized in this section were prepared in July 2025, and have not been updated to reflect any changes since the date of their preparation or any actual results of the Acquired Companies. PEDEVCO and the Acquired Companies undertake no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are not realized, or to reflect changes in general economic or industry conditions.

Opinion of PEDEVCO’s Financial Advisor

On October 30, 2025, Roth delivered a written opinion to the PEDEVCO Board to the effect that, as of October 30, 2025 based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion, the Merger Preferred Shares to be issued in the Mergers was fair, from a financial point of view, to PEDEVCO.

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Roth’s opinion was directed to PEDEVCO’s Board (solely in its capacity as such) and only addressed the fairness from a financial point of view to PEDEVCO of the Merger Preferred Shares to be issued in the Mergers and does not address any other aspect or implication of the Mergers. The summary of Roth’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex I and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. The opinion did not address the relative merits of the Mergers compared to any alternative business strategies or transactions that might be available for PEDEVCO, the Acquired Companies, or any other party, nor did it address the underlying business decision of the PEDEVCO Board, PEDEVCO, its securityholders, the Acquired Companies, their securityholders or any other party or person to proceed with or effect the Mergers or any terms or aspects of any voting or other agreements to be entered into in connection with the Mergers. Roth’s opinion should not be construed as creating any fiduciary duty on Roth’s part to any party or person. Roth’s opinion and the summary of its opinion and the related analyses set forth in this information statement are not intended to be, and do not constitute, advice or a recommendation to the board of directors or any shareholder of either PEDEVCO or the Acquired Companies with respect to the Mergers or related matters.

In arriving at its opinion, Roth, among other things:

•	discussed the Mergers and related transactions and related matters with counsel for PEDEVCO and reviewed the draft Merger Agreement delivered to Roth dated October 19, 2025 (the “Proposed Agreement”);

•	reviewed certain internal financial statements and other financial and operating data concerning PEDEVCO and the Acquired Companies, as provided by their representatives;

•	reviewed (a) a report of the PEDEVCO reserves as of December 31, 2024, from PEDEVCO, prepared by Cawley, Gillespie & Associates, Inc. (the “Parent Reserve Report”), and (b) reserve engineering report, from the Acquired Companies as of June 30, 2025, prepared by DeGolyer and MacNaughton (“D&M”) (the “Company Reserve Report”);

•	had certain discussions with the management of PEDEVCO, the Acquired Companies and their professional advisors;

•	reviewed certain publicly available business and financial information related to PEDEVCO from its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and from its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	reviewed certain non-publicly available information concerning the Acquired Companies, including internal financial analyses and forecasts (A) as adjusted by management of Acquired Companies, or (B) prepared by management of the Acquired Companies, which Roth was directed by PEDEVCO to use for purposes of its analysis;

•	reviewed and compared certain precedent oil and gas transactions comparable to those contemplated in the Proposed Agreement;

•	reviewed and compared certain historical market valuation and trading data for public companies comparable to PEDEVCO and the Acquired Companies; and

•	reviewed certain other market and industry reports and data which Roth deemed relevant in evaluating the general quality and attractiveness of the assets of the parties to the Proposed Agreement.

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For its analysis and opinion, Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by PEDEVCO and the Acquired Companies, which formed a substantial basis for such opinion, and further relied upon the assurances of the management of PEDEVCO that such information did not contain an untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to the financial Projections, Roth was advised by management of PEDEVCO and the Acquired Companies and assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PEDEVCO and the Acquired Companies of the future financial performance of Acquired Companies, and Roth expressed no view as to the assumptions on which they were based. In addition, Roth assumed that the final executed Merger Agreement would not differ in any material respect from the draft Proposed Agreement reviewed by Roth, that the merger consideration would consist solely of the issuance of the Merger Preferred Shares and that the Mergers would be consummated in accordance with the terms set forth in the Proposed Agreement without any waiver, amendment or delay of any terms or conditions. Roth also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions would be imposed that would have an adverse effect on PEDEVCO or the contemplated benefits expected to be derived in the proposed Mergers.

Roth is not a legal, tax, accounting or regulatory advisor. Roth is a financial advisor only and relied upon, without independent verification, the assessment of PEDEVCO and Acquired Companies and their respective legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Roth expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of PEDEVCO’s or the Acquired Companies’ officers, directors or employees, or any class of such persons, relative to the Merger Preferred Shares to be issued in the Mergers. Roth’s opinion did not address the underlying business decision of PEDEVCO to enter into the Mergers or the relative merits of the Mergers compared to any other alternative business transaction, or other alternatives, or whether such alternatives could be achieved or are available. Roth did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Acquired Companies, nor was Roth furnished with any such valuations or appraisals, nor did Roth assume any obligation to conduct, nor did Roth conduct, any physical inspection of the properties, facilities or other assets of the Acquired Companies. Roth did not evaluate the solvency of the Acquired Companies under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. Roth is not a legal expert, and for purposes of its analysis, Roth did not make any assessment of the status of any outstanding litigation involving the Acquired Companies and excluded the effects of any such litigation in its analysis. Roth’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of Roth’s opinion may affect the opinion and the assumptions used in preparing it, and Roth did not assume any obligation to update, revise or reaffirm its opinion.

Roth’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to PEDEVCO of the Merger Preferred Shares to be issued in the Mergers. The issuance of Roth’s opinion was approved by a fairness opinion committee of Roth.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses reviewed by Roth and reviewed by the PEDEVCO Board in connection with Roth’s opinion and does not purport to be a complete description of the financial analyses performed by Roth. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth or of its presentation to the PEDEVCO Board on October 24, 2025. The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth’s financial analyses.

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In performing its analyses, Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PEDEVCO and the Acquired Companies. Roth does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Comparable Company Trading Analysis

In order to assess how the public market values shares of similar publicly traded companies, Roth reviewed and compared specific financial and operating data of PEDEVCO and the Acquired Companies, based on its experience in the exploration and production industry.

With respect to the Acquired Companies, Roth reviewed the public stock market trading multiples for the following exploration and production companies, which Roth selected because of their market capitalization, geographic focus and relative comparable product mixes:

•	Northern Oil and Gas, Inc.;
•	Mach Natural Resources LP;
•	Vitesse Energy, Inc.;
•	HighPeak Energy, Inc.;
•	TXO Partners, L.P.;
•	Granite Ridge Resources, Inc.;
•	Riley Exploration Permian, Inc.;
•	Ring Energy, Inc.;
•	Amplify Energy Corp.;
•	Evolution Petroleum Corporation; and
•	Epsilon Energy Ltd.

Using publicly available information, Roth calculated and analyzed enterprise value multiples of each comparable company’s daily production, proved reserves, Adjusted EBITDA for the trailing twelve months (“TTM”) ended June 30, 2025, calendar year 2025E and calendar year 2026E. The results of the Acquired Companies comparable company analysis are summarized below.

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	25th Percentile		Median		75th Percentile
Total enterprise value (“EV”) divided by:
Net Daily Production ($/BOE/D)	$25,127.7		$30,994.5		$34,348.0
Net Proved Reserves ($/BOE)	$6.36		$6.97		$10.74
Adjusted EBITDA (TTM)	3.1	x	3.5	x	4.7	x
Adjusted EBITDA (2025E)	3.0	x	3.4	x	4.6	x
Adjusted EBITDA (2026E)	3.1	x	3.3	x	4.2	x

Using a reference range of the 25th percentiles to establish the low end of range, and 75th percentiles to establish the high end of range, Roth determined a range of implied enterprise values by applying these multiples against the Acquired Companies’ financial and operating figures as of June 30, 2025. This analysis indicated a range of implied values for the Acquired Companies of approximately $135.7 million to $185.5 million using the Acquired Companies’ EV/Net Daily Production, $106.9 million to $180.3 million using the Acquired Companies’ EV/Net Proved Reserves, $164.0 million to $251.8 million using the Acquired Companies’ EV/TTM Adjusted EBITDA, $197.1 million to $307.6 million using the Acquired Companies’ EV/2025E Adjusted EBITDA, and $216.9 million to $299.2 million using the Acquired Companies’ EV/2026E Adjusted EBITDA.

Precedent Acquisition Transaction Analysis

Roth reviewed and compared the purchase prices and asset multiples paid in selected other transactions that Roth deemed relevant, based on its experience with merger and acquisition transactions. Roth chose such transactions based on, among other things, the similarity of the applicable target in each transaction to the Acquired Companies with respect to size, location of assets, reserve portfolio and other characteristics that Roth deemed relevant.

The following table sets forth the transactions analyzed based on such characteristics:

Announcement Date	Buyer(s)	Seller(s)	Transaction Value ($MM)	EV/Net Daily Production ($/Daily Boe)	EV/Net Proved Reserves ($/Proved Boe)
06/05/25	Undisclosed company(ies)	Vermilion Energy, Inc.	$87.4	$17,264	$3.93
02/07/25	Prairie Operating Co., LLC	Bayswater Exploration & Production, LLC	$602.8	$23,091	$8.60
4/1/24	Bison Oil & Gas Partners IV, LLC	Civitas Resources Inc.	$215.0	$30,714	N/A
01/11/24	Prairie Operating Co., LLC	Nickel Road Operating LLC; Vortus Investments, LP	$94.5	$28,042	$4.24
05/22/23	Chevron Corporation	PDC Energy, Inc.	$8,908.7	$30,182	$7.77
7/5/22	Civitas Resources Inc.	Undisclosed company(ies)	$81.6	$40,800	N/A
02/28/22	PDC Energy, Inc.	Broe Group; EIG Global Energy Partners, LLC; Great Western Oil & Gas Company; TPG Capital LP	$1,766.8	$31,679	$9.42
02/01/22	Civitas Resources Inc	Bison Oil & Gas, LLC; Carnelian Energy Capital	$336.0	$35,467	$14.19
01/25/22	Continental Resources, Inc.	Expand Energy Corporation	$450.0	$23,684	N/A

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Using publicly available information for comparable transactions, Roth calculated and analyzed, where available, enterprise value multiples, recent production and proved reserve data, in each case at the time of the announcement. The results of the comparable transaction analysis are summarized below.

	25th Percentile	Median	75th Percentile
Total enterprise value (“EV”) divided by:
Net Daily Production ($/BOE/D)	$23,684	$30,182	$31,679
Net Proved Reserves ($/BOE)	$5.12	$8.18	$9.22

Using a reference range of the 25th percentiles to establish the low end of range, and 75th percentiles to establish the high end of range, Roth determined a range of implied enterprise values by applying these multiples against the Acquired Companies’ financial and operating figures as of June 30, 2025. This analysis indicated a range of implied enterprise values for the Acquired Companies’ of approximately $127.9 million to $171.1 million using the Acquired Companies’ EV/Net Daily Production and $86.0 million to $154.8 million using the Acquired Companies’ EV/Net Proved Reserves.

Net Asset Value Analysis

Roth performed an illustrative Net Asset Value analysis of the Acquired Companies. Roth used the present value of the pre-tax future cash flows that the Acquired Companies could be expected to generate from their existing base of estimated proved reserves, based on the Company Reserve Report prepared by D&M utilizing flat pricing of $57.03 per barrel of oil, $24.38 per barrel of NGLs and $3.282 per thousand cubic feet of gas calculated as of June 30, 2025. Roth estimated the Net Asset Value by utilizing the present value of the cash flows generated by estimated proved reserves. All cash flows were discounted at a rate of 10%, 15% and 20%, respectively. Using a reference range of NPV20 to establish the low end of range, and NPV10 percentiles to establish the high end of range, Roth determined a range of implied enterprise values for the Acquired Companies’ future net discounted cash flows as of June 30, 2025. This analysis indicated a range of implied values for the Acquired Companies of approximately $140.2 million to $197.1 million.

General

The summary set forth above does not contain a complete description of the analyses performed by Roth, but does summarize the material analyses performed by Roth in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Roth believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Roth’s opinion. In arriving at its opinion, Roth considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Roth made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth’s view of the actual value of PEDEVCO, the Acquired Companies or the Merger Preferred Shares.

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Roth is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. The PEDEVCO Board selected Roth to act as its financial advisor in connection with the transactions contemplated by the Proposed Agreement because Roth is a nationally recognized investment banking firm and because Roth, as part of its investment banking business, is consistently engaged in the valuation of companies and their securities in connection with merger and acquisition transactions, public and private offerings and placements of securities and other securities related activities. Roth has had no relationship with PEDEVCO, the Acquired Companies or Juniper in the past two years for which it has received or may receive any compensation, except as described below. Further, in the ordinary course of its business Roth and its affiliates may acquire, hold or sell, for it and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PEDEVCO and the other parties to the Mergers, and, accordingly, may at any time hold a long or a short position in such securities. Roth and its affiliates may in the future provide investment banking and other financial services to PEDEVCO, the Acquired Companies, Juniper and their respective affiliates for which Roth would expect to receive compensation.

Roth acted as a financial advisor to the PEDEVCO Board in connection with the Mergers. Pursuant to its engagement letter with Roth, PEDEVCO agreed to pay Roth a $175,000 opinion fee due upon the delivery of its written opinion on October 30, 2025. These fees were determined by Roth and proposed to the PEDEVCO Board. In addition, PEDEVCO has agreed to indemnify Roth for certain liabilities that may arise out of its engagement by the PEDEVCO Board and the rendering of Roth’s opinion and to reimburse certain of Roth’s reasonable, actual out-of-pocket expenses, including fees and disbursements of Roth’s legal counsel.

On December 20, 2024, PEDEVCO entered into a Sales Agreement (the “Sales Agreement”) with Roth (the “Lead Agent”), and A.G.P./Alliance Global Partners (“AGP” and, together with the Lead Agent, the “Agents”), pursuant to which PEDEVCO may issue and sell, from time to time, up to $8,000,000 of shares of PEDEVCO common stock, through or to the Lead Agent, acting as agent or principal. PEDEVCO is not obligated to sell any shares of PEDEVCO common stock under the Sales Agreement. The Sales Agreement provides that the Lead Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of PEDEVCO common stock on PEDEVCO’s behalf pursuant to the Sales Agreement. PEDEVCO has agreed to reimburse the Agents for their reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of their legal counsel) in an amount not to exceed $75,000. The Sales Agreement contains customary representations, warranties and agreements by PEDEVCO, indemnification obligations of PEDEVCO and the Agents, other obligations of the parties and termination provisions. Roth has received approximately $11,000 in commissions from sales pursuant to the Sales Agreement as of the date of this information statement.

PIPE Financing

Concurrently with the closing of the Mergers, the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock at a price per share equal to $5.50, pursuant to their entry into the Subscription Agreements. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

The PIPE Financing closed concurrently with the Mergers, and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers.

See additional information in the section entitled “Agreements Related to the Mergers—Subscription Agreements”, below.

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Debt Funding

On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated that certain prior senior secured revolving credit agreement entered into on September 11, 2024 (the “Original Credit Agreement”) among the Company, as borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”). The A&R Credit Agreement provides for an initial $120 million borrowing base and elected commitments, a maximum revolving amount of $250 million, and a maturity date of October 31, 2029. The borrowing base is subject to scheduled and unscheduled redeterminations and other adjustments, and borrowings are subject to customary conditions and financial covenants, including minimum current ratio and maximum leverage ratio tests. The facility is guaranteed by the Company’s subsidiaries and secured by a first priority lien on substantially all assets, including mortgages on oil and gas properties representing at least 90% of total proved reserves.

In connection with the Closing of the Mergers, the Company borrowed $87 million under the terms of the A&R Credit Agreement.

On January 8, 2026, the Company borrowed an additional $6 million under the A&R Credit Agreement.

The A&R Credit Agreement is described in greater detail below under “Financing of the Mergers—Debt Funding”.

Interests of PEDEVCO’s Directors and Executive Officers in the Transactions

You should be aware that aside from their interests as PEDEVCO shareholders, PEDEVCO’s directors and executive officers prior to the Closing have interests in the Transactions that are different from, or in addition to (and which may conflict with) those of other PEDEVCO shareholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Transaction Agreement and the Transactions. See the section above entitled “— Background of the Mergers,” and the section entitled “— PEDEVCO’s Reasons for the Merger.”

Continued employment and directorships

These interests include, among other things, the expected continued employment and directorship of J. Douglas Schick, Chief Executive Officer, President, and director, continued employment of Paul Pinkston, Chief Accounting Officer, Clark R. Moore, Executive Vice President, General Counsel and Secretary, Jody D. Crook, Chief Commercial Officer, and continued directorship of John K. Howie, following the Closing.

Participation in PIPE Funding

The PIPE Investors included (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO is trustee and beneficiary ($15,409,977); (b) American Resources, Inc., an entity partially owned and controlled by J. Douglas Schick, the Chief Executive Officer, President and member of the Board ($250,003); (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO ($25,003); (d) John J. Scelfo Revocable Trust Dated October 8, 2003, a trust of which John J. Scelfo, a member of the Board, is trustee and beneficiary ($550,000); (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO ($25,003); (f) J PED, LLC, an entity affiliated with Juniper ($18,550,004); (h) Reagan T. Dukes, the then Chief Executive Officer of the Acquired Companies, who was appointed Chief Operating Officer of PEDEVCO at the Closing  ($52,503); and (i) Robert J. Long, the then Chief Financial Officer of the Acquired Companies, who was appointed Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO at the Closing ($52,503).

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Continued Indemnification and Insurance Coverage

Pursuant to the terms of certain indemnification agreements and the Existing Charter, PEDEVCO’s directors and executive officers will be entitled to certain ongoing indemnification, including after the cessation of their service to PEDEVCO, to the fullest extent permissible under Texas law against liabilities that may arise by reason of their service to PEDEVCO or at PEDEVCO’s direction, and PEDEVCO may be required to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. PEDEVCO’s existing directors and executive directors and executive officers may also be entitled to coverage under directors’ and officers’ liability insurance policies from the combined company following the Closing.

Treatment of Stock Options and Restricted Stock Awards

As of the closing of the Mergers, each stock option to purchase PEDEVCO common stock and PEDEVCO restricted stock award, whether vested or unvested, that was issued and outstanding immediately prior to the closing of the Mergers, including those held by any executive officer or non-employee director of PEDEVCO, continue to remain an issued and outstanding stock option or restricted stock award, as applicable, and continue to be subject to the same terms and conditions as of immediately prior to the closing of the Mergers, except for the unvested shares of restricted common stock held by Dr. Kukes (1,050,001 shares), Mr. Scelfo (200,000 shares), and Mr. Evans (140,000 shares), the vesting of which was fully accelerated automatically upon the departure from the PEDEVCO Board of Directors at Closing, pursuant to the terms of the award agreements evidencing such awards. No acceleration of the vesting of PEDEVCO options or restricted stock awards (except as discussed above) was accelerated in connection with the Mergers and none will be accelerated on or immediately following the Automatic Conversion Date.

As of the Closing of the Mergers, there were options issued and outstanding to purchase an aggregate of 2,084,000 shares of PEDEVCO common stock, of which 1,156,662 were fully-vested and exercisable at exercise prices ranging from $0.6675 to $1.39 per share, and of which options exercisable for an aggregate of 927,338 shares of PEDEVCO common stock were unvested, of which (i) 156,679 were subject to vesting through January 23, 2026 at an exercise price of $1.09 per share, (ii) 306,668 were subject to vesting through January 26, 2027 at an exercise price of $0.6675 per share, and (iii) 464,000 were subject to vesting through November 23, 2027 at an exercise price of $0.85 per share, in each case subject to the holder remaining an employee of or consultant to PEDEVCO upon the date of vesting.

As of the Closing of the Mergers, there were an aggregate of 10,679,118 shares of PEDEVCO restricted common stock awards issued and outstanding under the 2021 Equity Incentive Plan (which includes an aggregate of 3,000,000 unvested restricted shares issued upon the Closing of the Mergers, and 1,390,001 vested restricted shares held by Dr. Kukes (1,050,001), Mr. Scelfo (200,000) and Mr. Evans (140,000), which fully accelerated automatically upon their departure from the PEDEVCO Board of Directors at Closing), of which unvested restricted shares (i) 283,334 vest on January 23, 2026, (ii) 494,999 vest on January 26, 2026, (iii) 495,002 vest on January 26, 2027, (iii) 498,037 vested on November 23, 2025, (iv) 498,039 vest on November 23,2026, (v) 498,042 vest on November 23, 2027, (vi) 666,665 vest on October 31, 2026, (vii) 666,666 vest on October 31,2027, (viii) 666,669 vest on October 31, 2028, and (ix) 1,000,000 vest only if PEDEVCO’s 30-day average closing price of its common stock reaches at least $0.90 (adjusted for stock splits) within four years after October 31, 2025, with vesting being as follows based upon when the price trigger is achieved: (a) between 1 year + 30 days and 2 years after October 31, 2025, one-third vests immediately and the balance vests on the second and third anniversaries of October 31, 2025; (b) between years 2 and 3, two-thirds vest immediately and the remainder vests on the third anniversary of October 31, 2025; and (c) after year 3, all shares vest immediately, with any such shares that do not satisfy the price trigger by the fourth anniversary of October 31, 2025 being forfeited.  All vesting is subject to the holder remaining an employee of or consultant to PEDEVCO upon the date of vesting.

As of January 30, 2026, PEDEVCO’s non-employee directors held, in the aggregate, no unvested stock options to purchase PEDEVCO common stock and 425,445 unvested restricted stock awards with respect to shares of PEDEVCO’s common stock (including those awards described below under “—Transaction-Based Payments and Benefits”).

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Executive Employment Agreements; Severance Benefits

In connection with the Closing of the Mergers, on October 31, 2025, PEDEVCO entered into new employment agreements (the “Executive Employment Agreements”), with each of (a) J. Douglas Schick; (b) Clark R. Moore; and (c) Jody D. Crook, which replaced and superseded all prior employment agreements and offer letters between PEDEVCO and the executives. Each of the Executive Employment Agreements were substantially identical, other than as to: Salary: Mr. Schick ($425,000 per year); Mr. Moore ($294,000 per year); and Mr. Crook ($280,000 per year); Targeted Bonus: Mr. Schick (60% of his salary per year); Mr. Moore (50% of his salary per year); and Mr. Crook (50% of his salary per year); Paid time off: Mr. Schick (five weeks); Mr. Moore (five weeks); and Mr. Crook (four weeks); Severance: Mr. Schick (2.5 times his annual base salary and targeted annual bonus); Mr. Moore (2 times his annual base salary and targeted annual bonus); and Mr. Crook (1 times his annual base salary and targeted annual bonus); and Section 280G gross-up (as discussed below): Mr. Schick ($1,500,000); Mr. Moore ($600,000); and Mr. Crook (none).

Pursuant to the Executive Employment Agreements, Mr. Schick will continue to serve as President and Chief Executive Officer of the Company; Mr. Moore will continue to serve as Executive Vice President, General Counsel and Secretary; and Mr. Crook will continue to serve as Chief Commercial Officer of the Company. Additionally, for so long as Mr. Schick serves as Chief Executive Officer of the Company, he is required to be nominated for re-election to the Board.

Pursuant to the Executive Employment Agreements, each executive’s salary is payable in accordance with the Company’s normal payroll practices, and is subject to annual review, with no reduction in salary permitted. The executives are each also eligible to receive an annual bonus with a targeted percentage of base salary as described above, payable based on achievement of performance objectives and provided that each executive remains employed through the end of the applicable fiscal year to which the annual bonus relates. Separately, each executive is eligible for grants of equity awards, including options, restricted stock, restricted stock units, or similar awards, pursuant to terms to be agreed in writing.

The agreements provide for certain payments and benefits upon the termination of employment of each executive. If the executive’s employment is terminated by the Company without cause, due to a disability, by the Executive for good reason, or due to death, the executive is entitled to receive a lump sum cash payment equal to a stated multiple of base salary and target annual bonus (Mr. Schick - 2.5 times; Mr. Moore - 2 times; and Mr. Crook - 1 times), acceleration of all unvested equity awards (with performance-based awards vesting at the greater of target or actual achievement through the termination date), and any stock options remaining exercisable for 12 months following such termination, and, if elected,  reimbursement of COBRA premiums for up to (30 months – Mr. Schick; 24 months – Mr. Moore; and 12 months – Mr. Crook), subject to certain conditions.

Severance payments are conditioned on the applicable executive signing a standard separation agreement, which includes customary releases and covenants, and any cash severance will be paid on the second regular payroll date following the release becoming effective. Equity acceleration will occur within fourteen days of the release, subject to applicable tax and plan timing rules. Each Executive Employment Agreement also contains provisions intended to minimize excise taxes under Section 4999 of the Internal Revenue Code, including a gross-up payment subject to a cap through December 31, 2026 (discussed above, except for Mr. Crook, whose agreement does not include a gross-up right) and a “best results” alternative if applicable.

Paul Pinkston, the then Chief Accounting Officer of PEDEVCO, stepped down from the roles of principal accounting officer and principal financial officer of PEDEVCO at the Closing, but continues to serve as Chief Accounting Officer and remains an employee of PEDEVCO. Mr. Pinkston is party to an offer letter, dated October 16, 2018, and effective December 1, 2018, with PEDEVCO, pursuant to which he serves in this role.  Under his offer letter, Mr. Pinkston is eligible for a base salary, a target annual bonus of 30% of his then current salary.  Mr. Pinkston’s employment may be terminated by him or the Company with 30 days prior written notice, and he is not contractually entitled to any severance payments or benefits.

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Effective upon the Closing of the Mergers, Dr. Simon Kukes resigned as a member of the Board and from his role as Executive Chairman.

For an estimate of the value of the severance payments and benefits described above that would be payable to PEDEVCO’s executive officers assuming that each executive officer’s employment was terminated without cause on the date of this information statement, see the table contained under “- Quantification of Payments and Benefits to PEDEVCO Named Executive Officers”, below.

Transaction-Based Payments and Benefits

In connection with the Transactions and contingent upon the Closing, PEDEVCO also approved certain equity awards under the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended to J. Douglas Schick, Clark R. Moore, and Jody Crook in consideration for Messrs. Schick, Moore and Crook, serving as executive officers of the Company as follows:

•	2,000,000 shares of restricted common stock to Mr. J. Douglas Schick;
•	500,000 shares of restricted common stock to Mr. Clark R. Moore
•	300,000 shares of restricted PEDEVCO common stock to Mr. Jody Crook.

Each of the restricted shares granted to Mr. Moore and Mr. Crook, and 1,000,000 of the shares granted to Mr. Schick, vest (i) 1/3 on the one year anniversary of the grant date; (ii) 1/3 on the two year anniversary of the grant date; and (iii) 1/3 on the three year anniversary of the grant date; in each case subject to the recipient being an employee of or consultant to the Company on such vesting date. A total of 1,000,000 of the restricted shares granted to Mr. Schick vest if the 30-day average closing price of the PEDEVCO common stock equals or exceeds $0.90 (as adjusted for stock splits) within four years after the Closing (the “price trigger”), with the earliest possible vesting date being 30 days after the one year anniversary of the Closing, and subject to the following further vesting provisions: (a) if the price trigger is met between 1 year and 30 days and two years after Closing, 1/3 of the shares vest immediately and the remainder vest on the second and third anniversaries of the grant date; (b) if the price trigger is met between years 2 and 3 after Closing, 2/3 of the shares vest immediately and 1/3 vests on the third anniversary of the Closing; and (c) if the price trigger is met after the third anniversary of the Closing, all shares will vest immediately. If the price trigger is not met by the fourth anniversary of the Closing, all 1,000,000 shares subject to the price trigger will be forfeited. Each of the awards is further subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between PEDEVCO and each recipient.

Quantification of Payments and Benefits to PEDEVCO Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers as of December 31, 2024 (Dr. Simon Kukes, the Executive Chairman; Mr. J. Douglas Schick, President and Chief Executive Officer; Mr. Clark Moore, Executive Vice President, General Counsel and Secretary; and Paul Pinkston, Chief Accounting Officer)(collectively, the “Named Officers”). None of the Company’s Named Officers, were as of October 31, 2025, party to any agreement or understanding, whether written or unwritten, between such Named Officer and PEDEVCO or the Acquired Companies, concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of PEDEVCO, except as discussed below in connection with the Restricted Stock Award Agreements.

The terms of Mr. Schick’s and Mr. Moore’s severance payments are set forth in the terms of their Executive Employment Agreements entered into effective on the Closing Date, October 31, 2025, as described in more detail in the section titled, “—Executive Employment Agreements; Severance Benefits”, above.  None of the compensation payable to Mr. Schick or Mr. Moore upon termination of their employment agreements is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of PEDEVCO, including but not limited to the Mergers.

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Pursuant to an offer letter entered into between PEDEVCO and Mr. Pinkston dated October 16, 2018, and effective December 1, 2018, Mr. Pinkston’s employment may be terminated by him or the Company with 30 days prior written notice, and he is not contractually entitled to any severance payments or benefits, as described in more detail in the section titled, “—Executive Employment Agreements; Severance Benefits”, above.

Mr. Kukes, who resigned as Executive Chairman of PEDEVCO effective as of the Closing Date, October 31, 2025, did not have any employment agreement or other understanding with PEDEVCO, and as such was not entitled to any severance benefits. Mr. Kukes did, however, hold 1,050,001 unvested restricted stock awards as of the date of his resignation, which in accordance with the terms of such Restricted Shares Grant Agreements evidencing such awards, were to vest in full automatically upon his departure from the PEDEVCO Board upon the consummation of a Change of Control (as defined in the applicable plan), which included the consummation of the Mergers, and the accelerated vesting of which was triggered by the Closing of the Mergers and/or cessation of services to the Company due to his retirement at the Closing, in accordance with the terms of the Restricted Shares Grant Agreements.

Additionally, separate from, and notwithstanding the above, pursuant to the Restricted Shares Grant Agreements entered into between PEDEVCO and each Named Officer other than Dr. Kukes, in the event of a Change in Control (as defined in the plans), which was triggered by the Mergers and will be triggered by the Automatic Conversion Date, the plan administrator, in its discretion, may accelerate the time at which all or any portion of a grantee’s restricted shares will vest (provided that such plan administrator has the right, at any time, for any reason, to accelerate the vesting of any award, regardless of whether a Change in Control occurs); provided that PEDEVCO’s plan administrator, the Board, has not previously, and has determined affirmatively not to, exercise this discretion to accelerate any vesting in connection with the Mergers and/or on the Automatic Conversion Date, except for the unvested shares of restricted common stock held by Dr. Kukes (1,050,001 shares), Mr. Scelfo (200,000 shares), and Mr. Evans (140,000 shares), the vesting of which was fully accelerated automatically upon the departure from the PEDEVCO Board of Directors at Closing and cessation of services to the Company due to his retirement at the Closing, pursuant to the terms of the award agreements evidencing such awards.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s Named Officers as of the date of the Mergers would receive concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of PEDEVCO, as a result of the Mergers, assuming the following: (1) the Mergers were completed on October 31, 2025, which was the Closing Date of the Mergers, (2) each Named Officer had been terminated on October 31, 2025 (or immediately following October 31, 2025) without cause and other than due to death or disability or due to resignation for good reason, (3) the Named Officer’s base salary rate and annual target bonus were those in effect as of October 31, 2025 immediately following the Closing, (4) the Named Officer’s restricted stock awards and options were those that were outstanding as of October 31, 2025, immediately following the Closing, and (5) the Named Officer had properly executed any required releases and complied with all requirements necessary in order to receive the payments and benefits.

Payments that are conditioned on both the occurrence of the Mergers and/or Automatic Conversion Date as well as the executive officer’s termination of employment are payable on a “double-trigger” basis (of which there are none, other than Dr. Kukes’) and payments that are conditioned only upon the occurrence of the Mergers and/or Automatic Conversion Date as being payable on a “single-trigger” basis (of which there are none). As discussed above, the accelerated vesting of Dr. Kukes’ 1,050,001 unvested restricted stock awards was conditioned, pursuant to the terms of the Restricted Shares Grant Agreements evidencing such awards, on both the consummation of a Change of Control (as defined in the applicable equity plan) which was triggered by the Mergers and Dr. Kukes’ no longer serving as a member of the PEDEVCO Board following such transaction, and as such, vested in full to Dr. Kukes’ following his resignation at Closing.

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There were no agreements or understandings between PEDEVCO and any executive officers of the Acquired Companies which resulted in, or which could result in, any “double trigger” or “single trigger” payments in connection with the Mergers or Automatic Conversion Date.

Golden Parachute Compensation(1)

Named Executive Officer*	Cash ($)	Equity ($)		Benefits ($)	Tax Reimbursement ($)	Total ($)
Dr. Simon G. Kukes	—	614,566	(2)	—	—	614,566
J. Douglas Schick	—	—	(3)	—	—	—
Clark R. Moore	—	—	(3)	—	—	—
Paul A. Pinkston	—	—	(3)	—	—	—

* No Named Officers will receive any pension/non-qualified deferred compensation, tax reimbursements or other consideration (except as set forth in the table above) on a “single trigger” or “double trigger” basis under their employment agreements or otherwise, as a result of the Mergers or the Automatic Conversion Date.

(1) As discussed above, none of the Company’s Named Officers, were as of October 31, 2025, party to any agreement or understanding, whether written or unwritten, between such Named Officer and PEDEVCO or the Acquired Companies, concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of PEDEVCO, except as discussed below in footnotes (2) and (3) in connection with the Restricted Stock Award Agreements. General severance payments due to certain of the Named Officers is discussed in the paragraphs above; however, none of those payments are triggered by the Mergers or the Automatic Conversion Date, except as discussed in footnote (2).

(2) Represents the value of 1,050,001 restricted shares of common stock held by Dr. Kukes which vested automatically upon the Closing of the Mergers, and upon his resignation as a member of the PEDEVCO Board on such Closing Date, pursuant to the terms of the Restricted Shares Grant Agreements evidencing such awards. The value of vesting acceleration has been calculated in accordance with SEC rules by multiplying the number of unvested restricted shares of common stock by the average closing market price of PEDEVCO’s common stock over the first five business days following the first public announcement of the Mergers ($0.5853 per share). As discussed in greater detail above, this accelerated vesting was a “double trigger” event, which required both the Closing of the Mergers and Dr. Kukes’ not serving as a member of the PEDEVCO Board upon the Closing of the Mergers.

(3) Pursuant to the Restricted Shares Grant Agreements entered into between PEDEVCO and each Named Officer, in the event of a Change in Control (as defined in the plans), which was triggered by the Mergers and will be triggered by the Automatic Conversion Date, the plan administrator, in its discretion, may accelerate the time at which all or any portion of a grantee’s restricted shares will vest (provided that such plan administrator has the right, at any time, for any reason, to accelerate the vesting of any award, regardless of whether a Change in Control occurs); provided that PEDEVCO’s plan administrator, the Board, has not previously, and has determined affirmatively not to, exercise this discretion to accelerate any vesting in connection with the Mergers and/or on the Automatic Conversion Date, and as such the value in the table for all Named Officers (other than Dr. Kukes, as discussed below) has been set at $0. Notwithstanding the foregoing, a total of 1,050,001 restricted stock awards held by Dr. Kukes vested automatically upon the Closing of the Mergers pursuant to the terms of his Restricted Shares Grant Agreements (see footnote (2) above).

Continuing Directors of PEDEVCO

J. Douglas Schick and John K. Howie, existing directors of PEDEVCO, have continued as directors of the combined company following the closing of the Mergers and as such will be eligible to be compensated as an officer/director and non-employee directors of the combined company pursuant to Mr. Schick’s employment agreement and the combined company’s non-employee director compensation policy, respectively.

See also the sections of this information statement titled “Management Following the Mergers” and “Management Following the Automatic Conversion Date”, below.

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Ownership Interests

As of October 30, 2025, immediately prior to the approval of the entry into the Merger Agreement by PEDEVCO’s Board of Directors, PEDEVCO’s directors and executive officers beneficially owned, in the aggregate, approximately 70.5% of the outstanding shares of PEDEVCO common stock, which for purposes of this subsection excludes any shares of PEDEVCO common stock issuable upon the Automatic Conversion of the Series A Preferred Stock, exercise of stock options to purchase shares of PEDEVCO common stock, or shares issuable pursuant to restricted stock awards held by such individuals.

Following the Automatic Conversion Date, and including shares of PEDEVCO common stock issuable upon conversion of the Series A Preferred on the Automatic Conversion Date, PEDEVCO’s directors and executive officers will beneficially own, in the aggregate, approximately 55.7% of the shares of PEDEVCO common stock, which for purposes of this subsection excludes any shares of PEDEVCO common stock issuable upon exercise of stock options to purchase shares of PEDEVCO common stock or shares issuable pursuant to restricted stock awards held by such individual, and includes shares of PEDEVCO common stock beneficially held by Mr. Edward Geiser, who is expected to be appointed as a member of the Board on the Automatic Conversion Date. See also “Management Following the Automatic Conversion Date”, below.

Management Following the Mergers and the Automatic Conversion Date

As described elsewhere in this information statement, including in the section captioned “Management Following the Mergers,” in connection with the closing of the Mergers, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer of PEDEVCO (see “Current Executive Officers and Directors of PEDEVCO”, below).

Also, as described elsewhere in this information statement, including in the section captioned “Management Following the Mergers,” in connection with the closing of the Mergers, Dr. Simon Kukes and Messrs. John J. Scelfo and H. Douglas Evans resigned as members of the Board. The Board, with the recommendation of the Governance Committee, appointed each of Martyn Willsher, Josh Schmidt and Kristel Franklin, as members of the Board (see “Current Executive Officers and Directors of PEDEVCO”, below). Additionally, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board plans to increase the number of members of the Board to six and appoint Edward Geiser as a member of the Board. See also “Management Following the Automatic Conversion Date”, below.

As a result, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board will be composed of six members, Josh Schmidt, J. Douglas Schick, John Howie, Martyn Willsher, Kristel Franklin, and Edward Geiser.

From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

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Pursuant to the terms of the Shareholder Agreement, Century and North Peak have the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof.

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)

three Directors nominated by the Juniper Shareholder, which must include at least one independent director (initially, following the Automatic Conversion Date, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion, as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

The Shareholder Agreement sets forth certain additional governance and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

Regulatory Approvals

PEDEVCO had to comply with applicable federal and state securities laws and the rules and regulations of the NYSE American in connection with the issuance of shares of PEDEVCO Series A Preferred Stock in connection with the Mergers in connection with the transactions contemplated by the Merger Agreement and the filing of this information statement with the SEC.

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Material U.S. Federal Income Tax Consequences of the Mergers to PEDEVCO Shareholders

PEDEVCO shareholders will not sell, exchange or dispose of any shares of PEDEVCO common stock in the Mergers. Thus, there will be no material U.S. federal income tax consequences to PEDEVCO shareholders upon consummation of the Mergers.

Ownership of PEDEVCO Following the Closing of the Merger and the Automatic Conversion Date

The current owners of PEDEVCO are described below under “Security Ownership of Certain Beneficial Owners and Management of PEDEVCO as of the Record Date”. Following the Automatic Conversion Date, the owners of PEDEVCO will be as set forth below under “Expected Security Ownership of Certain Beneficial Owners and Management of PEDEVCO Following the Automatic Conversion Date”.

Accounting Treatment

The Mergers will be accounted for as a business combination under the acquisition method of accounting pursuant to Accounting Standards Update (ASU) 805. The pro forma adjustments reflect the preliminary estimate of (i) the fair value of the consideration transferred with respect to the Mergers and (ii) the preliminary estimate of the fair value of identifiable assets acquired and liabilities assumed. The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed as of the acquisition date. As such, the preliminary purchase price allocation is subject to adjustment and such adjustments may be material.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this information statement for additional information.

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Written Consent of Holders of PEDEVCO Common Stock

On October 31, 2025, the Majority Shareholders: (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; and (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO, who collectively beneficially owned an aggregate of 65,179,927 total shares of PEDEVCO common stock, representing approximately 70.5% of PEDEVCO’s voting stock as of such date, executed the Written Consent, in lieu of a special meeting of shareholders of the Company, approving the Transaction Agreements, the Transactions, the Conversion Shares, the Reverse Stock Split Authority, the Reverse Stock Split Charter Amendment, the PEDEVCO A&R Charter and the Equity Plan Amendment.

Each of the Corporate Actions described above, as approved by the Majority Shareholders pursuant to the Written Consent effective on October 31, 2025, had previously been approved by the Board on October 31, 2025. The actions taken pursuant to the Written Consent were in lieu of a special meeting of shareholders of PEDEVCO. This information statement shall constitute notice to you of the Majority Shareholders taking action by written consent under Section 6.202 of the TBOC. See “Action By Written Consent” for additional information.

This information statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our shareholders of record as of January 30, 2026. The actions approved by the Majority Shareholders will be effective no earlier than 20 calendar days after this information statement is first sent to shareholders, which we expect to be on or approximately February 26, 2026. This information statement and the accompanying notice are being mailed on or about February 6, 2026, to shareholders of record on January 30, 2026, who did not execute the Written Consent.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

As a result of the above, your consent is not required and is not being solicited.

The NYSE American Stock Market Listing

Shares of PEDEVCO common stock are currently listed on the NYSE American under the symbol “PED.” PEDEVCO does not plan to change its name or trading symbol in connection with the Mergers or the Automatic Conversion. As a result, PEDEVCO common stock continued to trade on the NYSE American under the symbol “PED” following the Mergers and will continue to trade on the NYSE American under the symbol “PED” following the Automatic Conversion Date. The NYSE American has preliminarily advised PEDEVCO that it has determined that the Transactions do not constitute a reverse merger within the meaning of Section 341 of the NYSE American Company Guide and as such, PEDEVCO does not plan to, and at this point is not required to, file an initial listing application for the combined company with the NYSE American.

Appraisal Rights and Dissenters’ Rights

Holders of PEDEVCO common stock are not entitled to dissenter’s or appraisal rights under the TBOC, the Merger Agreement or PEDEVCO’s governing documents in connection with the Mergers.

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Treatment of PEDEVCO Common Stock and PEDEVCO Equity Awards

Each share of PEDEVCO common stock that was issued and outstanding immediately prior to the closing of the Mergers remains issued and outstanding and was unaffected by the Mergers. Each option to purchase PEDEVCO common stock, whether vested or unvested, and each PEDEVCO restricted stock award that was outstanding immediately prior to the closing of the Mergers remains issued and outstanding and was unaffected by the Mergers, except for the unvested shares of restricted common stock held by Dr. Kukes (1,050,001 shares), Mr. Scelfo (200,000 shares), and Mr. Evans (140,000 shares), the vesting of which was fully accelerated automatically upon the departure from the PEDEVCO Board of Directors at Closing, pursuant to the terms of the award agreements evidencing such awards. No acceleration of the vesting of PEDEVCO options or restricted stock awards (except as discussed above) was accelerated in connection with the Mergers and none will be accelerated on or immediately following the Automatic Conversion Date. If the Reverse Stock Split is implemented, outstanding restricted stock awards and stock options will be appropriately adjusted in accordance with the 2021 Plan, which provides that In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of PEDEVCO, or other change in the corporate structure of PEDEVCO affecting the common stock occurs, the administrator of the 2021 Plan (the Board or any designated committee of the Board), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will appropriately adjust the number of common stock shares that may be delivered under the 2021 Plan and the number, class, and price of shares of common stock covered by each outstanding award.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached to this information statement as Annex A and is incorporated by reference into this information statement. The Merger Agreement has been attached to this information statement to provide you with information regarding its terms. It is not intended to provide any other factual information about PEDEVCO, the Merger Subs or the Acquires Companies. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Mergers and the terms and conditions of the Merger Agreement.

Overview

At the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies was automatically converted into the right to receive, in the aggregate, 10,650,000 validly issued, fully paid and nonassessable shares of PEDEVCO Series A Preferred Stock. Those shares of PEDEVCO Series A Preferred Stock convert into shares of PEDEVCO common stock automatically on the Automatic Conversion Date. The number of Merger Conversion Shares is fixed and will not be adjusted to reflect stock price changes prior to the Automatic Conversion Date.

The Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this information statement as Annex A and is incorporated by reference into this information statement. The Merger Agreement is the principal legal document governing the Mergers, and PEDEVCO strongly encourages you to carefully read the Merger Agreement in its entirety.

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The Merger Agreement contains representations and warranties that PEDEVCO and the Merger Subs, on the one hand, and the Acquired Companies, on the other hand, have made to one another as of specific dates. The information about PEDEVCO or the Acquired Companies contained elsewhere in this information statement or in PEDEVCO’s public reports filed with the SEC may supplement, update or modify the factual disclosures about PEDEVCO contained in the following description of the material provisions of the Merger Agreement or in the Merger Agreement. The representations and warranties contained in the Merger Agreement are qualified and subject to important limitations that were negotiated and agreed to by the parties to the Merger Agreement. Accordingly, in your review of the following description of the material provisions of the Merger Agreement and the representations and warranties contained in the Merger Agreement, you should bear in mind that such representations and warranties were made solely for the benefit of another party or parties to the Merger Agreement and may have been negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than as statements of fact. Neither PEDEVCO nor the Acquired Companies intend that the Merger Agreement will be a source of business or operational information about PEDEVCO or the Acquired Companies. In addition, the representations and warranties contained in the Merger Agreement are qualified by information exchanged by the parties to the Merger Agreement in confidential disclosure schedules. Accordingly, you should not rely on the following description of the material provisions of the Merger Agreement or the representations and warranties contained in the Merger Agreement as statements of fact regarding the parties to the Merger Agreement. PEDEVCO and the Acquired Companies strongly encourage you to carefully read the information provided elsewhere in this information statement and in the documents incorporated by reference herein. For more information about the documents incorporated by reference, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

General

Pursuant to the Merger Agreement, at the Effective Time, (i) First Merger Sub merged with and into NPOG, with NPOG surviving the merger as a wholly owned subsidiary of PEDEVCO, and (ii) Second Merger Sub merged with and into COG, with COG surviving the merger as a wholly owned subsidiary of PEDEVCO.

Merger Consideration

At the Effective Time, all of the issued and outstanding units of each of the Acquired Companies were automatically converted into the right to receive the Merger Conversion Shares.

Closing of the Mergers

On the Closing Date, October 31, 2025, PEDEVCO and the Merger Subs caused certificates of merger to be filed with the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”). The Mergers became effective upon the filing of the certificates of merger with the Secretary of State of the State of Delaware on the Closing Date.

Automatic Conversion Date

The Merger Preferred Shares will convert into PEDEVCO common stock at a ratio of 10-to-1, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement.

Governance

In connection with the closing of the Mergers, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer of PEDEVCO (see “Current Executive Officers and Directors of PEDEVCO”, below).

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Also in connection with the closing of the Mergers, Dr. Simon Kukes and Messrs. John J. Scelfo and H. Douglas Evans, resigned as members of the Board. The Board, with the recommendation of the Governance Committee, appointed each of Martyn Willsher, Josh Schmidt and Kristel Franklin, as members of the Board. See also, “Current Executive Officers and Directors of PEDEVCO” and “Management Following the Automatic Conversion Date”, below.

Immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board plans to increase the number of members of the Board to six and appoint Edward Geiser as a member of the Board. See also “Management Following the Automatic Conversion Date”, below.

As a result, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board will be composed of six members, Josh Schmidt, J. Douglas Schick, John Howie, Martyn Willsher, Kristel Franklin and Edward Geiser.

Additionally, from the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

Further, in accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into a Shareholder Agreement with (a) Century, (b) North Peak, and (c) solely for purposes of certain limited provisions of the Shareholder Agreement, Dr. Simon G. Kukes and The SGK 2018 Revocable Trust. The Shareholder Agreement sets forth certain board nomination and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

Payment Procedures

At the Closing, PEDEVCO was required to create a book-entry account for each prior owner of the Acquired Companies and credit each such account with a number of shares of PEDEVCO Series A Preferred Stock, in the aggregate equal to the Merger Conversion Shares, allocated in the manner provided by the Acquired Companies, which has been completed to date.

Representations and Warranties

Each of PEDEVCO, the Merger Subs and the Acquired Companies have, respectively, made representations and warranties to each other in the Merger Agreement. The representations and warranties made by each of PEDEVCO and the Acquired Companies relate to, among other topics, the following:

•	organization, general authority and standing;

•	capital structure;

•	subsidiaries and equity interests;

•	corporate authority to execute and deliver the Merger Agreement and the enforceability of the Merger Agreement;

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•	the absence of conflicts with, or violations of, organizational documents and contracts;

•	the absence of consents relating to the execution, delivery and performance of the Merger Agreement or the Transactions;

•	the absence of undisclosed liabilities;

•	financial statements, disclosure controls and procedures and a system of internal control over financial reporting;

•	the accuracy of information supplied or to be supplied in this information statement;

•	the absence of certain changes or events;

•	taxes;

•	labor relations;

•	employee benefits;

•	title to properties;

•	oil and gas properties;

•	certain payment matters;

•	wells and equipment;

•	rights-of-way;

•	reserve report;

•	material contracts;

•	the absence of material litigation;

•	compliance with laws;

•	environmental matters;

•	indebtedness;

•	material customers and material suppliers;

•	intellectual property;

•	insurance;

•	regulatory matters;

•	broker’s fees payable in connection with the Mergers; and

•	related party transactions.

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In addition, PEDEVCO made representations and warranties relating to, among other topics, (i) PEDEVCO’s SEC reports; (ii) PEDEVCO’s receipt of an opinion from PEDEVCO’s financial advisor; (iii) PEDEVCO not being bound by any shareholder rights plan, “poison pill” or similar anti-takeover device and no anti-takeover law being applicable to the Merger Agreement or the Transactions; (iv) PEDEVCO’s eligibility to register the shares of PEDEVCO common stock issued as part of the Merger Conversion Shares under a registration statement on Form S-3 under the Securities Act; (v) the valid issuance of the shares of PEDEVCO common stock issued as part of the Merger Conversion Shares; (vi) the capitalization of the Merger Subs; and (vii) the absence of any business conduct by the Merger Subs other than in connection with its organization and the preparation, negotiation and execution of the Merger Agreement and the Transactions.

Certain of the representations and warranties made by PEDEVCO, the Merger Subs and the Acquired Companies, respectively, are qualified as to “materiality” or whether a “material adverse effect” has occurred or would reasonably be expected to occur. For purposes of the Merger Agreement, a “material adverse effect” with respect to a person or entity means any change, event, effect or occurrence that (i) has a material adverse effect on the business, assets, financial condition or results of operations of such person and its subsidiaries, taken as a whole, or (ii) prevents the consummation of the Mergers. However, none of the following will be deemed, either alone or in combination, to constitute a “material adverse effect” or be taken into account in determining whether a “material adverse effect” has occurred: any change, event, effect or occurrence that results from or arises in connection with (i) (A) the oil and gas exploration and production industry generally, (B) the natural gas gathering, compressing, treating, processing and transportation industry generally, (C) the natural gas liquids fractionating and transportation industry generally, (D) the crude oil and condensate logistics and marketing industry generally and (E) the natural gas marketing and trading industry generally (including in each case changes in the laws affecting such industries); (ii) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, tariffs, credit markets and price levels or trading volumes); (iii) any change or prospective change in applicable law or GAAP (or interpretation or enforcement thereof); (iv) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics; (v) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises; (vi) the failure, in and of itself, of such person or its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Merger Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of such person or its subsidiaries or the credit rating of such person (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a material adverse effect if such facts are not otherwise excluded under this definition); (vii) the announcement, pendency and consummation of any of the transactions contemplated by the Merger Agreement, including the Mergers, or any claim, suit, action or proceeding in respect of the Merger Agreement or any of the Transactions; (viii) the compliance with the covenants contained in the Merger Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of such person or its subsidiaries; (ix) (A) any action taken by such person or its subsidiaries at the other party’s written request or with the other party’s written consent or (B) the failure to take any action by such person or its subsidiaries if that action is prohibited by the Merger Agreement to the extent that the other party fails to give its written consent after receipt of a request therefor; and (x) the identity of, or any facts or circumstances relating to, the other party or its affiliates; provided that the exceptions set forth in clauses (i), (ii), (iii), (iv) and (v) above will not be excluded to the extent such effect has disproportionately affected such person or its subsidiaries when compared to other persons operating in the same industries.

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Covenants

Indemnification and Insurance

For a period of six years from the Effective Time, PEDEVCO and the Surviving Entities (as defined in the Merger Agreement) agreed to jointly and severally indemnify and hold harmless each past and present director and officer of the Acquired Companies and any of their subsidiaries at any time prior to the Effective Time to the fullest extent that the Acquired Companies or the subsidiary for which they were acting in such capacity would have been permitted to indemnify and hold harmless such individuals by applicable law. PEDEVCO and the Merger Subs agreed that all rights to exculpation or indemnification for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time existing as of the date of the execution of the Merger Agreement in favor of the indemnified parties in the foregoing sentence as provided in the Acquired Companies’ or their subsidiaries’ certificate of incorporation or bylaws (or comparable organizational documents) in existence on the date of the execution of the Merger Agreement and provided to PEDEVCO prior to the date thereof will survive the Mergers and will continue in full force and effect in accordance with their respective terms in the applicable certificate of incorporation or bylaws (or comparable organizational documents).

Additionally, for six years after the Effective Time, (i) PEDEVCO’s and its subsidiaries’ organizational documents and (ii) each Surviving Entity’s and their subsidiaries’ organizational documents will contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than those set forth in such organizational documents immediately prior to the Effective Time and no such provision will be amended, repealed or otherwise modified in any manner that would affect adversely the rights or protections of any such indemnified party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time.

Pursuant to the Merger Agreement, PEDEVCO must, on or prior to the Effective Time, obtain and purchase six years of tail coverage for the Acquired Companies’ current directors’ and officers’ liability and fiduciary liability insurance policies providing coverage for post-Effective Time claims asserting actual or alleged acts or omissions occurring at or prior to the Effective Time; provided that PEDEVCO will not be required to pay a premium for such tail coverage in excess of 300% of the annual premiums currently paid by the Acquired Companies for such insurance.

PEDEVCO Information Statement

PEDEVCO agreed to prepare and file with the SEC, as promptly as reasonably practicable, but in any event within 20 days after the Closing Date (which timing was amended by the November 13, 2025 First Amendment to Agreement and Plan of Merger to require PEDEVCO to prepare and file as soon as reasonably practicable), in a form mutually agreeable to the parties to the Merger Agreement, this information statement and to use commercially reasonable efforts to resolve any SEC comments on such information statement after receipt thereof, and to have the information statement cleared by the SEC staff as promptly as reasonably practicable. We also agreed to provide the Acquired Companies notice of any amendment or supplement to this information statement, and an opportunity to review the same, and to provide all correspondence from the SEC relating hereto to the Acquired Companies.

We also agreed to file a definitive form of this information statement with the SEC and mail it to holders of PEDEVCO common stock as promptly as reasonably practicable after such information statement has been cleared by the SEC (in any event within five business days) and/or as promptly as reasonably practicable after 10 days have passed since the date of the filing of the preliminary version of this information statement with the SEC without receiving comments from the SEC on such preliminary information statement. If the SEC does not promptly clear this information statement, we agreed to a preliminary notice to shareholders, providing the required notice of action by written consent under Section 6.202 of the TBOC and otherwise complying materially with applicable law.

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PEDEVCO A&R Bylaws

                In accordance with the Merger Agreement, on October 29, 2025 and effective as of the Closing, the Board adopted Amended and Restated Bylaws of the Company, which amend and restate the Company’s prior bylaws in their entirety.

The PEDEVCO A&R Bylaws made certain changes to the prior bylaws, including to (i) fix the number of directors at five, subject to changes in such number that the majority of the Board may approve from time to time, and to provide that any change to the size of the Board must comply with the Shareholder Agreement; (ii) add provisions requiring that actions relating to director removal, vacancies, and the election of the Chairman of the Board be consistent with the Shareholder Agreement and, as applicable, the PEDEVCO Series A Designation; (iii) modify the definition of a quorum to require that, so long as a Juniper Director who is not an independent director serves on the Board, at least one such director must be present for a quorum of the Board to exist; (iv) revise the rules governing committee composition to require compliance with the Shareholder Agreement and applicable law and stock exchange requirements; (v) permit the use of electronic signatures on stock certificates; and (vi) add a new Section 14.2 providing that, for so long as the Shareholder Agreement is in effect, the provisions of the PEDEVCO A&R Bylaws dealing with the number of directors, selection of committee members and new Section 14.2, may be amended, altered, or repealed only by the unanimous approval of all then-serving directors.

The foregoing summary of the PEDEVCO A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the PEDEVCO A&R Bylaws, a copy of which was filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2025, and is incorporated by reference herein, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference”, below.

PEDEVCO A&R Charter and Reverse Stock Split Charter Amendment

We also agreed to file, promptly as reasonably practicable following, and in any event within 10 business days following, the expiration of the 20-day period contemplated by Rule 14c-2(b) promulgated under the Exchange Act with respect to this information statement, the PEDEVCO A&R Charter and the Reverse Stock Split Charter Amendment to effect a reverse stock split of the PEDEVCO common stock at a ratio approved by the Board or a duly authorized committee thereof in its discretion pursuant to the Reverse Stock Split Authority, and within a range of 1-for-10 and 1-for-20.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including, among other things, covenants relating to:

•	cooperation in connection with public announcements or other public disclosures regarding the Merger Agreement or the Transactions;

•	agreement of the parties to not take any action that would cause any of the transactions contemplated by the Merger Agreement to be subject to the requirements imposed by any takeover laws;

•	certain employee matters;

•	the defense or settlement of any shareholder litigation relating to the Transactions;

•	certain tax matters;

•	termination of certain related party contracts; and

•	certain insurance matters.

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Amendment, Supplement or Waiver

The Merger Agreement can be amended, supplemented or waived in any and all respects by written agreement of the parties to the Merger Agreement, by action taken or authorized by their respective boards of directors or similar governing bodies.

Specific Performance

The parties to the Merger Agreement are entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Governing Law and Forum

The Merger Agreement is governed by the laws of the State of Delaware.

The parties to the Merger Agreement agreed that any disputes related to the Merger Agreement or its related documents must be brought exclusively in the Texas Business Court located in Houston, Texas (if it is operating), or otherwise in the state or federal courts located in Houston, Texas.

Fees and Expenses

Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement are the obligation of the respective party incurring such fees and expenses.

First Amendment to Merger Agreement

Pursuant to the terms of the original Merger Agreement, PEDEVCO agreed to prepare and file with the SEC, as promptly as reasonably practicable, but in any event within 20 days after the Closing Date, in a form mutually agreeable to the parties to the Merger Agreement this information statement, and to use commercially reasonable efforts to resolve any SEC comments on such information statement after receipt thereof, and to have the information statement cleared by the SEC staff as promptly as reasonably practicable.

On November 13, 2024, PEDEVCO, the Merger Subs, the Acquired Companies and North Peak, entered into a First Amendment to Agreement and Plan of Merger, pursuant to which each of the parties agreed that the information statement shall be prepared and filed with the SEC, as soon as reasonably practicable by PEDEVCO.

AGREEMENTS RELATED TO THE MERGERS

This section describes the material provisions of certain additional agreements entered into in connection with the Merger Agreement, including the PEDEVCO Series A Designation, Shareholder Agreement, Support Agreements and Subscription Agreements, which we refer to as the Related Agreements, but does not purport to describe all of the terms thereof. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Related Agreements, copies of which are attached as Annexes B, C, F, and H and are incorporated by reference into this information statement. This section may not contain all of the information about the other management documents that is important to you. We encourage you to read the other Related Agreements carefully and in their entirety. This section is not intended to provide you with factual information about PEDEVCO. Such information can be found elsewhere in this information statement and in the public filings PEDEVCO makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference”.

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Shareholder Agreement

In accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into the Shareholder Agreement with (b) Century, (c) North Peak, (d) solely for purposes of certain limited provisions of the Shareholder Agreement, Dr. Simon G. Kukes and The SGK 2018 Revocable Trust, which is a family trust of which Dr. Kukes serves as trustee and beneficiary; and (e) each other Person who after the Closing becomes a party thereto (collectively, the “Shareholder Agreement Shareholders”).

Board Nomination Rights

The Shareholder Agreement provides the Juniper Shareholder the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one nominee to the Board (which is the same right that the Series A Preferred Stock holders have under the PEDEVCO Series A Designation, and not a separate appointment right). The Shareholder Agreement also provides the Juniper Shareholder the right to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof, from the date of the agreement until the Automatic Conversion Date. The PEDEVCO Series A Preferred Stock director appointee is Josh Schmidt (see “Current Executive Officers and Directors of PEDEVCO”, below).

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)

three Directors nominated by the Juniper Shareholder, which must include at least one independent director (initially, following the Automatic Conversion Date, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion, as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

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The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

Each Juniper Director nominee must, in the good faith determination of the Board or the Governance Committee, (i) be suitable to serve on the Board in accordance with customary standards of suitability for directors of NYSE-listed companies; (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the PEDEVCO common stock is listed or admitted to trading; and (iii) not be subject to any order, decree or judgment of any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange) prohibiting service as a director of any public company.

In addition, for so long as the Juniper Shareholder is entitled to designate at least one Juniper Director, the Shareholder Agreement provides that at least one Juniper Director shall serve as a member of each committee of the Board (other than the audit committee of the Board) and a Juniper Director shall be designated as the chairperson of the Compensation Committee and the Governance Committee, subject to certain limited exceptions.

Business Opportunities

The Shareholder Agreement also provides that because each of the Shareholder Agreement Shareholders are engaged in other investments that may, are or will be competitive or overlap with, or are complementary to PEDEVCO’s business, and because they may conduct business with PEDEVCO’s clients, vendors, or partners, hold positions or interests in other companies, and become aware of business opportunities relevant to those other investments, PEDEVCO renounces and disclaims any claim or expectancy in these opportunities (“Renounced Business Opportunities”) to the fullest extent permitted by applicable law. PEDEVCO also agreed that the Shareholder Agreement Shareholders have no obligation to communicate or offer such opportunities to PEDEVCO, unless such opportunity is learned solely through a person’s role as a director of PEDEVCO or pursuant to confidential information of PEDEVCO. PEDEVCO remains free to pursue any Renounced Business Opportunity on its own.

Registration Rights

Pursuant to the Shareholder Agreement, the Company agreed to use its commercially reasonable efforts to file a registration statement with the SEC within 45 days after the Automatic Conversion Date to cover the resale of all Conversion Shares, and to keep such registration continuously effective, including renewals and amendments, until the securities are no longer registrable. The registration statement will be filed on Form S-3, or if not available, Form S-1 (to be converted to Form S-3 once eligible), and will permit resale pursuant to Rule 415 of the Securities Act. Additionally, each shareholder party thereto, its controlled affiliates, and certain other related persons, may also request underwritten offerings of at least $10 million of registrable securities, with underwriters selected by the Company subject to majority holder consent of the holders of the registrable securities to be included in such registration statement. Holders participating in an underwritten offering must enter into customary agreements but are not required to make extensive representations beyond ownership, authority, and compliance with securities laws. The Company is not required to conduct more than three underwritten offerings in a 12-month period or within 180 days of a prior offering. The Company may also delay or suspend the filing, effectiveness, or use of a registration statement during limited “grace periods” if necessary, due to pending financings, transactions, possession of material non-public information, or compliance concerns, provided that such periods do not exceed 45 days individually, 60 days in total during any 12-month period and that there are not more than two grace periods every 12 months. The Shareholder Agreement also provided each shareholder party thereto, piggyback registration rights, allowing them to participate in underwritten offerings of common stock conducted by the Company or other holders. Inclusion is subject to underwriter approval, and if the underwriter advises the Company that the total amount of securities would adversely affect the success of the offering, priority will be given first to the Company’s securities in a primary offering, or to the holders’ securities in a secondary offering, with any remaining capacity allocated on a pro rata basis.

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The Shareholder Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act, together with the rules and regulations promulgated thereunder. The Shareholder Agreement become effective at the Closing and will terminate in accordance with its terms.

The foregoing summary of the Shareholder Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Shareholder Agreement, which is attached hereto as Annex H and incorporated herein by reference.

Support Agreements

In accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into a Support Agreement with North Peak and each of Dr. Kukes and the SGK 2018 Revocable Trust; Mr. Schick, the President and Chief Executive Officer of the Company; Mr. Moore, the Executive Vice President, General Counsel and Secretary of the Company; Mr. Paul Pinkston, the Chief Accounting Officer of the Company; Mr. Crook, the Chief Commercial Officer of the Company; each of the Company’s then directors, Messrs. Howie, Scelfo and Evans, and Company employees Arvind Krishna and Charles Hinojosa.

Under these agreements, as a material inducement to PEDEVCO and North Peak entering into the Merger Agreement and to complete the Mergers, the Supporting Persons irrevocably approved the Corporate Actions and agreed they would not withdraw or rescind the Written Consent. The Supporting Persons further agreed not to object to or take any action that could hinder, impede, delay, or materially affect the transactions contemplated by the Merger Agreement, and to take all reasonable actions necessary to ensure their completion, including the Automatic Conversion of the PEDEVCO Series A Preferred Stock and the agreements related to the Merger Agreement. Additionally, until the Automatic Conversion occurs, the Supporting Persons will not transfer, assign, sell, pledge, or encumber their PEDEVCO equity, grant any proxy or authorization inconsistent with these obligations, or otherwise act contrary to the Support Agreement, except for transfers to controlled affiliates, estate planning vehicles, or bona fide gifts provided that the transferee joins the agreement in a form acceptable to PEDEVCO. Support Agreements with Dr. Kukes and the SGK 2018 Revocable Trust additionally provide, among other things, that such Supporting Persons may sell or otherwise transfer up to three million shares of PEDEVCO common stock or PEDEVCO preferred stock, or other equity interests in PEDEVCO without restriction. A form of the Support Agreement is attached as Annex F hereto and incorporated by reference herein.

Subscription Agreements

Concurrently with the Closing, the PIPE Investors entered into the Subscription Agreements with PEDEVCO, pursuant to which such PIPE Investors subscribed for and purchased, and PEDEVCO issued and sold to the PIPE Investors, an aggregate of 6,363,637 of shares of PEDEVCO Series A Preferred Stock at a price per share equal to the Purchase Price. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock. The PIPE Investors included, among others, (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO is trustee and beneficiary ($15,409,977); (b) American Resources, Inc., an entity partially owned and controlled by J. Douglas Schick, the Chief Executive Officer, President and member of the Board ($250,003); (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO ($25,003); (d) John J. Scelfo Revocable Trust Dated October 8, 2003, a trust of which John J. Scelfo, a member of the Board, is trustee and beneficiary ($550,000); (e) Jody D. Crook, the Chief Commercial Officer of PEDEVCO ($25,003); (f) J PED, LLC, an entity affiliated with Juniper ($18,550,004); (h) Reagan T. Dukes, the then Chief Executive Officer of the Acquired Companies, who was appointed Chief Operating Officer of PEDEVCO at the Closing  ($52,503) and (i) Robert J. Long, the then Chief Financial Officer of the Acquired Companies, who was appointed Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO at the Closing ($52,503). The PIPE Financing closed concurrently with the Mergers, and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers.

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Immediately following the Automatic Conversion, the PEDEVCO securityholders as of immediately prior to the Automatic Conversion are expected to hold approximately 14.0% of the shares of PEDEVCO common stock then outstanding (excluding Dr. Kukes and including new restricted stock issuances to Messrs. Schick, Crook and Moore as described in the section entitled “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions—Transaction-Based Payments and Benefits”), Dr. Kukes and affiliates of Juniper and the other former owners of the Acquired Companies, including as a result of their participation in the PIPE Financing, are expected to hold approximately 33.1% and 52.8%, respectively, of the shares of PEDEVCO common stock then outstanding, and other PIPE Investors are expected to hold less than one percent of the outstanding shares of PEDEVCO common stock, in each case.

The Subscription Agreements contain customary representations and warranties of PEDEVCO and the PIPE Investors. The Subscription Agreement also provides that the PIPE Investors who are not parties to the Shareholder Agreement shall have the same registration rights as the Shareholder Agreement Shareholders with respect to their PIPE Conversion Shares, as discussed above under “Agreements Related to the Mergers – Subscription Agreements—Registration Rights.”

The foregoing summary of the Subscription Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the form of Subscription Agreement, which is attached hereto as Annex C and incorporated herein by reference.

Designation of PEDEVCO Series A Preferred Stock

See “Description of Securities—Preferred Stock—Series A Convertible Preferred Stock”, which description is incorporated into this “Designation of PEDEVCO Series A Preferred Stock” section in its entirety.

FINANCING OF THE MERGERS

A total of $122 million was raised by PEDEVCO in connection with the Mergers to refinance certain debt and fund certain negative working capital of the Acquired Companies. Such funding was raised pursuant to the PIPE Financing ($35 million), as discussed below under “—PIPE Financing” and pursuant to debt acquired under the terms of an Amended and Restated Credit Agreement entered by PEDEVCO, the Administrative Agent and the Lenders (each as defined below) on October 31, 2025 ($87 million), as discussed below under “—Debt Funding”.

PIPE Financing

Concurrently with the closing of the Merger Agreement the PIPE Investors subscribed for and purchased an aggregate of 6,363,637 PIPE Preferred Shares), at a price per share equal to $5.50, pursuant to their entry into the Subscription Agreements with PEDEVCO. When converted in full on the Automatic Conversion Date, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock. The PIPE Financing closed concurrently with the Mergers and the $35.0 million of net proceeds raised by the Company pursuant to the PIPE Financing were used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and the Mergers. See “Agreements Related to the Mergers – Subscription Agreements” for additional information.

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Debt Funding

On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement, which amended and restated that certain prior senior secured revolving credit agreement entered into on September 11, 2024 (the “Original Credit Agreement”) among the Company, as borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”).

The A&R Credit Agreement has a maturity date of October 31, 2029. The A&R Credit Agreement provides for an initial borrowing base and aggregate elected commitments of $120 million and an aggregate maximum revolving credit amount of $250 million. The borrowing base is scheduled to be redetermined on December 1, 2025, and thereafter semiannually on or about April 1 and October 1 of each calendar year, commencing on April 1, 2026, and is subject to additional adjustments from time to time, including for certain asset sales, elimination or reduction of hedge positions and title defects. Additionally, each of the Company and the Required Lenders (as defined in the A&R Credit Agreement) may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with the oil and gas lending criteria of the lenders at the time of the relevant redetermination. The amount the Company is able to borrow under the A&R Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing, and other provisions of the A&R Credit Agreement.

The A&R Credit Agreement is guaranteed by the subsidiaries of the Company, pursuant to the terms of an Amended and Restated Unconditional Guaranty dated as of October 31, 2025 made by each of the Company’s subsidiaries in favor of the Administrative Agent for the benefit of the Lenders and other Secured Parties (as defined in the A&R Credit Agreement) (the “Guaranty”); and is secured (subject to agreed upon post-closing periods in the A&R Credit Agreement) by a first priority mortgage and security interest in substantially all assets of the Company and its subsidiaries, pursuant to the terms of (a) an Amended and Restated Security Agreement dated as of October 31, 2025 made by the Company and each of its subsidiaries in favor of the Administrative Agent for the benefit of the Lenders who are secured parties thereunder (the “Security Agreement”); and (b) various deeds of trust and mortgages on oil and gas properties constituting not less than 90% of the total proven reserves of the Company and its subsidiaries (the “Mortgages”).

Borrowings under the A&R Credit Agreement may be alternate base rate (“ABR”) loans or SOFR loans, at the election of the Company. Interest is payable quarterly for ABR loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”) for a one, three or six-month interest period plus an applicable margin ranging from 300 to 400 basis points, depending on the percentage of the borrowing base utilized. ABR loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate as publicly announced by Citibank; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted forward-looking term rate based on SOFR for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 200 to 300 basis points, depending on the percentage of the borrowing base utilized. The Company also pays a commitment fee on unused commitment amounts under its facility of 37.5 basis points or 50 basis points, depending on the percentage of the borrowing base utilized. The Company may repay any amounts borrowed under the A&R Credit Agreement prior to the maturity date without any premium or penalty, and is required to repay certain portions of the amounts borrowed under the A&R Credit Agreement upon the occurrence of certain events.

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The A&R Credit Agreement provides for certain representations and warranties, and affirmative and negative covenants of the Company, in each case as are customary for a facility of this size and type, including the maintenance of the following financial ratios: (i) a current ratio, which is the ratio of the Company’s consolidated current assets (including unused commitments under the A&R Credit Agreement and excluding non-cash derivative assets) to its consolidated current liabilities (excluding the current portion of long-term debt under the A&R Credit Agreement and non-cash derivative liabilities), of not less than 1.0 to 1.0; and (ii) a leverage ratio, which is the ratio of Total Net Debt to EBITDAX (each as defined in the A&R Credit Agreement) for the prior four fiscal quarters, of not greater than 3.0 to 1.0.

The A&R Credit Agreement contains additional restrictive covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur additional liens, enter into mergers and consolidations, make or declare dividends, make investments and loans, engage in transactions with affiliates, sell assets and enter into certain hedging transactions. In addition, the A&R Credit Agreement is subject to customary events of default for a facility of this size and type, including a change in control. If an event of default occurs and is continuing, the administrative agent may, with the consent of majority lenders, or shall, at the request of the majority lenders, accelerate any amounts outstanding and terminate lender commitments.

The Company was required to hedge at least 75% of its projected proved developed producing reserves (PDP) oil and gas production at the time of entry into the A&R Credit Agreement, for the first 24 months of the agreement, and 50% of its projected PDP of oil and gas production for months 25–36. Afterward, within 60 days after each fiscal quarter, the Company must show it has hedged at least 50% of expected oil and gas production for the next 18 months. The Company may hedge crude oil, natural gas, or natural gas liquids (on a barrel of oil equivalent basis) to meet these requirements, but may not hedge more than 75% of anticipated production (on a barrel of oil equivalent basis) for any month.

The Company is prohibited from using the funds borrowed under the A&R Credit Agreement, except (i) to facilitate the Mergers, and the acquisition and development by the Company and its subsidiaries of oil and gas properties permitted under the A&R Credit Agreement, (ii) to pay fees and expenses in connection with the A&R Credit Agreement and the Mergers, (iii) to refinance certain acquired indebtedness of the Company in connection with the Mergers, (iv) to provide working capital for exploration and production operations, and (v) for general corporate purposes.

In connection with the Closing of the Mergers, the Company borrowed $87 million under the terms of the A&R Credit Agreement.

On January 6, 2026, North Peak and Century, together holding a majority in interest of the outstanding shares of PEDEVCO Series A Preferred Stock, approved the January 2026 Draw Down pursuant to the terms of the designation of the PEDEVCO Series A Preferred Stock, via their entry into a Written Consent to Action Without Meeting.

On January 8, 2026, the Company borrowed an additional $6 million under the A&R Credit Agreement.

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THE AMENDED AND RESTATED CHARTER

Purpose of and Rationale for the Corporate Action

The requirement of the Majority Shareholders to approve the PEDEVCO A&R Charter was a required condition of the closing of the Merger Agreement.

Provisions of PEDEVCO A&R Charter

The PEDEVCO A&R Charter amends the Existing Charter to:

(1)	Increase the number of authorized shares of PEDEVCO common stock from 200,000,000 to 300,000,000;

(2)	Remove references to a prior reverse stock split of PEDEVCO common stock;

(3)

Change the number, names and addresses of the initial directors and require that appointments and changes to the number of directors be made in accordance with the Shareholder Agreement, so long as the Shareholder Agreement is in effect;

(4)

Insert a new Article IX relating to corporate opportunities, which provides that the Juniper Shareholder and its affiliates (the “Juniper Investor Group”, which term includes the Juniper Directors) and Dr. Simon Kukes and his affiliates (collectively, the “PED Investor Group”), may each engage in other business ventures, including those that compete with or overlap with PEDEVCO’s business. Each group may hold positions, invest in, or develop opportunities related to other entities (“Other Investments”), potentially creating conflicts of interest. Pursuant to new Article X, PEDEVCO explicitly waives any right or expectation to participate in Renounced Business Opportunities and agrees that neither the investor groups, nor their representatives or directors, are obligated to share or offer these opportunities to PEDEVCO, unless the opportunity arises solely from their role as a director of PEDEVCO or through specific information rights in the Shareholder Agreement. However, PEDEVCO remains free to pursue any such renounced opportunities on its own;

(5)	Update the name and address of PEDEVCO’s registered agent;

(6)

Revise former Article XI of the Existing Charter to require the affirmative vote of the holders of at least 66 2/3% in voting power of all shares of PEDEVCO entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal the provisions of the certificate of formation relating to the quorum for meetings of shareholders, the prohibitions on cumulative and preemptive rights set forth in the certificate of formation, and the Board’s ability to fix the amount to be reserved as working capital; the provision of the PEDEVCO A&R Charter requiring supermajority approval for such items as discussed in this paragraph; the provisions of the PEDEVCO A&R Charter dealing with the Renounced Business Opportunities; and the provisions of the PEDEVCO A&R Charter discussed below, which lower the required shareholder vote for fundamental action or fundamental business transactions; and

(7)

Provide that, to the extent permitted by applicable law, and except as provided in the PEDEVCO A&R Charter, the vote of any class or series of the stock of PEDEVCO is required for approval of any action that is recommended to shareholders by the Board and for which applicable law requires a shareholder vote, including without limitation any fundamental action or fundamental business transaction, shall, if a greater vote of shareholders is provided for by the TBOC or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of the PEDEVCO A&R Charter, if and to the extent a bylaw adopted by the Board of Directors or the shareholders so provides.

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Effect of the Amendment to the Existing Charter

The PEDEVCO A&R Charter will become effective on the date that it is accepted for filing by the Texas Secretary of State, or such later date set forth therein. The text of the PEDEVCO A&R Charter is subject to modification to include such changes as may be required by the Texas Secretary of State and non-material technical, administrative or similar changes and modifications in the reasonable discretion of the officers of PEDEVCO.

We expect to file the PEDEVCO A&R Charter with the Texas Secretary of State as soon as practicable after 20 days following the date that this information statement is first sent or given to our shareholders and for it to become effective upon filing with the Texas Secretary of State.

The foregoing summary of the PEDEVCO A&R Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the PEDEVCO A&R Charter, a copy of which is attached to this information statement as Annex D.

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THE REVERSE STOCK SPLIT AUTHORITY

Pursuant to PEDEVCO’s obligations under the Merger Agreement to effect the Reverse Stock Split, the Majority Shareholders granted to the Board the authority to amend the PEDEVCO A&R Charter to effect a reverse stock split of the issued and outstanding shares of PEDEVCO common stock by a ratio between one-for-ten and one-for-twenty, with the exact ratio to be set at a whole number to be determined by the Board or a duly authorized committee thereof in its discretion, at any time after approval of the Reverse Stock Split Amendment and prior to the one year anniversary of the date of the Written Consent, or October 30, 2026.

The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for PEDEVCO and its shareholders. In determining how to implement the Reverse Stock Split, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of shares of PEDEVCO common stock;

•	the then-prevailing trading price and trading volume of shares of PEDEVCO common stock and the anticipated impact of the Reverse Stock Split on the trading market for shares of PEDEVCO common stock;

•	PEDEVCO’s ability to have shares of PEDEVCO common stock remain listed on the NYSE American;

•	the number of shares of PEDEVCO common stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

•	the anticipated impact of the Reverse Stock Split on the combined company’s ability to raise additional financing; and

•	prevailing general market and economic conditions.

The Reverse Stock Split will become effective upon filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Texas. The Reverse Stock Split Charter Amendment filed thereby will set forth the number of shares of PEDEVCO common stock immediately prior to the Reverse Stock Split to be combined into one share of PEDEVCO common stock, within the limits set forth above. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of shares of PEDEVCO common stock will hold the same percentage of outstanding shares of PEDEVCO common stock immediately following the Reverse Stock Split as such shareholder holds immediately prior to the Reverse Stock Split.

The form of Reverse Stock Split Charter Amendment, pursuant to which the Reverse Stock Split would be effected, is attached to this information statement as Annex E. The text of the form of Reverse Stock Split Charter Amendment accompanying this information statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Texas or that the PEDEVCO officers may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

The Board may combine the Reverse Stock Split Charter Amendment with the PEDEVCO A&R Charter.

The Board will retain the authority, subject to the covenants contained in the Merger Agreement, not to effect the Reverse Stock Split or abandon the Reverse Stock Split Amendment, even though it has already obtained the approval of the Majority Shareholders.

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Reverse Stock Split Effective Date

Unless the Board determines otherwise, the Reverse Stock Split will become effective, as of 12:01 a.m. Eastern Time on the date of filing of the Reverse Stock Split Charter Amendment (the “Reverse Stock Split Effective Date”). Except as explained below with respect to fractional shares, the issued and outstanding shares of PEDEVCO common stock immediately prior to the Reverse Stock Split Effective Date will automatically be converted, as of the Reverse Stock Split Effective Date, into a lesser number of shares of PEDEVCO common stock calculated in accordance with a split ratio of between 1-for-10 and 1-for-20, as selected by the Board and set forth in the Reverse Stock Split Charter Amendment.

Purposes of The Reverse Stock Split Authority

Maintain listing on the NYSE American. Shares of PEDEVCO Common Stock are currently traded on the NYSE American. The NYSE American may delist the securities of any issuer if an issuer’s common stock sells at what the NYSE American considers a “low selling price” (generally trading below $0.20 per share for an extended period of time) and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American (provided that issuers can also be delisted if any shares of the issuer trade below $0.06 per share).  The trading price of PEDEVCO’s Common Stock has traded as high as $0.83 (February 10, 2025) and as low as $0.43 (November 28, 2025) per share during the 52 weeks prior to the date of this information statement. The PEDEVCO Board believes that the Reverse Stock Split may be necessary to ensure that the PEDEVCO Common Stock continues to meet the NYSE American’s trading price requirements, particularly in the event the PEDEVCO Common Stock continues to decline in value. A decrease in the number of outstanding shares of PEDEVCO common stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of PEDEVCO common stock, although PEDEVCO cannot provide any assurance that the minimum bid price of the PEDEVCO common stock would remain over the NYSE American minimum bid price requirement following the Reverse Stock Split.

Improve the marketability and liquidity of PEDEVCO common stock. PEDEVCO also believes that the increased market price of shares of PEDEVCO common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of PEDEVCO common stock and will encourage interest and trading in PEDEVCO common stock. The Reverse Stock Split could allow a broader range of institutions to invest in PEDEVCO common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of PEDEVCO common stock. The Reverse Stock Split could also help increase analyst and broker interest in PEDEVCO common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of PEDEVCO common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of the PEDEVCO common stock may in fact be adversely affected by the Reverse Stock Split given the reduced number of shares of PEDEVCO common stock that would be outstanding after the Reverse Stock Split.

Risks of the Reverse Stock Split

PEDEVCO cannot assure you that the Reverse Stock Split will increase its stock price and have the desired effect of compliance with the “Minimum Price” and other NYSE American requirements. The Board expects that the Reverse Stock Split, if the Board deems it necessary, will increase the market price of PEDEVCO common stock so that PEDEVCO is able to continue to comply with the minimum price, minimum stockholders’ equity, public float and other NYSE American initial listing requirements. However, the effect of the Reverse Stock Split upon these requirements of PEDEVCO common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

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It is possible that the per share price of PEDEVCO common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of PEDEVCO common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Even if PEDEVCO effects the Reverse Stock Split, the market price of PEDEVCO common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of PEDEVCO common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including PEDEVCO’s future performance. If the Reverse Stock Split is consummated and the trading price of PEDEVCO common stock declines, the percentage decline as an absolute number and as a percentage of PEDEVCO’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of PEDEVCO common stock remains in excess of $1.00 per share, PEDEVCO may be delisted due to a failure to meet other continued listing requirements, including the NYSE American requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of public shareholders excluding shares held directly or indirectly by any officer, director, controlling shareholder or other concentrated (i.e., 10 percent or greater) affiliated or family holdings.

The Reverse Stock Split may decrease the liquidity of PEDEVCO common stock. The liquidity of PEDEVCO common stock may be harmed by the Reverse Stock Split given the reduced number of shares of PEDEVCO common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of PEDEVCO common stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

PEDEVCO common stock. If the Reverse Stock Split is implemented, subject to the conditions set out in this information statement, PEDEVCO will file a Certificate of Amendment to the PEDEVCO Certificate of Formation with the Secretary of State of the State of Texas. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of PEDEVCO common stock immediately prior to the Reverse Stock Split Effective Date will automatically be converted, as of the Reverse Stock Split Effective Date, into a lesser number of shares of PEDEVCO common stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of PEDEVCO common stock issuable under, and other terms of, (i) the PEDEVCO Corp. 2021 Equity Incentive Plan  and (ii) the number of shares of PEDEVCO common stock issuable under, and the exercise prices of, PEDEVCO’s outstanding convertible and exercisable securities, including the PEDEVCO Series A Preferred Stock.

Except for adjustments that may result from the treatment of fractional shares of PEDEVCO common stock as described below, because the Reverse Stock Split would apply to all issued shares of PEDEVCO common stock, the Reverse Stock Split would not alter the relative rights and preferences of PEDEVCO’s existing shareholders nor affect any shareholder’s proportionate equity interest in PEDEVCO. For example, a holder of two percent (2%) of the voting power of PEDEVCO’s outstanding securities immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of PEDEVCO’s outstanding securities immediately after the Reverse Stock Split. Moreover, the number of shareholders of record of shares of PEDEVCO common stock will not be affected by the Reverse Stock Split. The amendment to the Certificate of Formation itself to solely effect the Reverse Stock Split would not change the number of authorized shares of PEDEVCO common stock or the par value of PEDEVCO common stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of authorized PEDEVCO common stock. Although at present PEDEVCO has no current arrangements or understandings providing for the issuance of the additional shares of PEDEVCO common stock that would be made available for issuance upon effectiveness of the Reverse Stock Split (other than pursuant to the terms of the Transaction Agreements), these additional shares of PEDEVCO common stock may be used by PEDEVCO for various purposes in the future without further shareholder approval, including, among other things:

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•	raising capital to fund PEDEVCO’s operations and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to PEDEVCO’s employees, officers or directors; and

•	expanding PEDEVCO’s business or product lines through the acquisition of other businesses or products.

The following table sets forth net income (loss) per share for the three months ended September 30, 2025, and the approximate number of issued and outstanding shares of common stock and common stock reserved for various purposes as of January 30, 2026, and the approximate exercise prices of our outstanding warrants and options, each in the event of a 1:10 to 1:20 Reverse Stock Split:

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	Pre-Reverse Stock	After a 1:10 Reverse Stock	After a 1:12 Reverse Stock	After a 1:15 Reverse Stock	After a 1:17 Reverse Stock	After a 1:20 Reverse Stock
	Split	Split	Split	Split	Split	Split
Common Stock authorized (1)	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Common Stock outstanding	95,944,797	9,594,480	7,995,400	6,396,320	5,643,812	4,797,240
Number of shares of Common Stock reserved for issuance upon exercise of outstanding options	1,774,000	177,400	147,833	118,267	104,353	88,700
Number of shares of Common Stock reserved for issuance under outstanding equity incentive plans (2)	5,405,287	540,529	450,441	360,352	317,957	270,264
Number of shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock (3)	106,500,000	10,650,000	8,875,000	7,100,000	6,264,706	5,325,000
Number of shares of Common Stock authorized but unissued and unreserved	90,375,916	279,037,592	282,531,326	286,025,061	287,669,172	289,518,796

Net loss applicable to Common Stock per share for the quarter ended September 30, 2025	$(0.00)	$(0.04)	$(0.04)	$(0.05)	$(0.06)	$(0.07)
Net loss applicable to Common Stock per share for the nine months ended September 30, 2025	$(0.02)	$(0.20)	$(0.24)	$(0.31)	$(0.35)	$(0.41)
Weighted Average Exercise Price of Outstanding Options	$1.00	$10.05	$12.06	$15.07	$17.08	$20.09
Conversion Ratio of Series A Preferred Stock	$10	$1	$0.833	$0.667	$0.588	$0.5

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These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split, as discussed below.

(1)	There will be no change to the 300,000,000 authorized shares of common stock of the Company (effective upon the filing of the PEDEVCO A&R Charter) as a result of the Reverse Stock Split.

(2)	Includes the 5 million share increase in the reserve under the PEDEVCO 2021 Equity Incentive Plan (see “Amendment to PEDEVCO 2021 Equity Incentive Plan”).

(3)

The PEDEVCO Series A Preferred Stock is described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”. Each outstanding share of PEDEVCO Series A Preferred Stock converts into PEDEVCO common stock automatically, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement. Each share of Series A Preferred Stock converts into 10 shares of PEDEVCO common stock (subject to customary adjustments for stock splits, stock dividends or recapitalizations).

Effect on Equity Compensation Plans, Restricted Stock Awards and Options. Pursuant to the terms of the Company’s outstanding equity compensation plans, in the event of a reverse stock split, the administrator of such plans (the Board), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the plans is authorized and instructed to appropriately adjust the number and class of shares that may be delivered under the plans and/or the number, class, and price of shares covered by each outstanding award. As a result, it is expected that the Board will (a) reduce the number of shares available for awards under the plans, (b) reduce the number of shares subject to unvested restricted stock awards, (c) reduce the number of shares issuable upon the exercise of outstanding options, and (d) increase the exercise price of outstanding options, in each case by the Reverse Stock Split ratio approved by the Board in the range set forth above, with rounding as determined by the Board.

Effect on PEDEVCO Series A Preferred Stock. With respect to PEDEVCO’s outstanding Series A Preferred Stock, to the extent any shares of PEDEVCO Series A Preferred Stock remains outstanding prior to the effective date of the Reverse Stock Split, the conversion ratio of such preferred stock, initially 10-for-1, will be adjusted in connection with the Reverse Stock Split as shown in the table above.

Listing. Shares of PEDEVCO common stock currently trade on the NYSE American. The Reverse Stock Split will directly affect the listing of PEDEVCO common stock on the NYSE American, and PEDEVCO believes that the Reverse Stock Split could potentially increase PEDEVCO’s stock price and facilitate compliance with the NYSE American’s initial listing requirements. Following the Reverse Stock Split, PEDEVCO intends for the PEDEVCO common stock to continue to be listed on the NYSE American under the symbol “PED,” subject to PEDEVCO’s ability to continue to comply with the NYSE American rules, although the PEDEVCO common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify the PEDEVCO common stock.

“Public Company” Status. Shares of PEDEVCO common stock are currently registered under Sections 12(b) and 12(g) of the Exchange Act, and PEDEVCO is subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect PEDEVCO’s status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of PEDEVCO’s shareholders will own “odd-lots” of less than 100 shares of PEDEVCO common stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of PEDEVCO common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those shareholders who own less than 100 shares of PEDEVCO common stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of PEDEVCO common stock.

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Authorized but Unissued Shares; Potential Anti-Takeover Effects. The PEDEVCO A&R Charter will authorize 300,000,000 shares of PEDEVCO common stock and 100,000,000 shares of PEDEVCO preferred stock. The Reverse Stock Split would not change the number of authorized shares of PEDEVCO common stock or the par value per share of PEDEVCO common stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of PEDEVCO common stock. Therefore, because the number of issued and outstanding shares of PEDEVCO common stock would decrease, the number of shares of PEDEVCO common stock remaining available for issuance by PEDEVCO in the future would increase. The Reverse Stock Split will also not change the number of authorized shares of PEDEVCO preferred stock, or the number of designated shares of PEDEVCO Series A Preferred Stock, but will change the conversion ratio associated therewith as set forth in the table above.

Such additional shares of PEDEVCO common stock would be available for issuance from time to time for corporate purposes such as issuances of PEDEVCO common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for PEDEVCO common stock. We believe that the availability of the additional shares of PEDEVCO common stock will provide PEDEVCO with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, PEDEVCO may elect to issue shares of PEDEVCO common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of PEDEVCO common stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further shareholder approval, subject to applicable shareholder vote requirements under Texas law and the NYSE American rules. If PEDEVCO issues additional shares of PEDEVCO common stock for any of these purposes, the aggregate ownership interest of PEDEVCO’s current shareholders, and the interest of each such existing shareholder, would be diluted, possibly substantially.

The additional shares of PEDEVCO common stock that would become available for issuance upon an effective Reverse Stock Split could also be used by PEDEVCO to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of PEDEVCO’s management, including any transaction that may be favored by a majority of PEDEVCO’s shareholders or in which PEDEVCO’s shareholders might otherwise receive a premium for their shares of PEDEVCO common stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of PEDEVCO common stock to issued shares of PEDEVCO common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of PEDEVCO.

Fractional Shares

No scrip would be issued if, as a result of the Reverse Stock Split, a shareholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the final reverse ration. Instead, the Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

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If the Board determines to arrange for the disposition of fractional interests by shareholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, shareholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the effective time of the Reverse Stock Split as reported on the NYSE American, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Company so determines, to receive the number of shares rounded up to the next whole number, as described above.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Dissenters’ Rights

Under Texas law, PEDEVCO’s shareholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and PEDEVCO will not independently provide PEDEVCO shareholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the shareholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you hold pre-Reverse Stock Split shares of PEDEVCO common stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of PEDEVCO shareholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank or other financial institution, (d) an insurance company, (e) a tax-exempt organization, (f) a person that owns shares of PEDEVCO common stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of PEDEVCO common stock as part of a straddle or conversion transaction for tax purposes, (h) a regulated investment company, (i) a real estate investment trust, or (j) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Code, its legislative history, existing, temporary and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the internal revenue service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

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Tax Consequences to United States Holders of PEDEVCO common stock. A United States holder, as used herein, is a shareholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code are authorized to control all substantial decisions of the trust or a valid election is in effect to be treated as a United States person for United States federal income tax purposes. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of PEDEVCO common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding PEDEVCO common stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Split.

PEDEVCO intends for the Reverse Stock Split to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, PEDEVCO has not sought and will not seek any ruling from the IRS regarding any matters relating to the Reverse Stock Split, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of PEDEVCO common stock as described above, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-Reverse Stock Split shares of PEDEVCO common stock for post-Reverse Stock Split shares of PEDEVCO common stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post-Reverse Stock Split shares of PEDEVCO common stock received will be the same as the aggregate adjusted basis of the PEDEVCO common stock exchanged for such new shares. The shareholder’s holding period for the post-Reverse Stock Split shares of PEDEVCO common stock will include the period during which the shareholder held the pre-Reverse Stock Split shares of PEDEVCO common stock surrendered.

The treatment of fractional shares of PEDEVCO common stock being rounded up to the next whole share is uncertain, and a United States holder that receives a whole share of PEDEVCO common stock in lieu of a fractional share of PEDEVCO common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the United States holder was otherwise entitled. The holding period for the portion of a share of PEDEVCO common stock treated as a distribution or as to which a United States holder recognizes gain might not include the holding period of pre-Reverse Stock Split shares of PEDEVCO common stock surrendered. United States holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Accounting Consequences

Following the Reverse Stock Split Effective Date, if any, the net income or loss and net book value per share of PEDEVCO common stock will be increased because there will be fewer shares of PEDEVCO common stock outstanding. PEDEVCO does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Reverse Stock Split Effective Date, each certificate representing shares of PEDEVCO common stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of PEDEVCO common stock resulting from the Reverse Stock Split. All shares of PEDEVCO common stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into PEDEVCO common stock also automatically will be adjusted on the Reverse Stock Split Effective Date.

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Our transfer agent, Equiniti Trust Company, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Reverse Stock Split Effective Date, shareholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of PEDEVCO common stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of PEDEVCO common stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such shareholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of PEDEVCO common stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of PEDEVCO common stock, based on the ratio of the Reverse Stock Split.

Any shareholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of PEDEVCO common stock upon compliance with the requirements that PEDEVCO and its transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, PEDEVCO intends to treat shareholders holding PEDEVCO common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares of PEDEVCO common stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding PEDEVCO common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, PEDEVCO encourages you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of PEDEVCO common stock are to be issued in a name other than that in which the certificates for shares of PEDEVCO common stock surrendered are registered, the shareholder requesting the reissuance will be required to pay to PEDEVCO any transfer taxes or establish to PEDEVCO’s satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

PEDEVCO’s registered shareholders may hold some or all of their shares of PEDEVCO common stock electronically in book-entry form with PEDEVCO’s transfer agent. These shareholders do not have stock certificates evidencing their ownership of PEDEVCO common stock. They are, however, provided with a statement reflecting the number of shares of PEDEVCO common stock registered in their accounts.

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•

If you hold registered shares of PEDEVCO common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of PEDEVCO common stock in registered book-entry form.

•

If you are entitled to post-Reverse Stock Split shares of PEDEVCO common stock, a transaction statement will automatically be sent to your address of record by PEDEVCO’s transfer agent as soon as practicable after the Reverse Stock Split Effective Date indicating the number of shares of PEDEVCO common stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split except to the extent of their ownership of shares of PEDEVCO common stock and shares of securities convertible or issuable upon exercise into shares of PEDEVCO commons stock, including equity awards granted to them under the PEDEVCO Corp. 2021 Equity Incentive Plan.

Determination of Reverse Stock Split Ratio

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our common stock on the NYSE American;

•	the per share price of our common stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our common stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

Effective Date and Time of the Reverse Stock Split

The Reverse Stock Split will not become effective prior to the 20th calendar day following the distribution to the Company’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, and will thereafter become effective, if at all, when the amendment to our Certificate of Incorporation to effect the Reverse Stock Split is accepted and recorded by the office of the Secretary of State of the State of Texas, or such later effective date and time as set forth in the amendment. However, notwithstanding approval of the Reverse Stock Split by our shareholders via the Written Consent, the Board will have the sole authority to elect whether or not and when (prior to October 30, 2026, the one-year anniversary of the Written Consent) to amend our Certificate of Formation to effect the Reverse Stock Split.

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AMENDMENT TO PEDEVCO 2021 EQUITY INCENTIVE PLAN

General

On July 10, 2021, the Board of Directors and on August 26, 2021, our majority shareholders adopted the PEDEVCO Corp. 2021 Equity Incentive Plan, which was amended by the Board on June 27, 2024 and the shareholders on August 29, 2024, to increase the number of shares of PEDEVCO common stock available for issuance thereunder by 5 million shares (the “2021 Plan”).

The share reserve under the 2021 Plan has been significantly depleted through awards made thereunder.  Consequently, on October 29, 2025, upon the recommendation of our Compensation Committee, our Board adopted the Second Amendment (the “Amendment”) to the 2021 Plan, which our Majority Shareholders approved pursuant to the Written Consent. The 2021 Plan, as amended by the Amendment, is hereinafter referred to as the “Amended Plan.”

The Amendment makes the following key change to the 2021 Plan, which will become effective on the 21st calendar day following the distribution to the Company’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement:

●

Increase the aggregate number of shares of common stock that may be issued pursuant to awards under the 2021 Plan, as well as the maximum number of shares which may be issued upon the exercise of incentive stock options, from 13,000,000 currently, to 18,000,000 shares.

A copy of the Amendment is attached as Annex G to this information statement. Other than the limited amendment described herein, we are not making other changes to the 2021 Plan.

Background and Purpose of the Amended Plan

The Amended Plan provides for a broad range of awards to enable the Company to respond to market trends and to structure incentives to align to its business goals. In particular, the Amended Plan authorizes awards under the 2021 Plan in the form of provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares, as discussed in greater detail below.

The 5,000,000 share increase in the 2021 Plan represents 1.9% of the total shares of common stock of the Company on a fully-diluted basis (267,571,317 shares) as of the date of this information statement (assuming conversion of all issued and outstanding Series A Preferred into common stock of the Company upon the Automatic Conversion, and including all issued and outstanding options and the 5,000,000 share increase).

Current Overview of Outstanding Equity Information

There are currently 405,287 shares available for future awards under the Company’s 2021 Plan.

The Amended Plan authorizes an additional 5,000,000 shares of common stock for issuance of equity awards under the Amended Plan. In setting and recommending to shareholders the number of additional shares to authorize under the Amended Plan pursuant to the Amendment, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2021 Plan, as well as the Company’s average normal course grants for the preceding fiscal year.

When considering the number of additional shares to add to the 2021 Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to the Company’s current shareholders as measured by burn rate, projected future share usage, and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2021 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 5,000,000 shares to be added to the 2021 Plan pursuant to the Amendment, in combination with the remaining authorized shares and shares added back to the 2021 Plan from forfeitures of awards granted under the 2021 Plan, are projected to satisfy the Company’s equity compensation needs for the next twelve months. In light of the factors considered by the Board and Compensation Committee, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board and Compensation Committee believe that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and non-employee directors to increase the value of the Company for all shareholders. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing shareholder dilution.

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Summary of the Material Terms of the Amended Plan

General

The 2021 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2021 Plan relating to adjustments upon changes in our common stock, currently an aggregate of 13,000,000 shares of common stock are reserved for issuance under the 2021 Plan, which number will increase as described above when the Amendment becomes effective. As of January 29, 2026, the closing price per share of our common stock was $0.63 per share.

The 2021 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Incentive stock options granted under the 2021 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Non-statutory stock options granted under the 2021 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences”, below for a discussion of the principal federal income tax consequences of awards under the 2021 Plan.

Purpose

Our Board adopted the 2021 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2021 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2021 Plan. Subject to the provisions of the 2021 Plan, our Board has the power to construe and interpret the 2021 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2021 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our Board has the power to delegate administration of the 2021 Plan to a committee composed of one or more directors. In the discretion of our Board, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2021 Plan).

Stock Subject to the 2021 Plan

Subject to the provisions of the 2021 Plan relating to adjustments upon changes in our common stock, an aggregate of 13,000,000 shares of common stock are currently reserved for issuance under the 2021 Plan, which number will increase as discussed above in when the Amended Plan becomes effective.

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If shares of common stock subject to an option, SAR or performance share or unit granted under the 2021 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2021 Plan. If shares of restricted stock awarded under the 2021 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2021 Plan. Where the exercise price of an option granted under the 2021 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2021 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2021 Plan.

Eligibility

Incentive stock options may be granted under the 2021 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2021 Plan. As of January 30, 2026, each of our approximately 25 employees, approximately one consultant, and our four non-employee directors were eligible to receive awards under the 2021 Plan.

No incentive stock option may be granted under the 2021 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, no employee may be granted options under the 2021 Plan exercisable for more than 13,000,000 shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2021 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively. The following is a description of the permissible terms of options, SARs and performance units under the 2021 Plan. Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2021 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the SEC.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2021 Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised.

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Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our Board, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term

The maximum term of options, SARs and performance shares and units under the 2021 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options, SARs and performance shares and units awarded under the 2021 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2021 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from us to an affiliate of us, or vice versa, or sick leave, military leave or other leave of absence approved by our Board, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by us or any of our affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our Board may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock purchase or grant agreements. No awards of restricted stock may be granted under the 2021 Plan after ten (10) years from our Board’ adoption of the 2021 Plan (July 2031).

Payment

Our Board may issue shares of restricted stock under the 2021 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion. If restricted stock under the 2021 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our Board, pursuant to any other form of legal consideration acceptable to our Board.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Tax Withholding

Our Board may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, our Board may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law. With the consent of our Board in its sole discretion, a recipient may deliver shares of our common stock to us to satisfy this withholding obligation.

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Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2021 Plan and outstanding awards. In that event, the 2021 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2021 Plan, and total shares subject to outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2021 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our Board may suspend or terminate the 2021 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2021 Plan will terminate ten years from the date of its original adoption by our Board, i.e., in July 2031.

Our Board may also amend the 2021 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our shareholders to the extent shareholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board may submit any other amendment to the 2021 Plan for shareholder approval if it concludes that shareholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and us with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

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Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise, which may be deemed to occur in connection with a net settlement, cashless exercise of an incentive stock option, provide that incentive stock option treatment of the full option may also be lost upon such net settlement exercise of an incentive stock option, depending on the current interpretation of applicable law. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. Any gain or loss recognized on such a disqualifying disposition of the shares issuable upon exercise of the incentive stock option in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will generally be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2021 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of the Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

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THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Securities Issued and Granted Under 2021 Plan

As of the date of this information, a total of 1,774,000 options and 10,820,713 restricted stock awards have been made under the 2021 Stock Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2021 Stock Plan after the Amendment are not presently determinable.

From its inception through January 30, 2026, the following awards of restricted stock and stock options have been granted under the 2021 Plan to each of the following:

Name	Restricted Shares granted	Stock options granted
Dr. Simon G. Kukes	1,900,000	—
J. Douglas Schick	3,675,000	—
Clark R. Moore	1,900,000	—
Paul A. Pinkston	840,000	—
All Current Executive Officers as a Group	7,079,118	70,000
All Current Non-employee Directors as a Group	2,925,445	—
All Employees (Excluding Current Executive Officers) as a Group*	550,000	1,704,000

*Excluding former employees.

PEDEVCO intends to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Amended Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after the Automatic Conversion Date.

INFORMATION ABOUT THE ACQUIRED COMPANIES

The following discussion of the Acquired Companies’ business should be read in conjunction with “Management’s Discussion and Analysis of the Acquired Companies,” the accompanying financial statements of the Acquired Companies and the related notes included elsewhere in this information statement. Unless otherwise indicated, all reserve and property information relating to the Acquired Companies is as of June 30, 2025, which is the date on which the Acquired Companies’ third-party reserve engineer, DeGolyer and MacNaughton Corp. (“D&M”), completed their most recent reserve report, and all financial information is as of September 30, 2025 and is unaudited.

Unless the context requires otherwise, references to “we,” “our” and “us” in this section are to the business and operations of the Acquired Companies.

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Overview

The Acquired Companies engage in the exploration, development and production of crude oil, natural gas and NGLs on its properties in the DJ Basin, primarily located in northern Colorado and southeastern Wyoming, and the PRB, primarily located in northeastern Wyoming. The Acquired Companies are composed of NPOG, COG and their respective subsidiaries. NPOG was formed on April 8, 2022, and primarily holds, through its wholly owned subsidiaries, the Acquired Companies’ DJ Basin assets. COG was formed on January 6, 2025, and primarily holds, through its wholly owned subsidiaries, the Acquired Companies’ PRB assets. The Acquired Companies are managed by a third-party management team. The team has extensive experience in the exploration and production industry, with a proven track record of creating value through operational excellence, capital discipline, technical innovation and strategic vision. During the nine months ended September 30, 2025, we produced an average of approximately 5,700 net Boe/d, of which approximately 77% is oil, and over 98% of which came from wells in which we were the operator. Formations which we have drilled or participated in include: Codell, Niobrara, Turner, Parkman, Frontier, and Mowry.

Acreage

The Acquired Companies own, in the aggregate, approximately 280,771 net leasehold acres in the DJ Basin and the PRB as of September 30, 2025. More than 88% of our net acreage in the DJ Basin is located on private land, and more than 89% of our net acreage in the PRB is located on federal land. As of September 30, 2025, approximately 58,125 of our net acres in the DJ Basin and approximately 53,222 of our net acres in the PRB are held by production. We currently have an average working interest of approximately 92.7% on our operated net acreage in the DJ Basin (inclusive of our net royalty acres) and approximately 76.9% on our net acreage in the PRB (inclusive of our net royalty acres). All acreage and operational activity of the Acquired Companies is within the U.S.

Acquired Companies Oil and Natural Gas Data

Reserve Estimates

The following tables summarize the Acquired Companies’ estimated oil, natural gas and NGL reserves on a historical basis as of June 30, 2025 in each of these areas. These estimates are based on an SEC pricing case and were prepared in connection with a reserve report prepared by D&M, the Acquired Companies’ independent reservoir engineer, as of June 30, 2025. The report was prepared in accordance with current Petroleum Resources Management System (“PRMS”) standards and regulations regarding reserve reporting. Prices were adjusted by lease for quality, energy content, transportation fees and market differentials.

	As of June 30, 2025
	PRB	DJ Basin	Total
Proved Developed Producing:
Oil (MMbbl)	1.6	10.3	11.9
Natural gas (Bcf)	2.4	8.0	10.4
Natural gas liquid (MMbbl)	0.2	1.5	1.7
Net total oil equivalent (MBoe)(1)	2.2	13.1	15.3
Proved Undeveloped:
Oil (MMbbl)	0.0	1.2	1.2
Natural gas (Bcf)	0.0	0.7	0.7
Natural gas liquid (MMbbl)	0.0	0.1	0.1
Net total oil equivalent (MBoe)(1)	0.0	1.4	1.4
Total Proved Reserves:
Oil (MMbbl)	1.6	11.5	13.1
Natural gas (Bcf)	2.4	8.7	11.0
Natural gas liquid (MMbbl)	0.2	1.7	1.9
Net total oil equivalent (MBoe)(1)	2.2	14.7	16.8
Net PV-10 (in millions)(2)	$18.2	178.9	197.1

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(1) Determined using a ratio of six Mcf of natural gas to one Bbl of oil, condensate or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2) PV-10 is a non-GAAP financial measure and represents the year end present value of estimated future cash inflows from proved oil and natural gas reserves, less future development and operating costs, discounted at 10% per annum to reflect the timing of future cash flows and using SEC prescribed pricing assumptions for the period. PEDEVCO believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of our estimated proved reserves.

Methodology

Proved developed reserves are those volumes that are expected to be recovered through existing wells with existing equipment and operating methods, for which the incremental cost of any additional required investment is relatively minor. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required.

Our reserve estimates are conducted from fundamental petrophysical, geological, engineering, financial and accounting data. Reserves are estimated based on production decline analysis, analogy to producing offsets, detailed reservoir modeling, volumetric calculations or a combination of these methods, in all cases having regard to economic considerations and using technologies that have been demonstrated in the field to yield repeatable and consistent results as defined in the PRMS standards. To establish reasonable certainty of our proved reserves estimates, we use certain technologies and economic data, including production and well test data, historical well costs and operating data, geologic and seismic data and subsurface information obtained through wellbores such as electrical logs, radioactive logs, reservoir core samples, fluid samples and static and dynamic pressure information. Non-producing reserves are estimated by analogy to producing offsets, with consideration given to a development plan approved by management.

Qualifications of Technical Persons

In accordance with the Standards Pertaining to Estimating and Auditing of Oil and Gas Reserves Information (the “SPE Standards”) promulgated by the Society of Petroleum Engineers, D&M prepared 100% of our estimates of proved reserves as of June 30, 2025. D&M is a respected company in the reservoir engineering field and provides petroleum property analysis for other upstream companies including other public companies. The technical persons responsible for preparing the reserves estimates meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the SPE Standards promulgated by the Society of Petroleum Engineers. D&M does not own an interest in our properties and is not employed on a contingent fee basis.

Production, Price and Cost Data

The prices that we receive for the oil, natural gas and NGLs produced are largely a function of market supply and demand. Demand for oil, natural gas and NGLs in the U.S. has increased dramatically during this decade. Demand is affected by general economic conditions, weather and other seasonal conditions, including winter storms and droughts. Over or under supply of oil, natural gas or NGLs can result in substantial price volatility. Historically, commodity prices have been volatile, and we expect that volatility to continue in the future. A substantial or extended decline in oil, natural gas or NGLs prices or poor drilling results could have a material adverse effect on the Acquired Companies’ financial position, results of operations, cash flows, quantities of oil, natural gas and NGL reserves that may be economically produced.

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The following table summarizes the Acquired Companies’ oil, natural gas and NGLs production and historical operating data for the periods presented.

	Nine Months 2024	Nine Months 2025
Net Production Volumes:
Oil (MBbl)	1,634	1,192
Natural gas (MMcf)	1,130	1,074
NGLs (MBbl)	179	180
Total (MBoe)	2,001	1,552
Average daily production (Boe per day)	7,303	5,683
Average Wellhead Realized Prices (before giving effect to derivatives):
Oil ($/Bbl)	$71.41	60.89
Natural Gas ($/Mcf)	1.03	1.88
NGLs ($/Bbl)	30.41	22.86
Average Wellhead Realized Prices (after giving effect to derivatives):
Oil ($/Bbl)	$72.62	57.14
Natural Gas ($/Mcf)	1.03	1.88
NGLs ($/Bbl)	30.41	22.86
Operating costs and expenses (per Boe):
Lease operating and workover expense	$17.79	19.75
Production and ad valorem taxes	8.17	6.57
Depletion, depreciation, amortization and accretion	25.27	23.37
Impairment of oil and natural gas properties	0.12	0.00
General and administrative expenses	0.53	3.09
Affiliate expense	2.71	2.55

Productive Wells

Productive wells consist of producing wells and wells capable of production, including natural gas wells awaiting pipeline connection to commence deliveries and oil wells awaiting connection to production facilities. Gross wells are the total number of producing wells in which we own an interest and net wells are the sum of our fractional working interests owned in gross wells. During the nine months ended September 30, 2025, we produced an average of approximately 5,700 net Boe/d, of which approximately 77% is oil, and over 98% of which came from wells in which we were the operator. The following table sets forth information relating to the productive oil wells in which we owned a working interest as of September 30, 2025.

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	As of September 30, 2025
	Gross	Net
DJ Basin
Operated(1)	63.0	56.9
Non-operated	8.0	2.2
Total	71.0	59.1
PRB
Operated(1)	32.0	28.2
Non-operated(2)	32.0	0.3
Total	64.0	28.5
Total	135.0	87.6

(1) Our operated properties reflect all proved developed producing properties at September 30, 2025.

(2) Our non-operated properties reflect wells in which we have a royalty interest.

Developed Acreage

Acreage related to royalty, overriding royalty and other similar interests is excluded from this summary. As of September 30, 2025, approximately 58,125 of our net acres in the DJ Basin and approximately 53,222 of our net acres in the PRB are held by production. The following table sets forth information as of September 30, 2025 relating to our approximate leasehold acreage:

	Developed Acreage(1)
Basin	Gross(2)	Net(3)
DJ Basin	63,550	58,125
PRB	106,533	53,222
Total	170,083	111,347

(1) Developed acres are acres spaced or assigned to productive wells or wells capable of production.

(2) A gross acre is an acre in which we own a working interest. The number of gross acres is the total number of acres in which we own a working interest.

(3) Net acres are gross acres or wells, as the case may be, multiplied by our working interest ownership percentage.

Undeveloped Acreage

As of September 30, 2025, we had approximately 20,760 net undeveloped acres in the DJ Basin and approximately 148,664 net undeveloped acres in the PRB.

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Operations

General

We maintain and operate our business in the Rockies, notably the DJ Basin and the PRB, through two holding companies: NPOG in the DJ Basin and COG in the PRB. Each of NPOG and COG maintains certain subsidiaries that own title to the assets that constitute our business. We design and manage the development, recompletion and/or workover operations, and supervise other operation and maintenance activities for all of the wells in which we are the operator. We do not own the drilling rigs used for drilling wells on our properties; independent contractors provide all the equipment and personnel associated with these activities.

Marketing Activities and Major Customers

The following individual customers each accounted for a material portion of our total reported revenues for the period indicated:

	Nine-Months Ended September 30,
	2025	2024
Major Customers:
Kaiser Francis and Affiliates	76%	65%
Wyoming Refining Company	11%	11%
Plains Marketing	7%	10%
Roaring Fork Midstream	2%	9%

The Acquired Companies have agreements in place with various midstream companies for the gathering, processing and marketing of its produced oil and gas. The majority of crude oil and natural gas produced in Laramie County, Wyoming is gathered and/or processed pursuant to agreements with Roaring Fork Midstream, LLC (“RFM”). RFM is the largest natural gas processor in Laramie County and has crude oil storage facilities in proximity to the Wyoming operations of NPOG. RFM was previously owned and controlled, indirectly, by Juniper, the equity sponsor that currently owns and controls the Acquired Companies. Notwithstanding this, the agreements and other arrangements with RFM are on arm’s-length terms. In the fourth quarter of 2024, Juniper, through an affiliate, sold control of RFM to a third party but continues to maintain a residual equity interest in the business. This residual equity interest provides Juniper’s affiliate with minority membership on the RFM Board, certain negative controls and certain information rights, among other things. Juniper’s affiliate’s economic interest in RFM can increase over time upon the achievement by RFM of certain agreed thresholds; provided that such increase in economics will not result in a commensurate increase in control of RFM by Juniper.

Pursuant to NPOG’s agreements with RFM, which extend into 2030 and beyond and contain no minimum volume commitments, NPOG has dedicated a significant portion of current and future production in northern Laramie County to RFM. NPOG also has a crude gathering agreement with Plains Marketing, a subsidiary of Plains All American, L.P. (“Plains”), to gather crude volumes from wells that are outside of the RFM dedication, primarily in southern Laramie County and northern Weld County, Colorado.

Crude oil produced in Laramie County that is gathered by RFM is marketed and sold pursuant to an agreement with Kaiser Supply and Trading, LLC (“Kaiser”). That agreement contains customary marketing fees and prices for crude oil at prevailing market prices. The crude oil produced in Laramie and Weld Counties that is gathered by Plains is sold to Plains at the wellhead for the prevailing market prices on the day of the sale.

In the PRB, the Acquired Companies have an agreement with Wyoming Refining Company for the purchase of produced crude oil. Pursuant to that agreement, the crude oil is sold at market prices, determined daily, less customary marketing and transportation discounts.

Infrastructure

The Acquired Companies own infrastructure supporting the current production and future development of its assets in the DJ Basin and the PRB, which infrastructure assets are not material to the business of the Acquired Companies, taken as a whole. Among those assets are produced water gathering pipeline and disposal wells, artificial lift surface equipment and production and storage facilities at the wellheads.

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Competition

We compete with major integrated oil and gas companies, government-affiliated oil and gas companies and other independent oil and gas companies for the acquisition of leases, properties and reserves and access to the facilities, equipment, materials, services and employees and other personnel (including geologists, geophysicists, engineers and other specialists) required to explore for, develop and produce crude oil, natural gas and NGLs. Certain of our competitors have financial and other resources substantially greater than those the Acquired Companies possess and have established strategic long-term positions or strong governmental relationships in areas in which we may seek new or expanded entry. As a consequence, we may be at a competitive disadvantage in certain respects, such as in bidding for drilling rights or in accessing necessary services, facilities, equipment, materials and personnel. In addition, our larger competitors may have a competitive advantage when responding to factors that affect demand for crude oil, natural gas and NGLs, such as changing worldwide prices and levels of production and the cost and availability of alternative fuels. Additionally, we face competition from competing energy sources, such as renewable energy sources. See “Risk Factors — Risks Relating to the Acquired Companies’ Business.”

Title to Properties

As is customary in the oil and natural gas industry, the Acquired Companies initially conduct only a cursory review of the title to their properties in connection with the acquisition of leasehold acreage. At such time as they determine to conduct drilling operations on those properties, they conduct a thorough title examination and perform title curative work with respect to significant title defects affecting their leasehold prior to commencement of drilling operations. To the extent title opinions or other investigations reflect title defects on their leasehold, they are responsible for curing such defects at their expense. Title defects affecting interest owned by non-operators in their wells are the responsibility of such non-operators to cure. The Acquired Companies have obtained title opinions on all of their operated producing properties and believe that they have satisfactory title to their producing properties in accordance with standards generally accepted in the oil and natural gas industry.

Prior to completing an acquisition of producing oil and natural gas leases, the Acquired Companies perform a review of title materials in the seller’s records to confirm the ownership of the most significant leases and, depending on the materiality of properties, they may perform additional title due diligence by reviewing the courthouse records in the county where the properties are located. Their oil and natural gas properties are subject to customary royalty and other interests, liens for current taxes and other burdens which they believe do not materially interfere with the use of or affect the Acquired Companies’ carrying value of the properties.

Although title to these properties is subject to encumbrances in some cases, such as customary interests generally retained in connection with the acquisition of real property, customary royalty interests and contract terms and restrictions, liens under operating agreements, liens related to environmental liabilities associated with historical operations, liens for current taxes and other burdens, easements, restrictions and minor encumbrances customary in the oil and natural gas industry, the Acquired Companies believe that none of these liens, restrictions, easements, burdens and encumbrances will materially detract from the value of these properties or from their interest in these properties or materially interfere with their use of these properties in the operation of their business. In addition, they believe that they have obtained sufficient rights-of-way grants and permits from public authorities and private parties for the Acquired Companies to operate their business in all material respects as described in this information statement.

Delivery Commitments

Since September 30, 2025, we have commitments to deliver a determinable quantity of our oil or natural gas production under our existing gathering and/or sales contracts.

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Seasonality of Business

Weather conditions affect the demand for, and prices of, oil and natural gas. Demand for oil and natural gas is typically higher in the fourth and first quarters resulting in higher prices. Seasonal anomalies such as mild winters or mild summers also may impact demand and prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis.

Human Capital

As of September 30, 2025, the team managing NPOG and COG has 13 full-time employees. Salary and benefits for the employees are paid by NPOG or COG (as applicable). As of September 30, 2025, NPOG has 7 independent contractors and COG has 10 independent contractors (inclusive of pumpers and other individuals whose work is limited) who, in each case, provide specialized skills and services essential to the Acquired Companies’ operations.

The workforce at each of our operating teams is distributed across various production and operational sites throughout the DJ Basin and the PRB. None of the employees referenced above are represented by a labor union or collective bargaining agreement. Our operating teams maintain positive relations with their employees.

Facilities

The principal executive offices of the Acquired Companies are located at c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.  The foregoing referenced facilities are subject to a lease agreement with a third party that is cancelable on not more than six months prior written notice.

Government Regulation

Regulation of Crude Oil and Natural Gas Production

Crude oil and natural gas production operations are subject to various types of regulation, including regulation by federal and state agencies.

Federal legislation affecting the oil and gas industry is under constant review for amendment or expansion. In addition, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations applicable to the oil and gas industry. Such rules and regulations, among other things, require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas through restrictions on flaring, require surety bonds for various exploration and production operations and regulate the calculation and disbursement of royalty payments (for federal and state leases), production taxes and ad valorem taxes.

A portion of our oil and gas leases are granted by the federal government and administered by the BLM. Operations conducted by the Acquired Companies on federal oil and gas leases must comply with numerous additional statutory and regulatory restrictions and, in the case of leases relating to tribal lands, certain tribal environmental and permitting requirements and employment rights regulations. In addition, the U.S. Department of the Interior (through its agencies, including the BLM and the Office of Natural Resources Revenue) has certain authority over our calculation and payment of royalties, bonuses, fines, penalties, assessments and other revenues related to our federal and tribal oil and gas leases. In addition, the Inflation Reduction Act of 2022 (the “IRA”) requires that all leases granted and administered by the BLM and entered into on or after August 16, 2022, include a royalty rate of 16.67% in respect of the associated oil and gas production. In addition, in 2022, two environmental advocacy groups filed suit against the U.S. Department of Interior and the BLM challenging certain lease sales by the BLM beginning in December of 2017. On January 17, 2025, a three-judge panel of the Ninth Circuit Court of Appeals upheld vacatur of various leases sold by the BLM, on grounds that the BLM violated the NEPA (defined herein) and the Federal Land Planning and Management Act when selling certain leases. It remains unclear whether parties involved in the BLM Litigation will seek en banc review of the decision. While the Acquired Companies are not named in the BLM Litigation (as defendants, intervenors or otherwise), certain of the leases owned by the Acquired Companies in the PRB have been “placed in suspense” pending a ruling by the Ninth Circuit Court of Appeals in the BLM Litigation. It is possible that the Ninth Circuit Court of Appeals ruling could result in the cancellation of these leases.

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Operations conducted by the Acquired Companies are also subject to the National Environmental Policy Act (“NEPA”) which requires federal agencies, including the BLM, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an environmental assessment that pertains to the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. Certain of the Acquired Companies’ exploration, development and production activities include leasing of federal mineral interests, which will require the acquisition of governmental permits or authorizations that are subject to the procedural requirements of NEPA. This process has the potential to delay or limit, or increase the cost of, the development of oil and natural gas projects. Authorizations under NEPA are also subject to protest, appeal or litigation, any or all of which may delay or halt projects. Moreover, depending on the mitigation strategies recommended in environmental assessments or Environmental Impact Statements, we could incur added costs, which may be substantial. For example, as part of the BLM Litigation, on September 13, 2024, the U.S. District Court for the District of Columbia issued a ruling temporarily enjoining further applications for permits to drill (“APDs”) with respect to the certain of the Acquired Companies BLM leases, citing erroneous data that overstated the amount of available groundwater in the Project’s Environmental Impact Statement. This ruling had the effect of halting federal APD approvals within the Project area until the court “determines the appropriate final remedy” to correct the deficiency being alleged in the case. It is possible that the BLM’s review and ultimate approval of our APDs could be impacted by this federal court ruling and could result in the cancellation of these leases. However, in January 2025, President Trump issued an executive order requiring the Council on Environmental Quality (“CEQ”) to provide guidance on implementing NEPA and to propose rescinding and replacing CEQ’s NEPA regulations with implementing regulations at the agency level. The executive order also instructs federal agencies to adhere to only the relevant legislated requirements for environmental reviews and to prioritize efficiency and certainty over any other objectives in such reviews. The potential impact of further changes to the NEPA regulations and statutory text therefore remains uncertain and could have an effect on our operations and our ability to obtain governmental permits.

BLM leases contain relatively standardized terms requiring compliance with detailed regulations. Under certain circumstances, the BLM may require operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect our interests on federal lands. From time to time, the U.S. Department of the Interior has also considered limiting or pausing new oil and natural gas leases on federal lands. Any limitation or ban on permitting for oil and gas exploration and production activities on federal lands could have a material and adverse effect on our operations, financial condition and results of operations.

The transportation and sale for resale of natural gas in interstate commerce are regulated pursuant to the Natural Gas Act of 1938, as amended (the “NGA”), and the Natural Gas Policy Act of 1978. These statutes are administered by the Federal Energy Regulatory Commission (“FERC”). Effective January 1993, the Natural Gas Wellhead Decontrol Act of 1989 deregulated natural gas prices for all “first sales” of natural gas, which includes all sales by the Acquired Companies of their own production. All other sales of natural gas, such as those of natural gas purchased from third parties, remain jurisdictional sales subject to a blanket sales certificate under the NGA, which has flexible terms and conditions. Consequently, all of our sales of natural gas may currently be made at unregulated market prices, subject to applicable contract provisions. Jurisdictional sales, however, may be subject in the future to greater federal oversight, including the possibility that the FERC might prospectively impose more restrictive conditions on such sales. Conversely, sales of crude oil and NGLs by the Acquired Companies are made at unregulated market prices.

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Proposals and proceedings that might affect the oil and gas industry are considered from time to time by Congress, the state legislatures, the FERC and other federal, state and local regulatory commissions, agencies, councils and courts. We cannot predict when or whether any such proposals or proceedings may become effective. It should also be noted that the oil and gas industry historically has been very heavily regulated; therefore, there is no assurance that the approach currently being followed by such legislative bodies and regulatory commissions, agencies, councils and courts will remain unchanged.

Environmental Regulation Generally

We are subject to various federal, state and local laws and regulations covering the discharge or release of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations affect our operations and costs as a result of their effect on crude oil and natural gas exploration, development and production operations and related activities (e.g., carbon capture and storage). Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, including the assessment of monetary penalties, criminal prosecution, the imposition of investigatory and remedial obligations, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and the issuance of orders enjoining future operations or imposing additional compliance requirements.

In addition, we have acquired certain oil and gas properties from third parties whose actions with respect to the management and disposal or release of hydrocarbons or other wastes were not under our control. Under environmental laws and regulations, we could be required to remove or remediate wastes disposed of or released by prior owners or operators. We also could incur costs related to the clean-up of third-party sites to which we sent regulated substances for disposal or to which we sent equipment for cleaning, and for damages to natural resources or other claims related to releases of regulated substances at such third-party sites. In addition, we could be responsible under environmental laws and regulations for oil and gas properties in which we previously owned or currently own an interest but were or are not currently the operator. Moreover, we are currently subject to certain reporting requirements promulgated by U.S. Environmental Protection Agency’s (the “EPA”) regarding, among other things, GHG emissions and other fugitive emissions. And, as discussed further below, we are also subject to federal, state and local laws and regulations regarding hydraulic fracturing and other aspects of our operations.

Compliance with environmental laws and regulations increases our overall cost of business, but has not had, to date, a material adverse effect on our operations, financial condition, results of operations or capital expenditures (for environmental control facilities or otherwise). In addition, it is not anticipated, based on current laws and regulations, that we will be required in the near future to expend amounts (whether for environmental control facilities or otherwise) that are material in relation to our total exploration and development expenditure program in order to comply with such laws and regulations. However, we are unable to predict (i) the timing, scope and effect of any currently proposed or future laws or regulations regarding the environment and (ii) the ultimate cost of compliance or the ultimate effect on our operations, financial condition, results of operations and capital expenditures relating to such future laws and regulations. The direct and indirect cost of such laws and regulations (if enacted) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures. However, in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise, or rescind all agency actions that are unduly burdensome on the identification, development, or use of domestic energy resources. Accordingly, future implementation and enforcement of certain environmental laws or regulations are uncertain at this time.

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Climate Change Regulations

Local, state, federal and international regulatory bodies have been increasingly focused on GHG emissions and climate change issues in recent years. Congress has, from time to time, proposed legislation for imposing restrictions on, or requiring fees or carbon taxes in respect of, GHG emissions. Further, the IRA imposes a methane emissions charge on certain oil and gas facilities, including petroleum and natural gas production facilities that exceed certain emissions thresholds. The charge will be levied annually based on emissions reported under the EPA’s GHG reporting program. In November 2024, the EPA finalized a regulation to implement the IRA’s Waste Emissions Charge, which became effective on January 1, 2025. The fee imposed under the Methane Emissions Reduction Program for 2024 is $900 per ton emitted over annual methane emissions thresholds, and increases to $1,200 in 2025, and $1,500 in 2026. In January 2025, industry associations challenged the Waste Emissions Charge rule in the D.C. Circuit Court of Appeals. Also in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise or rescind all agency actions that are unduly burdensome on the identification, development or use of domestic energy resources. In addition, based on the timing of the rule's finalization and statements from congressional Republicans, the waste emissions charge rule is potentially vulnerable to repeal by Congress under the Congressional Review Act, and the IRA may also be subject to amendment or repeal through Congressional budget reconciliation. Consequently, future implementation and enforcement of these rules remains uncertain at this time.

The EPA has adopted regulations for certain large sources regulating GHG emissions as pollutants under the federal Clean Air Act. Further, the EPA, in May 2016, issued regulations that require operators to reduce methane emissions and emissions of volatile organic compounds (“VOC”) from new, modified and reconstructed crude oil and natural gas wells and equipment located at natural gas production gathering and booster stations, gas processing plants and natural gas transmission compressor stations. In November 2021, the EPA proposed a rule to further reduce methane and VOC emissions from new and existing sources in the oil and natural gas sector, and, in November 2022, the EPA issued a supplemental proposal to expand its November 2021 proposed rule, including proposed regulation of additional sources of methane and VOC emissions, such as abandoned and unplugged wells. The EPA issued the final new source performance standards and emissions guidelines for new and existing oil and gas facilities in December 2023, and although in effect, the final rule is subject to ongoing litigation. Furthermore, in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise, or rescind all agency actions that are unduly burdensome on the identification, development, or use of domestic energy resources.

At the international level, the U.S., in December 2015, participated in the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change in Paris, France. The Paris Agreement, which was adopted at the conference and went into effect in November 2016, calls for nations to undertake efforts with respect to global temperatures and set GHG emissions reduction goals every 5 years beginning in 2020. In February 2021, the Biden Administration announced reentry of the U.S. into the Paris Agreement along with a new “nationally determined contribution” for U.S. GHG emissions that would achieve emissions reductions of at least 50% relative to 2005 levels by 2030. Pursuant to its obligations as a signatory to the Paris Agreement, the United States set a target to reduce its GHG emissions by 50-52% by the year 2030 as compared with 2005 levels. In addition, in 2021, the Biden Administration publicly announced the Global Methane Pledge, a pact that aims to reduce global methane emissions at least 30% below 2020 levels by 2030, including “all feasible reductions” in the energy sector. Since its formal launch at the United Nations Framework Convention on Climate Change 26th Conference of the Parties (“COP26”), over 150 countries have joined the pledge. COP26 concluded with the finalization of the Glasgow Climate Pact (the “Glasgow Pact”), which stated long-term global goals (including those in the Paris Agreement) to limit the increase in the global average temperature and emphasized reductions in GHG emissions. At the 27th Conference of the Parties, the United States agreed, in conjunction with the European Union and a number of other partner countries, to develop standards for monitoring and reporting methane emissions to help create a market for low methane-intensity natural gas. In December 2023 at the 28th Conference of the Parties, nearly 200 countries entered into an agreement that calls for actions towards achieving, at a global scale, a tripling of renewable energy capacity and doubling energy efficiency improvements by 2030. The goals of the agreement, among other things, are to contribute to the transition away from fossil fuels, reduce methane emissions and increase renewable energy capacity, among other things, in order to achieve global net zero emissions by 2050. Most recently, at the 29th Conference of the Parties (“COP29”), delegates approved rules to operationalize international carbon markets under Article 6 of the Paris Agreement, including a new Paris Agreement Crediting Mechanism to trade UN-approved carbon credits. Additionally, participants at COP29 representing 159 countries met to review progress toward the goals of the Global Methane Pledge and the addition of nearly $500 million in new grant funding for methane abatement. On January 20th, 2025, the Trump Administration announced its intention to withdraw from the Paris Agreement and all other agreements made under the United Nations Framework Convention on Climate Change. The full impact of these actions remains unclear at this time. However, various state and local governments in the U.S. have publicly committed to furthering the goals of the Paris Agreement and many of these initiatives are expected to continue.

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We are unable to predict the timing, scope and effect of any currently proposed or future investigations, laws, regulations, treaties or policies regarding climate change and GHG emissions (including any laws and regulations that may be enacted in the U.S.), but the direct and indirect costs of such investigations, laws, regulations, treaties or policies (if enacted, issued or applied) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures.

Regulation of Hydraulic Fracturing and Other Operations

Hydraulic fracturing technology, which has been used by the oil and gas industry for more than 60 years and continues to evolve, enables us to produce crude oil and natural gas that otherwise would not be recovered. While hydraulic fracturing has historically been regulated by state oil and natural gas commissions, the practice has become increasingly controversial in certain parts of the country, resulting in increased scrutiny and regulation. For example, the EPA’s wastewater pretreatment standards prohibit onshore unconventional oil and natural gas extraction facilities from sending wastewater to publicly-owned treatment works. This restriction of disposal options for hydraulic fracturing waste and other changes to environmental requirements may result in increased costs.

In addition to the above-described federal regulations, some state and local governments have imposed, or have considered imposing, various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on access to, and usage of, water, disclosure of the chemical additives used in hydraulic fracturing operations, restrictions on the type of chemical additives that may be used in hydraulic fracturing operations and restrictions on drilling or injection activities on certain lands lying within wilderness wetlands, ecologically or seismically sensitive areas and other protected areas. Such federal, state and local permitting and disclosure requirements, operating restrictions, conditions or prohibitions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

Compliance with laws and regulations relating to hydraulic fracturing and other aspects of our operations increases our overall cost of business, but has not had, to date, a material adverse effect on our operations, financial condition, results of operations or capital expenditures. In addition, it is not anticipated, based on current laws and regulations, that we will be required in the near future to expend amounts that are material in relation to our total exploration and development expenditure program in order to comply with such laws and regulations. However, we are unable to predict (i) the timing, scope and effect of any currently proposed or future laws or regulations regarding hydraulic fracturing in the U.S. or other aspects of our operations; and (ii) the ultimate cost of compliance or the ultimate effect on our operations, financial condition, results of operations and capital expenditures relating to such future laws and regulations. The direct and indirect costs of such laws and regulations (if enacted) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures.

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Related Insurance

The Acquired Companies maintain insurance against some risks associated with above or underground contamination that may occur as a result of their exploration and production activities. However, this insurance is limited to activities at the well site and there can be no assurance that this insurance will continue to be commercially available or that this insurance will be available at premium levels that justify its purchase by the Acquired Companies. The occurrence of a significant event that is not fully insured or indemnified against could have a materially adverse effect on their financial condition and operations. Further, the Acquired Companies have no coverage for gradual, long-term pollution events.

Health and Safety Laws

Our operations are subject to regulation under the federal Occupational Safety and Health Act (“OSHA”) and comparable state laws in some states, all of which regulate health and safety of employees at our operations. Additionally, OSHA’s hazardous communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state laws require that information be maintained about hazardous materials used or produced by the Acquired Companies’ operations and that this information be provided to employees, state and local governments and the public.

Corporate Headquarters and Available Information

The principal executive offices of NPOG and COG are located at c/o PEDEVCO Corp., 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and its telephone number is 713-221-1768.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

 RESULTS OF OPERATIONS OF THE ACQUIRED COMPANIES

For purposes of this section, references to “we,” “our,” “us,” or the “Acquired Companies” refer to, on a consolidated basis, North Peak Oil & Gas, LLC and Century Oil and Gas Sub-Holdings, LLC and their respective subsidiaries. You should read the following discussion of our historical performance, financial condition and future prospects in conjunction with our audited financial statements as of and for the years ended December 31, 2024 and 2023, and the notes thereto, as well as our unaudited interim financial statements as of and for the nine months ended September 30, 2025 and 2024 included elsewhere in this information statement. The information provided below supplements, but does not form part of our consolidated financial statements. This discussion contains forward looking statements that are based on the views and beliefs of our management, as well as assumptions and estimates made by our management. Actual results could differ materially from such forward looking statements as a result of various risk factors, including those that may not be in the control of management. The information set forth below is as of immediately prior to the Mergers, unless otherwise stated. For further information on items that could impact our future operating performance or financial condition, see the section entitled “Risk Factors—Risks Relating to the Acquired Companies’ Businesses” elsewhere in this information statement.

Overview of Acquired Companies

We are an independent (prior to the Mergers) oil and natural gas company headquartered in Houston, Texas focused on generating favorable equity returns through the responsible acquisition, optimization and development of oil and liquids-rich natural gas assets. Our operations are focused in the DJ Basin and the Powder River Basin, and a significant majority of our assets are located in Wyoming. We believe wells drilled on our acreage generate competitive economics to any oil and gas producing basin in North America, and our extensive acreage position provides over a decade of potential drilling inventory. Our assets are primarily located in Laramie, Campbell, Johnson, Niobrara and Weston Counties, Wyoming, consisting of approximately 280,773 net leasehold acres as of September 30, 2025. During the nine months ended September 30, 2025, we produced an average of approximately 5,700 net Boe/d, of which approximately 77.0% is oil, and over 98.0% of which came from wells we operate. Formations which we have drilled or participated in include: Codell, Niobrara, Turner, Parkman, Frontier, and Mowry. We believe the presence of numerous productive formations allows for significant operational synergies, and we believe the relatively high oil content of a majority of our wells results in attractive operating margins at current oil and natural gas prices.

We have sought to build a business that has a deep inventory of future potential locations, can generate substantial operating cash flow, return capital to our investors, and generate favorable equity returns in nearly any commodity price environment. We have grown the business through targeted leasing, thoughtful acquisitions and the disciplined development of our assets. We believe we and our equity partners have a proven track record of responsible capital stewardship and risk mitigation, with a focus on generating meaningful cash flow and production growth while securing substantial drilling inventory in attractive areas. Every investment we make—whether that be acquiring additional assets or the development of our existing portfolio—is made with the goal of increasing the return to our investors.

Factors affecting comparability of our results of operations to our historical results of operations

Our historical results of operations for the periods presented may not be comparable, either to each other or to our future results of operations, particularly following the Mergers, primarily for the reasons described below:

Acquired Companies Formation.  Our consolidated financial results reflect the consolidated financial performance of NPOG and its respective subsidiaries and COG and its respective subsidiaries.  NPOG was formed on April 8, 2022 to hold the equity interests in each of Longs Peak Resources, LLC and North Silo Resources, LLC, both of which were under common control.  COG was formed on January 6, 2025 and consolidates the equity interest of each of Navigation Powder River, LLC, Century Oil and Gas, LLC and Century Oil and Gas South, LLC, all of which were under common control.  The financial results for the years ended December 31, 2024 and 2023 and for the nine month periods ended September 30, 2025 and September 30, 2024 that are depicted herein reflect the financial performance of all of these entities.

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Potential for Future Asset Impairments. During the years ended December 31, 2024 and 2023, we recorded impairment charges of $3.9 million and $21.1 million, respectively, to our proved and unproved oil and natural gas properties. We could be at risk for proved and unproved property impairments if we experience adverse market conditions for an extended period of time. The carrying values of our properties are sensitive to declines in oil, natural gas and NGL prices as well as increases in various development and operating costs and expenses. If oil, natural gas and NGL prices remain depressed for extended periods of time or decline materially from current levels, we may be required to record additional write-downs of the carrying value of our proved oil and natural gas properties. Further, we periodically evaluate our unproved oil and natural gas properties to determine the recoverability of our costs.

Income Taxes. We have historically been treated as a pass-through entity for U.S. federal and other state and local income tax purposes and as such were not subject to U.S. federal income taxes or other state or local income taxes. Rather, the tax liability with respect to our taxable income is passed through to our owners. Accordingly, the financial data attributable to Acquired Companies contain no provision for U.S. federal income taxes or income taxes in any state or locality.

How we evaluate our operations

We use a variety of financial and operational metrics to assess performance of our oil, natural gas and NGL operations, including:

•	Production volumes;

•	Realized prices on the sale of hydrocarbons;

•	Lease operating expenses; and

•	Adjusted EBITDA (as defined below).

Sources of Our Revenues

Net Production Volumes. Our oil and natural gas revenue is derived from the sale of oil, natural gas and NGL production. We report our reserves in three streams: (1) oil, (2) natural gas and (3) NGLs. As reservoir pressures decline, production from a given well or formation decreases. Growth in future production and reserves will depend on our ability to continue to add proved reserves in excess of our production. Our ability to add reserves through development projects and acquisitions is dependent on many factors, including our ability to raise capital, obtain regulatory approvals, procure contract drilling rigs and personnel and successfully identify and consummate acquisitions. Please read “Risk Factors” or a discussion of these and other risks affecting our reserves and production.

Realized Prices. NYMEX WTI and NYMEX Henry Hub futures prices are widely used benchmarks in the pricing of domestic and imported oil and natural gas, respectively, in the United States. The actual prices realized from the sale of oil and natural gas differ from the quoted NYMEX WTI price and the NYMEX Henry Hub price, respectively, as a result of quality and location differentials. The prices we realize on the oil produced is affected by the ability to transport crude oil to the applicable transportation hub. Location differentials to NYMEX Henry Hub prices result from variances in transportation costs based on the proximity of the natural gas to the major consuming markets to which it is ultimately delivered.

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The following table presents our composition of revenue generated by product for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023
Crude Oil Sales	92%	95%	94%	95%
Natural gas Sales	3%	1%	1%	2%
NGL Sales	5%	4%	5%	3%

Gain (Loss) on Derivatives, Net. We recognize our derivative instruments as assets or liabilities at fair value with such amounts classified as current or long-term based on anticipated settlement dates. The accounting for the changes in fair value of a derivative depends on the intended use of the derivative and resulting designation. We have not designated derivative instruments as hedges for accounting purposes and, as a result, mark derivative instruments to fair value and recognize the cash and noncash change in fair value on derivative instruments for each period in our combined statements of operations.

Hedging only provides partial price protection against declines in prices and may partially limit our potential gains from future price increases. In addition, in times of low commodity prices, our ability to enter into additional commodity derivative contracts with favorable commodity price terms may be limited, which may adversely impact our future operating income and cash flows as compared to historical periods during which we were able to hedge a portion of production at higher prices.

Principal Components of Our Cost Structure

Lease Operating and Workover Expenses. Lease operating expenses are the costs incurred in the operation of producing properties and workover costs. Expenses for direct labor, water injection and disposal, utilities, materials and supplies comprise the most significant portion of our lease operating expenses. Lease operating expenses do not include general and administrative expenses or production or ad valorem taxes. Certain items, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. For instance, repairs to our pumping equipment or surface facilities result in increased lease operating expenses in periods during which they are performed. Certain of our operating cost components are variable and increase or decrease as the level of produced hydrocarbons and water increases or decreases. For example, certain power and water disposal costs vary directly with the amount of hydrocarbons and water we produce.

We monitor our operations to ensure that we are incurring lease operating expenses at an acceptable level. Although we strive to reduce our lease operating expenses, these expenses can increase or decrease on a per unit basis as a result of various factors as we operate our properties or make acquisitions and dispositions of properties. For example, we may increase field level expenditures to optimize our operations, incurring higher expenses in one quarter relative to another or we may acquire or dispose of properties that have different lease operating expenses per Boe. These initiatives would influence our overall operating costs and could cause fluctuations when comparing lease operating expenses on a period-to-period basis.

Exploration Expense. Exploration expense consists primarily of geological and geophysical costs incurred in our exploration activities, including the costs of acquiring and processing geophysical data and core analysis, surface and title costs on locations we no longer intend to drill. Exploration expense also include costs associated with nonproductive exploratory wells, delay rentals and exploration overhead.

Severance and Ad Valorem Taxes. Severance taxes are paid on produced oil and natural gas based on a percentage of revenues from production sold at fixed rates established by federal, state or local taxing authorities. In general, the production taxes we pay correlate to the changes in oil and natural gas revenues. We are also subject to ad valorem taxes in the counties where our production is located.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization is the systematic expensing of the capitalized costs incurred to acquire, explore and develop oil and natural gas. We use the successful efforts method of accounting for oil and natural gas activities and, as such, we capitalize all costs incurred related to the acquisition of oil and natural gas properties and the costs of drilling development wells and successful exploratory wells. Costs associated with exploratory wells are capitalized, or suspended, until we determine if proved reserves are discovered.

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Accretion. We recognize accretion expense in connection with the discounted liability for future abandonment costs over the remaining estimated economic lives of the respective oil and natural gas properties.

Impairment of Oil and Natural Gas Properties. We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment by management through an established process. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. An impairment loss is measured as the amount by which asset carrying value exceeds fair value on an individual field-by-field basis.

General and Administrative Expenses. General and administrative expenses include costs incurred to operate the business that are not directly tied to the operation of producing properties. Employee compensation and benefits, rent, office expenses and audit and other fees for professional services and legal compliance comprise the most significant portion of general and administrative expenses.

We monitor our general and administrative expenses to ensure that we are incurring expenses at an acceptable level. Although we strive to reduce our expenses, these expenses can increase or decrease as a result of various factors as we manage our business activities or make acquisitions and dispositions of properties. For example, we may increase general and administrative expenses to optimize our business monitoring and reporting, incurring higher expenses in one quarter relative to another or we may acquire or dispose of properties that have different development opportunities. These initiatives would influence our overall general and administrative expenses and could cause fluctuations when comparing general and administrative expenses on a period-to-period basis.

Affiliate Expense. Third party operating teams provide certain operational and administrative support and bill for these services. Amounts incurred by us for these services performed by the operating teams are shown as “Affiliate expense.”

Interest Expense. We finance a portion of our working capital requirements and capital expenditures with borrowings under our Prudential Notes, EOC Loan and Amegy Notes (each as defined below). As a result, we may incur interest expense that is affected by both fluctuations in interest rates and our financing decisions. We reflect interest paid to the lenders under our revolving credit facility in interest expense.

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Results of Operations Nine Months Ended September 30, 2025 and 2024

Revenues. The following information provides the components of our revenues, as well as average realized prices and net production volumes (dollar amounts in thousands):

	Nine Months Ended September 30,		2025 Compared to 2024
	2025	2024	Change	% Change
REVENUES:
Oil sales	$72,613	$116,679	$(44,066)	(37.8)%
Natural gas sales	2,014	1,159	855	73.8%
NGL sales	4,117	5,439	(1,322)	(24.3)%
Gain (loss) on derivatives, net	7,898	(148)	8,046	* %
Total revenues	$86,642	$123,129	$(36,487)	(29.6)%
AVERAGE SALES PRICE:
Oil, without realized derivatives ($/Bbl)	$60.89	$71.41	$(10.52)	(14.7)%
Oil, with realized derivatives ($/Bbl)	$57.14	$72.61	$(15.47)	(21.3)%
Natural gas, without realized derivatives ($/Mcf)	$1.88	$1.03	$0.85	82.5%
Natural gas, with realized derivatives ($/Mcf)	$1.88	$1.03	$0.85	82.5%
NGLs, without realized derivatives ($/Bbl)	$22.86	$30.41	$(7.55)	(24.8)%
NGLs, with realized derivatives ($/Bbl)	$22.86	$30.41	$(7.55)	(24.8)%
Total, without realized derivatives ($/Boe)	$50.75	$61.61	$(10.86)	(17.6)%
Total, with realized derivatives ($/Boe)	$47.87	$62.59	$(14.72)	(23.5)%
NET PRODUCTION VOLUMES:
Oil (Bbls)	1,192,458	1,633,870	(441,412)	(27.0)%
Natural gas (Mcf)	1,073,937	1,130,209	(56,272)	(5.0)%
NGLs (Bbls)	180,127	178,843	1,284	0.7%
Total (Boe)	1,551,575	2,001,080	(449,505)	(22.5)%
Average daily production (Boe/d)	4,251	5,467	(1,217)	(22.3)%

* - Percentage change not meaningful

Production decreased 449,505 Boe, or 22.5%, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. Oil production decreased 441,412 barrels, or 27.0%, natural gas production decreased 56,272 Mcf, or 5.0%, and NGL production increased by 1,284 barrels, or 0.7%. During the nine months ended September 30, 2025, we did not bring on any new wells versus 7 gross wells during the nine months ended September 30, 2024. This reduction in our drilling and completion activities during the nine months ended September 30, 2025 resulted in lower production as compared to the nine months ended September 30, 2024. The reduction in development activity and therefore production volumes in 2025 was primarily due to the merger processes throughout the year.

Our results of operations are heavily influenced by commodity prices, which have historically been volatile. As our production consists primarily of oil, our revenues are more sensitive to fluctuations in oil prices, as compared to fluctuations in natural gas and NGL prices. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet capital expenditure obligations and financial commitments.

The following table provides the dollar effect of changes in commodity prices on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):

	Nine Months Ended September 30, 2025 Compared to 2024
	Change in Price	Production Volumes	Total Net Effect
EFFECT OF CHANGE IN PRICE:
Oil sales (Bbls)	$(10.52)	1,192,458	$(12,545)
Natural gas sales (Mcf)	$0.85	1,073,937	913
NGL sales (Bbls)	$(7.55)	180,127	(1,360)
Change in total revenues			$(12,992)

The following table provides the dollar effect of changes in production volumes on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):

	Nine Months Ended September 30, 2025 Compared to 2024
	Change in Production	Prior Period Prices	Total Net Effect
EFFECT OF CHANGE IN PRODUCTION:
Oil sales (Bbls)	(441,411)	$71.41	$(31,521)
Natural gas sales (Mcf)	(56,272)	$1.03	(58)
NGL sales (Bbls)	1,285	$30.41	39
Change in total revenues			$(31,540)

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The following table provides the components of loss on commodity derivatives, net, for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,		2025 Compared to 2024
	2025	2024	Change	% Change
Cash received (paid) on derivatives	$4,473	$(1,992)	$6,465	(324.5)%
Non-cash gain on derivatives	3,425	1,844	1,581	88.5%
Gain (loss) on derivatives, net	$7,898	$(148)	$ 8046	* %

* - Percentage change not meaningful

Gain (loss) on Derivatives, Net. Commodity derivatives increased to a gain of $7.9 million for the nine months ended September 30, 2025, as compared to a loss of $0.2 million for the nine months ended September 30, 2024. The derivatives gain for the nine month period ending September 30, 2025 is due to a decrease in crude oil prices over the comparable period.

Operating Expenses. The following information provides the components of operating expenses, on both an absolute basis and per Boe basis, (dollar amounts in thousands):

	Nine Months Ended September 30,		2025 Compared to 2024
	2025	2024	Change	% Change
OPERATING EXPENSES:
Lease operating and workover expenses	30,647	35,593	(4,946)	(13.9)%
Exploration	162	137	25	18.3%
Severance and ad valorem taxes	10,196	16,337	(6,141)	(37.6)%
Depletion, depreciation and amortization	36,256	50,559	(14,303)	(28.3)%
Accretion	209	195	14	7.2%
Impairment of oil and natural gas properties	—	233	(233)	(100.0)%
Legal	—	72	(72)	(100.0)%
General and administrative	4,786	1,051	3,735	355.4%
Affiliate expense	3,964	5,419	(1,455)	(26.8)%
Total operating expenses	86,220	109,596	(23,376)	(21.3)%
OPERATING EXPENSES ($/BOE):
Lease operating and workover expenses	$19.75	$17.79	$1.96	11.0%
Exploration	$0.10	$0.07	$0.03	42.9%
Severance and ad valorem taxes	$6.57	$8.16	$(1.59)	(19.5)%
Depletion, depreciation and amortization	$23.37	$25.27	$(1.90)	(7.5)%
Accretion	$0.13	$0.10	$0.03	30.0%
Impairment of oil and natural gas properties	$0.00	$0.12	$(0.12)	(100.0)%
Legal	$0.00	$0.04	$(0.04)	(100.0)%
General and administrative	$3.09	$0.53	$2.56	483.0%
Affiliate expense	$2.55	$2.71	$(0.16)	(5.9)%

135

Lease Operating and Workover Expenses. Lease operating and workover expenses decreased by 13.9%, to $30.7 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. On a Boe basis, lease operating and workover expenses increased by 11.0%, to $19.75 per Boe, as a result of lower overall production of 22.5% compared to September 30, 2024. The reduction in lease operating and workover expenses was primarily the result of lower development activity as a result of the merger processes and lower commodity prices.

Severance and Ad Valorem Taxes. Severance and ad valorem taxes decreased by 37.6%, to $10.2 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. Severance and ad valorem taxes decreased as a result of lower overall production, which on a total Boe basis, decreased 22.5% for the nine months ended September 30, 2025 as compared to the nine months ended September 30, 2024. On a Boe basis, severance and ad valorem taxes decreased by 19.5%, to $6.57 per Boe primarily as a result of changes in ad valorem tax for certain properties.

Depletion, Depreciation and Amortization. Depletion, depreciation and amortization expenses decreased by 28.3%, to $36.3 million, for the nine months ended September 30, 2025, as compared to September 30, 2024. On a Boe basis, depletion, depreciation and amortization decreased by 7.5%, to $23.37 per Boe for the nine months ended September 30, 2025. Lower depletion, depreciation and amortization expenses on a Boe basis were the result of lower production and lower reserves compared to the nine months ended September 30, 2024.

General and Administrative. General and administrative costs increased by 355.4%, to $4.8 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. On a Boe basis, general and administrative costs increased by 483.0%, to $3.09 per Boe for the nine months ended September 30, 2024. Higher general and administrative costs is primarily the result of increased software and third-party advisory costs during the nine months ended September 30, 2025.

Affiliate Expense. Affiliate expense decreased by 26.8%, to $4.0 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. On a Boe basis, affiliate expense decreased by 5.9%, to $2.55 per Boe for the nine months ended September 30, 2025. Third party operating teams provide certain operational and administrative support and bill for these services. Lower costs are primarily the result of combining two operating teams into one operating team.

Other Income (Expense). The following information provides the components of other income and expense (dollar amounts in thousands):

	Nine Months Ended September 30,		2025 Compared to 2024
	2025	2024	Change	% Change
OTHER INCOME (EXPENSE):
Other income, net	$1,910	$3,314	$(1,404)	(42.4)%
Gain (loss) on sale of assets	(1,686)	1	(1,687)	*
Interest expense, net	(13,678)	(16,078)	2,400	(14.9)%
Total other expense, net	$(13,454)	$(12,763)	$(691)	(5.4)%

* Percentage change not meaningful

Other Income, Net. Other income, net, decreased by 42.4%, to $1.9 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. Other income consists primarily of Council of Petroleum Accountants Societies (“COPAS”) income from acting as the operator on our oil and natural gas properties. The decrease in other income is primarily driven by an adjustment to the COPAS calculation.

Loss on Sale of Oil and Natural Gas Properties. Loss on sale of assets was $1.7 million for the nine months ended September 30, 2025 due to the sale of excess inventory.

136

Interest Expense, Net. Interest expense, net, decreased by 14.9%, to $13.7 million, for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. At June 30, 2025, we paid off our Prudential Senior Notes (discussed below). Total debt at September 30, 2025 was $103.4 million, which represented a decrease of 24.6% from December 31, 2024, resulting in lower interest expense during the nine months ended September 30, 2025.

Results of Operations Year Ended December 31, 2024 and 2023

Revenues. The following information provides the components of our revenues, as well as average realized prices and net production volumes (dollar amounts in thousands):

	Year Ended December 31,		2024 Compared to 2023
	2024	2023	Change	% Change
REVENUES:
Oil sales	$149,556	$194,612	$(45,056)	(23.2)%
Natural gas sales	1,632	2,725	(1,093)	(40.1)%
NGL sales	7,138	6,693	445	6.6%
Gain (loss) on derivatives, net	(5,089)	5,642	(10,731)	(190.2)%
Total revenues	$153,237	$209,672	$(56,435)	(26.9)%
AVERAGE SALES PRICE:
Oil, without realized derivatives ($/Bbl)	$69.72	$72.25	$(2.53)	(3.5)%
Oil, with realized derivatives ($/Bbl)	$69.77	$74.13	$(4.36)	(5.9)%
Natural gas, without realized derivatives ($/Mcf)	$1.06	$1.68	$(0.62)	(36.9)%
Natural gas, with realized derivatives ($/Mcf)	$0.98	$1.67	$(0.69)	(41.3)%
NGLs, without realized derivatives ($/Bbl)	$30.48	$27.04	$3.44	12.7%
NGLs, with realized derivatives ($/Bbl)	$30.48	$27.04	$3.44	12.7%
Total, without realized derivatives ($/Boe)	$60.09	$63.53	$(3.44)	(5.4)%
Total, with realized derivatives ($/Boe)	$60.08	$65.11	$(5.03)	(7.7)%
NET PRODUCTION VOLUMES:
Oil (Bbls)	2,145,104	2,693,772	(548,668)	(20.4)%
Natural gas (Mcf)	1,534,098	1,622,572	(88,474)	(5.5)%
NGLs (Bbls)	234,205	247,482	(13,277)	(5.4)%
Total (Boe)	2,634,992	3,211,683	(576,691)	(18.0)%
Average daily production (Boe/d)	7,199	8,799	(1,600)	(18.2)%

Our results of operations are heavily influenced by commodity prices, which have historically been volatile. As our production consists primarily of oil, our revenues are more sensitive to fluctuations in oil prices, as compared to fluctuations in natural gas and NGL prices. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet capital expenditure obligations and financial commitments.

The following table provides the dollar effect of changes in commodity prices on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):

	Year Ended December 31, 2024 Compared to 2023
	Change in Price	Production Volumes	Total Net Effect
EFFECT OF CHANGE IN PRICE:
Oil sales (Bbls)	$(2.53)	2,145,104	$(5,427)
Natural gas sales (Mcf)	$(0.62)	1,534,098	(951)
NGL sales (Bbls)	$3.43	234,205	803
Change in total revenues			$(5,575)

137

The following table provides the dollar effect of changes in production volumes on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):

	Year Ended December 31, 2024 Compared to 2023
	Change in Production	Prior Period Prices	Total Net Effect
EFFECT OF CHANGE IN PRODUCTION:
Oil sales (Bbls)	(548,668)	$72.25	$(39,641)
Natural gas sales (Mcf)	(88,474)	$1.68	(149)
NGL sales (Bbls)	(13,277)	$27.04	(359)
Change in total revenues			$(40,149)

Production decreased 576,691 Boe, or 18.0%, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. Oil production decreased 548,668 barrels, or 20.4%, natural gas production decreased 88,474 Mcf, or 5.5%, and NGL production decreased by 13,277 barrels, or 5.4%.  During the year ended December 31, 2024, we brought seven gross wells online and dropped 163 PUDs representing 61.5 MBoe and $392.2 million in PV-10.   Production decreased largely due to natural well decline, and PUD reserves decreased as a result of lower commodity prices and therefore reduced development activity in certain areas.

Gain (Loss) on Derivatives, Net. Loss on commodity derivatives increased to $5.1 million for the year ended December 31, 2024, from a gain of $5.6 million for the year ended December 31, 2023.

The following table provides the components of loss on commodity derivatives, net, for the years ended December 31, 2024 and 2023(dollar amounts in thousands):

	Year Ended December 31,		2024 Compared to 2023
	2024	2023	Change	% Change
Cash received (paid) on derivatives	$(17)	$5,072	$(5,089)	(100.3)%
Non-cash gain (loss) on derivatives	(5,072)	570	(5,642)	* %
Gain (loss) on derivatives, net	$(5,089)	$5,642	$(10,731)	(190.2)%

* - Percentage change not meaningful

The $10.7 million unfavorable change in derivatives was largely driven by lower oil prices for the year ended December 31, 2024, as compared to the year ended December 31, 2023.

138

Operating Expenses. The following information provides the components of operating expenses, on both an absolute basis and per Boe basis, (dollar amounts in thousands):

	Year Ended December 31,		2024 Compared to 2023
	2024	2023	Change	% Change
OPERATING EXPENSES:
Lease operating and workover expenses	$49,096	$48,462	$634	1.3%
Exploration expense	152	414	(262)	(63.3)%
Severance and ad valorem taxes	20,756	26,461	(5,705)	(21.6)%
Depletion, depreciation and amortization expense	55,201	70,085	(14,884)	(21.2)%
Accretion expense	260	272	(12)	(4.4)%
Impairment of oil and natural gas properties	3,894	21,074	(17,180)	(81.5)%
Legal and litigation expense	78	376	(298)	(79.3)%
General and administrative	3,488	1,045	2,443	233.8%
Affiliate expense	7,297	6,777	520	7.7%
Total operating expenses	$140,222	$174,966	$(34,744)	(19.9)%
OPERATING EXPENSES ($/BOE):
Lease operating and workover expenses	$18.63	$15.09	$3.54	23.5%
Exploration expense	$0.06	$0.13	$(0.07)	(55.2)%
Severance and ad valorem taxes	$7.88	$8.24	$(0.36)	(4.4)%
Depletion, depreciation and amortization expense	$20.95	$21.82	$(0.87)	(4.0)%
Accretion expense	$0.10	$0.08	$0.02	23.6%
Impairment of oil and natural gas properties	$1.48	$6.56	$(5.08)	(77.5)%
Legal and litigation expense	$0.03	$0.12	$(0.09)	(74.7)%
General and administrative	$1.32	$0.32	$1.00	313.7%
Affiliate expense	$2.77	$2.11	$0.66	31.2%

* - Percentage change not meaningful

Lease Operating and Workover Expenses. Lease operating and workover expenses increased by 1.3%, to $49.1 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. Lease operating and workover expenses were marginally higher due to higher inflation in 2024 and partially offset by lower production during the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, lease operating and workover expenses increased by 23.5% to $18.63 per Boe.  Higher lease operating and workover expenses per Boe were the result of decreased production for the year ended December 31, 2024.

Severance and Ad Valorem Taxes. Severance and ad valorem taxes decreased by 21.6%, to $20.8 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. Lower severance and ad valorem taxes were the result of a decrease in oil, natural gas and NGL revenues, which decreased 22.4% to $158.3 million during the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, severance and ad valorem taxes decreased by 4.4%, to $7.88 per Boe. The decrease in severance and ad valorem taxes per Boe was the result of lower average realized prices, which decreased by 5.4% on a total Boe basis during the year ended December 31, 2024, as compared to the year ended December 31, 2023.

Depletion, Depreciation and Amortization Expense. Depletion, depreciation and amortization expenses decreased by 21.2%, to $55.2 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. Lower depletion, depreciation and amortization expenses were the result of a decrease in total production of 18.0% during the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, depletion, depreciation and amortization decreased by 4.0%, to $20.95 per Boe for the year ended December 31, 2024. Lower depletion, depreciation and amortization expenses on a Boe basis were the result of a decrease in proved oil and gas reserves by year as a result of lower SEC oil prices, lower overall production and the removal of 163 proved undeveloped wells for the year ended December 31, 2024, as compared to the year ended December 31, 2023. SEC oil prices decreased approximately 2.4% during the year ended December 31, 2024, which coupled with the removal of 61,531 MBoe in proved undeveloped property, resulted in a decrease of overall reserves of 67,654 MBoe, or 57.5%.

Accretion Expense. Accretion expense decreased by 4.4%, remaining at $0.3 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, accretion expense increased by 23.6%, to $0.10 per Boe for the year ended December 31, 2024. Accretion expense is due to changes in the discount on asset retirement obligations. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. Such changes are recorded prospectively and do not affect periods prior to when the change in assumption occurred.

139

Impairment of Oil and Natural Gas Properties. Impairment of oil and natural gas properties decreased by 81.5%, to $3.9 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, impairment of oil and natural gas properties decreased by 77.5%, to $1.48 per Boe for the year ended December 31, 2024. Proved oil and natural gas properties are reviewed for impairment on a field-by-field basis each quarter. Additionally, certain unproved oil and natural gas properties were impaired during the years ended December 31, 2024 and 2023, reflecting recurring amortization of undeveloped leasehold costs on properties we expect will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period. Impairment charges decreased in 2024 since the decrease in commodity prices from 2023, was less significant when compared with 2022 to 2023.

The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):

	For the Year Ended December 31,
	2024	2023
Proved property impairments	$—	$16,378
Unproved property impairments	3,894	4,696
Impairment expense	$3,894	$21,074

General and Administrative. General and administrative costs increased by 233.8%, to $3.5 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, general and administrative costs increased by 313.7%, to $1.32 per Boe for the year ended December 31, 2024. Higher general and administrative costs are primarily the result of various legal, consulting and other associated costs incurred by Acquired Companies as they explored and pursued potential mergers and debt refinancing opportunities during the period.

Affiliate Expense. Affiliate expense increased by 7.7%, to $7.3 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. On a Boe basis, affiliate expense increased by 31.2%, to $2.77 per Boe for the year ended December 31, 2024. Third party operating teams provide certain operational and administrative support and bill for these services. Higher costs are primarily the result of payroll and benefits, software related costs and office expenses.

Other Income (Expense). The following information provides the components of other income and expense (dollar amounts in thousands):

	Year Ended December 31,		2024 Compared to 2023
	2024	2023	Change	% Change
OTHER INCOME (EXPENSE):
Other income	$4,215	$3,832	$383	10.0%
Gain (loss) on litigation	(490)	2,035	(2,525)	(124.1)%
Gain on sale of oil and natural gas properties	—	3,735	(3,735)	(100.0)%
Interest expense	(21,093)	(22,905)	1,812	(7.9)%
Total other expense	$(17,368)	$(13,303)	$(4,065)	(30.6)%

* - Percentage change not meaningful

140

Other Income. Other income increased by 10.0%, to $4.2 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. Other income consists primarily of COPAS income from acting as the operator on our oil and natural gas properties.

Gain (loss) on Litigation. Loss on litigation was $0.5 million for the year ended December 31, 2024, as compared to a gain on litigation of $2.0 million the year ended December 31, 2023.  North Silo Resources, LLC (“NSR”) was involved in litigation regarding ownership of revenue and working interests for certain wells and had received an unfavorable judgment from the court in the matter. In 2023, following a reversal of judgement won on appeal, the District Court issued its final ruling in favor of NSR resulting in all previously restricted funds being returned to us and requiring NSR to pay $1.7 million of undisputed royalties to various third parties. We recorded a $2.0 million gain on legal judgment as we had accrued for the loss in a previous period of $3.7 million. For further information, please see “Note 11. Commitments and Contingencies – Litigation” in our 2024 year-end financial statement footnotes included in this information statement.

Interest Expense. Interest expense decreased by 7.9%, to $21.1 million, for the year ended December 31, 2024, as compared to the year ended December 31, 2023. From 2023 to 2024, our Prudential Notes balance decreased slightly from $36.5 million to $36.1 million, respectively; our EOC Loan balance decreased from $121.9 million to $99.4 million, respectively; and our Amegy Notes increased from $0.2 million to $4.4 million respectively. Our interest rates on our EOC Loan and Amegy Notes at December 31, 2024 were 11.5% and 8.2%, respectively.

Liquidity and Capital Resources

Capital Commitments and Analysis of Changes in Cash Flows

Our primary needs for cash are for the acquisition and development of oil and natural gas assets, payment of contractual obligations including debt and working capital obligations. Funding for these cash needs may be provided by any combination of internally generated cash flow, borrowings under our debt facility, or alternative financing sources including sale of assets.

Our 2026 and 2027 capital expenditures programs are largely discretionary and, post-Mergers, are within PEDEVCO’s control. The ultimate amount of our 2026 and 2026 capital expenditures will depend upon a variety of factors, including, but not limited to, the success of our drilling activities, prevailing and anticipated prices for oil and natural gas, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions and drilling and acquisition cost.

Based upon current oil and natural price expectations for 2026, post-Mergers, we believe that our cash flows from operations and potential borrowings under our debt facility will be sufficient to fund our operations through 2026 and into 2027. However, future cash flows are subject to a number of variables, including the level of oil and natural gas production and associated prices. We cannot assure you that operations and other needed capital will be available on acceptable terms or at all.

Cash Flows

The table below summarizes our cash flows for the denoted periods (amounts in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023
Net cash provided by (used in):
Operating activities	$7,320	$44,224	$69,100	$134,121
Investing activities	(9,781)	(30,195)	(50,450)	(174,140)
Financing activities	1,947	(13,350)	(18,062)	(20,146)
Net increase (decrease) in cash and cash equivalents	$(514)	$679	$588	$(60,165)

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Nine Months September 30, 2025 Compared to Nine Months Ended September 30, 2024

Cash Flows Provided by Operating Activities. Net cash provided by operating activities was $7.3 million for the nine months ended September 30, 2025 as compared to $76.1 million for the nine months ended September 30, 2024. The decrease in operating cash flows was primarily the result of a decrease in our oil, natural gas and NGL revenues of $44.5 million and a decrease in the change in operating assets and liabilities of $40.1 million.

Cash Flows Used in Investing Activities. Net cash used in investing activities was $9.8 million and $30.2 million during the nine months ended September 30, 2025 and 2024, respectively. Additions to oil and natural gas properties accounted for the majority of our cash outlays for investing activities during the nine months ended September 30, 2025 and 2024 and totaled $10.3 million and $31.0 million, respectively.

Cash Flows Used in Financing Activities. Net cash provided by financing activities was $1.9 million for the nine months ended September 30, 2025 and net cash used in financing activities was $13.4 million for the nine months ended September 30, 2024.  Net cash provided by financing activities for the nine months end September 30, 2025 were primarily comprised of $36.9 million of contributions and $35.0 million of net debt payments. Net cash used in financing activities for the nine months ended September 30, 2024 were primarily comprised of $14.1 million of net debt payments.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Cash Flows Provided by Operating Activities. Net cash provided by operating activities was $69.1.1 million for the year ended December 31, 2024 as compared to $134.1 million for the year ended December 31, 2023. The decrease in operating cash flows was primarily the result of a decrease in our oil, natural gas and NGL revenues of $45.7 million and a decrease in the change in operating assets and liabilities of $18.7 million.

Cash Flows Used in Investing Activities. Net cash used in investing activities was $50.5 million and $174.1 million during the year ended December 31, 2024 and 2023, respectively. We purchased $126.9 million less of oil and natural gas properties during the year ended December 31, 2024 compared to December 31, 2023.

Cash Flows Provided by (Used in) Financing Activities. Net cash used in financing activities was $18.1 million and $20.1 million for the year ended December 31, 2024 and 2023, respectively.  Net cash used in financing activities for the years ended December 31, 2024 and 2023, were primarily comprised of net payments on long-term debt of $18.8 million and $20.7 million, respectively.

Capital Resources

Our primary sources of liquidity have historically been cash flows generated from operating activities and borrowings under our various debt facilities. As of September 30, 2025, we had a net working capital deficit of $123.4 million. As of December 31, 2024 and 2023, we had a net working capital deficit of $(93.7) million and $(69.0) million, respectively. Our collection of receivables has historically been timely, and losses associated with uncollectible receivables have historically not been significant. Our cash and cash equivalent balances totaled $0.9 million, $1.8 million, and $1.2 million at September 30, 2025 and December 31, 2024 and 2023, respectively. Due to our derivative positions, the amounts that accrue related to our drilling program, and our business being capital intensive, we may continue to incur working capital deficits in the future. We expect that our pace of development, production volumes, commodity prices and differentials to NYMEX prices for our oil and natural gas production will be the largest variables affecting our working capital,

Based upon current oil and natural gas prices expectations for 2026 and 2027, post-Mergers, we believe that with cash on hand, our expected operating cash flow for 2026 and 2027 and improved production, we will have sufficient capital resources to fund our 2026 and 2027 capital expenditures budget.

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Debt Agreements

EOC Term Loan. On August 29, 2022, we entered into the four-year $150.0 million Senior Secured First Lien Term Loan Credit Agreement (the “EOC Credit Agreement”), among NPOG, as borrower, North Peak Holdings, as parent, Alter Domus (US) LLC, as administrative agent and collateral agent and the lenders from time to time party thereto with an initial draw of $150 million (the “EOC Loan”). Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan was secured against a first lien on our oil and natural gas properties and other assets. The EOC Loan was paid off in full connection with the Mergers and all liens thereunder were released

Amegy Notes. On October 18, 2022, we entered into that certain Senior Secured First Lien Revolving Credit Agreement, among NPOG, as borrower, Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent and the lenders from time to time party thereto, pursuant to which the lenders party thereto provide $10 million of revolving commitments (the “Amegy Notes”). The Amegy Notes were secured against a first lien on our oil and natural gas properties and other assets. The Amegy Notes were paid off in full connection with the Mergers and all liens thereunder were released.

Prudential Notes. On October 7, 2021, (i) a Note Purchase Agreement, pursuant to which Navigation Powder River, LLC issued to the purchasers thereunder $40 million in senior secured revolving notes (the “Prudential Senior Notes”) and (ii) a Note Purchase Agreement, pursuant to which Navigation Powder River, LLC issued to the purchasers thereunder $15 million in senior subordinated term loans (the “Prudential Subordinated Notes,” and together with the Prudential Senior Notes, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes were secured against a first lien on certain of our crude oil and natural gas properties and other assets. At June 30, 2025, the Acquired Companies had paid off the Prudential Notes and all liens thereunder were released.

Critical Accounting Policies and estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. The accounting estimates and assumptions we consider to be the most significant to the financial statements are discussed below.

Oil and Natural Gas Properties

We follow the successful efforts method of accounting for our oil and natural gas properties. Exploration costs, such as exploratory geological and geophysical costs, and costs associated with nonproductive exploratory wells, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling successful exploratory wells along with acquisition costs and the costs of drilling development wells, including those that are unsuccessful, are capitalized. Costs of seismic studies that are utilized in development drilling within an area of proved reserves are capitalized as development costs.

Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that discover reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory well costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal drilling or development activities are unlikely to occur, the associated suspended exploratory well costs are expensed. We expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.

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Unproved properties and properties under development include costs that are not being depleted or amortized. We exclude these costs until proved reserves are found, until it is determined that the costs are impaired or until major development projects are placed in service, at which time such costs are moved into proved properties and subject to amortization.

Impairment

The carrying value of our properties is assessed for impairment annually and on an interim basis if conditions indicate that long-term assets may be impaired. We assess the impairment of our capitalized costs of oil and gas properties on a field-by-field basis. The estimated future cash flows expected in connection with the properties are compared to the carrying value of the properties to determine if the carrying amount is recoverable. If the carrying value of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced to its estimated fair value. To the extent that the carrying cost for the affected property exceeds its estimated fair value we make a provision for impairment of proved properties. If the fair value is revised upward in a future period, we do not reverse the prior provision, and continue to carry the property at a net cost that is lower than its estimated fair value. If the fair value is revised downward in a future period, an additional provision for impairment is made in that period.

All unproved property costs are reviewed at least annually to determine if impairment has occurred. In addition, impairment assessments are made on an interim basis if facts and circumstances exist that suggest impairment may have occurred. The impairment assessments are affected by economic factors such as the results of exploration activities, commodity price outlooks, anticipated drilling programs, remaining lease terms, and potential shifts in business strategy. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are charged against earnings.

The following summarizes our impairments of proved and unproved oil and natural gas properties for the periods indicated (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023
Proved property impairments	$—	$—	$—	$16,378
Unproved property impairments	—	233	3,894	4,696
Impairment expense	$—	$233	$3,894	$21,074

Oil and Natural Gas Reserves

Our estimates and classification of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering, and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These factors and assumptions include historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future oil and natural gas prices. The process of estimating oil and natural gas reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data.

Any significant variance in these assumptions could materially affect the estimated quantity of reserves, which could affect the carrying value of our oil and natural gas properties and/or the rate of depletion related to oil and natural gas properties.

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Effects of Inflation and Pricing

Given the cyclical nature of our industry, demand for and costs of service providers, as well as inflationary pressure in the broader economy, may adversely affect the prices we pay for oilfield goods and services. The global economy is currently experiencing significant inflationary pressures resulting from rising commodities costs, tightening labor markets and supply chain shortages, as well as certain ongoing geopolitical conflicts. We continue to monitor the situation and assess its impact on our business, including our partners and their customers. We expect to continue to build on our technical expertise and operational efficiencies and synergies to mitigate inflationary and cost pressures as they may arise.

New Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 2024-01, “Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”). The Private Company Council and other stakeholders noted diversity in practice in accounting for profits interest and similar awards as share-based payment arrangements under Topic 718 or similar to cash bonus or profit-sharing arrangements (Topic 710, Compensation—General, or other Topics). ASU 2024-01 addresses these differences by providing an illustrative example intended to demonstrate how entities should account for them under Topic 718. The amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods with early adoption permitted. The amendments should be applied either (1) retrospectively to all prior periods presented in the financial statements, or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. The Acquired Companies are currently assessing the impacts of ASU 2024-01, but do not believe it will have a material effect on net income, cash flows or retained earnings.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF CHANNEL

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, PEDEVCO is not required to provide the information required by Item 305 of Regulation S-K – “Quantitative and Qualitative Disclosures about Market Risk”.

CHANGES IN ACCOUNTANTS

Dismissal of Marcum LLP. On July 1, 2025, with the approval of the Audit Committee of the Board, PEDEVCO dismissed Marcum LLP (“Marcum”) as PEDEVCO’s independent registered public accounting firm, effective immediately.

The audit reports of Marcum on PEDEVCO’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 (the “Audit Periods”), did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Audit Periods and during the period from December 31, 2024 through July 1, 2025, PEDEVCO had: (i) no disagreements with Marcum of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in PEDEVCO’s internal controls over financial reporting that were identified which related to (x) the review of PEDEVCO’s inputs to the depreciation, depletion, and amortization calculations and the preparation of the tax provision that were identified in PEDEVCO’s year-ended December 31, 2024 financial statements, and (y) the review of PEDEVCO’s inputs to the depreciation, depletion, and amortization calculations that were identified in PEDEVCO’s year-ended December 31, 2023 financial statements.

The Company provided Marcum with a copy of the disclosures above and Marcum provided a letter to the SEC in response which was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by PEDEVCO with the SEC on July 8, 2025.

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Engagement of Weaver and Tidwell, L.L.P. Also, on July 7, 2025, with the approval of the Audit Committee, PEDEVCO engaged Weaver and Tidwell, L.L.P. (“Weaver”) as PEDEVCO’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately.

During the Audit Periods and during the period from December 31, 2024 through July 7, 2025, neither PEDEVCO nor anyone on its behalf consulted Weaver regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on PEDEVCO’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 31, 2025, PEDEVCO entered into the Merger Agreement with First Merger Sub, Second Merger Sub, NPOG, COG and, solely for purposes of the specified provisions therein, North Peak Holdings.

Pursuant to the Merger Agreement, at the effective time, (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO. North Peak owns substantial oil-weighted producing assets and leasehold interests with future drilling inventory located in the Northern DJ and Powder River Basins including approximately 281,000 net acres (“North Peak Merger”). The North Peak Merger closed on October 31, 2025.

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock, at a price per share equal to $5.50 per share, for net proceeds of $35.0 million, pursuant to these investors entering into Series A Convertible Preferred Stock Subscription Agreements in favor of PEDEVCO. The PIPE Preferred Shares automatically convert at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

Based on estimates as of October 31, 2025, the fair value of consideration paid to the seller, after closing adjustments, is approximately $179.9 million, including 10,650,000 of Series A Convertible Preferred Stock, with a fair value of $64.2 million and convertible into 106,500,000 shares of PEDEVCO common stock along with $115.7 million in cash paid to settle North Peak’s debt, a portion of which was funded by the net proceeds received from the PIPE Preferred Shares with the remainder funded by PEDEVCO’s revolving credit facility. Additionally, as part of the North Peak Merger, PEDEVCO acquired all assets and liabilities of North Peak.

The North Peak Merger will be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). PEDEVCO will be treated as the accounting acquirer and therefore, will recognize the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transaction costs will be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial information presented herein has been prepared to reflect the transaction accounting adjustments to PEDEVCO’s historical consolidated financial information in order to account for the North Peak Merger and include the assumption of liabilities as set forth in the Merger Agreement.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the North Peak Merger as if it had been completed on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 gives effect to the North Peak Merger as if it had been completed on January 1, 2024. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of PEDEVCO would have been had the North Peak Merger occurred on the date noted above, nor are they necessarily indicative of future consolidated results of operations. Future results may vary significantly from the results reflected because of various factors. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the North Peak Merger and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•

The audited consolidated financial statements and accompanying notes of PEDEVCO contained in PEDEVCO’s Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on October 31, 2025;

•

The unaudited consolidated financial statements and accompanying notes of PEDEVCO contained in PEDEVCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025;

•	The audited combined financial statements and accompanying notes of North Peak as of and for the year ended December 31, 2024, which are included elsewhere in this filing; and

•	The unaudited combined financial statements and accompanying notes of North Peak as of September 30, 2025 and for the nine months ended September 30, 2025, which are included elsewhere in this filing.

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PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2025

(amounts in thousands, except for per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications		Merger		Combined
Assets
Current assets:
Cash and cash equivalents	$10,922	$911	$355	(a)	$35,000	(c)	$12,492
					87,000	(h)
					(115,646	)(i)
					(1,335	)(h)
					(4,715	)(j)
Restricted cash	—	355	(355	)(a)	—		—
Account receivable – oil and gas	5,002	—	10,870	(a)	—		15,872
Accounts receivable, net	—	10,704	(10,704	)(a)	—		—
Affiliate receivable	—	166	(166	)(a)	—		—
Commodity derivative asset	—	4,569	—		—		4,569
Prepaid expenses and other current assets	229	692	—		—		921
Total current assets	16,153	17,397	—		304		33,854

Oil and gas properties:
Oil and gas properties, subject to amortization, net	93,431	—	—		190,116	(d)	285,131
					1,584	(f)
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	—	542,075	—		(542,075	)(b)	—
Oil and gas properties, not subject to amortization, net	14,400	—	—		8,393	(e)	22,793
Total oil and gas properties, net	107,831	542,075	—		(341,982)		307,924

Operating lease – right-of-use asset	256	—	—		—		256
Commodity derivative asset	—	1,516	—		—		1,516
Deferred income taxes	7,833	—	—		990	(k)	8,823
Other assets	3,815	467	—		1,335	(h)	5,617
Total assets	$135,888	$561,455	$—		$(339,353)		$357,990
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$10,295	$—	$17,268	(a)	$—		$27,563
Accrued expenses	1,339		3,185	(a)	—		4,524
Accounts payable and accrued liabilities	—	35,780	(35,780	)(a)	—		—
Revenue payable	2,208	—	15,327	(a)	—		17,535
Operating lease liabilities – current	178	—	—		—		178
Asset retirement obligations	616	1,634	—		(1,146	)(f)	1,104
Long-term debt, current portion	—	103,408	—		(115,646	)(i)	—
					12,238	(l)
Total current liabilities	14,636	140,822	—		(104,554)		50,904
Long-term liabilities:
Long-term debt	—		—		87,000	(h)	87,000
Operating lease liabilities, net of current portion	79	—	—		—		79
Asset retirement obligations, net of current portion	5,805	3,668	—		(2,572	)(f)	6,901
Other long-term liabilities	—	2,243	—		—		2,243
Total liabilities	20,520	146,733	—		(20,126)		147,127

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.001 par value	93	—	—		—		93
Additional paid-in capital	228,634	—	—		—		228,634
Convertible preferred stock	—	—	—		64,220	(g)	99,220
					35,000	(c)
Members’ equity	—	414,722	—		(414,722	)(b)	—
Accumulated deficit	(113,359)	—	—		(4,715	)(j)	(117,084)
					990	(k)
Total shareholders’ equity	115,368	414,722	—		(319,227)		210,863
Total liabilities and shareholders’ equity	$135,888	$561,455	$—		$(339,353)		$357,990

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2025

(amounts in thousands, except for share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications		Merger		Combined
Revenue:
Oil and gas sales	$22,669	$—	$78,744	(a)	$—		$101,413
Crude oil, natural gas and NGL sales, net	—	78,744	(78,744	)(a)	—		—
Gain (loss) on derivatives, net	—	7,898			—		7,898

Operating expenses:
Lease operating costs	8,305	—	30,647	(a)	—		49,310
			162	(a)
			10,196	(a)
Lease operating and workover expenses	—	30,647	(30,647	)(a)	—		—
Exploration expense	—	162	(162	)(a)	—		—
Production and ad valorem taxes	—	10,196	(10,196	)(a)	—		—
Selling, general and administrative expense	4,815	—	4,786	(a)	—		13,565
			3,964	(a)
General and administrative	—	4,786	(4,786	)(a)	—		—
Impairment of oil and gas properties	907	—	—		—		907
Depletion, depreciation and amortization	—	36,256	—		(36,256	)(b)	—
Accretion	—	209	—		(209	)(b)	—
Affiliate expense	—	3,964	(3,964	)(a)	—		—
Depreciation, depletion, amortization and accretion	11,213	—	—		13,120	(b)	24,430
					97	(e)
Total operating expenses	25,240	86,220	—		(23,248)		88,212

Gain on sale of oil and gas properties	1,021	—	(1,686	)(a)	—		(665)
Note receivable – credit loss	(1,378)	—	—		—		(1,378)

Operating income (loss)	(2,928)	422	(1,686)		23,248		19,056

Other income (expense), net:
Interest income	196	—	—		—		196
Interest expense	(102)	(13,678)	—		8,628	(c)	(5,152)
Gain (loss) on the sale of assets	—	(1,686)	1,686	(a)	—		—
Other income	395	1,910			—		2,305
Total other income (expense)	489	(13,454)	1,686		8,628		(2,651)
Income (loss) before income taxes	(2,439)	(13,032)	—		31,875		16,404
Income tax benefit (expense)	578	—	—		(3,957	)(d)	(3,379)

Net income (loss)	$(1,861)	$(13,032)	$—		$27,918		$13,025

Earnings (loss) per common share:
Basic	$(0.02)				$0.16	(h)	$0.14
Diluted	$(0.02)				$0.07	(h)	$0.05

Weighted average number of common shares outstanding:
Basic	91,482,504				—	(h)	91,482,504
Diluted	91,482,504				106,500,000	(h)	261,618,874
					63,636,370	(g)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(amounts in thousands, except for share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications		Merger		Combined
Revenue:
Oil and gas sales	$39,553	$—	$158,326	(a)	$—		$197,879
Crude oil, natural gas and NGL sales, net	—	158,326	(158,326	)(a)	—		—
Loss on derivatives, net	—	(5,089)	—		—		(5,089)

Operating expenses:
Lease operating costs	12,449	—	49,096	(a)	—		82,453
			152	(a)
			20,756	(a)
Lease operating and workover expenses	—	49,096	(49,096	)(a)	—		—
Exploration expense	—	152	(152	)(a)	—		—
Production and ad valorem taxes	—	20,756	(20,756	)(a)	—		—
Selling, general and administrative expense	6,391	—	3,488	(a)	4,715	(f)	21,969
			78	(a)
			7,297	(a)
General and administrative	—	3,488	(3,488	)(a)	—		—
Impairment of oil and gas properties	—	3,894	—		—		3,894
Legal	—	78	(78	)(a)	—		—
Depletion, depreciation and amortization	—	55,201	—		(55,201	)(b)	—
Accretion	—	260	—		(260	)(b)	—
Affiliate expense	—	7,297	(7,297	)(a)	—		—
Depreciation, depletion, amortization and accretion	15,920	—	—		19,944	(b)	35,994
					130	(e)
Total operating expenses	34,760	140,222	—		(30,672)		144,310

Loss on sale of oil and gas properties, net	(76)	—	—		—		(76)

Operating income	4,717	13,015	—		30,672		48,404

Other income (expense), net:
Interest income	351	—	—		—		351
Interest expense	—	(21,093)	—		14,359	(c)	(6,734)
Loss on legal judgment	—	(490)	490	(a)	—		—
Gain on sale of fixed asset	12	—	—		—		12
Other income (expense)	(42)	4,215	(490	)(a)	—		3,683
Total other income (expense)	321	(17,368)	—		14,359		(2,688)
Income (loss) before income taxes	5,038	(4,353)	—		45,031		45,716
Income tax benefit (expense)	7,255	—	—		(8,542	)(d)	(1,287)

Net income (loss)	$12,293	$(4,353)	$—		$36,489		$44,429

Earnings per common share:
Basic	$0.14				$0.36	(h)	$0.50
Diluted	$0.14				$0.03	(h)	$0.17

Weighted average number of common shares outstanding:
Basic	89,234,611				—	(h)	89,234,611
Diluted	89,236,237				106,500,000	(h)	259,372,607
					63,636,370	(g)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PEDEVCO Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information were prepared based on the historical consolidated financial statements of PEDEVCO and the historical combined financial statements of North Peak. The North Peak Merger has been accounted for as a business combination in accordance with ASC 805. PEDEVCO will recognize the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transactions cost will be expensed as incurred in accordance with ASC 805.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the North Peak Merger as if it had been completed on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2025 and the Year Ended December 31, 2024 gives effect to the North Peak Merger as if it had been completed on January 1, 2024. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of PEDEVCO would have been had the North Peak Merger occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected in the unaudited condensed combined pro forma statement of operations. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2. Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of September 30, 2025 using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. PEDEVCO expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

151

The consideration transferred and the fair value of assets acquired and liabilities assumed by PEDEVCO are as follows (in thousands, except for per share amounts):

Consideration:
Series A Convertible Preferred Stock of PEDEVCO	10,650
Fair value per share of Series A Convertible Preferred Stock of PEDEVCO	$6.03
Total stock consideration	64,220

Cash paid to settle North Peak debt contemporaneously with close	115,646

Total consideration	$179,866

Fair value of assets acquired:
Cash and cash equivalents	$1,266
Accounts receivable – oil and gas	10,870
Commodity derivative asset, current	4,569
Prepaid expenses and other current assets	692
Oil and gas properties, subject to amortization, net	191,700
Oil and gas properties, not subject to amortization, net	8,393
Commodity derivative asset, noncurrent	1,516
Other long-term assets	467
Amount attributable to assets acquired	$219,473

Fair value of liabilities assumed:
Accounts payable	$17,268
Accrued expenses	3,185
Revenue payable	15,327
Asset retirement obligations, current	488
Asset retirement obligations, long-term	1,096
Other long-term liabilities	2,243
Amount attributable to liabilities assumed	$39,607

Total identifiable net assets acquired	$179,866

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation. The fair value per share of Series A Convertible Preferred Stock of PEDEVCO is estimated based upon the fair value of the common stock of PEDEVCO. Each share of Series A Convertible Preferred Stock automatically converts at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. The fair value for the Series A Convertible Preferred Stock was based upon the October 31, 2025 closing price of $0.603 per common share multiplied by the conversion ratio of 10-to-1.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that PEDEVCO believes provide a reasonable basis for presenting the significant effects of the North Peak Merger. General descriptions of the pro forma adjustments are provided below.

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Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025:

(a)	Adjustments to conform the assets and liabilities of North Peak to the presentation of PEDEVCO.
(b)	Adjustments to remove the historical balances of oil and natural gas properties, net and members’ equity for North Peak.
(c)

Adjustment to reflect the private placement of 6,363,637 shares of Series A Convertible Preferred Stock for $35.0 million of net proceeds. The private placement occurred concurrently with the North Peak Merger. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

(d)

Adjustment to reflect the fair value of oil and gas properties, subject to amortization, acquired in the North Peak Merger. The fair value of proved oil and natural gas properties, subject to amortization, was estimated using a discounted cash flow approach and strip oil and natural gas prices as of October 31, 2025.

(e)

Adjustment to reflect the fair value of oil and gas properties, not subject to amortization, acquired in the North Peak Merger. The fair value of oil and gas properties, not subject to amortization, was estimated based upon acreage value from observable transactions for these areas.

(f)

Adjustment to reflect the fair value of asset retirement obligations assumed with the North Peak Merger. The fair value of asset retirement obligations was estimated using assumptions consistent with those of PEDEVCO, including a credit-adjusted risk-free rate of 11.00%, an inflation rate of 2.6%, a 33 year well life and a reclamation cost of $0.1 million per well.

(g)	Adjustment to reflect the issuance of 10,650,000 shares of Convertible Series A Preferred Stock for $64.2 million based on an October 31, 2025 fair value of $6.03 per share.
(h)

Adjustment to record borrowings of $87.0 million under the PEDEVCO's revolving credit facility to fund a portion of the North Peak Merger. Additionally, PEDEVCO paid $1.3 million of debt issuance costs associated with an amendment to the existing revolving credit facility which is included in “Other assets.”

(i)

Adjustment to repay the outstanding debt of North Peak of $115.7 million, which was funded by PEDEVCO drawing down on its revolving line of credit and through the issuance of $35.0 million of Series A Convertible Preferred Stock.

(j)

Adjustment to reflect estimated direct costs for the North Peak Merger. The estimated direct costs were incurred subsequent to September 30, 2025 and have been retrospectively reflected as though incurred and paid at September 30, 2025. These direct costs are nonrecurring and will not impact PEDEVCO’s Consolidated Statements of Operations beyond 12 months after closing.

(k)

Represents the tax effect associated with the adjustment for the recognition of the North Peak Merger transaction costs. The tax effect was calculated at the statutory tax rate of 21.0%. The actual future effective tax rate could be significantly different from the statutory tax rate due to many factors, such as future results and future tax attributes.

(l)	Adjustment to record the difference between the outstanding debt balance of North Peak at September 30, 2025 and the ultimate pay-off of such debt by PEDEVCO at October 31, 2025.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and the year ended December 31, 2024:

(a)	Adjustments to conform North Peak revenues and expenses to the presentation by PEDEVCO.
(b)

Represents the removal of depreciation, depletion, and amortization expense and accretion expense of North Peak and the resulting change in basis of oil and gas properties acquired as a result of the North Peak Merger. The depletion expense adjustment was calculated using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(c)

Adjustment to reflect the estimated interest expense in the period with respect to borrowings by PEDEVCO to effectuate the North Peak Merger. The interest rate utilized as of September 30, 2025 was approximately 7.7% per annum for incremental borrowings of PEDEVCO. A one-eighth point change in interest rates as of September 30, 2025 would change interest expense by $0.1 million for the nine months ended September 30, 2025 and the year ended December 31, 2024.

153

(d)

Adjustment to reflect estimated income taxes associated with the North Peak Merger. Income taxes were estimated by applying the statutory rate of 21.0% to pre-tax income of the operations of North Peak and to the transaction accounting adjustments. The actual future effective tax rate could be significantly different from the statutory tax rate due to many factors, such as future results and future tax attributes.

(e)

Represents accretion expense from new asset retirement obligations recognized as a result of the North Peak Merger. The accretion adjustment was estimated using assumptions consistent with those of PEDEVCO, including a credit-adjusted risk-free rate of 11.00%, an inflation rate of 2.6%, a 33 year well life and a reclamation cost of $0.1 million per well.

(f)

Adjustment to reflect estimated direct costs for the North Peak Merger. The estimated direct costs were incurred subsequent to September 30, 2025 and have been retrospectively reflected as though incurred for the year ended December 31, 2024. These direct costs are nonrecurring and will not impact PEDEVCO’s Consolidated Statements of Operations beyond 12 months after closing.

(g)

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 PIPE Preferred Shares for net proceeds of $35.0 million. The PIPE Preferred Shares automatically convert at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

(h)	The following table reconciles historical and pro forma basic and diluted earnings (loss) per share for the periods indicated (in thousands, except for share and per share amounts):

	For the Nine Months Ended September 30, 2025		For the Year Ended December 31, 2024
	Historical	Pro Forma	Historical	Pro Forma
Numerator:
Net income (loss)	$(1,861)	$13,025	$12,293	$44,429

Denominator:
Weighted average common shares — basic	91,482,504	91,482,504	89,234,611	89,234,611

Dilutive effect of common stock equivalents:
Options	—	—	1,626	1,626
Convertible Series A Preferred Stock	—	106,500,000	—	106,500,000
PIPE Preferred Shares	—	63,636,370	—	63,636,370

Denominator:
Weighted average common shares — diluted	91,482,504	261,618,874	89,236,237	259,372,607

Earnings (loss) per share — basic	$(0.02)	$0.14	$0.14	$0.50
Earnings (loss) per share — diluted	$(0.02)	$0.05	$0.14	$0.17

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SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED OIL AND GAS RESERVES AND STANDARDIZED MEASURE INFORMATION

The following tables set forth information with respect to the historical and pro forma combined estimated crude oil, natural gas and natural gas liquids reserves as of December 31, 2024 for PEDEVCO and North Peak. The pro forma combined reserves, production and standardized measure have been prepared in accordance with FASB ASC Topic 932 – Extractive Activities – Oil and Gas. The reserve information of PEDEVCO has been prepared by Cawley, Gillespie & Associates, Inc, independent petroleum engineers. North Peak reserve information has been prepared by DeGloyer and MacNaughton, independent petroleum engineers.

The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the acquisition of the North Peak taken place on January 1, 2024, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil, natural gas liquids and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For PEDEVCO and North Peak, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for crude oil, natural gas and natural gas liquids for the year ended December 31, 2024.

The reserve estimates presented below were derived from the historical reserve information of PEDEVCO and North Peak as of and for the year ended December 31, 2024. Upon completion of the North Peak Merger, the combined company will undertake a process to re-evaluate these reserves. Future development timing, development expenditures, operating costs, reservoir performance as well as commodity prices will affect the reserve volumes attributable to the combined company. The results of such reevaluation will likely result in material revisions to total proved developed and undeveloped reserves.

	For the Year Ended December 31, 2024
	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)
Net proved reserves at December 31, 2023	11,358	74,718	86,076
Revisions of previous estimates	(2,755)	(37,252)	(40,007)
Revisions due to prices	(29)	—	(29)
Purchases in place	471	—	471
Extensions, discoveries and other additions	2,241	1,032	3,273
Sales in place	(54)	—	(54)
Production	(439)	(2,145)	(2,584)
Net proved reserves at December 31, 2024	10,793	36,353	47,146
Natural Gas (Mmcf)
Net proved reserves at December 31, 2023	19,885	149,324	169,209
Revisions of previous estimates	(2,433)	(105,080)	(107,513)
Revisions due to prices	(43)	—	(43)
Purchases in place	1,728	—	1,728
Extensions, discoveries and other additions	4,939	598	5,537
Sales in place	(154)	—	(154)
Production	(506)	(1,534)	(2,040)
Net proved reserves at December 31, 2024	23,416	43,308	66,724
NGL (MBbbls)
Net proved reserves at December 31, 2023	2,374	18,110	20,484
Revisions of previous estimates	172	(11,514)	(11,342)
Revisions due to prices	(3)	—	(3)
Purchases in place	253	—	253
Extensions, discoveries and other additions	732	128	860
Sales in place	(19)	—	(19)
Production	(62)	(234)	(296)
Net proved reserves at December 31, 2024	3,447	6,490	9,937
Oil Equivalents (Mboe) (1)
Net proved reserves at December 31, 2023	17,046	117,715	134,761
Revisions of previous estimates	(2,989)	(66,279)	(69,268)
Revisions due to prices	(39)	—	(39)
Purchases in place	1,012	—	1,012
Extensions, discoveries and other additions	3,796	1,260	5,056
Sales in place	(99)	—	(99)
Production	(585)	(2,635)	(3,220)
Net proved reserves at December 31, 2024	18,142	50,061	68,203

(1) Assumes a ratio of 1 barrel of oil per 6 Mcfe.

(2) Amounts and totals shown are rounded and therefore may not sum precisely.

	As of December 31, 2024
Proved Developed Reserves	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)	2,443	14,049	16,492
Natural Gas (Mmcf)	4,292	10,905	15,197
NGL (MBbls)	630	1,980	2,610
Oil Equivalents (MMBoe) (1)	3,788	17,846	21,634

Proved Developed Non-Producing Reserves
Crude Oil (MBbls)	13	—	13
Natural Gas (Mmcf)	44	—	44
NGL (MBbls)	7	—	7
Oil Equivalents (MMBoe) (1)	27	—	27

Proved Undeveloped Reserves
Crude Oil (MBbls)	8,337	22,305	30,642
Natural Gas (Mmcf)	19,079	32,404	51,483
NGL (MBbls)	2,809	4,510	7,319
Oil Equivalents (MMBoe) (1)	14,327	32,215	46,542

Proved Reserves
Crude Oil (MBbls)	10,793	36,353	47,146
Natural Gas (Mmcf)	23,415	43,308	66,723
NGL (MBbls)	3,446	6,490	9,936
Oil Equivalents (MMBoe) (1)	18,142	50,061	68,203

155

	As of December 31, 2023
Proved Developed Reserves	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)	1,869	13,709	15,578
Natural Gas (Mmcf)	2,998	10,054	13,052
NGL (MBbls)	255	1,684	1,939
Oil Equivalents (MMBoe) (1)	2,624	17,069	19,692

Proved Developed Non-Producing Reserves
Crude Oil (MBbls)	702	—	702
Natural Gas (Mmcf)	1,229	—	1,229
NGL (MBbls)	144	—	144
Oil Equivalents (MMBoe) (1)	1,051	—	1,051

Proved Undeveloped Reserves
Crude Oil (MBbls)	8,787	61,009	69,796
Natural Gas (Mmcf)	15,659	139,270	154,929
NGL (MBbls)	1,975	16,425	18,400
Oil Equivalents (MMBoe) (1)	13,372	100,646	114,018

Proved Reserves
Crude Oil (MBbls)	11,358	74,718	86,076
Natural Gas (Mmcf)	19,886	149,324	169,209
NGL (MBbls)	2,374	18,110	20,484
Oil Equivalents (MMBoe) (1)	17,046	117,715	134,761

(1) Assumes a ratio of 1 barrel of oil per 6 Mcfe.

(2) Amounts and totals shown are rounded and therefore may not sum precisely.

The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil, natural gas and natural gas liquids reserves of PEDEVCO and of North Peak on a pro forma combined basis as of December 31, 2024. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either PEDEVCO’s crude oil, natural gas and natural gas liquids reserves or the crude oil, natural gas and natural gas liquids reserves attributable to the North Peak (in thousands):

	As of December 31, 2024
	PEDEVCO Historical	North Peak Historical	Transaction Adjustment (1)		Pro Forma Combined
Oil and Gas Producing Activities:
Future cash inflows	$916,105	$2,916,634	$—		$3,832,739
Future production costs	(288,879)	(1,213,282)	—		(1,502,161)
Future development costs	(209,139)	(425,523)	—		(634,662)
Future income tax expense	(100,484)	—	(230,544	)(a)	(331,028)
Future net cash flows	317,603	1,277,829	(230,544)		1,364,888
10% annual discount factor	(173,440)	(664,906)	114,989	(a)	(723,357)
Standardized measure of discounted future net cash flows	$144,163	$612,923	$(115,555)		$641,531

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with North Peak.

156

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil, natural gas and natural gas liquids reserves of PEDEVCO and North Peak on a pro forma combined basis for the year ending December 31, 2024 (in thousands):

	For the Year Ended December 31, 2024
	PEDEVCO Historical	North Peak Historical	Transaction Adjustments(1)		Pro Forma Combined
Standardized measure, beginning of year	$190,361	$1,031,057	$(194,387	)(a)	$1,027,031
Crude oil and natural gas sales, net of production costs	(24,653)	(92,176)	—		(116,829)
Net changes in prices and production costs	(32,032)	55,167	—		23,135
Extensions, discoveries, additions and improved recovery	—	13,090	—		13,090
Changes in estimated future development costs	(740)	64,005	—		63,265
Development costs incurred	—	49,837	—		49,837
Revisions of previous quantity estimates	(40,363)	(477,557)	—		(517,920)
Accretion of discount	(1,173)	103,106	19,439	(a)	121,372
Net change in income taxes	6,629	—	59,393	(a)	66,022
Purchases of reserves in place	47,162	—	—		47,162
Sale of reserves in place	(1,028)	—	—		(1,028)
Change in timing of estimated future production	—	(133,606)	—		(133,606)
Standardized measure, end of year	$144,163	$612,923	$(115,555	)(a)	$641,531

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with North Peak.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF PEDEVCO

The following table sets forth certain information with respect to the current executive officers and directors of PEDEVCO (ages are as of the record date).

Name	Age	Executive Position
J. Douglas Schick	50	Chief Executive Officer, President, and Director
Reagan Tuck (R.T).	41	Chief Operating Officer
Robert “Bobby” Long	49	Chief Financial Officer
Paul Pinkston	57	Chief Accounting Officer
Clark R. Moore	52	Executive Vice President, General Counsel and Secretary
Jody D. Crook	49	Chief Commercial Officer
Josh Schmidt	43	Series A Appointed Director
John Howie	66	Director
Martyn Willsher	47	Director
Kristel Franklin	41	Director

J. Douglas Schick

President, Chief Executive Officer and Director

Director since January 2025

157

Mr. Schick has over twenty-five years of experience in the oil and gas industry. Prior to joining the Company as President on August 1, 2018, followed by his appointment as Chief Executive Officer and Director of the Company in January 2025, Mr. Schick was employed by American Resources, Inc., a Houston, Texas-based privately-held oil and gas investment, development and operating company which he co-founded and continues to serve as Chief Executive Officer (from August 2017 to the present) and formerly as Chief Financial Officer and Vice President of Business Development (from August 2013 to August 2017), provided that Mr. Schick’s service to American Resources requires only minimal time commitment from Mr. Schick that does not conflict with his duties and responsibilities to the Company. Prior to starting American Resources, Mr. Schick served as the founder, owner and principal of J. Douglas Enterprises, a Houston, Texas-based energy industry focused business development and financial consulting firm (from June 2011 to August 2013) as Vice President of Finance (from January 2011 until its sale in June 2011) for Highland Oil and Gas, a private equity-backed E&P company headquartered in Houston, Texas, as Manager of Planning and then Director of Planning at Houston, Texas-based Mariner Energy, Inc. (from December 2006 until its merger with Apache Corp. in December 2010), and in various roles of increasing responsibility in finance, planning, M&A, treasury and accounting at The Houston Exploration Company, ConocoPhillips and Shell Oil Company (from 1998 to 2006).

Mr. Schick holds a BBA in Finance from New Mexico State University and an MBA with a specialization in Finance from Tulane University.

Reagan Tuck (R.T.) Dukes

Chief Operating Officer

Mr. Dukes has nearly 20 years of experience in the oil and gas industry, with extensive experience in oil and gas investing, finance, research, and consulting. Prior to joining PEDEVCO in October 2025, from October 2019 to May 2021, Mr. Dukes served as Chief Financial Officer, and from June 2021 to October 2025, as the Chief Executive Officer, of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by PEDEVCO in October 2025 pursuant to the Mergers. Prior to Century Natural Resources, from June 2014 to September 2019, Mr. Dukes served as a Research Director and Director of North American Supply at the Houston, Texas office of Wood Mckenzie Limited, a global energy research and consulting group, where he supported commodities research and contributed to valuation and due-diligence work that accounted for billions of dollars in transactions. Before joining Wood Mackenzie, from May 2011 to May 2014, Mr. Dukes worked as a Manager at KED Interests, LLC, a Houston, Texas-based mineral investing firm.

Mr. Dukes earned his BS in Accounting and MS in Finance from Texas A&M University. He also serves on the advisory board for the Professional Program in Accounting at Texas A&M University.

Robert “Bobby” Long

Chief Financial Officer

Mr. Long has nearly 25 years of financial experience in management, corporate finance, and principal investing in the energy industry. Prior to joining PEDEVCO in October 2025, from February 2022 to October 2025, Mr. Long served as the Chief Financial Officer of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by PEDEVCO in October 2025 pursuant to the Mergers.  At Century Natural Resources, Mr. Long managed all accounting, finance and commercial functions of four oil and gas companies operating in the Powder River Basin.  Prior to Century Natural Resources, from August 2018 to January 2022, Mr. Long was the Chief Financial Officer of Navigation Petroleum, LLC, a Houston, Texas-based oil and gas exploration and production company that managed assets in the Powder River Basin.  From February 2018 to August 2018, Mr. Long served as an Executive Director of CIBC Capital Markets in Houston, Texas; from September 2008 to January 2018, he served as a Partner in Rivington Holdings, LLC, a Houston, Texas-based capital advisory firm specializing in the oil and gas industry; and from July 2000 to September 2008, he served as an Associate, and then Vice President, of BNP Paribas, Global Energy Group, in its Houston, Texas office.  Mr. Long began his professional career as an Analyst at JP Morgan Chase & Co., Energy Finance, in Houston, Texas, from July 1999 to July 2000.

Mr. Long holds a Bachelor of Business Administration in Finance from the University of Texas at Austin.

158

Paul A. Pinkston

Chief Accounting Officer

Mr. Pinkston brings over 20 years of accounting, compliance, and financial reporting expertise to the Company, with extensive experience in handling and managing corporate compliance, financial reporting and audits, and other regulatory functions for companies engaged in the oil and gas industry in the U.S. Prior to joining the Company on December 1, 2018, from August 2017 to February 2018, Mr. Pinkston served as Corporate Controller and Secretary for Trecora Resources (NYSE: TREC), a Sugar Land, Texas-based petrochemical manufacturing and customer processing service company. Prior to joining Trecora Resources, from May 2013 to June 2017, Mr. Pinkston served in various roles of increasing authority and responsibility at Camber Energy, Inc. (NYSE American: CEI), a Houston, Texas-based oil and gas exploration and production company, including as Camber Energy’s Chief Accounting Officer, Secretary and Treasurer (August 2016 to June 2017), and as its Director of Financial Reporting (May 2013 to August 2016). Before joining Camber Energy, Mr. Pinkston served as a Senior Consultant with Sirius Solutions LLLP, where he performed accounting, audit and finance consulting services (January 2006 to May 2013), as a Corporate Auditor performing internal audits for Baker Hughes, Inc. (January 2002 to November 2005), and as a Senior Auditor, conducting public and private audits, at Arthur Andersen LLP (from September 1998 to November 2001).

Mr. Pinkston received a Bachelor of Business Administration (Finance and Marketing) degree from the University of Texas and earned a Master of Business Administration (Accounting) degree from the University of Houston. Mr. Pinkston is a Certified Public Accountant registered in the State of Texas.

Clark R. Moore

Executive Vice President, General Counsel and Secretary

Mr. Moore has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011, and has served as the Executive Vice President, General Counsel, and Secretary of the Company since its acquisition of Pacific Energy Development in July 2012. Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003. In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries. In September 2006, Mr. Moore joined Erin Energy Corporation (OTCMKTS:ERN) (formerly CAMAC Energy, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through February 2011, when he left to serve as a co-founder of Pacific Energy Development. In addition, since June 1, 2018, Mr. Moore has served as a partner at Foundation Law Group, LLP.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

Jody D. Crook

Chief Commercial Officer

Mr. Crook has over twenty-five years of experience in the oil and gas industry. Prior to his appointment as Chief Commercial Officer of the Company effective January 1, 2025, Mr. Crook served as a Senior Advisor for Land and Business Development activities for the Company, both as an employee and consultant, since April 2020. Before his tenure at the Company, in 2015 Mr. Crook co-founded Tenet Advisory Group LLC, a Houston-based consulting firm that provides engineering, land, regulatory, and business development services to clients in the oil and gas sector, for which Mr. Crook continues to serve as a principal and provide limited consulting services to, provided that Mr. Crook’s service to Tenant Advisory Group and its clients requires only a minimal time commitment from Mr. Crook and does not conflict with his duties and responsibilities to the Company. Additionally, from 2017 to 2018, Mr. Crook co-founded and served as principal of Bronze Four Resources, LLC, an Austin, Texas-based contract operating company focused on contract drilling, completion, and production operations in the Anadarko basins. Prior to establishing Tenet Advisory Group and Bronze Four Resources, Mr. Crook held various leadership roles at Jones Energy, Ltd., a public oil and gas company in Austin, Texas, from June 2004 to December 2014. His positions included Land Manager, Senior Vice President of Land, Senior Vice President for the Arkoma Region, and Senior Vice President of Acquisitions & Exploration. Mr. Crook began his career in Enron Corp’s Analyst and Associates Program, where he completed rotations in Risk Management and Global LNG from January 2000 to November 2001.

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Mr. Crook holds a BBA in Finance & PLM from the University of Oklahoma and an MBA from the University of Texas at Austin.

John Howie, Director

Member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee

Director since July 2025

Mr. Howie has over 40 years of experience in oil and gas engineering, management, and finance.  Since August 2024, Mr. Howie has served as Chief Executive Officer of Red Wolfpack Holdings, a privately-held Houston, Texas-based firm he founded that pursues natural gas development opportunities.  Prior to forming Red Wolfpack Holdings, from May 2017 until July 2024 Mr. Howie was President of Tellurian Production Company, a wholly owned subsidiary of Tellurian Inc. (formerly NYSE AMEX:  TELL), a Houston, Texas-based natural gas company that was acquired by Woodside Energy Group Ltd. in October 2024.  Prior to May 2017, Mr. Howie founded and managed Impact Natural Resources, a Houston, Texas-based E&P company with assets in the Texas Gulf Coast and West Texas (from January 2016-2017), Parallel Resource Partners, an energy-focused investment firm headquartered in Houston, Texas which he co-founded and served as a Principal and Managing Director (from February 2010 to December 2023), Goldman, Sachs and Company, where he served as the Head of E&P Capital (from July 2003 to June 2009), EnCap Investments, L.L.C., a Houston, Texas-based private equity firm where he served as Vice President (from July 1999 to July 2003), and at various other E&P companies, including Range Resources Corporation, Apache Corporation, and Amoco Corporation (from 1982 to 1999).

Mr. Howie holds a Bachelor of Science in Chemical Engineering, from New Mexico State University, and is a Registered Professional Engineer in Texas.

Josh Schmidt, Series A Appointed Director

Chair of the Compensation Committee and Nominating and Corporate Governance Committee

Director since October 2025

Mr. Schmidt has been a Partner of Juniper since 2020 and serves as a member of the firm’s investment committee. Mr. Schmidt also serves on the board of directors of several of Juniper’s portfolio companies. Mr. Schmidt has been Chief Operating Officer of Juniper since July 2024. From January 2021 to June 2023, Mr. Schmidt served on the board of directors of Ranger Oil Corporation, a formerly publicly-traded oil and gas company, where he was also chair of the compensation committee. Prior to joining Juniper, Mr. Schmidt served as a portfolio manager and fundamental analyst for Whiteside Energy (“Whiteside”), a Houston-based hedge fund, where he was responsible for, among other things, managing investments in the natural gas and electricity markets across all regions of the United States. Prior to Whiteside, Mr. Schmidt worked at Citigroup Energy in Houston as a natural gas and electricity trader.

Mr. Schmidt received a B.S. in Finance from the University of Notre Dame.

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Martyn Willsher, Director

Chair of the Audit Committee; Member of the Nominating and Corporate Governance Committee

Director since October 2025

Martyn Willsher is currently the Chief Executive Officer of Unified Petroleum LLC, a position he has held since October 2025.  Previously, Mr. Willsher served as Chief Executive Officer of Amplify Energy Corp. (NYSE: AMPY) from January 2021 until July 2025, after having served as interim Chief Executive Officer since April 2020. Mr. Willsher continues to serve as a special advisor to Amplify Energy through December 2025. Mr. Willsher also previously served as Senior Vice President and Chief Financial Officer of Amplify Energy from April 2018 to January 2021. From May 2017 to April 2018, Mr. Willsher served as Amplify Energy’s Vice President and Treasurer. He also served as Treasurer of Memorial Production Partners GP, LLC, Amplify Energy’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Amplify Energy, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Associate — Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2008 and as a Director from March 2008 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP.

Mr. Willsher received his Master of Business Administration from the University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

Kristel Franklin, Director

Member of the Audit Committee and Compensation Committee

Director since October 2025

Kristel Franklin brings deep expertise spanning integrated upstream and midstream operations with over 20 years’ experience in the oil and gas industry. Over the past two decades, she has developed a diverse portfolio of experience across domestic onshore projects and operations. Since January 2023, Ms. Franklin has served as Chief Operating Officer of PureWest Energy (“PureWest”), a Denver, Colorado-based natural gas producer in the State of Wyoming.  Prior to PureWest, from June 2018 to December 2022, Ms. Franklin led Moontower Resources, LLC (“Moontower”), an Austin, Texas-based Permian Basin-focused exploration and production company, to a successful exit for Oaktree Capital.  Prior to Moontower, Ms. Franklin held various roles of increasing responsibility at Austin, Texas-based oil and gas acquisition and exploitation company Three-Rivers Operating Company III (March 2016 to May 2018), as Senior Vice President at Austin, Texas-based independent oil and gas producer Jones Energy (April 2007 to February 2016), and with Houston, Texas-based Exxon Mobil Corporation as a Senior Drilling Engineer (July 2003 to April 2007). Ms. Franklin also currently serves on the Board of a private midstream oil and gas company.

Ms. Franklin received a Bachelor of Science Degree in Mechanical Engineering and an MBA from the University of Texas in Austin, Texas.

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From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board. If a Preferred Director position becomes vacant, a majority in interest in the holders of the PEDEVCO Series A Preferred Stock may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt. See also “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.”

Pursuant to the terms of the Shareholder Agreement, Century and North Peak have the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board and any committee or subcommittee thereof. Board appointment rights which apply following the Automatic Conversion Date are described below under “Management Following the Automatic Conversion Date—Juniper Shareholder Board Appointment Rights”.

New Director Compensation

Non-employee directors of the Company shall each receive $120,000 in total annual compensation for their service on the Board. Of this amount, $50,000 will be in cash, paid quarterly in cash, or can be taken as restricted stock in the sole discretion of the non-employee directors and upon Board approval, and $70,000 in the form of restricted common stock.

In connection with his appointment to the Board, on November 13, 2025, Josh Schmidt received an award of $120,000 of restricted shares as compensation for his service on the Board.  Such awards will vest in four quarterly installments at the end of each fiscal quarter.  Mr. Schimdt disclaims any interest in the restricted stock awards, as pursuant to applicable policies of Juniper, the shares subject to such awards are payable to Juniper following vesting.

Additionally, on November 13, 2025, Mr. Willsher and Ms. Franklin were each issued 114,543 shares of restricted common stock, in consideration for services rendered to PEDEVCO, as members of the Board, which shares of restricted common stock were issued pursuant to the 2021 Equity Incentive Plan and are subject to forfeiture. The shares vest at the rate of (i) 25% of the shares on the three month anniversary of October 31, 2025; (ii) 25% on the six month anniversary of October 31, 2025; (iii) 25% on the nine month anniversary of October 31, 2025; and (iv) 25% on the twelve month anniversary of October 31, 2025, subject to the holder’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between PEDEVCO and each holder.

Furthermore, Mr. Willsher as Audit Committee Chairman shall receive $10,000 additional cash compensation, paid quarterly, Mr. Schmidt as Compensation Committee Chairman shall receive $5,000 additional cash compensation, paid quarterly, and Mr. Schmidt as Nominating and Corporate Governance Committee Chairman shall receive $5,000 additional cash compensation, paid quarterly.  When and if a Chairman of the Board is designated, such Chairman shall receive an additional $10,000 cash compensation, paid quarterly.

In connection with anticipated appointment of Mr. Edward Geiser to the Board (who will be appointed as a member of the Board of Directors following the Automatic Conversion Date), Mr. Geiser shall receive an award of $120,000 of restricted shares as compensation for his service on the Board, which shares will vest in four quarterly installments at the end of each fiscal quarter.  Mr. Geiser shall disclaim any interest in the restricted stock awards, as pursuant to the direction of Juniper, the shares subject to such awards are payable to affiliates of Juniper following vesting.

New Officer Executive Offer Letters

In connection with the closing of the Mergers, the Company entered into offer letters with each of (a) Reagan Tuck (R.T.) Dukes; and (b) Robert “Bobby” J. Long, which replaced and superseded all prior employment agreements between such persons and the Acquired Companies (the “Offer Letters”).  Pursuant to the Offer Letters, Mr. Dukes agreed to serve as Chief Operating Officer of the Company and Mr. Long agreed to serve as Chief Financial Officer of the Company, and to report to the Company’s President and Chief Executive Officer. Each executive’s employment is at-will and may be terminated by either the executive or the Company at any time, with or without cause.

The officers will receive a base salary of (a) $300,000 per year (Mr. Dukes); and (b) $280,000 per year (Mr. Long), payable in accordance with the Company’s normal payroll practices, subject to annual review. Each officer is eligible for a discretionary annual cash performance bonus of up to 50% of his base salary, pro-rated for partial years, in the sole discretion of the Company. The executives may also be considered for equity awards, including restricted stock or options, at the discretion of the Board. Each officer also will receive a one-time bonus of $1,750, payable within thirty days of their employment start date, subject to continued employment with the Company on such payment date.

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Each officer is required to maintain the confidentiality of the Company’s proprietary information and to perform the duties of their position, as assigned, to the satisfaction of the President and Chief Executive Officer.

The offer letters provide for certain severance benefits if the Company terminates an officer without cause including (a) six months of base salary and 100% of the executive’s 2025 annual bonus, if terminated prior to December 31, 2025, and (b) 100% of the 2025 bonus (if terminated after December 31, 2025, and prior to the payment of such 2025 bonus), plus the targeted annual bonus for any subsequent year of termination, and, if elected by the executive, continuation of health coverage under COBRA for six months, subject to the officer’s execution of a customary release of claims.

Continuing Officer Employment Agreements

In connection with the Closing of the Mergers, on October 31, 2025, PEDEVCO entered into new employment agreements, with each of (a) J. Douglas Schick; (b) Clark R. Moore; and (c) Jody D. Crook, which replaced and superseded all prior employment agreements and offer letters between the PEDEVCO and the executives. Each of the Executive Employment Agreements were substantially identical, other than as to: Salary: Mr. Schick ($425,000 per year); Mr. Moore ($294,000 per year); and Mr. Crook ($280,000 per year); Targeted Bonus: Mr. Schick (60% of his salary per year); Mr. Moore (50% of his salary per year); and Mr. Crook (50% of his salary per year); Paid time off: Mr. Schick (five weeks); Mr. Moore (five weeks); and Mr. Crook (four weeks); Severance: Mr. Schick (2.5 times his annual base salary and targeted annual bonus); Mr. Moore (2 times his annual base salary and targeted annual bonus); and Mr. Crook (1 times his annual base salary and targeted annual bonus); and Section 280G gross-up (as discussed below): Mr. Schick ($1,500,000); Mr. Moore ($600,000); and Mr. Crook (none). The Executive Employment Agreements are described in greater detail under “The Mergers—Interests of PEDEVCO’s Directors and Executive Officers in the Transactions—Executive Employment Agreements; Severance Benefits”.

Additionally, on October 16, 2025, and effective December 1, 2018, PEDEVCO entered into an Offer Letter with Mr. Paul Pinkston (the “Pinkston Offer Letter”). Pursuant to the Pinkston Offer Letter, Mr. Pinkston agreed to serve as Chief Accounting Officer of PEDEVCO on an at-will basis, PEDEVCO agreed to pay Mr. Pinkston $11,666.67 per month (which has been increased, effective February 1, 2024, to $14,000 per month), Mr. Pinkston is eligible for an annual bonus in the discretion of the Board totaling up to 30% of his then current salary, provided that Mr. Pinkston may also receive bonuses (in any amount) consisting of cash, grants of restricted stock and/or options granted in the Board’s and/or the Compensation Committee’s sole discretion, from time to time. Mr. Pinkston’s employment may be terminated by him or PEDEVCO with 30 days prior written notice. The Pinkston Offer Letter contains standard confidentiality provisions and a standard a non-solicitation provision prohibiting him from inducing or attempting to induce any employee of PEDEVCO from leaving their employment with PEDEVCO and/or attempting to induce any consultant, service provider, customer or business relation of the Company from terminating their relationship with PEDEVCO during the term of his employment and for one year thereafter. Mr. Pinkston’s salary may be increased from time to time in the discretion of the Board or Compensation Committee, without amending the Offer Letter.

MANAGEMENT FOLLOWING THE AUTOMATIC CONVERSION DATE

The executive officers and directors of PEDEVCO following the Automatic Conversion Date will be identical to those set forth above under “Current Executive Officers and Directors of PEDEVCO”, except that the number of members of the Board of Directors will be fixed at six and the Board will appoint Edward Geiser as a member of the Board of Directors of PEDEVCO. As a result, our executive officers and directors following the Automatic Conversion Date will be as follows:

Name	Age	Executive Position
J. Douglas Schick	50	Chief Executive Officer, President, and Director
Reagan Tuck (R.T). Dukes	41	Chief Operating Officer
Robert “Bobby” Long	49	Chief Financial Officer
Paul Pinkston	57	Chief Accounting Officer
Clark R. Moore	52	Executive Vice President, General Counsel and Secretary
Jody D. Crook	49	Chief Commercial Officer
Josh Schmidt	43	Chairman of the Board – Juniper Shareholder Appointed Director
John Howie	66	Director
Martyn Willsher	47	Director
Kristel Franklin	41	Director
Edward Geiser	47	Juniper Shareholder Appointed Director

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J. Douglas Schick

President, Chief Executive Officer and Director

Director since January 2025

Mr. Schick’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Reagan Tuck (R.T.) Dukes

Chief Operating Officer

Mr. Duke’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Robert “Bobby” Long

Chief Financial Officer

Mr. Long’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Paul A. Pinkston

Chief Accounting Officer

Mr. Pinkston’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Clark R. Moore

Executive Vice President, General Counsel and Secretary

Mr. Moore’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Jody D. Crook

Chief Commercial Officer

Mr. Crook’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

John Howie, Director

Member of the Nominating and Corporate Governance Committee; Audit Committee and Compensation Committee

Director since July 2025

Mr. Howie’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

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Josh Schmidt, Chairman of the Board – Juniper Shareholder Appointed Director

Chair of the Compensation Committee

Director since October 2025

Mr. Schmidt’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Martyn Willsher, Director

Chair of the Audit Committee; Member of the Nominating and Corporate Governance Committee

Director since October 2025

Mr. Willsher’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Kristel Franklin, Director

Member of the Audit Committee and Compensation Committee

Director since October 2025

Ms. Franklin’s biographical information is included above under “Current Executive Officers and Directors of PEDEVCO”.

Edward Geiser, Director – Juniper Shareholder Appointed Director

Chair of the Nominating and Corporate Governance Committee

Immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement, the Board plans to increase the number of members of the Board to six and appoint Edward Geiser as a member of the Board.

Mr. Geiser is the Executive Managing Partner of Juniper, a position he has held since 2015, and the head of the Investment Committee for the firm and its funds. Mr. Geiser currently serves on the board of directors of Atmos Energy Corporation (Nasdaq:ATO), a publicly traded, regulated natural gas distribution company, a position he has held since September 2024. Mr. Geiser also serves on the board of directors of several of Juniper’s portfolio companies. From January 2021 to June 2023, Mr. Geiser served as Chairman of the board of directors of Ranger Oil Corporation, a formerly publicly traded oil and gas company. Prior to the formation of Juniper in January 2014, Mr. Geiser was a Managing Director at Och-Ziff Capital Management Group (“Och-Ziff”) where he focused on Och-Ziff’s private investing activity in the energy industry in North America for over five years from 2008 to 2013. Prior to Och-Ziff, Mr. Geiser worked at each of the Merrill Lynch and Morgan Stanley Investment Banking Groups in Houston, Texas, where he provided strategic advisory and capital markets services to companies involved in the energy industry, with a particular emphasis on buy-side and sell-side advisory services to companies in the E&P sector. Mr. Geiser was also involved with the formation and investment activities of Juniper I. During his time at Juniper I, Mr. Geiser helped to source, structure and manage the firm’s investments.

Mr. Geiser received a B.S. in Finance from Louisiana State University.

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Juniper Shareholder Board Appointment Rights

The Shareholder Agreement provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)

three Directors nominated by the Juniper Shareholder, which must include at least one independent director (initially, following the Automatic Conversion Date, Edward Geiser, Josh Schmidt and an Independent Director to be determined);

(ii)	two Directors, as nominated by the Governance Committee, which must include at least one independent director (initially, J. Douglas Schick and John K. Howie); and

(iii)

one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee), which director we expect will be Kristel Franklin, who was appointed as a member of the Board at Closing.

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion, as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership (based on the number of outstanding shares of PEDEVCO common stock as of the Automatic Conversion Date) is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

The Shareholder Agreement sets forth certain additional governance and registration rights of the Juniper Shareholder, among other things, as described in greater detail in the section entitled “Agreements Related to the Mergers—Shareholder Agreement.”

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DESCRIPTION OF CAPITAL STOCK

General

The following description of PEDEVCO’s securities is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Existing Charter, which is filed as an exhibit to PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2024, and our Amended and Restated Bylaws, which is filed as an exhibit to PEDEVCO’s Current Report on Form 8-K filed with the SEC on November 3, 2025. Copies of these documents can be accessed through hyperlinks to those documents in the list of exhibits (i) in our Annual Report on Form 10-K for the fiscal year ending December 31, 2024 and (ii) in our Current Report on Form 8-K referenced above. Information regarding the Amended and Restated Charter which PEDEVCO plans to file with the Secretary of State of Texas promptly following the Automatic Conversion Date is described under “The Amended and Restated Charter”.

Authorized Capitalization

The total number of authorized shares of PEDEVCO common stock is 200,000,000 shares, $0.001 par value per share.

The total number of “blank check” authorized shares of PEDEVCO preferred stock is 100,000,000 shares, $0.001 par value per share. The total number of designated shares of PEDEVCO Series A Preferred Stock is 17,013,637.

Common Stock

Voting Rights. Each share of PEDEVCO common stock is entitled to one vote on all shareholder matters. Shares of PEDEVCO common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Texas law, the Existing Charter, as amended or PEDEVCO’s Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of PEDEVCO common stock is entitled to equal dividends and distributions per share with respect to PEDEVCO common stock when, as and if declared by the Board, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, PEDEVCO common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the shareholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of PEDEVCO common stock are validly issued, fully paid and non-assessable.

Listing. The PEDEVCO common stock is listed and traded on the NYSE American under the symbol “PED”.

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Other Matters. No holder of any shares of PEDEVCO common stock has a preemptive right to subscribe for any of PEDEVCO’s securities, nor are any shares of PEDEVCO common stock subject to redemption or convertible into other securities.

Preferred Stock

PEDEVCO is authorized to issue 100,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which 17,013,637 shares are designated as Series A Convertible Preferred Stock. The Preferred Stock may be issued from time to time in one or more series.  The Board is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of PEDEVCO, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

Series A Convertible Preferred Stock

The below is a summary of the rights and preferences of the Series A Preferred Stock, which rights and preferences are forth in the PEDEVCO Series A Designation, a copy of which is attached hereto as Annex B. We encourage you to read the PEDEVCO Series A Designation in its entirety.

Designated Shares. A total of 17,013,637 shares of Series A Preferred Stock are designated pursuant to the PEDEVCO Series A Designation, of which 10,650,000 Merger Preferred Shares were issued in connection with the Mergers and 6,363,637 PIPE Preferred Shares were issued to the PIPE Investors in connection with the PIPE Offering, and of which 17,013,637 shares of PEDEVCO Series A Preferred Stock are issued and outstanding as of the date of this information statement.

Voting Rights. Except as otherwise expressly provided in the PEDEVCO Series A Designation, or as required by law, the holders of Series A Preferred have no voting rights with respect to any matter to be submitted to the Company’s shareholders.

As long as any PEDEVCO Series A Preferred Stock is outstanding, PEDEVCO and its subsidiaries may not, without approval of holders of a majority in interest of the outstanding shares of the PEDEVCO Series A Preferred Stock, voting as a single class: (a) amend PEDEVCO’s governing documents (including the PEDEVCO Series A Designation); (b) change the size or composition of the board or the committees of the board of PEDEVCO or any of its subsidiaries; (c) alter the line or materially change the nature of the business of PEDEVCO or any of its subsidiaries; (d) issue securities (including securities convertible, exchangeable or exercisable for equity) of PEDEVCO, including the grant of any equity award with respect to securities of PEDEVCO; (e) issue securities (including securities convertible, exchangeable or exercisable for equity) of the subsidiaries of PEDEVCO, other than issuances by a subsidiary of PEDEVCO to PEDEVCO or another wholly owned subsidiary thereof; (f) repurchase, redeem or acquire any capital stock or other equity securities of PEDEVCO, except between wholly-owned subsidiaries or under permitted employee plans; (g) (i) declare or pay dividends or other distributions on any class or series of capital stock of PEDEVCO or any of its subsidiaries or (ii) enter into any recapitalization transaction with the primary purpose of paying a dividend or other distribution, other than transactions between PEDEVCO and its wholly owned subsidiaries; (h) enter into any agreement with respect to, or effect, any merger, consolidation, recapitalization, reclassification, stock split, combination, or other change of control transaction (including through the sale of all or substantially all assets or a majority of the equity interests) of PEDEVCO or any of its subsidiaries; (i) adopt any plan of complete or partial liquidation, dissolution, or winding up of PEDEVCO or any of its subsidiaries; (j) enter into any agreement with respect to, or effect, any acquisition, divestiture, or disposition of assets, properties or equity interests exceeding $500,000 in any fiscal year, whether in a single transaction or in a series of related transactions; (k) authorize, or make any commitment with respect to, any single capital expenditure exceeding $250,000, other than capital expenditures in accordance with the budget then in effect; (l) incur indebtedness or issue debt or assume, guarantee or endorse any such debt, in each case having an aggregate principal amount over $500,000, other than in the ordinary course; (m) enter any joint venture, partnership or similar alliance; (n) hire, terminate, or designate executive officers, or appoint or remove the board chair; (o) enter into or amend or modify any agreement or transaction with shareholders, affiliates, or related parties; (p) approve, adopt or amend or modify incentive or equity plans (including existing ones); (q) change auditors or the fiscal year of PEDEVCO or any of its subsidiaries; (r) commence or settle litigation or any arbitration, mediation or similar proceeding involving more than $500,000; (s) adopt any shareholder rights plan or “poison pill” or similar arrangement; (t) exchange, reclassify, or cancel any PEDEVCO Series A Preferred Stock shares; (u) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of PEDEVCO Series A Preferred Stock; (v) alter the rights, preferences or privileges of the PEDEVCO Series A Preferred Stock so as to adversely affect the shares of such series; (w) amend or modify any Support Agreement; or (x) announce an intention, enter into any formal or informal agreement, or otherwise commit to do any of the foregoing.

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Additionally, until the Automatic Conversion Date, the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of PEDEVCO’s Board. If a Preferred Director position becomes vacant, a Majority in Interest may fill the vacancy. Any Preferred Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Preferred Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Preferred Director is Josh Schmidt.

On January 6, 2026, North Peak and Century, together holding a majority in interest of the outstanding shares of PEDEVCO Series A Preferred Stock, approved the January 2026 Draw Down pursuant to the terms of the designation of the PEDEVCO Series A Preferred Stock, via their entry into a Written Consent to Action Without Meeting.

Dividend Rights. None.

Liquidation Preference. If PEDEVCO undergoes a liquidation, dissolution, or winding-up, whether voluntary or involuntary, holders of PEDEVCO Series A Preferred Stock are entitled to receive the same distribution they would receive if their shares were fully converted into PEDEVCO common stock. These amounts are to be paid pari passu with amounts paid to PEDEVCO common stock shareholders and include any declared but unpaid dividends.

Conversion Rights. Each outstanding share of PEDEVCO Series A Preferred Stock converts into PEDEVCO common stock automatically, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement. Each share of Series A Preferred Stock converts into 10 shares of PEDEVCO common stock (subject to customary adjustments for stock splits, stock dividends or recapitalizations).

Redemption Rights. None.

Additional Rights. If PEDEVCO undertakes a subsequent rights offering, in addition to any required adjustments to the Conversion Ratio, the PEDEVCO Series A Preferred Stock holders are entitled to participate in such rights offering on an as-converted basis.

If PEDEVCO undergoes a fundamental transaction such as a merger, sale of substantially all its assets, tender offer, or reclassification of stock, where common shareholders receive new securities, cash, or property, all PEDEVCO Series A Preferred Stock will be deemed converted into PEDEVCO common stock so that holders receive the same type and value of consideration as PEDEVCO common stock holders and the conversion ratio will be adjusted to reflect the value of the new consideration. PEDEVCO Series A Preferred Stock holders must also be given the same choices as PEDEVCO common stock holders if there are options for the form of consideration.

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Transfer Rights. No shares of PEDEVCO Series A Preferred Stock may be transferred in whole or in part without the consent of PEDEVCO, except to a Permitted Transferee. “Permitted Transferees” mean (a) with respect to a holder of PEDEVCO Series A Preferred Stock, (i) any controlled affiliate of such holder, (ii) Juniper Capital II, L.P., Juniper Capital III, L.P., Juniper NPR Partners, L.P., Juniper North Peak Partners, L.P. or an entity wholly owned by any of the foregoing or (iii) any of Century Natural Resources, LLC, BoomTown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity or (b) any transferee pursuant to any liquidation or fundamental transaction which results in all of the PEDEVCO shareholders having the right to exchange their shares of PEDEVCO common stock, preferred stock or other forms of equity authorized and issued by PEDEVCO (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps) for cash, securities or other property.

Business Combinations under Texas Law

A number of provisions of Texas law, our Certificate of Formation and Bylaws could make it more difficult for the acquisition of our company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●

the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

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a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Certificate of Formation, nor our Bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving our company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Charter Documents

Our Certificate of Formation and Bylaws contain various provisions intended to promote the stability of our shareholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

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Special Meetings of Shareholders — Our Bylaws provide that special meetings of the shareholders may only be called by our Chairman, our President, the Board, a committee of the Board duly designated or by our shareholders holding not less than 30% of our outstanding voting capital stock.

●	Amendment of Bylaws — Our Bylaws may be amended by our Board or our shareholders.

●

Advance Notice Procedures — Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders. At an annual meeting, our shareholders elect a Board and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our shareholders may transact only the business for the purposes specified in the notice of the meeting.

●	No cumulative voting — Our Certificate of Formation and Bylaws do not include a provision for cumulative voting in the election of directors.

●

Vacancies — Our Bylaws provide that vacancies on our Board may be filled by the remaining directors, a sole remaining director, or the Majority Shareholders, who may fill a vacancy so long as the Company is complaint with the Shareholder Agreement and PEDEVCO Series A Designation, to the extent each are in effect.

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Preferred Stock — Our Certificate of Formation allows us to issue up to 100,000,000 shares of preferred stock, of which 17,013,637 shares have been designated as Series A preferred stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

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Series A Preferred Stock — For so long as the PEDEVCO Series A Preferred Stock is outstanding, it provides the holders thereof, the right to approve, via majority approval, the appointment of one member to the Board. As long as any PEDEVCO Series A Preferred Stock is outstanding, PEDEVCO and its subsidiaries may not, without approval of holders of a majority in interest of the outstanding shares of the PEDEVCO Series A Preferred Stock, voting as a single class: (a) amend PEDEVCO’s governing documents (including the PEDEVCO Series A Designation); (b) change the size or composition of the board or the committees of the board of PEDEVCO or any of its subsidiaries; (c) alter the line or materially change the nature of the business of PEDEVCO or any of its subsidiaries; (d) issue securities (including securities convertible, exchangeable or exercisable for equity) of PEDEVCO, including the grant of any equity award with respect to securities of PEDEVCO; (e) issue securities (including securities convertible, exchangeable or exercisable for equity) of the subsidiaries of PEDEVCO, other than issuances by a subsidiary of PEDEVCO to PEDEVCO or another wholly owned subsidiary thereof; (f) repurchase, redeem or acquire any capital stock or other equity securities of PEDEVCO, except between wholly-owned subsidiaries or under permitted employee plans; (g) (i) declare or pay dividends or other distributions on any class or series of capital stock of PEDEVCO or any of its subsidiaries or (ii) enter into any recapitalization transaction with the primary purpose of paying a dividend or other distribution, other than transactions between PEDEVCO and its wholly owned subsidiaries; (h) enter into any agreement with respect to, or effect, any merger, consolidation, recapitalization, reclassification, stock split, combination, or other change of control transaction (including through the sale of all or substantially all assets or a majority of the equity interests) of PEDEVCO or any of its subsidiaries; (i) adopt any plan of complete or partial liquidation, dissolution, or winding up of PEDEVCO or any of its subsidiaries; (j) enter into any agreement with respect to, or effect, any acquisition, divestiture, or disposition of assets, properties or equity interests exceeding $500,000 in any fiscal year, whether in a single transaction or in a series of related transactions; (k) authorize, or make any commitment with respect to, any single capital expenditure exceeding $250,000, other than capital expenditures in accordance with the budget then in effect;  (l) incur indebtedness or issue debt or assume, guarantee or endorse any such debt, in each case having an aggregate principal amount over $500,000, other than in the ordinary course; (m) enter any joint venture, partnership or similar alliance; (n) hire, terminate, or designate executive officers, or appoint or remove the board chair; (o) enter into or amend or modify any agreement or transaction with shareholders, affiliates, or related parties; (p) approve, adopt or amend or modify incentive or equity plans (including existing ones); (q) change auditors or the fiscal year of PEDEVCO or any of its subsidiaries; (r) commence or settle litigation or any arbitration, mediation or similar proceeding involving more than $500,000; (s) adopt any shareholder rights plan or “poison pill” or similar arrangement; (t) exchange, reclassify, or cancel any PEDEVCO Series A Preferred Stock shares; (u) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of PEDEVCO Series A Preferred Stock; (v) alter the rights, preferences or privileges of the PEDEVCO Series A Preferred Stock so as to adversely affect the shares of such series; (w) amend or modify any Support Agreement; or (x) announce an intention, enter into any formal or informal agreement, or otherwise commit to do any of the foregoing.

●

Authorized but Unissued Shares — Our Board may cause us to issue our authorized but unissued shares of common stock in the future without shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for PEDEVCO common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, Floor 23, New York, NY 10005 and its telephone number is (800) 468-9716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PEDEVCO AS OF THE RECORD DATE

The following table sets forth, as of January 30, 2026, the number and percentage of outstanding shares of PEDEVCO common stock and PEDEVCO preferred stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of PEDEVCO common stock or PEDEVCO preferred stock; (b) each of our directors and director nominees; (c) each of our executive officers (including where applicable, former executive officers who are Named Executive Officers as defined below under “Executive Compensation—Summary Compensation Table”); and (d) all current directors, our director nominees and executive officers, as a group. As of the January 30, 2026,  there were 95,660,947 total shares of PEDEVCO common stock and 17,013,637 shares of PEDEVCO Series A Preferred Stock, which PEDEVCO Series A Preferred Stock is convertible into 170,136,370 shares of PEDEVCO common stock on the Automatic Conversion Date.

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Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of PEDEVCO common stock or PEDEVCO preferred stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table below is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Named Executive Officers and Directors
Common Stock	J. Douglas Schick (2)	3,854,293	1.5%
Common Stock	Clark R. Moore (3)	1,467,376	*
Common Stock	Paul A. Pinkston (4)	753,224	*
Common Stock	Jody D. Crook (5)	738,345	*
Common Stock	Josh Schmidt (6)	—	—
Common Stock	John K. Howie (7)	170,000	*
Common Stock	Martyn Willsher (8)	114,543	*
Common Stock	Kristel Franklin (9)	114,543	*
Common Stock	Reagan Tuck (R.T.) Dukes (10)	95,460	*
Common Stock	Robert “Bobby” Long (11)	95,460	*
Common Stock	Dr. Simon G. Kukes♦ (12)	87,954,415	33.1%
Common Stock	All Current Named Executive Officers and Directors as a Group (10 persons) ♦♦	7,403,244	2.8%

5% and Greater Shareholders
	Common Stock
Common Stock	The SGK 2018 Revocable Trust (13)	79,809,465	30.0%
Common Stock	Edward Geiser (6)	196,359	*

Series A Convertible Preferred Stock (14)
Series A Convertible Preferred Stock	Edward Geiser (15)	14,022,728	52.8%
Series A Convertible Preferred Stock	The SGK 2018 Revocable Trust	2,801,814	44.0%
Series A Convertible Preferred Stock	American Resources Inc. (16)	45,455	*
Series A Convertible Preferred Stock	Reagan Tuck (R.T.) Dukes	9,546	*
Series A Convertible Preferred Stock	Robert “Bobby” Long	9,546	*
Series A Convertible Preferred Stock	Clark R. Moore	4,546	*
Series A Convertible Preferred Stock	Jody D. Crook	4,546	*

♦ Former Named Executive Officer.

♦♦Excluding Dr. Kukes, former Named Executive Officer.

*Less than 1%.

(1) Ownership voting percentages are based on 95,660,947 total shares of PEDEVCO common stock and 17,013,637 shares of PEDEVCO Series A Preferred Stock ( which PEDEVCO Series A Preferred Stock is convertible into 170,136,370 shares of PEDEVCO common stock), which were outstanding as of January 30, 2026.

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(2) Consisting of the following: (a) 891,409 shares of fully-vested PEDEVCO common stock held by Mr. Schick; (b) 1,508,334 unvested shares of PEDEVCO common stock held by Mr. Schick, 175,000 of which vest on January 26, 2027, 166,667 of which vest on each of November 23, 2026 and November 23, 2027, 333,333 of which vest on each of October 31, 2026 and October 31, 2027, and 333,334 of which vest on October 31, 2028, in each case provided that Mr. Schick remains employed by us, or is a consultant to us, on such vesting dates; (c) 1,000,000 unvested shares of PEDEVCO common stock held by Mr. Schick which vest if the 30-day average closing price of the PEDEVCO common stock equals or exceeds $0.90 (as adjusted for stock splits) within four years after October 31, 2025 (the “price trigger”), with the earliest possible vesting date being 30 days after October 31,2026, and subject to the following further vesting provisions: (i) if the price trigger is met between 1 year and 30 days and two years after October 31, 2025, one-third of the shares vest immediately and the rest vest on the second and third anniversaries of October 31, 2025; (ii) if the price trigger is met between years 2 and 3 after October 31, 2025, two-thirds of the shares vest immediately and one-third vests on the third anniversary of October 31, 2025; and (iii) if the price trigger is met after the third anniversary of October 31, 2025, all shares will vest immediately, and in each case provided that Mr. Schick remains employed by us, or is a consultant to us, on such vesting dates. If the price trigger is not met by the fourth anniversary of October 31, 2025, all 1,000,000 shares subject to the price trigger will be forfeited; and (d) 454,550 shares of PEDEVCO common stock issuable upon conversion of 45,455 outstanding shares of PEDEVCO Series A Preferred Stock held by American Resources, Inc., an entity partially owned and controlled by Mr. Schick, and which shares may be deemed to beneficially owned by Mr. Schick (see also Note 14, below). Mr. Schick has voting control over his unvested shares of PEDEVCO common stock.

(3) Consisting of the following: (a) 535,715 shares of fully-vested PEDEVCO common stock held by Mr. Moore; (b) 2,867 fully-vested shares of PEDEVCO common stock held by Mr. Moore’s minor child, which he is deemed to beneficially own; (c) 883,334 unvested shares of PEDEVCO common stock held by Mr. Moore, 150,000 of which vest on January 26, 2027, 116,667 of which vest on each of November 23, 2026 and November 23, 2027, 166,666 of which vest on October 31, 2026, and 166,667 of which vest on each of October 31, 2027 and October 31, 2028, in each case provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; and (d) 45,460 shares of PEDEVCO common stock issuable upon conversion of 4,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Moore (see also Note 14, below). Mr. Moore has voting control over his unvested shares of PEDEVCO common stock.

(4) Consisting of the following: (a) 543,223 shares of fully-vested PEDEVCO common stock held by Mr. Pinkston; and (b) 210,001 unvested shares of PEDEVCO common stock, 83,334 of which vest on January 26, 2027, 63,333 of which vest on November 23, 2026, and 63,334 of which vest on November 23, 2027, in each case provided that Mr. Pinkston remains employed by us, or is a consultant to us, on such vesting dates. Mr. Pinkston has voting control over his unvested shares of PEDEVCO common stock.

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(5) Consisting of the following: (a) 103,472 shares of fully-vested PEDEVCO common stock held by Mr. Crook; (b) 519,413 unvested shares of PEDEVCO common stock, 23,334 of which vest on January 26, 2027, 98,039 of which vest on November 23, 2026, 98,040 of which vest on November 23, 2027, and 100,000 of which vest on each of October 31, 2026, October 31, 2027, and October 31,2028, in each case provided that Mr. Crook remains employed by us, or is a consultant to us, on such vesting dates; (c) fully-vested options to purchase 70,000 shares of PEDEVCO common stock at an exercise price of $1.09 per share; and (d) 45,460 shares of PEDEVCO common stock issuable upon conversion of 4,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Crook (see also Note 14, below). Mr. Crook has voting control over his unvested shares of PEDEVCO common stock.

(6) Consisting of 196,359 unvested shares of PEDEVCO common stock. The shares of PEDEVCO Common Stock received (and subsequently transferred) by Mr. Schmidt (see more below) vest at the rate of (i) 25% of the shares on the three (3) month anniversary of October 31, 2025; (ii) 25% on the six (6) month anniversary of October 31,2025; (iii) 25% on the nine (9) month anniversary of October 31, 2025; and (iv) 25% on the twelve (12) month anniversary of October 31, 2025, subject to Mr. Schmidt remaining a director, or employee of, or consultant to, PEDEVCO on such vesting dates. Immediately upon receipt of by Mr. Schmidt, the shares were transferred to Juniper Capital II PED Holdings, LLC, which is wholly owned by Juniper Capital II, L.P. (“Fund II”); Juniper Capital III PED Holdings, LLC, which is wholly owned by Juniper Capital III, L.P. (“Fund III”); NPR Partners PED Holdings, LLC, which is wholly owned by Juniper NPR Partners, L.P. (“NPR Partners”); North Peak Partners PED Holdings, LLC, which is wholly owned by Juniper North Peak Partners, L.P. (“North Peak Partners”); and J PED, LLC, which is wholly owned by Juniper Capital IV, L.P. (“Fund IV”), since Mr. Schmidt is a designated director of an affiliate of Edward Geiser. See “The Merger Agreement—Governance” and “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.” Mr. Geiser is the indirect, sole owner of the general partner of each of Fund II, Fund III, North Peak Partners, NPR Partners and Fund IV and may be deemed to have voting and dispositive power with respect to the 196,359 unvested shares of PEDEVCO Common Stock that were granted to Mr. Schmidt. Mr. Geiser disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address of Fund II, Fund III, NPR Partners, North Peak Partners, Fund IV and Mr. Geiser is 2727 Allen Parkway, Suite 1850, Houston, Texas 77019.

(7) Consisting of the following: (a) 20,000 shares of fully-vested PEDEVCO common stock held by Mr. Howie; and (b) 150,000 unvested shares of PEDEVCO common stock held by Mr. Howie, all of which vest on July 7, 2026, provided that Mr. Howie remains a director or employee of, or consultant to, the Company on such vesting date.

(8) Consisting of 114,543 unvested shares of PEDEVCO common stock held by Mr. Willsher, all of which shares vest at the rate of (i) 25% of the shares on January 31, 2026; (ii) 25% on April 30, 2026; (iii) 25% on July 31, 2026; and (iv) 25% on October 31, 2026, subject to Mr. Willsher remaining a director or employee of, or consultant to, the Company on such vesting dates. Mr. Willsher has voting control over his unvested shares of PEDEVCO common stock.

(9) Consisting of 114,543 unvested shares of PEDEVCO common stock held by Ms. Franklin, all of which shares vest at the rate of (i) 25% of the shares on January 31, 2026; (ii) 25% on April 30, 2026; (iii) 25% on July 31, 2026; and (iv) 25% on October 31, 2026, subject to Ms. Franklin remaining a director or employee of, or consultant to, the Company on such vesting dates. Ms. Franklin has voting control over her unvested shares of PEDEVCO common stock.

(10) Consisting of 95,460 shares of PEDEVCO common stock issuable upon conversion of 9,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Dukes (see also Note 14, below).

(11) Consisting of 95,460 shares of PEDEVCO common stock issuable upon conversion of 9,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Long (see also Note 14, below).

(12) Consisting of the following: (a) 51,791,325 shares of PEDEVCO common stock held by The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes is the trustee, beneficiary and which Dr. Kukes is deemed to beneficially own; (b) 8,121,950 shares of fully-vested PEDEVCO common stock held by Dr. Kukes; (c) 3,000 shares of fully vested PEDEVCO common stock held by the spouse of Dr. Kukes; (d) options to purchase 20,000 shares of PEDEVCO common stock exercisable by the spouse of Dr. Kukes at exercise prices of $1.39 and $1.17 per share (options to purchase 10,000 shares of PEDEVCO common stock each); and (e) 28,018,140 shares of PEDEVCO common stock issuable upon conversion of 2,801,814 outstanding shares of PEDEVCO Series A Preferred Stock held by The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes is the trustee, beneficiary and which Dr. Kukes is deemed to beneficially own (see also Note 14, below).

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(13) Consisting of: (a) 51,791,325 shares of PEDEVCO common stock held by The SGK 2018 Revocable Trust; and (b) 28,018,140 shares of PEDEVCO common stock issuable upon conversion of 2,801,814 outstanding shares of PEDEVCO Series A Preferred Stock held by The SGK 2018 Revocable Trust (see also Note 14, below). The SGK 2018 Revocable Trust is a family trust of which Dr. Kukes is the trustee and beneficiary, and as such, Dr. Kukes is deemed to be the beneficial owner of the shares held by The SGK 2018 Revocable Trust.

(14) The PEDEVCO Series A Preferred Stock is described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”. Each outstanding share of PEDEVCO Series A Preferred Stock converts into PEDEVCO common stock automatically, immediately following the expiration of the 20 calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of this information statement. Each share of Series A Preferred Stock converts into ten (10) shares of PEDEVCO common stock (subject to customary adjustments for stock splits, stock dividends or recapitalizations). The shares of PEDEVCO common stock issuable upon conversion of the PEDEVCO Series A Preferred Stock are deemed to be beneficially owned by each holder of the PEDEVCO Series A Preferred Stock as each holder has the right to acquire beneficial ownership of such securities in less than sixty days, without any required action on the part of any such holder thereof.

(15) Based solely on a Schedule 13D filed with the SEC on November 7, 2025, Edward Geiser has shared voting and dispositive power with respect to 140,227,280 shares of PEDEVCO Common Stock issuable upon the conversion of 14,022,728 shares of PEDEVCO Series A Preferred Stock; Juniper Capital II GP, L.P. has shared voting and dispositive power with respect to 37,658,222 shares of PEDEVCO Common Stock issuable upon the conversion of 3,765,822.2 shares of PEDEVCO Series A Preferred Stock; Juniper Capital III GP, L.P. has shared voting and dispositive power with respect to 62,793,710 shares of PEDEVCO Common Stock issuable upon the conversion of 6,279,371 shares of PEDEVCO Series A Preferred Stock; Juniper North Peak Partners GP, L.P. has shared voting and dispositive power with respect to 6,048,068 shares of PEDEVCO Common Stock issuable upon the conversion of 604,806.8 shares of PEDEVCO Series A Preferred Stock; and Juniper Capital IV GP, L.P. has shared voting and dispositive power with respect to 33,727,280 shares of PEDEVCO Common Stock issuable upon the conversion of 3,372,728 shares of PEDEVCO Series A Preferred Stock. Mr. Geiser disclaims beneficial ownership in the securities except to the extent of his pecuniary interest therein. The address of each of Juniper Capital II, GP, L.P., Juniper Capital III GP, L.P., Juniper North Peak Partners GP, L.P. and Juniper Capital IV GP, L.P. is 2727 Allen Parkway, Suite 1850, Houston, Texas 77019.

(16) American Resources, Inc. is an entity partially owned and controlled by Mr. Schick, which shares may be deemed to beneficially owned by Mr. Schick.

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EXPECTED SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF PEDEVCO FOLLOWING THE AUTOMATIC CONVERSION DATE

The following table sets forth the number and percentage of outstanding shares of PEDEVCO common stock and preferred stock expected to be beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of PEDEVCO common stock; (b) each of our directors and director nominees; (c) each of our executive officers; and (d) all current directors, our director nominees and executive officers, as a group, as of the Automatic Conversion Date, based on 265,797,317 shares of PEDEVCO common stock then expected to be outstanding (not including the award of shares to Mr. Geiser in consideration for future services as a member of the Board of Directors, which is expected to be in line with prior grants to new directors).

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of PEDEVCO common stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table below is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Named Executive Officers and Directors
Common Stock	Edward Geiser (2) ♦	140,423,639	52.8%
Common Stock	J. Douglas Schick (3)	3,854,293	1.5%
Common Stock	Clark R. Moore (4)	1,467,376	*
Common Stock	Paul A. Pinkston (5)	753,224	*
Common Stock	Jody D. Crook (6)	738,345	*
Common Stock	Josh Schmidt (2)	—	—
Common Stock	John K. Howie (7)	170,000	*
Common Stock	Martyn Willsher (8)	114,543	*
Common Stock	Kristel Franklin (9)	114,543	*
Common Stock	Reagan Tuck (R.T.) Dukes (10)	95,460	*
Common Stock	Robert “Bobby” Long (11)	95,460	*
Common Stock	All Executive Officers and Directors as a Group (11 persons) ♦♦	147,826,833	55.6%

5% and Greater Shareholders
Common Stock	Dr. Simon G. Kukes (12)	87,954,415	33.1%

♦ To be appointed as Director effective upon the Automatic Conversion.

♦♦Excluding Dr. Kukes, a former Named Executive Officer, and including Mr. Geiser as a new Director, which appointment is expected to be effective upon the Automatic Conversion.

*Less than 1%.

177

(1)

Ownership voting percentages are based on 265,797,317 total shares of PEDEVCO common stock and no shares of Series A Preferred Stock expected to be outstanding on the Automatic Conversion Date, immediately following the Automatic Conversion.

(2)

Consisting of (x) 196,359 unvested shares of PEDEVCO common stock received by Mr. Schmidt on or about November 13, 2025, and (y) 140,227,280 shares of PEDEVCO common stock issued upon the Automatic Conversion of 14,022,728 shares of PEDEVCO Series A Preferred Stock as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”, each as described further below. With respect to the 196,359 unvested shares of PEDEVCO common stock received by Mr. Schmidt, these unvested shares of PEDEVCO common stock were subsequently transferred) by Mr. Schmidt and vest at the rate of (i) 25% of the shares on January 31, 2026; (ii) 25% on April 30, 2026; (iii) 25% on July 31, 2026; and (iv) 25% on October 31, 2026, subject to Mr. Schmidt remaining a director, or employee of, or consultant to, PEDEVCO on such vesting dates. Immediately upon receipt of by Messrs. Schmidt and Geiser, the shares were, in the case of Mr. Schmidt, or are expected to be, in the case of Mr. Geiser, transferred in various amounts to Juniper Capital II PED Holdings, LLC, which is wholly owned by Fund II; Juniper Capital III PED Holdings, LLC, which is wholly owned by Fund III; NPR Partners PED Holdings, LLC, which is wholly owned by NPR Partners; North Peak Partners PED Holdings, LLC, which is wholly owned by North Peak Partners; and J PED, LLC, which is wholly owned by Fund IV, since, in the case of Mr. Schmidt, he is a designated director of an affiliate of Edward Geiser. See “Management Following the Automatic Conversion Date” and “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock.” With respect to the 140,227,280 shares of PEDEVCO common stock issued upon the Automatic Conversion of 14,022,728 shares of PEDEVCO Series A Preferred Stock, such information is based solely on a Schedule 13D filed with the SEC on November 7, 2025, Edward Geiser has shared voting and dispositive power with respect to all such shares; Juniper Capital II GP, L.P. has shared voting and dispositive power with respect to 37,658,222 shares of PEDEVCO Common Stock issued upon the Automatic Conversion of 3,765,822 shares of PEDEVCO Series A Preferred Stock; Juniper Capital III GP, L.P. has shared voting and dispositive power with respect to 62,793,710 shares of PEDEVCO Common Stock issued upon the Automatic Conversion of 6,279,371 shares of PEDEVCO Series A Preferred Stock; Juniper North Peak Partners GP, L.P. has shared voting and dispositive power with respect to 6,048,068 shares of PEDEVCO Common Stock issued upon the Automatic Conversion of 604,807 shares of PEDEVCO Series A Preferred Stock; and Juniper Capital IV GP, L.P. has shared voting and dispositive power with respect to 33,727,280 shares of PEDEVCO Common Stock issued upon the Automatic Conversion of 3,372,728 shares of PEDEVCO Series A Preferred Stock. Mr. Geiser is the indirect, sole owner of the general partner of each of Juniper Capital II, GP, L.P., Juniper Capital III GP, L.P., Juniper North Peak Partners GP, L.P. and Juniper Capital IV GP, L.P. and may be deemed to have voting and dispositive power with respect to the 196,359 unvested shares of PEDEVCO common stock that were initially granted to Mr. Schmidt and the 140,227,280 shares of PEDEVCO common stock held by each of Fund II, Fund III, North Peak Partners, NPR Partners and Fund IV. Does not include any shares of restricted common stock expected to be granted to Mr. Geiser in consideration for future services as a member of the Board of Directors, which is expected to be in line with prior grants to new directors, and include similar vesting terms, and is expected to be granted by the Board promptly following the Automatic Conversion Date, as such number of shares has not been agreed to be issued and cannot be quantified at this time. Mr. Geiser disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address of each of Juniper Capital II, GP, L.P., Juniper Capital III GP, L.P., Juniper North Peak Partners GP, L.P. and Juniper Capital IV GP, L.P. is 2727 Allen Parkway, Suite 1850, Houston, Texas 77019.

(3)

Consisting of the following: (a) 891,409 shares of fully-vested PEDEVCO common stock held by Mr. Schick; (b) 1,508,334 unvested shares of PEDEVCO common stock held by Mr. Schick, 175,000 of which vest on January 26, 2027, 166,667 of which vest on each of November 23, 2026 and November 23, 2027, 333,333 of which vest on each of October 31, 2026 and October 31, 2027, and 333,334 of which vest on October 31, 2028, in each case provided that Mr. Schick remains employed by us, or is a consultant to us, on such vesting dates; (c) 1,000,000 unvested shares of PEDEVCO common stock held by Mr. Schick which vest if the 30-day average closing price of the PEDEVCO common stock equals or exceeds $0.90 (as adjusted for stock splits) within four years after October 31, 2025, with the earliest possible vesting date being 30 days after October 31,2026, and subject to the following further vesting provisions: (i) if the price trigger is met between 1 year and 30 days and two years after October 31, 2025, one-third of the shares vest immediately and the rest vest on the second and third anniversaries of October 31, 2025; (ii) if the price trigger is met between years 2 and 3 after October 31, 2025, two-thirds of the shares vest immediately and one-third vests on the third anniversary of October 31, 2025; and (iii) if the price trigger is met after the third anniversary of October 31, 2025, all shares will vest immediately, and in each case provided that Mr. Schick remains employed by us, or is a consultant to us, on such vesting dates. If the price trigger is not met by the fourth anniversary of October 31, 2025, all 1,000,000 shares subject to the price trigger will be forfeited; and (d) 454,550 shares of PEDEVCO common stock issued upon the Automatic Conversion of 45,455 outstanding shares of PEDEVCO Series A Preferred Stock held by American Resources, Inc., an entity partially owned and controlled by Mr. Schick, and which shares may be deemed to beneficially owned by Mr. Schick as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”. Mr. Schick has voting control over his unvested shares of PEDEVCO common stock.

(4)

Consisting of the following: (a) 535,715 shares of fully-vested PEDEVCO common stock held by Mr. Moore; (b) 2,867 fully-vested shares of PEDEVCO common stock held by Mr. Moore’s minor child, which he is deemed to beneficially own; (c) 883,334 unvested shares of PEDEVCO common stock held by Mr. Moore, 150,000 of which vest on January 26, 2027, 116,667 of which vest on each of November 23, 2026 and November 23, 2027, 166,666 of which vest on October 31, 2026, and 166,667 of which vest on each of October 31, 2027 and October 31, 2028, in each case provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; and (d) 45,460 shares of PEDEVCO common stock issued upon the Automatic Conversion of 4,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Moore as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”. Mr. Moore has voting control over his unvested shares of PEDEVCO common stock.

178

(5)

Consisting of the following: (a) 543,223 shares of fully-vested PEDEVCO common stock held by Mr. Pinkston; and (b) 210,001 unvested shares of PEDEVCO common stock, 83,334 of which vest on January 26, 2027, 63,333 of which vest on November 23, 2026, and 63,334 of which vest on November 23, 2027, in each case provided that Mr. Pinkston remains employed by us, or is a consultant to us, on such vesting dates. Mr. Pinkston has voting control over his unvested shares of PEDEVCO common stock.

(6)

Consisting of the following: (a) 103,472 shares of fully-vested PEDEVCO common stock held by Mr. Crook; (b) 519,413 unvested shares of PEDEVCO common stock, 23,334 of which vest on January 26, 2027, 98,039 of which vest on November 23, 2026, 98,040 of which vest on November 23, 2027, and 100,000 of which vest on each of October 31, 2026, October 31, 2027, and October 31, 2028, in each case provided that Mr. Crook remains employed by us, or is a consultant to us, on such vesting dates; (c) fully-vested options to purchase 70,000 shares of PEDEVCO common stock at an exercise price of $1.09 per share; and (d) 45,460 shares of PEDEVCO common stock issued upon the Automatic Conversion of 4,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Crook as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”. Mr. Crook has voting control over his unvested shares of PEDEVCO common stock.

(7)

Consisting of the following: (a) 20,000 shares of fully-vested PEDEVCO common stock held by Mr. Howie; and (b) 150,000 unvested shares of PEDEVCO common stock held by Mr. Howie, all of which vest on July 7, 2026, provided that Mr. Howie remains a director or employee of, or consultant to, the Company on such vesting date.

(8)

Consisting of 114,543 unvested shares of PEDEVCO common stock held by Mr. Willsher, all of which shares vest at the rate of (i) 25% of the shares on the three (3) month anniversary of October 31, 2025; (ii) 25% on the six (6) month anniversary of October 31,2025; (iii) 25% on the nine (9) month anniversary of October 31, 2025; and (iv) 25% on the twelve (12) month anniversary of October 31, 2025, subject to Mr. Willsher remaining a director or employee of, or consultant to, the Company on such vesting dates. Mr. Willsher has voting control over his unvested shares of PEDEVCO common stock.

(9)

Consisting of 114,543 unvested shares of PEDEVCO common stock held by Ms. Franklin, all of which shares vest at the rate of (i) 25% of the shares on the three (3) month anniversary of October 31, 2025; (ii) 25% on the six (6) month anniversary of October 31,2025; (iii) 25% on the nine (9) month anniversary of October 31, 2025; and (iv) 25% on the twelve (12) month anniversary of October 31, 2025, subject to Ms. Franklin remaining a director or employee of, or consultant to, the Company on such vesting dates. Ms. Franklin has voting control over her unvested shares of PEDEVCO common stock.

(10)

Consisting of 95,460 shares of PEDEVCO common stock issued upon the Automatic Conversion of 9,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Dukes as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”.

(11)

Consisting of 95,460 shares of PEDEVCO common stock issued upon the Automatic Conversion of 9,546 outstanding shares of PEDEVCO Series A Preferred Stock held by Mr. Long as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”.

(12)

Consisting of the following: (a) 51,791,325 shares of PEDEVCO common stock held by The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes is the trustee, beneficiary and which Dr. Kukes is deemed to beneficially own; (b) 8,121,950 shares of fully-vested PEDEVCO common stock held by Dr. Kukes; (c) 3,000 shares of fully vested PEDEVCO common stock held by the spouse of Dr. Kukes; (d) options to purchase 20,000 shares of PEDEVCO common stock exercisable by the spouse of Dr. Kukes at exercise prices of $1.39 and $1.17 per share (options to purchase 10,000 shares of PEDEVCO common stock each); and (e) 28,018,140 shares of PEDEVCO common stock issued upon the Automatic Conversion of 2,801,814 outstanding shares of PEDEVCO Series A Preferred Stock held by The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes is the trustee, beneficiary and which Dr. Kukes is deemed to beneficially own as described in greater detail above under “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock”.

179

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

PEDEVCO Corp.

PEDEVCO’s Common Stock trades on the NYSE under the symbol “PED.” Historical market price information is publicly available.

The closing price of PEDEVCO’s common stock on October 30, 2025, the last trading day prior to the public announcement of the Merger Agreement, was $0.59 per share, and the closing price of PEDEVCO common stock on January 29, 2026, was $0.63 per share, in each case as reported on the NYSE American.

PEDEVCO has not paid any cash dividends or dividends on shares of its common stock to date. The payment of cash dividends in the future will be dependent upon PEDEVCO’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board.

The Acquired Companies

Historical market price information regarding the Acquired Companies is not provided because there is no public market for their respective securities. For information about distributions paid by the Acquired Companies to their respective equityholders, please see the section entitled “Management’s Discussion and Analysis of the Acquired Companies.”

180

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the TBOC and the Existing Charter as amended and restated, PEDEVCO’s Bylaws as amended and restated, and the Merger Agreement, the holders of shares of PEDEVCO common stock are not entitled to appraisal or dissenters’ rights in connection with the Transactions.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements and notices with respect to two or more shareholders sharing the same address by delivering a single information statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household information statement materials, delivering a single information statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this information statement by contacting PEDEVCO at (713) 221-1768 or in writing at PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

PEDEVCO files annual, quarterly and current reports, information statements, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, information statements, proxy statements and other information regarding issuers that file electronically with the SEC, including PEDEVCO, which can be accessed at https://www.sec.gov. In addition, you may also access PEDEVCO’s SEC filings and other information about PEDEVCO through the “Investors” – “SEC Filings” page of PEDEVCO’s website, at https://pedevco.com. Information contained on PEDEVCO’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this information statement or any future documents that may be filed with the SEC.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.

181

The Company incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC):

(a)

PEDEVCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto, filed with the SEC on May 12, 2025, and Amendment No. 2 thereto, filed with the SEC on October 31, 2025;

(b)

PEDEVCO’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 15, 2025, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 14, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 14, 2025; and

(c)

PEDEVCO’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 28, 2025; March 3, 2025; March 31, 2025; July 8, 2025; August 29, 2025; November 3, 2025, December 23, 2025, January 9, 2026, January 9, 2026 , and January 30, 2026 ;

The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first-class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by writing or telephoning us at the following address:

PEDEVCO Corp., Attention: Investor Relations, 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079; Telephone: (713) 221-1768.

All information contained in this information statement relating to PEDEVCO has been supplied by us, and all such information relating to NPOG and COG has been supplied by affiliates of Juniper and PEDEVCO has not independently verified the information in this information statement relating to the Acquired Companies. Information provided by either PEDEVCO or affiliates of Juniper does not constitute any representation, estimate or projection of any other party.

You should rely only on the information contained in or incorporated by reference into this information statement. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this information statement, and, if given or made by any person, such information must not be relied upon as having been authorized. This information statement is dated January 30, 2026, and you should not assume that the information contained in this information statement is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this information statement is accurate as of any date other than the date of the incorporated document and the mailing of this information statement will not create any implication to the contrary.

182

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Combined Financial Statements of the Acquired Companies and their Subsidiaries

F-1

REPORT OF INDEPENDENT AUDITORS

To the Management and Members of

North Peak Oil and Gas

Opinion

We have audited the combined financial statements of North Peak Oil and Gas and its subsidiaries (collectively referred to as the “Company”), which comprise the combined balance sheets as of December 31, 2024 and 2023, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

F-2

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Whitley Penn LLP

Houston, Texas

June 2, 2025

F-3

NORTH PEAK OIL AND GAS

Combined Balance Sheets

(in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,780	$1,192
Accounts receivable, net	17,630	24,819
Affiliate receivable	85	301
Commodity derivative asset, current	2,076	5,154
Inventory	2,168	2,137
Prepaid expenses and other current assets	880	2,725
Total current assets	24,619	36,328
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	567,267	575,948
Commodity derivative asset	583	2,611
Other assets	562	833
TOTAL ASSETS	$593,031	$615,720
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$56,660	$59,701
Accrued legal judgement	950	—
Asset retirement obligation	2,050	2,009
Long-term debt, current portion	58,642	43,650
Total current liabilities	118,302	105,360
Long-term debt, net	78,543	110,465
Other noncurrent liabilities:
Asset retirement obligation	3,043	2,865
Other long-term liabilities	2,268	2,507
Total other noncurrent liabilities	5,311	5,372
Commitments and contingencies
Members' equity	390,875	394,523
TOTAL LIABILITIES AND MEMBERS' EQUITY	$593,031	$615,720

The accompanying notes are an integral part of these combined financial statements.

F-4

NORTH PEAK OIL AND GAS

Combined Statements of Operations

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
REVENUES:
Crude oil, natural gas, and NGL sales, net	$158,326	$204,030
Gain (loss) on derivatives, net	(5,089)	5,642
Total revenues	153,237	209,672

OPERATING EXPENSES:
Lease operating and workover expenses	49,096	48,462
Exploration expense	152	414
Production and ad valorem taxes	20,756	26,461
Depletion, depreciation and amortization	55,201	70,085
Accretion expense	260	272
Impairment of oil and natural gas properties	3,894	21,074
Legal	78	376
General and administrative	3,488	1,045
Affiliate expenses	7,297	6,777
Total operating expenses	140,222	174,966
Income from operations	13,015	34,706
OTHER INCOME (EXPENSE):
Other income	4,215	3,832
Gain (loss) on legal judgment	(490)	2,035
Gain on sale of oil and natural gas properties	—	3,735
Interest expense, net	(21,093)	(22,905)
Total other expense	(17,368)	(13,303)
NET (LOSS) INCOME	$(4,353)	$21,403

BASIC NET (LOSS) INCOME PER SHARE	$(7.45)	$39.29
DILUTED NET (LOSS) INCOME PER SHARE	$(7.45)	$39.29

CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	584,517	544,675

The accompanying notes are an integral part of these combined financial statements.

F-5

NORTH PEAK OIL AND GAS

Combined Statements of Changes in Members’ Equity

(in thousands)

	Year Ended December 31,
	2024	2023
Beginning Balance	$394,523	$372,293
Contributions	705	827
Net (loss) income	(4,353)	21,403
Ending Balance	$390,875	$394,523

The accompanying notes are an integral part of these combined financial statements.

F-6

NORTH PEAK OIL AND GAS

Combined Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,353)	$21,403
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depletion, depreciation and amortization	55,201	70,085
Accretion expense	260	272
Impairment of oil and natural gas properties	3,894	21,074
Gain on sale of oil and natural gas properties	—	(3,735)
(Gain) loss on derivatives, net	5,089	(5,642)
Cash settlements on commodity derivatives	17	5,072
Amortization of debt issuance costs	2,110	2,094
Payment-in-kind interest	154	151
Gain on litigation result	—	(2,035)
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	7,189	(2,127)
Prepaid expenses and other current assets	2,061	336
Inventory	(30)	(2,132)
Other assets	392	6,266
Accounts payable and accrued liabilities	(2,644)	23,276
Other long-term liabilities	(240)	(237)
Net cash provided by operating activities	69,100	134,121
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(51,231)	(178,129)
Proceeds from sale of oil and natural gas properties	781	3,989
Net cash used in investing activities	(50,450)	(174,140)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	705	827
Payment of debt issuance costs	—	(310)
Proceeds from long-term debt	62,152	1,837
Payments on long-term debt	(80,919)	(22,500)
Net cash used in financing activities	(18,062)	(20,146)
Net increase (decrease) in cash and cash equivalents	588	(60,165)
Cash, cash equivalents and restricted cash at beginning of year	1,192	61,357
Cash, cash equivalents and restricted cash at end of year	$1,780	$1,192

The accompanying notes are an integral part of these combined financial statements.

F-7

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 1. Organization and Summary of Significant Accounting Policies

Description of the Company

The combined financial statements and associated footnotes presented herein represent the financial statements of Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”) and North Peak Oil & Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Century, Navigation and North Peak are each located in Houston, Texas. Collectively, Century, Navigation and North Peak are herein referred to as “North Peak Oil and Gas”.

North Peak Oil and Gas is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming, as well as the Powder River Basin (“PRB”), located in Wyoming.

North Peak Oil and Gas currently has negative working capital and is operating with a net loss for the year ended December 31, 2024. It has additional committed capital from its members to complete the drilling program that is ongoing. Also, North Peak Oil and Gas currently has production. Management believes that with these commitments and continued improvements in production, it will be able to continue as a going concern for at least one year from the issuance of these combined financial statements.

Basis of Presentation of Combined Financial Statements

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.

Principles of Combination

These consolidated financial statements reflect the financial condition, results of operations, cash flows and changes in members’ equity of the Company and its consolidated subsidiaries, Century, Navigation and North Peak for the periods presented. All intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and natural gas reserves, evaluation of suspended well costs, derivative financial instruments, and asset retirement obligations.

Cash and Cash Equivalents

North Peak Oil and Gas considers all highly liquid investments with original maturities of three months or less to be cash equivalents. North Peak Oil and Gas maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).

F-8

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Accounts Receivable

North Peak Oil and Gas accounts receivable are due from purchasers of crude oil, natural gas, and NGLs or joint interest billings from non-operated working interest owners and are generally unsecured. North Peak Oil and Gas determines its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and customers current ability to pay its obligation. North Peak Oil and Gas also bases its allowance for each type of receivable on its respective credit risks and writes off specific receivables when they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. To date, North Peak Oil and Gas has not experienced any pattern of credit losses and therefore has no allowance as of December 31, 2024 or 2023, respectively. North Peak Oil and Gas will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history.

Inventory

All inventories as of December 31, 2024, consist primarily of tubular goods and equipment used for drilling and completion activities. North Peak Oil and Gas accounts for inventories at the lower of cost or market value.

Commodity Derivative Financial Instruments

North Peak Oil and Gas is exposed to certain risks relating to its ongoing business operations, such as risks related to commodity prices. As such, North Peak Oil and Gas uses derivative instruments primarily to manage commodity price risk.

North Peak Oil and Gas enters into derivative financial instruments with respect to a portion of its crude oil, natural gas and NGL production to hedge future prices received. These instruments are used to manage the inherent uncertainty of future revenues resulting from commodity price volatility. These derivative financial instruments typically include financial price swaps and costless price collars. North Peak Oil and Gas does not hold or issue derivative financial instruments for speculative trading purposes.

Under the terms of the price swaps, North Peak Oil and Gas receives a fixed price for its production and pays a variable market price to the contract counterparty. When the settlement price is above the fixed price, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume. When the settlement price is below the fixed price, the counterparty pays North Peak Oil and Gas an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume.

For costless price collars, North Peak Oil and Gas utilizes two-way price collars. The two-way price collars set a floor and ceiling price for the hedged production. When the settlement price is below the price floor established by these collars, North Peak Oil and Gas receives an amount from its counterparty equal to the difference between the settlement price and the price floor multiplied by the contract volume. When the settlement price is above the price ceiling established by these collars, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the price ceiling multiplied by the contract volume. No payment is received or paid if the settlement price is above the floor price and below the ceiling price.

F-9

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the balance sheet. Changes in the fair value of these derivative financial instruments are recorded in earnings unless specific hedge accounting criteria are met. For derivative financial instruments held during the years ended December 31, 2024 and 2023, North Peak Oil and Gas chose not to meet the necessary criteria to qualify its derivative financial instruments for hedge accounting treatment. Cash settlements with counterparties on derivative financial instruments held by North Peak Oil and Gas are also recorded in earnings.

Fair Value Measurements

Certain assets and liabilities of North Peak Oil and Gas are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. This price is commonly referred to as the “exit price.” Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques and requires that assets and liabilities are classified in their entirety based on the lowest level input that is significant to the fair value measurement. This hierarchy consists of three broad levels:

•	Level 1 – Observable inputs that are based upon quoted market prices for identical assets and liabilities within active markets.

•	Level 2 – Observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.

•	Level 3 – Inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

Oil and Natural Gas Properties

North Peak Oil and Gas follows the successful efforts method of accounting for its oil and natural gas properties. Exploration costs, such as exploratory geological and geophysical costs, and costs associated with nonproductive exploratory wells, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling successful exploratory wells along with acquisition costs and the costs of drilling development wells, including those that are unsuccessful, are capitalized. Costs of seismic studies that are utilized in development drilling within an area of proved reserves are capitalized as development costs.

Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that discover reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory well costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal drilling or development activities are unlikely to occur, the associated suspended exploratory well costs are expensed. The policy of North Peak Oil and Gas is to expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.

F-10

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Unproved properties and properties under development include costs that are not being depleted or amortized. North Peak Oil and Gas excludes these costs until proved reserves are found, until it is determined that the costs are impaired or until major development projects are placed in service, at which time such costs are moved into proved properties and subject to amortization.

Proved properties are assessed for impairment when events or changes in circumstances dictate that the carrying value of those assets may not be recoverable. Individual assets are grouped for impairment purposes based on a common operating field. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. There is normally a lack of quoted market prices for long-lived assets. As such, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The expected future cash flows used for impairment reviews and related fair value calculations are typically based on judgmental assessments of future production volumes, commodity prices, operating costs, and capital investment plans, considering all available information at the date of review.

All unproved property costs are reviewed at least annually to determine if impairment has occurred. In addition, impairment assessments are made on an interim basis if facts and circumstances exist that suggest impairment may have occurred. The impairment assessments are affected by economic factors such as the results of exploration activities, commodity price outlooks, anticipated drilling programs, remaining lease terms, and potential shifts in business strategy. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are charged against earnings.

Depreciation, Depletion and Amortization

Depreciation, depletion and amortization of capitalized drilling and development costs of producing crude oil and natural gas properties, including related support equipment and facilities, are computed using the unit-of-production method on a field basis based on total estimated proved developed reserves. Amortization of producing leaseholds is based on the unit-of-production method using total estimated proved reserves, which includes proved undeveloped reserves. The rates utilized under the unit-of-production method are based upon quantities of recoverable crude oil and natural gas reserves, which are established based on estimates made by the external independent reserve engineers.

Upon sale or retirement of proved oil and natural gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the accounts and the resulting gain or loss, if any, is recognized. Sales of proved oil and natural gas properties constituting a part of an amortization base are accounted for as normal retirements with no gain or loss recognized if doing so does not significantly affect the unit-of-production amortization rate.

F-11

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Asset Retirement Obligations

North Peak Oil and Gas recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as producing well sites when there is a legal obligation associated with the retirement of such assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the combined balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated over the useful life of the associated asset. Accretion of the discount on asset retirement obligations is charged to expense.

Debt Issuance Costs

Costs incurred to secure debt financing are capitalized and amortized over the life of the arrangement on a straight-line basis, which approximates the effective interest method. Unamortized debt issuance costs for revolving notes are reflected as a component of “Other assets” in the combined balance sheets. All other unamortized debt issuance costs are reflected as a reduction of “Long-term debt, net” in the combined balance sheets. The amortization of all debt issuance costs are reflected as a component of “Interest expense” in the combined statements of income.

Class B Units

North Peak Oil and Gas has issued Class B units to certain members of management, which are designed as a profits interest and entitle the Class B unit holders to an increased share of distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met.

Revenue Recognition

Revenues include the sale of crude oil, natural gas and NGL production. Crude oil, natural gas and NGL sales are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, control has transferred, and collectability of the revenue is probable. The performance obligations of North Peak Oil and Gas are satisfied at a point in time. This occurs when control is transferred to the purchaser upon delivery of contract specified production volumes at a specified point. The transaction price used to recognize revenue is a function of the contract billing terms. Taxes assessed by governmental authorities on crude oil, natural gas and NGL sales are presented separately from such revenues in the accompanying combined statements of comprehensive earnings.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which includes a five-step model that requires an entity to identify performance obligations in its contracts, estimate the amount of consideration to be received, allocate the consideration to each separate performance obligation, and recognize revenue as obligations are satisfied. ASU 2014-09 requires expanded disclosures surrounding revenue recognition and is intended to improve the financial reporting requirements for revenue from contracts with customers and converge these requirements with international standards Subsequently, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), pertaining to the presentation of revenues on a gross basis (revenues presented separately from associated expenses) versus a net basis.

F-12

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Oil

Sales under oil contracts of North Peak Oil and Gas are generally considered performed when it sells the oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. North Peak Oil and Gas recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.

Natural Gas and NGLs

A control-based assessment is performed to identify whether North Peak Oil and Gas is a principal or an agent in the transaction, which determines whether revenue and the related expenses are presented on a gross or net basis. North Peak Oil and Gas acts as a principal in sales transactions when it has the ability to take-in-kind, which is not the case in the majority of its gas processing and transportation contracts. North Peak Oil and Gas recognizes revenue on a net basis, with the gathering, processing and transportation costs associated with its arrangements being recorded as a reduction to natural gas and NGL sales in the statements of income. Natural gas and NGL processing fees are reported as a reduction of natural gas and NGL revenues.

Performance Obligations and Contract Balances

The majority of product sale commitments of North Peak Oil and Gas are short-term in nature with a contractual term of one year or less. For these contracts, North Peak Oil and Gas applies the practical expedient in Accounting Standards Codification (“ASC”) 606-10-50-14, which exempts entities from disclosing the transaction price allocated to remaining performance obligations, if any, if the performance obligation is part of a contract that has an original expected duration of one year or less.

For contracts with terms greater than one-year, North Peak Oil and Gas does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical expedient in ASC 606-10-50-14A, which applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.

North Peak Oil and Gas typically satisfies its performance obligations upon transfer of control and records the related revenue in the month production is delivered to the purchaser. Settlement statements for crude oil, natural gas and NGLs may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, North Peak Oil and Gas is required to estimate the amount of volumes delivered to the purchaser and the price that will be received from the sale of the product. North Peak Oil and Gas records the difference between estimated volumes and prices for production and actual volumes and prices for production in the month that payment is received from the purchaser. Historically, differences between revenue estimates and actual revenue received have not been significant.

Contract Balances

North Peak Oil and Gas recognizes revenue after its performance obligations have been satisfied, at which point it has an unconditional right to receive payment for its activities that give rise to revenues. Therefore, the product sales contracts of North Peak Oil and Gas do not give rise to contract assets or contract liabilities. Instead, the unconditional right of North Peak Oil and Gas to receive consideration are presented as a receivable within “Accounts receivable” in its combined balance sheet.

F-13

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Income Taxes

North Peak Oil and Gas is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or loss are taxable or deductible to the members rather than at the North Peak Oil and Gas level. Accordingly, no provision has been made for federal income taxes in the accompanying combined financial statements. In certain instances, North Peak Oil and Gas is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. North Peak Oil and Gas first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the combined financial statements. The tax expense recorded would be equal to the largest amount of expense related to the outcome that is 50% or greater likely to occur. North Peak Oil and Gas classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of North Peak Oil and Gas has not taken a tax position that, if challenged, would be expected to have a material effect on the combined financial statements of North Peak Oil and Gas as of or for the years ended December 31, 2024 and 2023.

North Peak Oil and Gas did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2024 and 2023.

Under the new centralized partnership audit rules effective for tax years beginning after 2018, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes, including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the combined financial statements.

Net Income Per Share

Basic net income per share of North Peak Oil and Gas has been computed based on the average number of Class A shares outstanding for the period. During periods when North Peak Oil and Gas has net income, basic net income per share includes the effect of participating securities, which consist of Class B shares outstanding. North Peak Oil and Gas utilizes the if-converted method for the purpose of calculating diluted earnings per share if the result is more dilutive than under the two-class method.

Leases

North Peak Oil and Gas establishes right-of-use assets and lease liabilities on the balance sheet for all leases with a term longer than 12 months. Typical right-of-use operating lease assets of North Peak Oil and Gas are for certain leases related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas. For the years ended December 31, 2024 and 2023, North Peak Oil and Gas had no leases in effect with a term extending greater than 12 months.

F-14

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

Affiliate Transactions

An affiliate provides certain operational and administrative support to North Peak Oil and Gas and bills for these services. Amounts incurred by North Peak Oil and Gas for these services are shown as “Affiliate expenses” in the combined statements of income. Amounts paid in excess of actual billings for operational and administrative support provided to North Peak Oil and Gas are reflected as “Affiliate receivables” in the combined balance sheets.

Segments

The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its operating segments into one reporting segment, exploration and production, due to the similarity of these operations.

Recent Accounting Pronouncements

In March 2024, the FASB issued ASU 2024-01, “Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”). The Private Company Council and other stakeholders noted diversity in practice in accounting for profits interest and similar awards as share-based payment arrangements under Topic 718 or similar to cash bonus or profit-sharing arrangements (Topic 710, Compensation—General, or other Topics). ASU 2024-01 addresses these differences by providing an illustrative example intended to demonstrate how entities should account for them under Topic 718. The amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods with early adoption permitted. The amendments should be applied either (1) retrospectively to all prior periods presented in the financial statements, or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. North Peak Oil and Gas is currently assessing the impacts of ASU 2024-01 but does not believe it will have a material effect on net income, cash flows or retained earnings.

Note 2. Accounts Receivable and Accounts Payable

Components of accounts receivable include the following (in thousands):

	December 31,
	2024	2023
Crude oil, natural gas and NGL Sales	$15,538	$21,377
Joint interest billings	1,424	2,592
Other	668	850
Gross accounts receivable	17,630	24,819
Allowance for credit losses	―	―
Net accounts receivable	$17,630	$24,819

F-15

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):

	December 31,
	2024	2023
Accounts payable	$12,702	$25,173
Production and ad valorem taxes	16,021	17,502
Suspense	13,578	7,663
Accrued oil and gas capital expenditures	―	111
Accrued lease operating and workover expenses	2,657	441
Owner advances and prepayments	1,985	315
Revenues payable	7,630	7,947
Accrued compensation costs	2,087	170
Other	―	379
Accounts payable and accrued liabilities	$56,660	$59,701

Note 3. Oil and Natural Gas Properties

Capitalized Costs

The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas (in thousands):

	December 31,
	2024	2023
Oil and natural gas properties and equipment:
Proved properties	$699,633	$581,972
Unproved properties	240,979	308,225
Total oil and natural gas properties and equipment	940,612	890,197
Less: Accumulated depreciation, depletion and amortization	(373,345)	(314,249)
Oil and natural gas properties and equipment, net	$567,267	$575,948

During the year ended December 31, 2023, North Peak Oil and Gas recorded proved property impairments of $16.4 million. North Peak Oil and Gas did not have any proved impairments during 2024. During the years ended December 31, 2024 and 2023, North Peak Oil and Gas recorded unproved property impairment of $3.9 million and $4.7 million, respectively.

F-16

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Suspended Exploratory Well Costs

The following table summarizes the changes in suspended exploratory wells costs for North Peak Oil and Gas (in thousands):

	Year Ended December 31,
	2024	2023
Beginning balance	$14,377	$17,729
Additions pending determination of proved reserves	15	1,914
Charges to exploration expense	—	—
Reclassifications to proved properties	(2,932)	(5,266)
Ending Balance	$11,460	$14,377

North Peak Oil and Gas had no projects with suspended exploratory well costs that were capitalized for a period of greater than one year since the completion of drilling as of December 31, 2024 and 2023.

Note 4. Revenue

Disaggregation of Revenue

The following table presents the disaggregation of crude oil, natural gas and NGL revenue of North Peak Oil and Gas (in thousands):

	Year Ended December 31,
	2024	2023
Crude oil	$149,556	$194,612
Natural gas	1,632	2,725
NGLs	7,138	6,693
Total crude oil, natural gas and NGL sales, net	$158,326	$204,030

Contract Balances

As of December 31, 2024 and 2023, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $15.5 million and $21.4 million, respectively. As of January 1, 2023, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $21.8 million.

F-17

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 5. Derivative Financial Instruments

Commodity Derivatives

As of December 31, 2024, North Peak Oil and Gas had the following open crude oil derivative positions:

	2025	2026	2027
WTI NYMEX Sold Swaps
Notional Quantity (Bbls)	825,000	462,000	—
Weighted Average Fixed Price ($/Bbl)	$71.83	$66.79	$—

WTI NYMEX Purchased Puts
Notional Quantity (Bbls)	375,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$65.66	$63.12	$65.00

WTI NYMEX Sold Calls
Notional Quantity (Bbls)	375,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$75.36	$74.84	$76.15

As of December 31, 2024, North Peak Oil and Gas did not have any open natural gas or NGL derivative positions.

Derivative Gains and Losses

Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of matured contracts. The derivative contracts of North Peak Oil and Gas are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period.

The following table presents cash receipts and payments along with non-cash gains and losses of commodity derivative contracts (in thousands):

	Year Ended December 31,
	2024	2023
Cash received (paid) on derivatives	$(17)	$5,072
Non-cash gain (loss) on derivatives	(5,072)	(570)
Gain (loss) on derivatives, net	$(5,089)	$5,642

F-18

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Financial Statement Presentation

All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the combined balance sheets. The table below presents a summary of these positions as of December 31, 2024 and 2023 (in thousands):

	December 31, 2024
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$3,730	$(1,654)	$2,076
Commodity derivative asset, noncurrent	2,444	(1,861)	583
Total commodity derivative assets	$6,174	$(3,515)	$2,659
Commodity derivative liabilities:
Commodity derivative liability, current	$(1,654)	$1,654	$—
Commodity derivative liability, noncurrent	(1,861)	1,861	—
Total commodity derivative liabilities	$(3,515)	$3,515	$—

	December 31, 2023
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$5,410	$(256)	$5,154
Commodity derivative asset, noncurrent	5,063	(2,452)	2,611
Total commodity derivative assets	$10,473	$(2,708)	$7,765
Commodity derivative liabilities:
Commodity derivative liability, current	$(256)	$256	$—
Commodity derivative liability, noncurrent	(2,452)	2,452	—
Total commodity derivative liabilities	$(2,708)	$2,708	$—

Note 6. Asset Retirement Obligations

The following table presents changes in asset retirement obligations of North Peak Oil and Gas (in thousands):

	Year Ended December 31,
	2024	2023
Asset retirement obligations at beginning of year	$4,874	$4,432
Wells acquired/developed	—	123
Liabilities settled	(41)	(47)
Revision of estimated obligation	—	94
Accretion expense on discounted obligation	260	272
Asset retirement obligations at end of year	$5,093	$4,874

F-19

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 7. Debt and Related Expenses

The following table presents the outstanding debt and related expenses of North Peak Oil and Gas (in thousands):

	December 31,
	2024	2023
Prudential Notes	$36,142	$36,488
EOC Loan	99,375	121,875
Amegy Notes	4,445	187
Total debt, including current portion	139,962	158,550
Less: Debt issuance costs	(2,777)	(4,435)
Total debt, including current portion, net	137,185	154,115
Less: Prudential Notes, current portion	(36,142)	(21,150)
Less: EOC Loan, current portion	(22,500)	(22,500)
Long-term debt, net	$78,543	$110,465

Debt maturities as of December 31, 2024, excluding debt issuance costs, are as follows (in thousands):

2025	63,062
2026	76,900
Total	$139,962

EOC Term Loan

On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC Loan”), managed by Alter Domus, LLC. Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”), or 4.33%, plus an applicable margin of 7.0% and an annual adjustment of 0.15%. As of December 31, 2024, North Peak had an interest rate of 11.48%.

Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.

F-20

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:

	Consolidated Net	Current	Asset
At December 31, 2024:	Leverage Ratio*	Ratio**	Coverage Ratio
EOC Loan	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

* Fiscal quarters ending after December 31, 2023, the Consolidated Net Leverage Ratio was lowered to 2.50 to 1.00 from 2.75 to 1.00.

** Fiscal quarter ending after December 31, 2023, the Current Ratio was lowered to 0.25 to 1.00 from 1.00 to 1.00, according to the Third Amendment to EOC Term Loan Credit Agreement.

Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of December 31, 2024, North Peak did not meet the required Current Ratio requirement and, as a result, was not in compliance with the EOC Financial Covenants. Subsequent to year end, the Company’s term loan was amended to extend the due date to August 29, 2026, and waive financial covenants as of December 31, 2024 until March 31, 2025.

Amegy Notes

North Peak has a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of $10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 3.5% as of December 31, 2024. As of December 31, 2024, North Peak had an interest rate of 8.2%. Principal and any accrued interest is due at maturity on October 18, 2025.

The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:

	Consolidated Net	Current	Asset
At December 31, 2024:	Leverage Ratio*	Ratio**	Coverage Ratio
Amegy Notes	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

* Fiscal quarters after December 31, 2023, the Consolidated Net Leverage Ratio was lowered to 2.50 to 1.00 from 2.75 to 1:00.

**Fiscal quarter after December 31, 2023, specifically, lowered to 0.25 to 1.00 from 1:00 to 1:00 according to the Third Amendment to Amegy Senior Secured First Lien Revolving Credit agreement.

Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

F-21

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

As of December 31, 2024, North Peak Oil and Gas did not meet the required Current Ratio requirement and, as a result, was not in compliance with the Amegy Financial Covenants. Subsequent to year end, the Company’s revolving loan agreement was amended to extend the due date to October 18, 2025, and waive financial covenants as of December 31, 2024 until March 31, 2025.

Prudential Notes

Navigation has an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets.

The borrowing base under the Prudential Senior Notes was $20.7 million at December 31, 2024. The borrowing base is redetermined twice per year, on or about March 31 and September 30. Fundings under the Prudential Senior Notes are classified as Eurodollar Loans and bear interest at a benchmark of Adjusted Term SOFR. Adjusted Term SOFR is defined as Term SOFR, plus the applicable margin, plus 0.15% or 0.25%, dependent upon the LIBOR screen rate replaced term. Additionally, at any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears. The interest rate on the Prudential Senior Notes was 13.76% at December 31, 2024.

The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Senior Notes and the Prudential Subordinated Notes, including a Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:

	Total	Senior	Interest	Asset
	Leverage	Leverage	Coverage	Coverage
At December 31, 2024:	Ratio	Ratio	Ratio	Ratio
Prudential Senior Notes	4.00 to 1.00	2.50 to 1.00	1.75 to 1.00	1.50 to 1.00
Prudential Subordinated Notes	4.50 to 1.00	3.00 to 1.00	1.25 to 1.00	1.50 to 1.00

Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.75 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications.

F-22

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

As of December 31, 2024, North Peak Oil and Gas did not meet several of the covenant requirements listed above and, as a result, was not in compliance with the Prudential Financial Covenants. As of December 31, 2024, North Peak Oil and Gas obtained a waiver for the noncompliance, and as of January 11, 2025, it amended the Prudential Senior Notes extending the maturity to June 30, 2025.

Debt Issuance Costs

Unamortized debt issuance costs were $2.5 million and $4.5 million at December 31, 2024 and 2023, respectively. Unamortized debt issuance costs include $0.1 million on unamortized debt issuance costs associated with the Prudential Senior Notes included in “Other assets” in the combined balance sheets. Amortization of debt issuance costs were $2.1 million for the years ended December 31, 2024 and 2023, respectively. Future amortization of debt issuance costs is as follows (in thousands):

2025	$1,569
2026	944
Total	$2,513

Note 8. Leases

ASC 842

In accordance with ASU 2016-02, Leases (“ASC 842”), North Peak Oil and Gas records a right-of-use ("ROU") asset and corresponding liability on the combined balance sheets for all operating or finance leases with a lease term in excess of 12 months.

North Peak Oil and Gas elected the accounting policy election as described in ASC 842-20-25-2 to not apply the recognition requirements within ASC 842 to short-term leases for all applicable asset classes.

Lease Recognition

North Peak Oil and Gas enters into contractual lease arrangements related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas from third-party lessors. All current leases are short-term, with an initial term of 12 months or less and are not recorded on the combined balance sheets. North Peak Oil and Gas recognizes lease expense in the combined statements of income for these short-term leases on a straight-line basis over the lease term. The lease costs of North Peak Oil and Gas were as follows (in thousands):

	Year Ended December 31,
	2024	2023
Lease costs included in combined statements of operations:
Short-term lease costs	$11,185	$11,317
Total lease costs	$11,185	$11,317

F-23

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 9. Fair Value Measurements

The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying combined balance sheets approximated fair value at December 31, 2024 and 2023 due to their short-term nature. Therefore, such financial assets and liabilities are not presented in the following table.

The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas (in thousands):

			Fair Value Measurements Using:
	Carrying	Total	Level 1		Level 2		Level 3
	Amount	Fair Value	Inputs		Inputs		Inputs
December 31, 2024 assets (liabilities):
Commodity derivatives	$2,659	$2,659	$	―		$2,659	$	―
Asset retirement obligations	$(5,093)	$(5,093)	$	―	$	―		$(5,093)
Long-term debt	$(81,532)	$(81,532)	$	―		$(81,532)	$	―
December 31, 2023 assets (liabilities):
Commodity derivatives	$7,765	$7,765	$	―		$7,765	$	―
Asset retirement obligations	$(4,874)	$(4,874)	$	―	$	―		$(4,874)
Long-term debt	$(114,900)	$(114,706)	$	―		$(114,706)	$	―

The following methods and assumptions were used to estimate the fair values in the table above.

Level 2 Fair Value Measurements

Commodity derivatives – The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.

Long-term debt – The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as both facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes was $15.7 million at December 31, 2024, and was estimated based on debt with similar terms and maturity.

Level 3 Fair Value Measurements

Asset retirement obligations – The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.

F-24

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Assets Measured at Fair Value on a Nonrecurring Basis

Certain assets are reported at fair value on a nonrecurring basis in the combined financial statements. The following methods and assumptions were used to estimate the fair values for those assets.

Asset impairments – Proved crude oil and natural gas properties are reviewed for impairment on a field-by-field basis each quarter. The estimated future cash flows expected in connection with the field are compared to the carrying amount of the field to determine if the carrying amount is recoverable. If the carrying amount of the field exceeds its estimated undiscounted future cash flows, the carrying amount of the field is reduced to its estimated fair value. Risk-adjusted probable and possible reserves may be taken into consideration when determining estimated future net cash flows and fair value when such reserves exist and are economically recoverable. Due to the unavailability of relevant comparable market data, a discounted cash flow method is used to determine the fair value of proved properties. Significant unobservable inputs (Level 3) utilized in the determination of discounted future net cash flows include future commodity prices adjusted for differentials, forecasted production based on decline curve analysis, estimated future operating and development costs, property ownership interests, and a 10.0% discount rate.

Unobservable inputs to the fair value assessments of North Peak Oil and Gas are reviewed and revised as warranted based on a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, or other economic factors.

During the year ended December 31, 2023, North Peak Oil and Gas recorded proved property impairments of $16.4 million. The Company did not have any proved property impairments during 2024.

Certain unproved crude oil and natural gas properties were impaired during the years ended December 31, 2024 and 2023, reflecting recurring amortization of undeveloped leasehold costs on properties North Peak Oil and Gas expects will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.

The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):

	For the Year Ended December 31,
	2024		2023
Proved property impairments	$	―	$16,378
Unproved property impairments		3,894	4,696
Impairment expense		$3,894	$21,074

Note 10. Members’ Equity and Incentive Units

Profits and Losses Allocation

Profits and losses will be determined and allocated with respect to each fiscal year as of the end of such fiscal year. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.

F-25

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

As of December 31, 2024, North Peak Oil and Gas had the following equity commitments (amounts in thousands):

	Equity	Equity
	Committed	Percentage
Juniper *	$609,220	99.8%
Boomtown Oil, LLC	1,033	0.2%
Century Natural Resources, LLC	225	0.0%
Total	$610,478	100.0%

* Juniper, as denoted in the table above, includes Juniper CAR Holdings, LLC; Juniper Century Holdings, LLC; Juniper Capital II, LP; Juniper Capital III, LP; Juniper North Peak Partners, LP; NPR Partners; PHR Holdings and Juniper NPR Holdings, LLC.

Profits Interest Units

North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event has occurred, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the years ended December 31, 2024 and 2023. As of December 31, 2024 and 2023, North Peak Oil and Gas had 1,150 Class B units outstanding.

Note 11. Commitments and Contingencies

Environmental Remediation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.

Litigation

North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows, other than as discussed below.

F-26

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

North Peak was involved in litigation regarding ownership of revenue and working interests for certain wells during the year ended December 31, 2021. North Peak received an unfavorable judgment from the Court in the matter and as a result, accrued for the entire amount of the judgment of $4.1 million in the combined balance sheet at December 31, 2021. On October 26, 2022, the Wyoming Supreme Court ruled in favor of North Peak and remanded the case back to the Court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022, resulting in a gain on litigation of $0.4 million. On May 23, 2023, the District Court issued its final ruling in favor of North Peak resulting in all previously restricted funds to be returned to North Peak. As part of the final ruling, North Peak was required by the District Court to pay $1.7 million of undisputed royalties to various third parties. North Peak Oil recorded a $2.0 million gain on legal judgment as it had accrued for the loss in a previous period of $3.7 million. This payment is included in other income in the combined statements of operations.

Note 12. Concentrations of Credit Risk

North Peak Oil and Gas is subject to credit risk resulting from the concentration of its crude oil, natural gas and NGL receivables with significant purchasers. Receivables from purchasers are generally unsecured as North Peak Oil and Gas does not require collateral. For the years ended December 31, 2024 and 2023, two purchasers and three purchasers accounted for 86%, respectively, of crude oil, natural gas, and NGL sales. North Peak Oil and Gas does not believe the loss of any single purchaser would materially impact its financial position, results of operations, or cash flows as crude oil, natural gas and NGLs are fungible products with well-established markets and numerous purchasers in its areas of operations. For the years ended December 31, 2024 and 2023, North Peak Oil and Gas experienced no such credit losses.

Derivative financial instruments are generally executed with major financial institutions that expose North Peak Oil and Gas to market and credit risks and which may, at times, be concentrated with certain counterparties. The credit worthiness of the counterparties is subject to continual review. North Peak Oil and Gas also has netting arrangements in place with counterparties to reduce its credit exposure. North Peak Oil and Gas has not historically experienced any losses from such instruments.

North Peak Oil and Gas maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. North Peak Oil and Gas has not experienced any losses related to amounts in excess of FDIC limits and believes it is not exposed to significant credit risk in this area.

F-27

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 13. Net Income Per Share

The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net income per share (in thousands, except share and per share amounts):

	For the Year Ended December 31,
	2024	2023
Net income attributable to North Peak Oil and Gas:
Net (loss) income	$(4,353)	$21,403
Less: income allocated to participating securities	—	—
Net income attributable to North Peak Oil and Gas	$(4,353)	$21,403
Class A weighted average shares outstanding:
Basic and diluted	584,517	544,675
Net income per share:
Basic and diluted	$(7.45)	$39.29

For the years ended December 31, 2024 and 2023, the performance hurdles for Class B units to participate in the profits of North Peak Oil and Gas were not met. As a result, no income is allocable to the Class B units for the years ended December 31, 2024 and 2023 for purposes of basic and diluted earnings per share.

Note 14. Transactions with Affiliates

For the years ended December 31, 2024 and 2023, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $7.3 million and $6.8 million, respectively. These management fees are included in affiliate expense on the combined statements of operations. For the years ended December 31, 2024 and 2023, management fees were overfunded by $0.1 million and $0.3 million, respectively.

Note 15. Supplemental Disclosures to Combined Financial Statements

Cash and Cash Equivalents

The following table reconciles cash and cash equivalents on the combined balance sheets to cash, cash equivalents and restricted cash on the combined statements of cash flows (in thousands):

	December 31,
	2024	2023
Cash and cash equivalents	$1,780	$1,192
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$1,780	$1,192

F-28

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Supplemental Cash Flow Information

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	December 31,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Interest paid	$19,455	$21,521
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$5	$1,176
Revisions and additions (liabilities settled) to asset retirement obligations, net	$41	$185

Note 16. Subsequent Events

North Peak Oil and Gas has evaluated all subsequent events through June 2, 2025, the date the accompanying financial statements were issued.

On January 11, 2025, the combined entities of Century were legally consolidated as Century Oil and Gas Holdings, LLC. Also on January 11, 2025, the Company amended the Prudential Senior Notes to extend the maturity date to June 30, 2025. On January 13, 2025, the Company amended the EOC Loan to waive the current ratio through March 31, 2025 and adjust certain minimum hedging requirements. Also on January 13, 2025, the Company amended the line of credit to waive the current ratio through March 31, 2025.

On January 14, 2025, the Company entered into a merger agreement with Amplify Energy Corp. (“Amplify”) in which Amplify would issue North Peak Oil and Gas 26.7 million shares (39.0% outstanding shares) of Amplify common stock, par value $0.01 per share, and assume approximately $133.0 million in net debt. On April 15, 2025, Amplify and North Peak Oil and Gas entered into a mutual termination agreement to terminate the merger in light of extraordinary volatility in the market. As part of the termination, the Company received a cash payment of $0.8 million in lieu of any termination fees.

Since year-end, the Company has received additional capital contributions of $24.5 million.

F-29

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Note 17. Supplemental Crude Oil and Natural Gas Information (Unaudited)

Costs Incurred

The following tables reflect the costs incurred in oil and gas property acquisition, exploration and development activities (in thousands):

	Years Ended December 31,
	2024	2023
Property acquisition costs
Proved properties	$—	$—
Unproved properties	688	10,738
Exploration costs	—	1,914
Development costs	50,481	155,851
Total costs incurred	$51,169	$168,503

Results of Operations

The following table presents the results of operations of crude oil, natural gas and NGL producing activities (excluding corporate overhead and interest costs) for the periods indicated (in thousands):

	Years Ended December 31,
	2024	2023
Revenues:
Crude oil, natural gas, and NGL sales, net	$158,326	$204,030
Production costs:
Lease operating and workover expenses	49,096	48,462
Exploration expense	152	414
Severance taxes	9,273	12,142
Total production costs	58,521	61,018
Other costs:
Depletion, depreciation and amortization expense	55,201	70,085
Impairment expense	3,894	21,074
Income tax expense/(benefit)	—	—
Total other costs	59,095	91,159
Results of operations	$40,710	$51,853

F-30

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

Net Proved Oil, NGL and Natural Gas Reserves

The reserves engineers for North Peak Oil and Gas for the years ended December 31, 2024 and 2023, was DeGolyer and MacNaughton.

In accordance with SEC regulations, the reserves as of December 31, 2024 and 2023 were estimated using realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. North Peak Oil and Gas reports reserves in three streams; crude oil, natural gas and NGLs.

The SEC has defined proved reserves as the estimated quantities of crude oil, natural gas, and NGLs that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating crude oil, natural gas and NGLs reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

The following tables provide an analysis of the changes in estimated proved reserve quantities of crude oil, natural gas and NGLs for the years ended December 31, 2024 and 2023, all of which are located within the United States:

	Year ended December 31, 2024
	Crude Oil	Natural Gas	Liquids	Total
	(Bbl)	(Mcf)	(Bbl)	Boe
Proved reserves as of December 31, 2023	74,717,956	149,324,342	18,109,662	117,715,008
Revisions of previous estimates	(37,251,812)	(105,079,527)	(11,514,107)	(66,279,173)
Extensions, discoveries and other additions	1,032,386	597,731	128,263	1,260,271
Production	(2,145,104)	(1,534,097)	(234,205)	(2,634,992)
Sales of minerals in place	―	―	―	―
Purchase of minerals in place	―	―	―	―
Proved reserves as of December 31, 2024	36,353,426	43,308,449	6,489,613	50,061,114
Proved developed reserves
Beginning of year	13,709,050	10,054,206	1,684,399	17,069,149
End of year	14,048,447	10,904,578	1,979,859	17,845,736
Proved undeveloped reserves
Beginning of year	61,008,906	139,270,136	16,425,263	100,645,859
End of year	22,304,979	32,403,871	4,509,754	32,215,378

F-31

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

	Year ended December 31, 2023
	Crude Oil	Natural Gas	Liquids	Total
	(Bbl)	(Mcf)	(Bbl)	Boe
Proved reserves as of December 31, 2022	103,675,666	176,888,985	25,285,691	158,442,854
Revisions of previous estimates	(29,497,910)	(27,715,077)	(7,213,317)	(41,330,406)
Extensions, discoveries and other additions	3,235,035	1,773,191	284,815	3,815,381
Production	(2,693,772)	(1,622,572)	(247,482)	(3,211,683)
Sales of minerals in place	(1,063)	(185)	(45)	(1,138)
Purchase of minerals in place	―	―	―	―
Proved reserves as of December 31, 2023	74,717,956	149,324,342	18,109,662	117,715,008
Proved developed reserves
Beginning of year	13,483,470	9,763,294	1,819,367	16,930,052
End of year	13,709,050	10,054,206	1,684,399	17,069,149
Proved undeveloped reserves
Beginning of year	90,192,196	167,125,691	23,466,324	141,512,802
End of year	61,008,906	139,270,136	16,425,263	100,645,859

For the year ended December 31, 2024, North Peak Oil and Gas had downward revisions of previous estimates of 66.3 MMBoe and this was primarily attributable downgrading 163 PUDs related to changes in the overall development plans of North Peak Oil and Gas.

For the year ended December 31, 2024, extensions, discoveries and other additions resulted primarily from 4 new proved undeveloped locations for 1,260 BOE.

Standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of proved properties and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2024 and 2023 are based on realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. All realized prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. Any effect from the commodity hedges is excluded. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the "as of date" forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses would have been computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the oil and natural gas properties of North Peak Oil and Gas. The estimated future net cash flows are then discounted at a rate of 10%.

F-32

NORTH PEAK OIL AND GAS

Notes to Combined Financial Statements

December 31, 2024 and 2023

The following table presents the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented (in thousands):

	December 31,
	2024	2023
Future cash inflows	$2,916,634	$6,324,883
Future production costs	(1,213,282)	(2,663,000)
Future development and abandonment costs	(425,523)	(1,373,658)
Future income taxes	―	―
Future net cash flows	1,277,829	2,288,225
10% annual discount for estimated timing of cash flows	(664,906)	(1,257,168)
Standardized measure of discounted future net cash flows	$612,923	$1,031,057

It is not intended that the FASB's standardized measure of discounted future net cash flows represent the fair market value of the proved reserves of North Peak Oil and Gas. North Peak Oil and Gas cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented (in thousands):

	December 31,
	2024	2023
Standardized measure of discounted future net cash flows at January 1	$1,031,057	$2,562,842
Net change in prices and production costs	55,167	(1,030,771)
Changes in estimated future development and abandonment costs	64,005	28,366
Sales of crude oil and natural gas produced, net of production costs	(92,176)	(129,107)
Extensions, discoveries and improved recoveries, less related costs	13,090	45,428
Purchases (sales) of minerals in place, net	―	—
Revisions of previous quantity estimates	(477,557)	(703,721)
Development costs incurred during the period	49,837	76,798
Change in income taxes	―	―
Accretion of discount	103,106	256,284
Change in timing of estimated future production and other	(133,606)	(75,062)
Net change	(418,134)	(1,531,785)
Standardized measure of discounted future net cash flows at December 31	$612,923	$1,031,057

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.

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NORTH PEAK OIL AND GAS

Condensed Combined Financial Statements

As of September 30, 2025 (Unaudited) and December 31, 2024 (Audited) and

For the Nine Months Ended September 30, 2025 (Unaudited) and 2024 (Unaudited)

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NORTH PEAK OIL AND GAS

Condensed Combined Balance Sheets

	September 30, 2025 (Unaudited)	December 31, 2024 (Audited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$911	$1,780
Restricted cash	355	—
Accounts receivable, net	10,704	17,630
Affiliate receivable	166	85
Commodity derivative asset, current	4,569	2,076
Inventory	—	2,168
Prepaid expenses and other current assets	692	880
Total current assets	17,397	24,619
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	542,075	567,267
Commodity derivative asset	1,516	583
Other assets	467	562
TOTAL ASSETS	$561,455	$593,031
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,780	$56,660
Accrued legal judgement	—	950
Asset retirement obligation	1,634	2,050
Long-term debt, current portion	103,408	58,642
Total current liabilities	140,822	118,302
Long-term debt, net	—	78,543
Other noncurrent liabilities:
Asset retirement obligation	3,668	3,043
Other long-term liabilities	2,243	2,268
Total other noncurrent liabilities	5,911	5,311
Commitments and contingencies
Members' equity	414,722	390,875
TOTAL LIABILITIES AND MEMBERS' EQUITY	$561,455	$593,031

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands, except for per share and share information)
REVENUES:
Crude oil, natural gas, and NGL sales, net	$78,744	$123,277
Gain (loss) on derivatives, net	7,898	(148)
Total revenues	86,642	123,129

OPERATING EXPENSES:
Lease operating and workover expenses	30,647	35,593
Exploration expense	162	137
Production and ad valorem taxes	10,196	16,337
Depletion, depreciation and amortization	36,256	50,559
Accretion expense	209	195
Impairment of oil and natural gas properties	—	233
Legal	—	72
General and administrative	4,786	1,051
Affiliate expenses	3,964	5,419
Total operating expenses	86,220	109,596
Income (loss) from operations	422	13,533
OTHER INCOME (EXPENSE):
Other income, net	1,910	3,314
Gain (loss) on sale of assets	(1,686)	1
Interest expense, net	(13,678)	(16,078)
Total other expense	(13,454)	(12,763)
NET INCOME (LOSS)	$(13,032)	$770

BASIC NET INCOME (LOSS) PER SHARE	$(29.29)	$1.32
DILUTED NET INCOME (LOSS) PER SHARE	$(29.29)	$1.32

CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	444,871	584,469

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Changes in Members’ Equity

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
Beginning Balance	$390,875	$394,523
Contributions	36,879	705
Net income (loss)	(13,032)	770
Ending Balance	$414,722	$395,998

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,032)	$770
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation and amortization	36,256	50,559
Accretion expense	209	195
Impairment of oil and natural gas properties	—	233
Gain on sale of oil and natural gas properties	—	1
Loss on sale of assets	1,686	—
(Gain) loss on derivatives, net	(7,898)	148
Cash settlements on commodity derivatives	4,473	(1,992)
Amortization of debt issuance costs	1,037	1,520
Payment-in-kind interest	116	115
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	6,845	5,485
Prepaid expenses and other current assets	188	(1,430)
Other assets	95	20
Inventory	—	(50)
Accounts payable and accrued liabilities	(22,630)	(11,341)
Other long-term liabilities	(25)	(9)
Net cash provided by (used in) operating activities	$7,320	$44,224
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	$(10,263)	$(30,976)
Proceeds for the sale of assets	482	—
Proceeds from sale of oil and gas properties	—	781
Net cash used in investing activities	$(9,781)	$(30,195)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	$36,879	$705
Payment of debt issuance costs	—	(3)
Proceeds from long-term debt	2,593	3,208
Payments on long-term debt	(37,525)	(17,260)
Net cash provided by (used in) financing activities	$1,947	$(13,350)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(514)	$679
Cash, cash equivalents and restricted cash at beginning of period	1,780	1,192
Cash, cash equivalents and restricted cash at end of period	$1,266	$1,871

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 1. Organization and basis of presentation

Description of the Company

The accompanying unaudited and audited condensed combined financial statements and associated footnotes presented herein represent the financial statements of Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”) and North Peak Oil & Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Century, Navigation and North Peak are each located in Houston, Texas. Collectively, Century, Navigation and North Peak are herein referred to as “North Peak Oil and Gas”.

North Peak Oil and Gas is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming, as well as the Powder River Basin (“PRB”), located in Wyoming.

The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its U.S. operating segments into one reporting segment, exploration and production, due to the similarity of these operations.

North Peak Oil and Gas currently has negative working capital and is operating with a net loss for the nine months ended September 30, 2025. It has additional committed capital from its members to complete the drilling program that is ongoing. Also, North Peak Oil and Gas currently has production. Management believes that with these commitments and continued improvements in production, it will be able to continue as a going concern for at least one year from the issuance of these condensed combined financial statements.

On November 4, 2025, it was announced that the Company merged with PEDEVCO Corp. As consideration for the merger, PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO and paid off the Company’s outstanding current and long-term debt with all parties.

Basis of Presentation of Combined Financial Statements

The unaudited condensed combined financial statements were derived from the historical accounting records of North Peak Oil and Gas and reflect the historical financial position, results of operations and cash flows for the periods described herein. The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.

Significant accounting policies

Other than the “Restricted Cash” accounting policy below, there have been no material changes in North Peak Oil and Gas’ significant accounting policies during the nine months ended September 30, 2025. See “— Note 1. Organization and Summary of Significant Accounting Policies” in the 2024 Annual Report for discussion of significant accounting policies.

Restricted Cash

Restricted cash represents funds held by the Company for operator bonds and by third parties in escrow for suspended revenues.

F-39

NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Disaggregation of Revenue

The following table presents the disaggregation of crude oil, natural gas and NGLs revenue of North Peak Oil and Gas (in thousands):

	The Nine Months Ended September 30,
	2025	2024
Crude oil	$72,613	$116,679
Natural gas	2,014	1,159
NGLs	4,117	5,439
Total crude oil, natural gas and NGL sales, net	$78,744	$123,277

Note 2. New Accounting Standards

In March 2024, the FASB issued ASU 2024-01, “Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”). The Private Company Council and other stakeholders noted diversity in practice in accounting for profits interest and similar awards as share-based payment arrangements under Topic 718 or similar to cash bonus or profit-sharing arrangements (Topic 710, Compensation—General, or other Topics). ASU 2024-01 addresses these differences by providing an illustrative example intended to demonstrate how entities should account for them under Topic 718. The amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods with early adoption permitted. The amendments should be applied either (1) retrospectively to all prior periods presented in the financial statements, or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. North Peak Oil and Gas is currently assessing the impacts of ASU 2024-01 but does not believe it will have a material effect on net income, cash flows or retained earnings.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets” ("ASU 2025-05"), which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The practical expedient permits an entity to assume that current conditions as of the balance sheet date do not change for the remaining life of the current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025 on a prospective basis, with early adoption permitted. The Company is currently evaluating the potential impact of adopting this new guidance on the consolidated financial statements and related disclosures.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 3. Derivative Financial Instruments

Commodity Derivatives

As of September 30, 2025, North Peak Oil and Gas had the following open crude oil derivative positions:

	2025	2026	2027
WTI NYMEX Sold Swaps
Notional Quantity (Bbls)	170,000	582,000	120,000
Weighted Average Fixed Price ($/Bbl)	$67.15	$66.24	$64.90

WTI NYMEX Purchased Puts
Notional Quantity (Bbls)	114,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$66.48	$63.12	$65.00

WTI NYMEX Sold Calls
Notional Quantity (Bbls)	114,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$75.35	$74.84	$76.15

As of September 30, 2025, North Peak Oil and Gas did not have any open natural gas or NGL derivative positions.

Financial Statement Presentation

All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the condensed combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the condensed combined balance sheets. The table below presents a summary of these positions as of September 30, 2025 and December 31, 2024 (in thousands):

	September 30, 2025
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$4,840	$(271)	$4,569
Commodity derivative asset, noncurrent	1,612	(96)	1,516
Total commodity derivative assets	$6,452	$(367)	$6,085
Commodity derivative liabilities:
Commodity derivative liability, current	$(271)	$271	$—
Commodity derivative liability, noncurrent	(96)	96	—
Total commodity derivative liabilities	$(367)	$367	$—

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

	December 31, 2024
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$3,730	$(1,654)	$2,076
Commodity derivative asset, noncurrent	2,444	(1,861)	583
Total commodity derivative assets	$6,174	$(3,515)	$2,659
Commodity derivative liabilities:
Commodity derivative liability, current	$(1,654)	$1,654	$—
Commodity derivative liability, noncurrent	(1,861)	1,861	—
Total commodity derivative liabilities	$(3,515)	$3,515	$—

Note 4. Net Income (Loss) Per Share

The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net income (loss) per share (in thousands, except share and per share amounts):

	For the Nine Months Ended September 30,
	2025	2024
Net Income (Loss) Attributable to North Peak Oil and Gas:
Net income (loss)	$(13,032)	$770
Less: income allocated to participating securities	—	—
Net income (loss) attributable to North Peak Oil and Gas	$(13,032)	$770
Class A weighted average shares outstanding:
Basic and diluted	444,871	584,469
Net income (loss) per share:
Basic and diluted	$(29.29)	$1.32

Note 5. Members’ Equity and Incentive Units

Profits and Losses Allocation

Profits and losses will be determined and allocated with respect to each fiscal period as of the end of such fiscal period. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.

Profits Interest Units

North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event had occurred as of the date of these financials, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the periods ended September 30, 2025 and 2024.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

On July 15, 2025, Boomtown Oil III, LLC resigned as the Managing Member of North Peak Oil and Gas Holdings, LLC and forfeited its 1,000 Class B Units, whether vested or unvested. As of September 30, 2025 and December 31, 2024, North Peak Oil and Gas had 150 and 1,150 Class B units outstanding, respectively.

Note 6. Supplemental Disclosures of Condensed Combined Balance Sheets and Condensed Combined Statement of Cash Flows

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):

	September 30, 2025	December 31, 2024
Accounts payable	$11,882	$12,702
Production and ad valorem taxes	3,543	16,021
Suspense	14,281	13,578
Accrued lease operating and workover expenses	1,068	2,657
Owner advances and prepayments	1,416	1,985
Revenues payable	3,590	7,630
Accrued compensation costs	—	2,087
Accounts payable and accrued liabilities	$35,780	$56,660

Accounts Receivable

Components of accounts receivable include the following (in thousands):

	September 30, 2025	December 31, 2024
Crude oil, natural gas and NGL Sales	$8,881	$15,538
Joint interest billings	1,202	1,424
Other	621	668
Gross accounts receivable	10,704	17,630
Allowance for credit losses	―	―
Net accounts receivable	$10,704	$17,630

Supplemental Cash Flows

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	Nine Months Ended September 30,
	2025	2024
Supplemental disclosure of cash flow information:
Interest paid	$12,112	$14,469
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$2,336	$16,545

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 7. Oil and Natural Gas Properties

Capitalized Costs

The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas (in thousands):

	September 30, 2025	December 31, 2024
Oil and natural gas properties and equipment:
Proved properties	$700,862	$699,633
Unproved properties	250,814	240,979
Total oil and natural gas properties and equipment	951,676	940,612
Less: Accumulated depreciation, depletion and amortization	(409,601)	(373,345)
Oil and natural gas properties and equipment, net	$542,075	$567,267

Note 8. Debt and Related Expenses

The following table presents the outstanding debt and related expenses of North Peak Oil and Gas (in thousands):

	September 30, 2025	December 31, 2024
Prudential Notes	$15,609	$36,142
EOC Loan	82,500	99,375
Amegy Notes	7,038	4,445
Total debt, including current portion	105,147	139,962
Less: Debt issuance costs	(1,739)	(2,777)
Total debt, including current portion, net	103,408	137,185
Less: Prudential Notes, current portion	(15,609)	(36,142)
Less: EOC Loan, current portion	(81,032)	(22,500)
Less: Amegy Notes, current portion	(6,767)	—
Long-term debt, net	$—	$78,543

EOC Term Loan

On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC Loan”), managed by Alter Domus, LLC. Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”), or 4.3%, plus an applicable margin of 8.5% and an annual adjustment of 0.15%. As of September 30, 2025, North Peak had an interest rate of 12.95%.

Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:

	Consolidated Net	Current	Asset
At September 30, 2025:	Leverage Ratio	Ratio	Coverage Ratio
EOC Loan	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, we did not meet several of the covenant requirements listed above and as a result, were not in compliance with our EOC Financial Covenants. As of September 30, 2025, we obtained a waiver for the noncompliance.

Amegy Notes

North Peak has a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of $10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 3.5% as of September 30, 2025. As of September 30, 2025, North Peak had an interest rate of 9.2%. Principal and any accrued interest is due at maturity on October 18, 2025. As noted in “Note 14. Subsequent Events” below, on November 14, 2025, the Company merged with PEDEVCO Corp. and PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO, and paid off the Company’s outstanding current and long-term debt with all parties, including the Amegy Notes.

The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:

	Consolidated Net	Current	Asset
At September 30, 2025:	Leverage Ratio	Ratio	Coverage Ratio
Amegy Notes	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, did not meet several of the covenant requirements listed above and as a result, were not in compliance with our Amegy Financial Covenants. As of September 30, 2025, we obtained a waiver for the noncompliance.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Prudential Notes

Navigation has an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets. At June 30, 2025, the Company paid off it’s Prudential Senior Notes.

At any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears.

The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Subordinated Notes, including a Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:

	Total	Senior	Interest	Asset
	Leverage	Leverage	Coverage	Coverage
At September 30, 2025:	Ratio	Ratio	Ratio	Ratio
Prudential Subordinated Notes	5.25 to 1.00	3.25 to 1.00	1.00 to 1.00	1.50 to 1.00

Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.8 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, North Peak Oil and Gas was in compliance with the Prudential Financial Covenants.

Note 9. Leases

The following table presents North Peak Oil and Gas’ lease costs as of September 30, 2025 and December 31, 2024 (in thousands):

	September 30, 2025	December 31, 2024
Lease costs included in combined statements of operations:
Short-term lease costs	$8,071	$11,185
Total lease costs	$8,071	$11,185

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 10. Asset Retirement Obligations

The following table presents changes in asset retirement obligations of North Peak Oil and Gas (in thousands):

	Nine Months Ended September 30,
	2025	2024
Asset retirement obligations at beginning of period	$5,093	$4,874
Wells acquired/developed	—	—
Liabilities settled	—	—
Revision of estimated obligation	—	—
Accretion expense on discounted obligation	209	195
Asset retirement obligations at end of period	$5,302	$5,069

Note 11. Fair Value Measurements

The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying condensed combined balance sheets approximated fair value at September 30, 2025 and December 31, 2024 due to their short-term nature. At September 30, 2025, the Company’s debt was classified as current and as such, is not included in this table as it approximated fair value. Therefore, such financial assets and liabilities are not presented in the following table.

The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas (in thousands):

			Fair Value Measurements Using:
	Carrying	Total	Level 1		Level 2		Level 3
	Amount	Fair Value	Inputs		Inputs		Inputs
September 30, 2025 assets (liabilities):
Commodity derivatives	$6,085	$6,085	$	―		$6,085	$	―
Asset retirement obligations	$(5,302)	$(5,302)	$	―	$	―		$(5,302)
December 31, 2024 assets (liabilities):
Commodity derivatives	$2,659	$2,659	$	―		$2,659	$	―
Asset retirement obligations	$(5,093)	$(5,093)	$	―	$	―		$(5,093)
Long-term debt	$(81,532)	$(81,532)	$	―		$(81,532)	$	―

The following methods and assumptions were used to estimate the fair values in the table above.

Level 2 Fair Value Measurements

Commodity derivatives – The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.

F-47

NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Long-term debt – The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as these facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes at December 31, 2024 was $15.7 million, and was estimated based on debt with similar terms and maturity. The Prudential Subordinated Notes were listed as current as of September 30, 2025 in the accompanying condensed combined balance sheets.

Level 3 Fair Value Measurements

Asset retirement obligations – The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.

Note 12. Commitments and Contingencies

Environmental Remediation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.

Litigation

North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows.

Note 13. Transactions with Affiliates

For the nine months ended September 30, 2025 and 2024, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $4.0 million and $5.4 million, respectively. These management fees are included in affiliate expense on the condensed combined statements of operations.

Note 14. Subsequent Events

North Peak Oil and Gas has evaluated all subsequent events through December 17, 2025, the date the accompanying unaudited condensed combined financial statements were issued.

On November 4, 2025, it was announced that the Company merged with PEDEVCO Corp. As consideration for the merger, PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO and paid off the Company’s outstanding current and long-term debt with all parties.

F-48

 Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PEDEVCO CORP.,

NP MERGER SUB, LLC

COG MERGER SUB, LLC

NORTH PEAK OIL & GAS, LLC,

CENTURY OIL AND GAS SUB HOLDINGS, LLC,

AND,

SOLELY FOR THE LIMITED PURPOSES SET FORTH HEREIN,

NORTH PEAK OIL & GAS HOLDINGS, LLC

DATED AS OF OCTOBER 31, 2025

i

ii

Exhibit A -	Certificate of Designations

Exhibit B -	Shareholder Agreement

Exhibit C -	Parent A&R Bylaws

Exhibit D -	Parent A&R Charter

Exhibit E -	Parent Reverse Stock Split Amendment

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 31, 2025 (this “Agreement”), is entered into by and among (a) PEDEVCO Corp., a Texas corporation (“Parent”), (b) NP Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“First Merger Sub”), (c) COG Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), (d) North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), (e) Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG” and, together with NPOG, each, an “Acquired Company” and, collectively, the “Acquired Companies”), and (f) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company, solely for purposes of Section 6.1, Section 6.6, Section 6.8 and Section 6.10 herein (the “Members’ Representative”). Each of Parent, First Merger Sub, Second Merger Sub, the Acquired Companies and, solely for the limited purposes set forth herein, the Members’ Representative, are referred to herein, collectively, as the “Parties” and each, a “Party”.

RECITALS

WHEREAS, the Parties wish to effect at the Effective Time: (a) the merger (the “NPOG Merger”) of First Merger Sub with and into NPOG in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), with NPOG being the surviving entity and a wholly owned subsidiary of Parent and (b) the merger (the “COG Merger” and, together with the NPOG Merger, the “Mergers”) of Second Merger Sub with and into COG in accordance with the DLLCA with COG being the surviving entity and a wholly owned subsidiary of Parent;

WHEREAS, in connection with the Mergers, at the Effective Time, the Company Units issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the Aggregate Merger Consideration upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, (a) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (“NPOG Parent”), as the sole member of NPOG, and (b) Century Oil and Gas Holdings, LLC, a Delaware limited liability company (“COG Parent”), as the sole member of COG, in each case, has approved and adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein, concurrently with the execution of this Agreement (such approvals set forth in the foregoing clauses (a) and (b), collectively, the “Acquired Companies Equityholder Approval”);

WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, the issuance of Series A Parent Preferred Stock pursuant to this Agreement (the “Parent Stock Issuance”), a reverse stock split of all outstanding shares of Parent Capital Stock at a reverse stock split ratio between 1-for-10 and 1-for-20 (the “Reverse Stock Split”), the Parent A&R Bylaws, the Parent A&R Charter and the Certificate of Designations (including the transactions contemplated thereby) are advisable, fair to, and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers, the Parent Stock Issuance and the Reverse Stock Split, (c) approved the execution, delivery and performance by Parent of this Agreement, including the Mergers, the Parent Stock Issuance, the Reverse Stock Split, the Parent A&R Bylaws, the Parent A&R Charter and the Certificate of Designations upon the terms and subject to the conditions contained herein, (d) recommended that this Agreement, the Reverse Stock Split and the other Parent Stockholder Approval Matters be approved by the Parent Approving Stockholders, and (e) resolved to recommend that the Parent Approving Stockholders approve the Parent Stockholder Approval Matters (the “Parent Board Recommendation”), subject to the terms and conditions in this Agreement;

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WHEREAS, Parent, as the sole member of each of the Merger Subs, has (a) determined that this Agreement and the transactions contemplated here, including the Mergers, are advisable, fair to and in the best interests of the Merger Subs and (b) approved the execution and delivery by the Merger Subs of this Agreement, the performance by the Merger Subs of their covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth herein;

WHEREAS, as an inducement to each of Parent and the Acquired Companies entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Members’ Representative and Parent are entering into support agreements with each of certain stockholders of Parent (the “Support Agreements”), pursuant to which, among other things, each of such Persons has agreed, subject to the terms of the Support Agreements, to vote all of its Parent Common Stock in accordance with the terms of the Support Agreements; and

WHEREAS, immediately following the execution and delivery of this Agreement, Parent is delivering to the Acquired Companies the Parent Stockholder Written Consent, duly executed by the Parent Approving Stockholders.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Acquired Companies Equityholder Approval” has the meaning set forth in the Recitals.

“Acquired Companies Credit Agreement” means, collectively, (a) the Senior Secured First Lien Revolving Credit Agreement, dated as of October 18, 2022, as amended by (i) that certain First Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of July 19, 2023, (ii) that certain Second Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of December 11, 2023, (iii) that certain Third Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of April 24, 2024, and  (iv) that certain Fourth Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of January 13, 2025 by and among North Peak Oil & Gas Holdings, LLC, North Peak Oil & Gas, LLC, Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent, and the lenders party thereto, (b) the Senior Secured First Lien Term Loan Credit Agreement, dated as of August 29, 2022, as amended by (i) that certain First Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of July 19, 2023, (ii) that certain Second Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of December 11, 2023, (iii) that certain Third Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of April 24, 2024, and (iv) that certain Fourth Amendment to Senior Secured First Lien Term Loan Credit Agreement and Limited Waiver, dated as of January 13, 2025 by and among North Peak Oil & Gas Holdings, LLC, North Peak Oil & Gas, LLC, Alter Domus (US) LLC, as administrative agent and as collateral agent, and the lenders party thereto, and (c) the Note Purchase Agreement, dated as of October 7, 2021, as amended or otherwise modified by that certain (i) Limited Waiver to Note Purchase Agreement dated as of June 27, 2024, (ii) Limited Waiver and Amendment No. 1 to the Note Purchase Agreement, dated as of October 22, 2024, and (iii) Amendment No. 2 to Note Purchase Agreement, dated as of January 11, 2025 by and between Navigation Powder River, LLC and the purchasers party thereto, pursuant to which, among other things, Navigation Powder River, LLC issued its Senior Subordinated Term Notes due October 7, 2025.

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“Acquired Company” or “Acquired Companies” has the meaning set forth in the Preamble.

“Acquired Company Group” means, collectively, the Acquired Companies and their respective Subsidiaries.

“Acquired Company LLC Agreements” means, collectively, the NPOG LLCA and the COG LLCA.

“Acquired Company Subsidiary” means each Subsidiary of the Acquired Companies.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including, but not limited to, voting securities, by contract or agency or otherwise; provided, however¸ that notwithstanding anything to the contrary contained herein, other than for purposes of Section 4.26 (Broker and Other Advisors), Section 6.4 (Indemnification; Directors’ and Officers’ Insurance), Section 6.9 (Termination of Certain Related Party Contracts), Section 6.10 (Insurance), Section 7.9 (No Recourse) and Section 7.10(a) (Affiliate Liability), no member of the Juniper Group will be deemed to be an Affiliate of any member of the Acquired Company Group or the Members’ Representative for any purpose of this Agreement. For purposes of this Agreement: (i) Parent and the Parent Subsidiaries shall not be considered Affiliates of the Acquired Company Group and (ii) the Acquired Company Group shall not be considered Affiliates of Parent and the Parent Subsidiaries.

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“Aggregate Merger Consideration” has the meaning set forth in Section 3.1(b)(i).

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 6.8(h).

“Anti-Corruption Laws” has the meaning set forth in Section 4.19(b).

“APDs” has the meaning set forth in Section 4.19(e).

“Benefit Plan” means (a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), (b) any bonus, incentive, deferred compensation, termination, hospitalization or other medical, dental, vision, accident, disability, life insurance, vacation, paid time off or other fringe benefit plan, program, policy, agreement or arrangement, or any employment, change in control, retention or severance, profit sharing, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit or other equity or equity-based compensation plan, program, policy, agreement or arrangement and (c) any other compensation or benefit plan, policy, program, Contract, agreement or arrangement.

“Business Day” means any day other than Saturday, Sunday or a day on which the SEC or commercial banks in New York, New York or Houston, Texas are authorized or required by Law to close.

“Business Employees” has the meaning set forth in Section 4.10(b).

“Certificate of Designations”means the Second Amended and Restated Certificate of Designations of Parent Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock in the form set forth in Exhibit A.

“Certificates of Merger” has the meaning set forth in Section 2.2(b).

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“CO2” means carbon dioxide.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“COG” has the meaning set forth in the Preamble.

“COG Certificate of Merger” has the meaning set forth in Section 2.2(b).

“COG LLCA” means that certain Limited Liability Company Agreement of COG, effective as of January 6, 2025.

A-4

“COG Merger” has the meaning set forth in the Recitals.

“COG Parent” has the meaning set forth in the Recitals.

“COG Surviving Entity” has the meaning set forth in Section 2.1(b).

“COG Units” means all of the issued and outstanding limited liability company interests of COG, as defined in the COG LLCA.

“Company Balance Sheet” has the meaning set forth in Section 4.6(a).

“Company Benefit Plan” means a Benefit Plan that is (i) maintained, sponsored, or contributed to (or required to be contributed to) for the benefit of the Business Employees, (ii) maintained, sponsored or contributed to (or required to be contributed to) by the Acquired Companies or any Acquired Company Subsidiary, or (iii) under or with respect to which the Acquired Companies or any Acquired Company Subsidiary has, or could reasonably be expected to have, any current or contingent liability.

“Company Disclosure Letter” has the meaning set forth in Article IV.

“Company Financial Statements” has the meaning set forth in Section 4.6(a).

“Company Intellectual Property” has the meaning set forth in Section 4.23.

“Company Leased Real Property” has the meaning set forth in Section 4.12(b).

“Company Marketing Contract” has the meaning set forth in Section 4.17(a)(xiii).

A-5

“Company Material Adverse Effect” means any change, event, effect or occurrence that (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Acquired Company Group, taken as a whole, or (b) prevents the consummation of the Mergers, provided that in the case of clause (a), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: any change, event, effect or occurrence that results from or arises in connection with (A) (I) the oil and gas exploration and production industry generally; (II) the natural gas gathering, compressing, treating, processing and transportation industry generally; (III) the natural gas liquids fractionating and transportation industry generally; (IV) the crude oil and condensate logistics and marketing industry generally; and (V) the natural gas marketing and trading industry generally (including in each case changes in the Laws affecting such industries), (B) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, tariffs, credit markets and price levels or trading volumes), (C) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics, (E) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises, (F) the failure, in and of itself, of any member of the Acquired Company Group to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of the Acquired Companies or any Acquired Company Subsidiaries or the credit rating of the Acquired Companies (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency and consummation of any of the transactions contemplated hereby, including the Mergers, or any Proceeding in respect of this Agreement or any of the transactions contemplated hereby, (H) the compliance with the covenants contained in this Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of the Acquired Companies or of any Acquired Company Subsidiary, (I) (1) any action taken by the Acquired Companies or any Acquired Company Subsidiary at Parent’s written request or with Parent’s written consent or (2) the failure to take any action by the Acquired Companies or any Acquired Company Subsidiary if that action is prohibited by this Agreement to the extent that Parent fails to give its written consent after receipt of a request therefor and (J) the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates, provided that the exceptions set forth in clauses (A), (B), (C), (D) and (E) shall not be excluded to the extent such effect has disproportionately affected the Acquired Companies or any Acquired Company Subsidiary when compared to other Persons operating in the same industries.

“Company Material Customers” has the meaning set forth in Section 4.22(a).

“Company Material Suppliers” has the meaning set forth in Section 4.22(b).

“Company Owned Real Property” has the meaning set forth in Section 4.12(b).

“Company Permits” has the meaning set forth in Section 4.19(d).

“Company Permitted Liens” means, collectively:

(a) to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialman’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Acquired Companies in accordance with GAAP;

(c) lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

A-6

(d) (A) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (B) Liens on pipeline or pipeline facilities that arise out of operation of Law, or (C) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business;

(e) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and Contracts entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(f) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

(g) rights reserved to or vested in any Governmental Entity to control or regulate any member of the Acquired Company Group’s properties or assets in any manner;

(h) Liens existing on the date of this Agreement securing any Indebtedness;

(i) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Acquired Companies or of any Acquired Company Subsidiary that are customarily granted in the oil and gas industry and do not (i) materially interfere with the operation, value or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(j) such title defects as Parent (in the case of title defects with respect to properties or assets of any member of the Acquired Company Group) has expressly waived in writing; and

(k) all other Liens, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value or use of the property or asset affected.

“Company Real Property Lease” has the meaning set forth in Section 4.12(b).

“Company Reserve Auditor” has the meaning set forth in Section 4.16(a).

A-7

“Company Reserve Report” has the meaning set forth in Section 4.16(a).

“Company Rights-of-Way” has the meaning set forth in Section 4.15.

“Company Specified Contract” has the meaning set forth in Section 4.17(a).

“Company Units” means, collectively, the NPOG Units and the COG Units.

“Consent” has the meaning set forth in Section 4.5(b).

“Continuation Period” has the meaning set forth in Section 6.5(a).

“Continuing Employee” has the meaning set forth in Section 6.5(a).

“Contract” has the meaning set forth in Section 4.5(a).

“Creditors’ Rights” has the meaning set forth in Section 4.4(a).

“Derivative Transaction” means any forward, future, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons and produced Hydrocarbons, that binds a Person or any of its assets.

“Designated Equityholders” means Century Oil and Gas Holdings, LLC, a Delaware limited liability company, and North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“DLLCA” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 2.2(b).

“Environmental Law” means any Law enacted and in effect on or prior to the Closing Date that relates to pollution, protection of human health and safety (with respect to exposure to Hazardous Materials) or protection of the environment or natural resources.

“Environmental Permit” means any permit, license, consent, certification, registration, variance, exemption, approval or other authorization issued or required under any Environmental Law.

“Equityholders” has the meaning set forth in Section 3.2.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as amended, and the rules and regulations promulgated thereunder.

A-8

“FERC” means the Federal Energy Regulatory Commission or any successor thereto.

“Filed Parent SEC Documents” has the meaning set forth in Article V.

“First Merger Sub” has the meaning set forth in the Preamble.

“FPA” means the Federal Power Act of 1920, 16 U.S.C. §§ 791a, et seq., as amended, and its implementing regulations.

“GAAP” has the meaning set forth in Section 4.6(a).

“Gibson Dunn” has the meaning set forth in Section 7.13.

“Governmental Entity” has the meaning set forth in Section 4.5(b).

“Hazardous Material” means any substance, material or waste that is listed, defined, designated, classified or otherwise regulated as “hazardous,” “toxic,” a “pollutant” or a “contaminant,” or words of similar meaning and regulatory effect, or for which standards of conduct or liability may be imposed, pursuant to any Environmental Law, including Hydrocarbons and any other petroleum and petroleum byproducts, naturally occurring radioactive minerals, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and asbestos.

“Hydrocarbons” means any hydrocarbon-containing substance, crude oil, natural gas, casinghead gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.

“ICA” means the Interstate Commerce Act, 49 U.S.C. § 1, et seq., as amended, and its implementing regulations.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; provided, however, that Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnification Expenses” has the meaning set forth in Section 6.4(a).

“Indemnified Parties” has the meaning set forth in Section 6.4(a).

A-9

“Information Statement” means the written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Parent Stockholder Written Consent and the Parent Stockholder Approval Matters.

“Intellectual Property” means all intellectual property rights in the following: (a) trademarks, service marks, trade dress, logos, slogans, domain names, trade names and corporate names, all applications and registrations for the foregoing, including all renewals of the same, and together with the goodwill associated therewith; (b) patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (c) confidential information, trade secrets and know-how; and (d) copyrightable works of authorship, copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“Issuing Authority” has the meaning set forth in Section 4.12(g).

“Judgment” means any judgment, order, award, ruling, injunction, writ or decree of a Governmental Entity.

“Juniper Group” means (a) Juniper Capital Investments, LLC, (b) any of Juniper Capital Investments, LLC’s Affiliates, (c) any fund, investment account or other investment vehicle managed, advised or sponsored by Juniper Capital Advisors, L.P. or Juniper Capital Investment Management, L.P. (other than the Acquired Company Group), and (d) each investor in any of the foregoing.

“Knowledge” means the actual knowledge, after reasonable inquiry, of, in the case of the Acquired Company Group or any member thereof, the individuals listed in Section 1.1 of the Company Disclosure Letter and, in the case of Parent and the Merger Subs, the individuals listed on Section 1.1(a) of the Parent Disclosure Letter.

“Kukes” has the meaning set forth in Section 2.2(c).

“Labor Agreement” has the meaning set forth in Section 4.10(c).

“Law” means any law, rule, regulation, ordinance, act, statute, code, Judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

“Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance, provided that “Lien” shall not include any license or any option or other covenant with respect to any Intellectual Property.

“Management Companies” means Century Natural Resources, LLC and Boomtown Oil, LLC.

A-10

“Material Company Insurance Policies” has the meaning set forth in Section 4.24.

“Measurement Date” has the meaning set forth in Section 5.2(a).

“Members” means the members of the Acquired Companies.

“Members’ Representative” has the meaning set forth in the Recitals.

“Members’ Returns” has the meaning set forth in Section 6.8(b).

“Merger Subs” has the meaning set forth in the Preamble.

“Mergers” has the meaning set forth in the Recitals.

“MLA” has the meaning set forth in Section 4.12(g).

“MMcf” means million cubic feet.

“NGA” means the Natural Gas Act of 1938, 15 U.S.C. § 717 et seq., as amended, and its implementing regulations.

“NGPA” means the Natural Gas Policy Act of 1978, 15 U.S.C. §§ 3302-3432, as amended, and FERC’s implementing regulations thereunder.

“Non-PEO Plan” means each Company Benefit Plan other than a PEO Plan.

“NPOG” has the meaning set forth in the Preamble.

“NPOG Certificates of Merger” has the meaning set forth in Section 2.2(b).

“NPOG LLCA” means that certain Amended and Restated Limited Liability Company Agreement of NPOG, effective as of August 29, 2022.

“NPOG Merger” has the meaning set forth in the Recitals.

“NPOG Parent” has the meaning set forth in the Recitals.

“NPOG Surviving Entity” has the meaning set forth in Section 2.1(a).

“NPOG Units” means all of the issued and outstanding limited liability company interests of NPOG, as defined in the NPOG LLCA.

“NYSE” means the NYSE American.

“Occurrence-Based Policies” has the meaning set forth in Section 6.10.

“Oil and Gas Leases” means all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.

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“Oil and Gas Properties” means (a) all direct and indirect interests in and rights with respect to Hydrocarbons and similar properties of any kind and nature, including Oil and Gas Leases, mineral interests and operating rights, and the interests in lands covered thereby or pooled, communitized or unitized therewith and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests and the interests in lands covered thereby or pooled, communitized or unitized therewith (including all Oil and Gas Leases, operating agreements, pooling, communitization or unitization agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, back-in interests, reservations, and concessions, (b) easements, rights-of-way, licenses, permits, surface use agreements and other surface interests used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons therefrom and (c) Wells, (d) interests in machinery, equipment (including Well equipment and machinery), facilities, rigs, pumps, plants and other personal property used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons therefrom and (e) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership (general, limited or limited liability), the certificate of formation or partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Other Party” means, (a) with respect to Parent and the Parent Subsidiaries, the Acquired Companies, and (b) with respect to the Acquired Companies, Parent and Merger Sub.

“Parent” has the meaning set forth in the Preamble.

“Parent Approving Stockholders” means the holders of Parent Common Stock listed on Section 1.1(b) of the Parent Disclosure Letter.

“Parent Audit Report” has the meaning set forth in Section 5.17(a).

“Parent A&R Bylaws” has the meaning set forth in Section 2.4(a).

“Parent A&R Charter” has the meaning set forth in Section 2.4(a).

“Parent Balance Sheet” has the meaning set forth in Section 5.7(c).

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“Parent Benefit Plan” means a Benefit Plan maintained, sponsored or contributed to (or required to be contributed to) by Parent or any Parent Subsidiary, or otherwise with respect to which Parent or any Parent Subsidiary has any current or contingent liability.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning set forth in the Recitals.

“Parent Capital Stock” means the Parent Common Stock and the Parent Preferred Stock.

“Parent Common Stock” has the meaning set forth in Section 5.2(a).

“Parent Credit Agreement” means that certain that certain Credit Agreement, dated as of September 11, 2024, by and among Parent, Citibank N.A., as administrative agent, and the lenders party thereto.

“Parent Disclosure Letter” has the meaning set forth in Article V.

“Parent Equity Award” means a Parent Stock Option or Parent RSA granted under one of the Parent Stock Plans or otherwise, as the case may be.

“Parent Intellectual Property” has the meaning set forth in Section 5.24.

“Parent Leased Real Property” has the meaning set forth in Section 5.13(b).

“Parent Material Adverse Effect” means any change, event, effect or occurrence that (a) has a material adverse effect on the business, assets, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (b) prevents the consummation of the Mergers, provided that in the case of clause (a), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: any change, event, effect or occurrence that results from or arises in connection with (A) (I) the oil and gas exploration and production industry generally; (II) the natural gas gathering, compressing, treating, processing and transportation industry generally; (III) the natural gas liquids fractionating and transportation industry generally; (IV) the crude oil and condensate logistics and marketing industry generally; and (V) the natural gas marketing and trading industry generally (including in each case changes in the Laws affecting such industries), (B) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, tariffs, credit markets and price levels or trading volumes), (C) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics, (E) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises, (F) the failure, in and of itself, of Parent or the Parent Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of Parent or any Parent Subsidiaries or the credit rating of Parent (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Parent Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency and consummation of any of the transactions contemplated hereby, including the Mergers, or any Proceeding in respect of this Agreement or any of the transactions contemplated hereby, (H) the compliance with the covenants contained in this Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of Parent or of any Parent Subsidiary, (I) (1) any action taken by Parent or any Acquired Company Subsidiary at the Acquired Company’s written request or with the Acquired Company’s written consent or (2) the failure to take any action by Parent or any Parent Subsidiary if that action is prohibited by this Agreement to the extent that the Acquired Companies fail to give their written consent after receipt of a request therefor and (J) the identity of, or any facts or circumstances relating to, the Acquired Companies or their Affiliates, provided that the exceptions set forth in clauses (A), (B), (C), (D) and (E) shall not be excluded to the extent such effect has disproportionately affected Parent or any Parent Subsidiary when compared to other Persons operating in the same industries.

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“Parent Material Customers” has the meaning set forth in Section 5.23(a).

“Parent Material Suppliers” has the meaning set forth in Section 5.23(b).

“Parent Owned Real Property” has the meaning set forth in Section 5.13(b).

“Parent Permits” has the meaning set forth in Section 5.20(d).

“Parent Permitted Liens” means, collectively:

(a) to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialman’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of Parent in accordance with GAAP;

(c) lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Parent Audit Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

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(d) (A) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (B) Liens on pipeline or pipeline facilities that arise out of operation of Law, or (C) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business;

(e) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and Contracts entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(f) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

(g) rights reserved to or vested in any Governmental Entity to control or regulate any of Parent’s or the Parent Subsidiaries’ properties or assets in any manner;

(h) Liens existing on the date of this Agreement securing any Indebtedness;

(i) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Parent or of any Parent Subsidiary that are customarily granted in the oil and gas industry and do not (i) materially interfere with the operation, value or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Parent Audit Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(j) such title defects as the Acquired Companies (in the case of title defects with respect to properties or assets of Parent or the Parent Subsidiaries) have expressly waived in writing; and

(k) all other Liens, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value or use of the property or asset affected.

“Parent Preferred Stock” has the meaning set forth in Section 5.2(a).

“Parent Real Property Lease” has the meaning set forth in Section 5.13(b).

“Parent Reserve Auditor” has the meaning set forth in Section 5.17(a).

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“Parent RSA” means each compensatory restricted stock award covering shares of Parent Common Stock, whether granted pursuant to the Parent Stock Plans or otherwise, that is outstanding immediately prior to the Effective Time.

“Parent Specified Contract” has the meaning set forth in Section 5.18(a).

“Parent Stock Issuance” has the meaning set forth in the Recitals.

“Parent Stock Option” means each compensatory stock option to acquire shares of Parent Common Stock from Parent, whether granted pursuant to the Parent Stock Plans or otherwise, that is outstanding immediately prior to the Effective Time.

“Parent Stock Plans” means the PEDEVCO Corp. 2012 Equity Incentive Plan and the PEDEVCO Corp. 2021 Equity Incentive Plan, each as amended to date.

“Parent Stockholder Approval” means the approval of the Parent Stockholder Approval Matters by at least two-thirds the outstanding shares of Parent Common Stock.

“Parent Stockholder Approval Matters” means (a)(i) the issuance of more than 20% of the previously outstanding shares of Parent Common Stock and (ii) the change of control of Parent, in each case resulting from the conversion of the shares of Series A Parent Preferred Stock comprising the Aggregate Merger Consideration into Parent Common Stock, as required pursuant to the rules of the NYSE, (b) the Reverse Stock Split, and (c) the Parent A&R Charter.

“Parent Stockholder Written Consent” means an action by written consent of the holders of Parent Common Stock approving the Parent Stockholder Approval Matters, duly executed by the Parent Approving Stockholders, who collectively own at least two-thirds of the outstanding shares of Parent Common Stock.

“Parent Subsidiary” means each Subsidiary of Parent.

“Parent’s Returns” has the meaning set forth in Section 6.8(c).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Pass-Through Tax Return” means any Tax Return of an Acquired Company or an Acquired Company Subsidiary with respect to any Taxes based on, measured by or determined with reference to (in whole or in part) gross or net income, profits, or receipts (however denominated), including any capital gains or alternative minimum Tax, any franchise Taxes, and any Taxes required to be withheld or deducted from or with respect to any payment, allocation, or distribution if (a) such Acquired Company or Acquired Company Subsidiary is treated as a partnership or disregarded entity for purposes of such Tax Return, and (b) the results of operations reflected on such Tax Return are also reflected on a Tax Return of any Member (or its direct or indirect owners).

“PEO Plan” means each Company Benefit Plan sponsored by a professional employer organization or co-employer organization.

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“Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or any group composed of two or more of the foregoing.

“Preliminary Notice” has the meaning set forth in Section 6.7(d).

“Pre-Closing Claims” has the meaning set forth in Section 6.10.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date and the portion of any Straddle Period through the end of the Closing Date.

“Proceeding” has the meaning set forth in Section 4.18.

“Production Burdens” means any and all royalties (including lessors’ royalties and non-participating royalties), overriding royalties, production payments, reversionary interests, excess royalties, minimum royalties, shut-in royalties, net profits interests and other similar burdens upon, measured by, or payable out of production of Hydrocarbons from, or allocated to, any Oil and Gas Properties or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts, but excluding Taxes and assessments of Governmental Entities).

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, abandoning, injecting, escaping, leaching, dumping, or disposing into or migrating through the environment.

“Replacement Plans” has the meaning set forth in Section 6.5(b).

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Reverse Stock Split” has the meaning set forth in the Recitals.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person to issue, transfer or sell any equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

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“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Controls, including: (a) any Person listed on any applicable U.S., Canadian, or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List; (b) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes and restrictive measures (in each case having the force of Law) administered, enacted or enforced from time to time by (a) the United States (including, without limitation, the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission.

“Second Merger Sub” has the meaning set forth in the Preamble.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Shareholder Agreement” means the Shareholder Agreement, dated the date hereof, by and among Parent and the Designated Equityholders, in the form set forth in Exhibit B.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

“Surviving Entities” has the meaning set forth in Section 2.1(b).

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “supermajority”, “affiliate transactions” or “business combination statute or regulation” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Tax Action” has the meaning set forth in Section 6.8(e).

“Tax Return” means any return, declaration, report, claim for refund, information return or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Governmental Entity with respect to Taxes.

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“Taxes” means (i) any income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, production, withholding, payroll, employment, social security, registration, royalty, value added, alternative or add-on minimum, employer health, excise, estimated, severance, stamp or documentary, business, occupation, property or other taxes, escheat or unclaimed property obligations, tariff, impost, custom duties, or other similar assessments, fees, levies or charges in the nature of a tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with any of the foregoing and (ii) any liabilities in respect of an item described in clause (i) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Section 6225 of the Code, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.

“TBOC” means the Texas Business Organizations Code.

“Trade Controls” has the meaning set forth in Section 4.19(b).

“Treasury Regulations” means the regulations promulgated under the Code, as amended and as hereafter amended from time to time.

“Voting Acquired Company Debt” has the meaning set forth in Section 4.2(c).

“Voting Parent Debt” has the meaning set forth in Section 5.2(c).

“Wells” means all Hydrocarbon wells, CO2 wells, saltwater disposal wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Lease or any pooled, communitized or unitized acreage that includes all or a part of such Oil and Gas Lease or otherwise associated with an Oil and Gas Property of the applicable Person or any of its Subsidiaries, together with all Hydrocarbon and mineral production from such well.

1.2 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

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(e) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(f) all references to prices, values or monetary amounts refer to United States dollars;

(g) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(h) this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;

(i) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(j) any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(k) the Annexes and Schedules attached to this Agreement are incorporated herein by reference and will be considered part of this Agreement;

(l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP as of the execution date of this Agreement, applied on a consistent basis;

(m) all references to days mean calendar days unless otherwise provided;

(n) if any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day; and

(o) all references to time mean Houston, Texas time.

ARTICLE II

THE MERGERS; EFFECTS OF THE MERGERS

2.1 The Mergers.

(a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, First Merger Sub will be merged with and into NPOG in accordance with the provisions of the DLLCA. As a result of the NPOG Merger, the separate existence of First Merger Sub shall cease and NPOG shall continue its existence under the laws of the State of Delaware as the surviving entity and a direct, wholly owned Subsidiary of Parent (in such capacity, NPOG is sometimes referred to herein as the “NPOG Surviving Entity”).

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(b) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Second Merger Sub will be merged with and into COG in accordance with the provisions of the DLLCA. As a result of the COG Merger, the separate existence of Second Merger Sub shall cease and COG shall continue its existence under the laws of the State of Delaware as the surviving entity and a direct, wholly owned Subsidiary of Parent (in such capacity, COG is sometimes referred to herein as the “COG Surviving Entity” and, together with the NPOG Surviving Entity, the “Surviving Entities”).

2.2 Closing.

(a) The closing of the Mergers (the “Closing”), shall take place by the exchange of documents by facsimile, PDF or other electronic means concurrently with the execution and delivery of this Agreement. The date on which the Closing actually takes place is referred to as the “Closing Date.”

(b) As soon as practicable on the Closing Date after the Closing, (i) a certificate of merger in respect of the NPOG Merger that is prepared and executed in accordance with the relevant provisions of the DLLCA (the “NPOG Certificate of Merger”) and (ii) a certificate of merger in respect of the COG Merger that is prepared and executed in accordance with the relevant provisions of the DLLCA (the “COG Certificate of Merger” and, collectively with the NPOG Certificate of Merger, the “Certificates of Merger”), in each case, shall be filed with the Office of the Secretary of State of the State of Delaware. The Mergers shall become effective upon the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by Parent and the Acquired Companies and specified in the Certificates of Merger in accordance with the DLLCA (such date and time being hereinafter referred to as the “Effective Time”).

(c) At the Closing, each of Parent, Simon G. Kukes TTEE SGK 2018 Revocable Trust UAD 03/06/2018 (“Kukes”), and the Designated Equityholders shall deliver a duly executed counterpart of the Shareholder Agreement.

2.3 Effect of the Mergers. At the Effective Time, the Mergers shall have the effects set forth in this Agreement, the Certificates of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of each of (a) NPOG and First Merger Sub shall vest in the NPOG Surviving Entity and (b) COG and Second Merger Sub shall vest in the COG Surviving Entity, and all claims, debts, liabilities, obligations, restrictions, disabilities and duties of each of (i) NPOG and First Merger Sub shall become the claims, debts, liabilities, obligations, restrictions, disabilities and duties of the NPOG Surviving Entity and (ii) COG and Second Merger Sub shall become the claims, debts, liabilities, obligations, restrictions, disabilities and duties of the COG Surviving Entity, in each case, as provided under the DLLCA and other applicable Law.

2.4 Organizational Documents.

(a) Parent shall take all actions reasonably necessary such that at the Effective Time, the bylaws of Parent, as amended to date, shall be amended and restated in the form set forth in Exhibit C (the “Parent A&R Bylaws”) and the certificate of formation of Parent, as amended to date, shall be amended and restated in the form set forth in Exhibit D (the “Parent A&R Charter”).

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(b) At the Effective Time, pursuant to the DLLCA, (i) the certificate of formation of NPOG as in effect immediately prior to the Effective Time shall be the certificate of formation of the NPOG Surviving Entity, until thereafter amended in accordance with its terms, the terms of this Agreement and applicable Law, and (ii) the NPOG LLCA shall be amended and restated in the form of limited liability company agreement reasonably approved by Parent and the NPOG prior to the Effective Time and, as so amended and restated, shall be the limited liability company agreement of the NPOG Surviving Entity, until thereafter amended in accordance with the terms thereof and applicable Law.

(c) At the Effective Time, pursuant to the DLLCA, (i) the certificate of formation of COG as in effect immediately prior to the Effective Time shall be the certificate of formation of the COG Surviving Entity, until thereafter amended in accordance with its terms, the terms of this Agreement and applicable Law and (ii) the COG LLCA shall be amended and restated in the form of limited liability company agreement reasonably approved by Parent and COG prior to the Effective Time and, as so amended and restated, shall be the limited liability company agreement of the COG Surviving Entity, until thereafter amended in accordance with the terms thereof and applicable Law.

2.5 Directors and Officers of the Surviving Entities.

(a) The Parties shall take all necessary action such that from and after the Effective Time, the officers of First Merger Sub as of immediately prior to the Effective Time shall become the officers of the NPOG Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the NPOG Surviving Entity. All current directors and officers of NPOG shall be removed and/or terminated, as applicable, from their respective positions effective immediately upon the Closing, and each director and officer of NPOG shall deliver to Parent written resignation letters, effective as of the Effective Time.

(b) The Parties shall take all necessary action such that from and after the Effective Time, the officers of Second Merger Sub as of immediately prior to the Effective Time shall become the officers of the COG Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the COG Surviving Entity. All current directors and officers of COG shall be removed and/or terminated, as applicable, from their respective positions effective immediately upon the Closing, and each director and officer of COG shall deliver to Parent written resignation letters, effective as of the Effective Time.

2.6 Governance.

(a) Parent shall take all requisite action so that immediately upon the Effective Time, the Parent Board shall consist of five members (i) one member set forth on Section 2.6(a)(i) of the Company Disclosure Letter, (ii) three members comprised of the persons set forth on Section 2.6(a)(ii) of the Parent Disclosure Letter, and (iii) the independent member set forth on Section 2.6(a)(iii) of the Parent Disclosure Letter. If the individual set forth on Section 2.6(a)(i) of the Company Disclosure Letter is unwilling or unable to serve (or to continue to serve) as a director on the Parent Board following the Effective Time as a result of illness, death, resignation or any other reason, then any replacement for such individual shall be selected by the Acquired Companies or their applicable Affiliate. Each Person who is a member of the Parent Board prior to the Effective Time and is not listed on Section 2.6(a)(ii) of the Parent Disclosure Letter shall execute and deliver a letter effectuating his or her resignation as a member of the Parent Board to be effective as of the Effective Time.

(b) Parent shall take all actions necessary, effective as of the Effective Time, to (i) cause the Corporate Governance and Nominating Committee of the Parent Board to include the persons that are set forth on Section 2.6(b)(i) of the Company Disclosure Letter and (ii) cause the Compensation Committee of the Parent Board to include the persons that are set forth on Section 2.6(b)(ii) of the Company Disclosure Letter. Josh Schmidt shall be designated as the Chairman of the Compensation Committee of the Parent Board.

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ARTICLE III

AGGREGATE MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.1 Effect of the Mergers on Equity. At the Effective Time, by virtue of the Mergers and without any action on the part of Parent, First Merger Sub, Second Merger Sub, the Acquired Companies or any holder of any securities of Parent, First Merger Sub, Second Merger Sub, or the Acquired Companies:

(a) Units of Merger Subs.

(i) All of the limited liability company interests of First Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the limited liability company interests of the NPOG Surviving Entity and Parent shall be admitted as the sole member of the NPOG Surviving Entity, so that, after the Effective Time, Parent shall be the holder of all of the issued and outstanding limited liability company interests of the NPOG Surviving Entity and shall be the sole member of the NPOG Surviving Entity, all as reflected in the Organizational Documents of the NPOG Surviving Entity.

(ii) All of the limited liability company interests of Second Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the limited liability company interests of the COG Surviving Entity and Parent shall be admitted as the sole member of the COG Surviving Entity, so that, after the Effective Time, Parent shall be the holder of all of the issued and outstanding limited liability company interests of the COG Surviving Entity and shall be the sole member of the COG Surviving Entity, all as reflected in the Organizational Documents of the COG Surviving Entity.

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(b) Units of the Acquired Companies.

(i) Subject to the other provisions of this Article III, the Company Units issued and outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into the right to receive, in the aggregate, 10,650,000 validly issued, fully paid and nonassessable shares of Series A Parent Preferred Stock (the “Aggregate Merger Consideration”), subject to the provisions of this Article III, which Aggregate Merger Consideration shall be paid to the holders of Company Units in accordance with the allocation set forth on Section 3.1(b) of the Company Disclosure Letter.

(ii) All such Company Units, when so converted, shall cease to be outstanding and shall automatically be cancelled and cease to exist and no longer represent limited liability company interests in the applicable Acquired Company. Each holder of any such Company Unit that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including any rights as a member or otherwise under the applicable Acquired Company LLC Agreement), except the right to receive a portion of the Aggregate Merger Consideration in accordance with this Section 3.1(b) and the right to receive any dividends or other distributions.

(iii) At the Closing, subject to the receipt by Parent of a duly executed IRS Form W-9 from each holder of Company Units, Parent shall create a book-entry account for each holder of Company Units and to credit each such account with a number of shares of Series A Parent Preferred Stock, in the aggregate equal to the Aggregate Merger Consideration, allocated in accordance with the allocation set forth on Section 3.1(b) of the Company Disclosure Letter.

(c) Withholding. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Acquired Companies, the Surviving Entities and Parent’s transfer agent and each of their respective Affiliates shall be entitled to deduct or withhold (or cause to be deducted or withheld) from any amounts or securities otherwise payable pursuant to this Agreement such amounts or securities as are required to be deducted or withheld with respect to the making of such payments under applicable Law; provided, that except for any deduction or withholding (i) with respect to any compensatory payment made to a service provider or (ii) as a result of the failure by any Member to provide a duly executed Form W-9 as described in Section 3.1(b)(iii), Parent, First Merger Sub, Second Merger Sub, the Acquired Companies, the Surviving Entities and the Parent’s transfer agent and each of their respective Affiliates, as applicable, shall use commercially reasonable efforts to notify the Person prior to deducting and withholding from any amounts or securities otherwise payable to such Person pursuant to this Agreement and shall reasonably cooperate with the Person in seeking to reduce or eliminate any such deduction or withholding. To the extent that any such amounts or securities are so deducted or withheld and timely paid over to the appropriate Governmental Entity, such deducted or withheld amounts or securities shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

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(d) Fractional Shares. No certificate or scrip or shares representing fractional Series A Parent Preferred Stock shall be issued to a holder of Company Units pursuant to Section 3.1(b), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Notwithstanding any other provision of this Agreement, all fractional shares of Series A Parent Preferred Stock that a holder of Company Units converted pursuant to the Mergers would otherwise be entitled to receive as a portion of the Aggregate Merger Consideration will be aggregated and then, if a fractional share of Series A Parent Preferred Stock results from that aggregation, be rounded up to the nearest share of Series A Parent Preferred Stock, as applicable.

3.2 Distribution Cooperation. In connection with the Closing, if (a) any Acquired Company effectuates or seeks to effectuate a distribution of all or part of the Aggregate Merger Consideration to (i) any controlled Affiliate of such Acquired Company, (ii) the Persons set forth on Schedule 1.1(b) of the Shareholder Agreement or (iii) any Management Transferee (as defined in the Shareholder Agreement) (clauses (i)-(iii), the “Equityholders”), and (b) such distribution is permitted under Section 2.1 of the Shareholder Agreement if the Shareholder Agreement, Parent will use its commercially reasonable efforts to assist such Acquired Company and the applicable Equityholders to facilitate such distribution in the manner and to the Persons requested by such Acquired Company which for avoidance of doubt may include one or more distributions to be effected substantially concurrently with the Closing or as soon as feasible thereafter, including the delivery of instruction letters, legal opinions, indemnity letters (which shall in any event, subject to Parent’s transfer agent’s approval, which Parent shall use commercially reasonable efforts to obtain, be provided in lieu of any requirement for such Acquired Company or the applicable Equityholders to obtain and deliver stock powers and/or medallion guarantees to Parent’s transfer agent) and other documentation by Parent or its counsel to Parent’s transfer agent or otherwise as may be required or requested to effect such distribution of the Aggregate Merger Consideration; provided, that if Parent is required or requested to provide an indemnity letter in connection with any such distribution, the Equityholder(s) shall provide an indemnity letter to Parent indemnifying Parent to the same extent Parent is required or requested to indemnify Parent’s transfer agent.

3.3 Appraisal Rights. No appraisal rights, dissenter rights or similar rights will be available with respect to the Mergers or the other transactions contemplated by this Agreement. The Acquired Companies will enforce any contractual waivers that holders of Company Units have granted regarding appraisal rights that would apply to the Mergers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES

Except as set forth in the disclosure letter delivered by the Acquired Companies to Parent (the “Company Disclosure Letter”), the Acquired Companies represent and warrant to Parent and Merger Sub as follows:

4.1 Organization, General Authority and Standing. Each member of the Acquired Company Group is duly organized, incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized, incorporated or formed, as applicable (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Acquired Company Subsidiary where any such failure would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. Each member of the Acquired Company Group (a) has full power and authority necessary to own, lease and operate its assets and properties and to enable it to conduct its business as presently conducted and (b) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. No Acquired Company is in violation of its Organizational Documents in any material respect. True and complete copies of the Organizational Documents of each Acquired Company, as amended to the date of this Agreement, have been made available to Parent.

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4.2 Capital Structure.

(a) (i) Section 4.2(a)(i) of the Company Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of (A) the number and class or series (as applicable) of all of the NPOG Units issued and outstanding, and (B) the names of the persons that hold the NPOG Units, (ii) Section 4.2(a)(ii) of the Company Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of (A) the number and class or series (as applicable) of all of the COG Units issued and outstanding, and (B) the names of the persons that hold the COG Units and (iii) Section 4.2(a)(iii) of the Company Disclosure Letter set forth a true and complete statement as of the date of this Agreement of the aggregate number of Company Units. Except as set forth in Section 4.2(a) of the Company Disclosure Letter, as of the date hereof, no equity interests of any Acquired Company were issued, reserved for issuance or outstanding.

(b) All Company Units are, and all such equity interests that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued, and not subject to preemptive rights.

(c) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of any Acquired Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Units may vote (“Voting Acquired Company Debt”).

(d) Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, phantom equity, equity appreciation, equity-based performance units or other rights or Contracts to which any Acquired Company is a party or by which any Acquired Company is bound (i) obligating any Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests of, or any security convertible or exchangeable for any equity interests of, any Acquired Company or any Voting Acquired Company Debt, (ii) obligating any Acquired Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of Company Units. As of the date of this Agreement, there are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any equity interests of any Acquired Company or options, warrants, convertible or exchangeable securities, equity-based performance units or other rights to acquire equity interests of any Acquired Company.

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4.3 Acquired Company Subsidiaries; Equity Interests.

(a) Section 4.3(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of each (i) Acquired Company Subsidiary and (ii) entity (other than the Acquired Company Subsidiaries) in which any Acquired Company or any Acquired Company Subsidiary owns any interest. All of the outstanding interests of each Acquired Company Subsidiary have been duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 4.3(a) of the Company Disclosure Letter, are owned by an Acquired Company, free and clear of all Liens, other than Company Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which any Acquired Company Subsidiary is a party or by which any Acquired Company Subsidiary is bound obligating any Acquired Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Acquired Company Subsidiary.

(b) Except as set forth on Section 4.3(a) of the Company Disclosure Letter, no Acquired Company nor any Acquired Company Subsidiary (i) owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (ii) has any obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than their respective Subsidiaries listed on Section 4.3(a) of the Company Disclosure Letter.

(c) The Acquired Company Subsidiaries are not in violation of their respective Organizational Documents. True and complete copies of the Organizational Documents of each of the Acquired Company Subsidiaries, as amended as of the date of this Agreement, have been made available to Parent.

4.4 Authority; Execution and Delivery; Enforceability.

(a) The execution, delivery and performance by the Acquired Companies of this Agreement and the consummation by the Acquired Companies of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Acquired Companies in accordance with such Acquired Company’s Organizational Documents and applicable Law. Each of the Acquired Companies has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity (collectively, “Creditors’ Rights”)).

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(b) (i) NPOG Parent, as the sole member of NPOG, and (ii) COG Parent, as the sole member of COG, in each case, has approved and adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein, concurrently with its execution. None of the foregoing actions by NPOG Parent, as the sole member of NPOG, or COG Parent, as the sole member of COG, have been rescinded or modified in any way. The only vote of holders of any class or series of equity interests of NPOG or COG necessary to approve this Agreement and to consummate the transactions contemplated hereby, including the Mergers, is the Acquired Companies Equityholder Approval.

4.5 No Conflicts; Consents.

(a) Except as set forth on Section 4.5(a)of the Company Disclosure Letter, the execution, delivery and performance by the Acquired Companies of this Agreement do not, and the consummation of the Mergers and the other transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of any member of the Acquired Company Group under, any provision of (i) any Acquired Company’s Organizational Documents or the comparable Organizational Documents of the any Acquired Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (other than Oil and Gas Leases) (a “Contract”) to which any member of the Acquired Company Group is a party or by which any of their respective properties or assets is bound or (iii) assuming the Consents referred to in Section 4.5(b) are duly and timely obtained or made (as applicable), any Law applicable to a member of the Acquired Company Group or their respective properties or assets, other than, in the case of clause (ii) and (iii) above, any such items that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

(b) No consent, approval, clearance, waiting period expiration or termination, license, permit, order or authorization of (“Consent”), or registration, declaration, notice, notification, submission or filing with, any national, Federal, state, supranational, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to any member of the Acquired Company Group in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of such registration statements, reports, schedules and statements, or the taking of other actions, under the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Mergers and the other transactions contemplated hereby and (B) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Acquired Companies are qualified to do business, and (iii) such other items (A) required solely by reason of the participation of Parent (as opposed to any third Person) in the transactions contemplated hereby or (B) that the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

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4.6 Financial Statements; Undisclosed Liabilities.

(a) Set forth on Section 4.6(a) of the Company Disclosure Letter are true, correct and complete copies of: (i) the audited consolidated balance sheets of the Acquired Company Group as of December 31, 2024 and December 31, 2023 and the related audited consolidated statements of income, shareholder’s equity and cash flows for the fiscal years then ended and (ii) the unaudited consolidated balance sheet of the Acquired Company Group as of June 30, 2025 (such balance sheet and the notes thereto, the “Company Balance Sheet”), and the related unaudited statements of income, shareholder’s equity and cash flows for the nine-month period then ended (collectively, the “Company Financial Statements”). Except as set forth on Section 4.6(a) of the Company Disclosure Letter or as otherwise noted therein, the Company Financial Statements (i) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved and (ii) fairly present in all material respects the consolidated financial position of the Acquired Companies and their consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end adjustments).

(b) Except as reflected or reserved against in the Company Balance Sheet, or the notes thereto, no member of the Acquired Company Group has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet (other than any liability for breaches of Contract or relating to any Proceeding), (ii) liabilities or obligations not required to be disclosed in a consolidated balance sheet of any Acquired Company or in the notes thereto prepared in accordance with GAAP, (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby and (iv) liabilities or obligations that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole.

(c) The Acquired Companies have established and maintain internal accounting controls and systems of internal control over financial reporting that are sufficient to provide reasonable assurance, in all material respects, regarding the reliability of the Acquired Companies’ financial reporting and the preparation of the Company Financial Statements in accordance with GAAP. There are no, nor have the Acquired Companies’ auditors or the Acquired Companies been advised of, any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect any member of the Acquired Company Group’s ability to record, process, summarize and report financial information (including compliance with GAAP) or (ii) since December 31, 2022, illegal acts or instances of fraud, whether or not material, that involve management or other employees who have a significant role in any member of the Acquired Company Group’s internal control over financial reporting.

(d) The Company Financial Statements accurately summarize, in all material respects, the outstanding Derivative Transaction positions of the Acquired Companies and the Acquired Company Subsidiaries, including Hydrocarbon and financial Derivative Transaction positions attributable to the production and marketing activities of the Acquired Companies and the Acquired Company Subsidiaries, as of the dates reflected therein.

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4.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion or incorporation by reference in the Information Statement (and any amendment or supplement thereto) will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to Parent’s stockholders, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

4.8 Absence of Certain Changes or Events.

(a) Since the date of the Company Balance Sheet, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth on Section 4.8(b)of the Company Disclosure Letter, from the date of the Company Balance Sheet to the date of this Agreement, the Acquired Companies and the Acquired Company Subsidiaries have conducted their businesses in the ordinary course of business in substantially the same manner as previously conducted, and during such period have not taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any of the following actions:

(i) issued, sold, pledged, disposed of, granted, transferred, encumbered or otherwise permitted to become outstanding, or authorized the creation of, any additional equity or any additional Rights;

(ii) (A) split, combined or reclassified any of its equity interests or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (B) repurchased, redeemed or otherwise acquired, or permitted any Acquired Company Subsidiary to purchase, redeem or otherwise acquire any membership, partnership or other equity interests or Rights;

(iii) (A) sold, leased, transferred, farmed out, exchanged, disposed of, licensed, conveyed, encumbered or discontinued all or any portion of any member of the Acquired Company Group’s Oil and Gas Properties or other assets, business or properties other than (1) sales of Hydrocarbons in the ordinary course of business, (2) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), or (3) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice; (B) acquired, by merger or otherwise, or leased any assets or all or any portion of the business or property of any other entity other than (1) acquisitions of Oil and Gas Properties or entry into Oil and Gas Leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) is not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (2) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (C) merged, consolidated or entered into any other business combination transaction with any Person; or (D) converted from a limited liability company or corporation, as the case may be, to any other business entity;

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(iv) made or declared dividends or distributions to the holders of Company Units or any Acquired Company Subsidiary (other than any dividend or distribution from a wholly owned Acquired Company Subsidiary to an Acquired Company or to any other wholly owned Acquired Company Subsidiary);

(v) amended any Acquired Company’s or any Acquired Company Subsidiary’s Organizational Documents;

(vi) other than in the ordinary course of business consistent with past practice and other than extensions of six months or less of any Company Marketing Contracts on terms substantially similar to those in effect with respect to such Contract on the date of this Agreement, entered into any Contract that would be a Company Specified Contract if it were in effect on the date of this Agreement;

(vii) (A) modified or amended any material agreement (including any Company Specified Contract), in a manner that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or (B) terminated (other than upon the expiration of the term of such Company Specified Contract in accordance with its terms without additional action by the Acquired Company Group) or assigned, or waived or assigned any rights under, any Company Specified Contract other than in the ordinary course of business consistent with past practice;

(viii) waived, released, assigned, settled or compromised any material Proceeding or settled or compromised any Proceeding if such settlement or compromise (A) involved a material conduct remedy or material injunctive or similar relief, (B) involved an admission of criminal wrongdoing by any member of the Acquired Company Group or (C) had in any material respect a restrictive impact on the business of any member of the Acquired Company Group;

(ix) implemented or adopted any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;

(x) failed to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not have reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;

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(xi) (A) made, changed or rescinded any material elections relating to Taxes, (B) settle or compromise (1) any material Proceeding or controversy relating to Taxes or (2) any material Tax liability or refund, (C) amended any Tax Return in any material respect, (D) changed in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes, (E) agreed to any extension or waiver of the statute of limitations with respect to Taxes, (F) surrendered any right to claim a material Tax refund, (G) entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or other written agreement with any Governmental Entity with respect to Taxes or (H) entered into any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between any Acquired Company and any Acquired Company Subsidiary or (ii) the primary subject matter of which is not Tax);

(xii) (xii) sponsored or maintained any Company Benefit Plan or employed any Business Employee;

(xiii) (A) incurred, assumed, guaranteed or otherwise became liable for any Indebtedness (directly, contingently or otherwise), other than (1) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices not to exceed $1,000,000 or (2) in the ordinary course of business, (B) redeemed, repurchased, canceled or otherwise acquired any Indebtedness (directly, contingently or otherwise) or (C) other than with respect to the existing revolving credit facilities, created any material Lien that is not a Company Permitted Lien on its property or the property of any Acquired Company Subsidiary in connection with any pre-existing Indebtedness, new Indebtedness or lease;

(xiv) made any election to be a non-consenting party (or failed to make any election, the result of which was be deemed a non-consenting party) with respect to any proposed operation regarding any of the Oil and Gas Properties of any member of the Acquired Company Group that (A) involved capital expenditures (net to the interest of the Acquired Company Group) in excess of $1,000,000 or (B) expressly resulted in permanent forfeiture, relinquishment or termination of an Oil and Gas Property of any member of the Acquired Company Group (excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);

(xv) implemented or otherwise entered into any derivative security with respect to Hydrocarbon production or marketing or entered into any Derivative Transaction applicable to the Acquired Companies other than in the ordinary course of business;

(xvi) entered into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by any Acquired Company under Item 404 of Regulation S-K promulgated under the Exchange Act;

(xvii) authorized, recommended, proposed or announced an intention to adopt a plan of complete or partial dissolution or liquidation; or

(xviii) taken any action that would reasonably be expected to result in the payment or provision of any compensation or benefits that, individually or together with any other payment of compensation or benefit that could be received (whether in cash or property or the vesting of property) by any current or former employee, officer, director or other service provider of any member of the Acquired Company Group who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code.

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4.9 Taxes.

(a) Except as set forth on Section 4.9(a)of the Company Disclosure Letter, each member of the Acquired Company Group has (i) duly and timely filed, or caused to be duly and timely filed on its behalf, taking into account any extensions of time within which to file, all income and other material Tax Returns required to have been filed by or with respect to it, and all such Tax Returns are true and complete in all material respects, and (ii) duly and timely paid, or caused to be paid, all income and other material Taxes required to have been paid by it (whether or not shown as due on any Tax Return).

(b) Each member of the Acquired Company Group has complied, in all material respects, with all applicable Laws relating to the payment, reporting and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Entity all Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, partners, equityholders and other third parties.

(c) Except as set forth on Section 4.9(c)of the Company Disclosure Letter, no outstanding agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes relating to the Acquired Company Group has been entered into with any Governmental Entity.

(d) The Acquired Company Group has established adequate accruals and reserves, in accordance with GAAP, on the Company Financial Statements for all Taxes payable by all members of the Acquired Company Group for all taxable periods and portions thereof through the date of such Company Financial Statements.

(e) Except as set forth on Section 4.9(e)of the Company Disclosure Letter, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity in writing against any member of the Acquired Company Group that has not been paid, settled or withdrawn.

(f) Except as set forth on Section 4.9(f)of the Company Disclosure Letter, there are no material pending adjustments that have been proposed or asserted with respect to any Tax Return of any member of the Acquired Company Group, and no Proceeding or controversy in respect of Taxes of any member of the Acquired Company Group is presently in progress or has been threatened in writing, in each case, with respect to any material amount of Taxes due from or with respect to any member of the Acquired Company Group.

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(g) No member of the Acquired Company Group is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between members of the Acquired Company Group or (ii) the primary subject matter of which is not Tax).

(h) Since December 31, 2022, no member of the Acquired Company Group has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) No member of the Acquired Company Group is or has been a party to any “reportable transaction” (other than a “loss transaction”) within the meaning of Treasury Regulations Section 1.6011-4(b).

(j) No member of the Acquired Company Group has entered into or requested a private letter ruling, technical advice memoranda or similar ruling from a Governmental Entity with respect to the Acquired Company Group that would have continuing effect after the Closing Date.

(k) No member of the Acquired Company Group (i) is or has been a member of any affiliated, consolidated, unitary, combined or similar group (other than any such group the common parent of which is an Acquired Company) or (ii) has any material liability for the Taxes of any Person (other than a member of the Acquired Company Group) by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.

(l) No claim or assertion has ever been made or, to the Knowledge of the Acquired Company Group, has been threatened in writing by a Governmental Entity against any member of the Acquired Company Group in a jurisdiction where a member of the Acquired Company Group does not file a Tax Return that such entity is or may be required to file such Tax Return or pay Taxes in such jurisdiction.

(m) No member of the Acquired Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or any other written agreement with any Governmental Entity executed on or prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; or (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any analogous or similar provision of Law) that existed prior to the Closing.

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(n) No member of the Acquired Company Group has had a permanent establishment (within the meaning of an applicable Tax treaty) or has become subject to Tax outside of the United States.

(o) No member of the Acquired Company Group owns, or has ever owned, an interest in a “controlled foreign corporation” or “passive foreign investment company” within the meaning of the Code.

(p) Each member of the Acquired Company Group that has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or other similar Law has claimed such credits in accordance with applicable Law and no member of the Acquired Company Group shall be required to repay any such credit.

(q) There are no Liens for Taxes upon any property of any member of the Acquired Company Group except for statutory Liens for current Taxes not yet due and payable.

(r) For U.S. federal (and applicable state and local) income tax purposes, (i) each of NPR Intermediate, LLC; PHR Intermediate, LLC; COG Intermediate, LLC and LPR Intermediate, LLC is and has, at all times since formation, been classified as a corporation, and (ii) each other member of the Acquired Company Group is and has, at all times since formation, been classified as a partnership or disregarded entity.

(s) No member of the Acquired Company Group (i) has elected the nonapplication of subchapter K under Section 761(a) of the Code or (ii) is classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code or any similar provision of state or local Law.

(t) Section 4.9(t) of the Company Disclosure Letter sets forth the U.S. federal (and applicable state and local) income tax classification of each of the Acquired Company Subsidiaries the classification of which differs from its default classification.

4.10 Labor Relations.

(a) No member of the Acquired Company Group employs, or since December 31, 2022 has employed, any individual (either directly or under any theory of joint employment).

(b) Prior to the date hereof, the Acquired Company Group has provided to Parent a complete and accurate list that sets forth each individual employed or engaged by (x) any member of the Acquired Company Group or (y) the Management Companies and whose work duties involve providing services primarily with respect to the Acquired Company Group (each such individual, a “Business Employee”) and, with respect to each such Business Employee, to the extent applicable and permitted by applicable Law, his or her: (i) employing or engaging entity; (ii) job title; (iii) base annualized salary or hourly rate of pay (as applicable); (iv) hire date and service date (if different); (v) leave status (including nature and expected duration of any leave); (vi) primary work location; (vii) exempt or non-exempt status; and (viii) details of any visa. The Business Employees include all of the individuals reasonably required to operate the businesses of the Acquired Company Group as presently operated. Except pursuant to any agreement with the Management Companies or any member of the Acquired Company Group providing for the services of Business Employees, no member of the Acquired Company Group has any liabilities with respect to any current or former Business Employee or any other individual (including any independent contractor, consultant, leased employee and temporary employees) who has provided services with respect to any member of the Acquired Company Group.

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(c) There are no collective bargaining agreements or other labor-related Contracts with a union, works council, labor organization or other employee representative body (each a “Labor Agreement”) to which a member of the Acquired Company Group is a party or by which a member of the Acquired Company Group is bound. There are no Labor Agreements covering or that otherwise pertain to any Business Employees, and none are currently being negotiated. No Business Employee is represented by any labor union, works council, labor organization or other employee representative body. Since December 31, 2022, no member of the Acquired Company Group has experienced (a) any pending, or, to the Knowledge of the Acquired Company Group, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, work stoppages, slowdowns, lockouts, picketing, hand billing or other material labor disputes or (b) to the Knowledge of the Acquired Company Group, pending or threatened union organizing activities concerning any Business Employees. Since December 31, 2022, there has been no material Proceeding pending or, to the Knowledge of the Acquired Company Group, threatened by or with respect to any Business Employee or any other individual who has provided services with respect to any member of the Acquired Company Group by or before the National Labor Relations Board or any Governmental Entity.

(d) Each member of the Acquired Company Group and, to the Knowledge of the Acquired Company Group, the Management Companies are, and since December 31, 2022 have been, in compliance in all material respects with all applicable Laws with respect to the employment or engagement of each current or former Business Employee and any other individual who has provided services with respect to a member of the Acquired Company Group, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action, automated employment decision tools and other artificial intelligence and unemployment insurance. To the Knowledge of the Acquired Company Group, each Business Employee and any other individual who is providing or since December 31, 2022 has provided services with respect to a member of the Acquired Company Group and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

4.11 Employee Benefits.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan, and separately identifies each PEO Plan. With respect to each material Non-PEO Plan, the Acquired Companies have provided to Parent true and complete copies of the following (as applicable): (i) the current plan document(s), (ii) the most recent summary plan description (and any summaries of material modifications thereto), (iii) the most recent IRS determination or opinion letter and (iv) copies of any material, non-routine correspondence with any Governmental Entity in the past one (1) year. With respect to each PEO Plan, the Acquired Companies have provided to Parent a written summary of all of the material terms of such PEO Plan.

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(b) No Company Benefit Plan is sponsored or maintained by any member of the Acquired Company Group, and no member of the Acquired Company Group would reasonably be expected to have any liability or obligation (contingent or otherwise) with respect to any Company Benefit Plan following the Closing.

(c) To the Knowledge of the Acquired Company Group, each Company Benefit Plan has been established, maintained, funded and administered, in all material respects, in accordance with its terms and all applicable Laws, including ERISA and the Code. With respect to each Company Benefit Plan, to the Knowledge of the Acquired Company Group, all contributions, premiums and other payments that have become due have been timely paid, and any such amounts not yet due have been paid or properly accrued.

(d) Each Non-PEO Plan and, to the Knowledge of the Acquired Company Group, each PEO Plan, intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the Internal Revenue Service, and, to the Knowledge of the Acquired Company Group, no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect such Company Benefit Plan’s qualified status.

(e) No Company Benefit Plan is, and no member of the Acquired Company Group sponsors, maintains, contributes to or is required to contribute to, or has, or could reasonably be expected to have any actual or contingent liability under: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code; or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). No member of the Acquired Company Group has any current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

(f) Except as set forth on Section 4.11(f) of the Company Disclosure Letter, no Company Benefit Plan provides, and no member of the Acquired Company Group has any current or contingent liability in respect of post-retirement health or other welfare benefits for retired, former or current employees, officers, directors, or other individual service providers (or any beneficiary thereof) of the Acquired Company Group other than for continuation coverage required under COBRA for which the covered Person pays the full cost of coverage. No member of the Acquired Company Group has incurred, or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(g) No Proceeding (other than routine claims for benefits) or hearing is pending or, to the Knowledge of the Acquired Company Group, threatened with respect to any Non-PEO Plan, and to the Knowledge of the Acquired Company Group, no Proceeding or hearing is pending or threatened with respect to any PEO Plan. To the Knowledge of the Acquired Company Group, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, except as could not reasonably be expected to result in a material liability to any member of the Acquired Company Group.

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(h) No amount of compensation or benefits, individually or together with any other payment of compensation or benefit, that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, by any current or former employee, officer, director or other service provider of any member of the Acquired Company Group who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code.

(i) No member of the Acquired Company Group has any current or contingent obligation to “gross-up,” reimburse, indemnify or otherwise make whole any individual for any Taxes, including the imposition of the excise tax under Section 4999 of the Code or under Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax Law).

(j) None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated hereby (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could (i) entitle any current or former director, officer, employee, contractor, consultant or other individual service provider of any member of the Acquired Company Group (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property) or any increase of the amount of compensation or benefits due or payable, (ii) accelerate the time of payment or vesting, or trigger any payment, contribution or funding, of any compensation, equity or equity-based award or other benefits to any current or former director, officer, employee, contractor, consultant or other individual service provider of any member of the Acquired Company Group or trigger any other obligation under any Company Benefit Plan, or (iii) restrict the ability of any Acquired Company to merge, amend or terminate any Non-PEO Plan or, to the Knowledge of the Acquired Company Group, any PEO Plan.

(k) Each Non-PEO Plan and, to the Knowledge of the Acquired Company Group, each PEO Plan, in either case, that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

4.12 Title to Properties; Oil and Gas Property Matters.

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(a) The Acquired Company Group collectively has good and defensible title to the Oil and Gas Properties described in the Company Reserve Reports, in each case free and clear of all Liens and defects and imperfections of title except (i) for any property sold or otherwise disposed of in the ordinary course of business since the date of the Company Reserve Report relating to the interests of members of the Acquired Company Group referred to therein, in each case, as and to the extent such sale or other disposition is set forth and described in Section 4.12(a)of the Company Disclosure Letter, (ii) for any property reflected in the Company Reserve Report as having been sold or otherwise disposed of, (iii) for Company Permitted Liens or (iv) such as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means that the members of the Acquired Company Group have title (as of date of this Agreement and as of the Closing Date) to each of the Oil and Gas Properties held or owned such Person (or purported to be held or owned by such Person) beneficially or of record with any applicable Governmental Entity that (A) entitles the Acquired Company Group to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties except, in each case, for (w) any decreases in connection with operations in which any member of the Acquired Company Group has elected to be a non-consenting co-owner since the date of the Company Reserve Report, (x) any decreases resulting from reversion of interest on or after the date of the Company Reserve Report to co-owners with respect to operations in which such co-owners previously elected not to consent, (y) any decrease resulting from the establishment or amendment, after the date hereof, of production sharing agreements, pools or units, and (z) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Company Reserve Report; (B) obligates any member of the Acquired Company Group to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Company Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties); and (C) is free and clear of all Liens, except for Company Permitted Liens which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of such Oil and Gas Properties in the conduct of business of the Acquired Company Group as presently conducted.

(b) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except with respect to any of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Acquired Company Group, which are addressed in Section 4.12(a), (i) each member of the Acquired Company Group collectively holds (A) good, valid and marketable title to all real property owned by such member of the Acquired Company Group (collectively, including the improvements thereon, the “Company Owned Real Property”), free and clear of all Liens, except Company Permitted Liens, and (B) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by the Acquired Company Group (collectively, including the improvements thereon, the “Company Leased Real Property”), free and clear of all Liens, except Company Permitted Liens; and (ii) each agreement under which any member of the Acquired Company Group is the landlord, sublandlord, tenant,subtenant, licensor, licensee, or occupant with respect to the Company Leased Real Property (each, a “Company Real Property Lease”) is in full force and effect and is valid and enforceable against such member of the Acquired Company Group and, to the Knowledge of the Acquired Company Group, the other parties thereto, in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights), and no member of the Acquired Company Group, or to the Knowledge of the Acquired Company Group, any other party thereto, has received written notice of any default by such member of the Acquired Company Group under any Company Real Property Lease which remains uncured as of the date of this Agreement. The Company Owned Real Property and Company Leased Real Property held by any member of the Acquired Company Group are sufficient to conduct the business of the Acquired Company Group as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(c) As of the date of this Agreement, to the Knowledge of the Acquired Company Group, there does not exist any notice or request from any Governmental Entity delivered to any member of the Acquired Company Group requiring any construction work or alterations to cure any violation of applicable Law by any Acquired Company or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the Knowledge of the Acquired Company Group, threatened, condemnation or eminent domain Proceedings with respect to any of the Oil and Gas Properties, Company Owned Real Property or Company Leased Real Property, as applicable, held or owned by (or purported to be held or owned by) any members of the Acquired Company Group.

(d) As of the date of this Agreement, with respect to any Oil and Gas Lease held or owned by (or purported to be held or owned by) any member of the Acquired Company Group, there is no default under any such Oil and Gas Lease by any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, any other party thereto, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, any other party thereto, in each case, except as would not be expected, individually or in the aggregate, to have a Company Material Adverse Effect. As of the date of this Agreement, no member of the Acquired Company Group has received any written notice (other than de minimis or frivolous claims or demands) that any of its Oil and Gas Lease accounts are not current or that any material payments required thereunder have not been, or by Closing will not be, paid.

(e) To the Knowledge of the Acquired Company Group, none of the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group are subject to any material preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the transactions contemplated by this Agreement (other than any Consent that, by its terms, cannot be unreasonably withheld (or that contains language to a similar effect)).

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(f) Except to the extent of those obligations previously fulfilled by any member of the Acquired Company Group, or any of their respective predecessors, none of the material Oil and Gas Properties of any member of the Acquired Company Group contain express provisions obligating any member of the Acquired Company Group to drill any Wells (other than provisions requiring optional drilling as a condition of maintaining all or a portion of a presently non-producing Oil and Gas Lease), except as set forth on Section 4.12(f)of the Company Disclosure Letter.

(g) Section 4.12(g) of the Company Disclosure Letter lists a complete and accurate list of all Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that are (i) currently subject to any Proceeding challenging the validity of the sale or issuance of an oil and gas lease issued by the Bureau of Land Management or other Governmental Entity (the “Issuing Authority”), or (ii) pursuant to which an Issuing Authority has refused, or could reasonably be expected to refuse, to issue a drilling permit or communitization agreement on the basis of a Proceeding challenging the validity of a sale or issuance of an oil and gas lease. To the Knowledge of the Acquired Company Group, (i) each member of the Acquired Company Group has timely and properly submitted all requests to suspend operations and/or production from any such Oil and Gas Properties as permitted under the applicable provisions of the Mineral Leasing Act of 1920 (30 U.S.C. § 181 et seq.), as amended (the “MLA”) and (ii) none of such requests have been denied.

(h) Section 4.12(h) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all Oil and Gas Leases of the Acquired Company Group for which any member of the Acquired Company Group has submitted, or is expected to submit within the twelve-month period after the execution date of this Agreement, a request for suspension of operations and/or production pursuant to Section 39 of the MLA, 30 U.S.C. § 209 due to the proximity of the Oil and Gas Lease to unleased federal lands needed to complete lease blocks on a geologic play and (ii) the current status of all such submissions.

(i) Section 4.12(i) of the Company Disclosure Letter sets forth, to the Knowledge of the Acquired Company Group, all Oil and Gas Leases of the Acquired Company Group with primary terms that expire during the period beginning on the date of this Agreement and ending on December 31, 2025.

4.13 Certain Payment Matters

(a) To the Knowledge of the Acquired Company Group, (i) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Leases held or owned by (or purported to be held or owned by) any member of the Acquired Company Group have been properly and timely paid in all material respects, or have been (or are currently being) contested in good faith in the ordinary course of business and through appropriate proceedings, and (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens from Oil and Gas Properties held or owned by (or purported to be held or owned by) the Acquired Company Group and payable by the Acquired Company Group to third parties have been properly and timely paid in all material respects, or have been (or are currently being) contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense in accordance with applicable Laws, Contracts or the terms of applicable Oil and Gas Properties).

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(b) Except as set forth on Section 4.13(b)of the Company Disclosure Letter, to the Knowledge of the Acquired Company Group, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by the Acquired Company Group, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.

(c) Except as set forth on Section 4.13(c)of the Company Disclosure Letter, as of the date of this Agreement, there is no outstanding authorization for expenditure, commitment or similar request or invoice for funding or participation under any agreement or Contract which is binding on any member of the Acquired Company Group or any Oil and Gas Property held or owned by (or purported to be held or owned by) any member of the Acquired Company Group and which the Acquired Companies reasonably anticipate will individually require expenditures by any member of the Acquired Company Group in excess of $1,000,000.

4.14 Wells and Equipment.

(a) Except as would not be material and adverse to the business of the Acquired Company Group taken as a whole, with respect to Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that are operated by the Acquired Company Group, (i) all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted) and (ii) there are no Wells that constitute a part of the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group in respect of which the Acquired Company Group have received a notice, claim, demand or order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged or abandoned.

(b) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases held or owned by (or purported to be held or owned by) any member of the Acquired Company Group or otherwise associated with an Oil and Gas Property held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that were drilled and completed by the Acquired Company Group, and to the Knowledge of the Acquired Company Group, all such other wells that were not drilled and completed by the Acquired Company Group, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Acquired Company Group related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Acquired Company Group have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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4.15 Company Rights-of-Way. Each member of the Acquired Company Group has such consents, easements, rights-of-way, servitudes, surface rights, permits and licenses (including the Company Permits) from each Person (collectively, the “Company Rights-of-Way”) as are sufficient to conduct the business of such member of the Acquired Company Group as presently conducted, except for such Company Rights-of-Way the absence of which would not be material and adverse to the business of the Acquired Company Group, taken as a whole. Each member of the Acquired Company Group has fulfilled and performed all of its obligations with respect to each Company Rights-of-Way held by such Person and conducted its business in a manner that does not violate any such Company Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Company Rights-of-Way, except as would not be material and adverse to the business of the Acquired Company Group taken as a whole. All pipelines and material facilities operated by the Acquired Company Group are subject to valid Company Rights-of-Way, or are located on real property owned or leased by the Acquired Company Group, and there are no gaps (including any gap arising as a result of any breach by the Acquired Company Group of the terms of any Company Rights-of-Way) in the Company Rights-of-Way except as would not be material and adverse to the business of the Acquired Company Group taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Rights-of-Way contain a requirement that the holder thereof make royalty or other payments based, directly or indirectly, on the throughput of Hydrocarbons on or across such Company Rights-of-Way (other than customary royalties under Oil and Gas Leases based solely on Hydrocarbons produced from such Oil and Gas Lease).

4.16 Reserve Report.

(a) The Acquired Companies have made available to Parent the report of the proved Hydrocarbon reserves of the Acquired Company Group with respect to the Oil and Gas Properties of the Acquired Company Group prepared by DeGloyer and MacNaughton (the “Company Reserve Auditor”) dated as of June 30, 2025 (the “Company Reserve Report”).

(b) The factual, non-interpretive data relating to the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group upon which the Company Reserve Report was based was complete and accurate in all material respects at the time such data was provided by the Acquired Companies to the Company Reserve Auditor for use in the Company Reserve Report. To the Knowledge of the Acquired Company Group, there are no material errors in the assumptions and estimates used by the Company Reserve Auditor in connection with the preparation of the Company Reserve Report. The proved Hydrocarbon reserve estimates of the Acquired Company Group set forth in the Company Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of the Acquired Company Group at the dates indicated therein, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected, individually or in the aggregate, to be material and adverse to the business of the Acquired Company Group taken as a whole.

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4.17 Material Contracts.

(a) Except for this Agreement, Section 4.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Acquired Companies have made available to Parent true and complete copies, of:

(i) each Contract to which any member of the Acquired Company Group is a party that (A) restricts the ability of any member of the Acquired Company Group to compete in any business or with any Person in any geographical area, (B) requires any member of the Acquired Company Group to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party;

(ii) each Contract under which any member of the Acquired Company Group licenses Intellectual Property from or to any third party (other than (A) generally commercially available, off-the-shelf software programs and (B) non-exclusive licenses in the ordinary course of business), except for such licenses and sublicenses that are not material to the Acquired Company Group, taken as a whole;

(iii) any Contract pursuant to which any member of the Acquired Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Acquired Company Subsidiary, in each case, with a value greater than $1,000,000 after the date of this Agreement;

(iv) each Contract that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by any member of the Acquired Company Group (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000, other than agreements solely between or among the members of the Acquired Company Group;

(v) each Contract for a Derivative Transaction;

(vi) each Contract (including any Company Real Property Lease) to which any member of the Acquired Company Group is a party that provides for annual payments, receipts or expenditures in excess of $1,000,000;

(vii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which any member of the Acquired Company Group will, in either case, have any material obligations after the date of this Agreement;

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(viii) each (A) Labor Agreement respecting Business Employees; and (B) Contract with a Management Company providing for the engagement of Business Employees by any member of the Acquired Company Group that would reasonably be expected to result in annual payments by the members of the Acquired Company Group in excess of $1,000,000;

(ix) any Contract that (A) contains “earn out” or other contingent payment obligations, (B) guarantees any obligations of another Person or (C) contains indemnity or similar obligations, in each case, that would reasonably be expected to result in annual payments by or to any member of the Acquired Company Group in excess of $1,000,000;

(x) all Contracts relating to the pending acquisition, swap, exchange, sale or other disposition of (or option to purchase, acquire, swap, exchange, sell or dispose of) any of the assets or properties of any member of the Acquired Company Group (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons), taken as a whole, for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $1,000,000;

(xi) each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract (excluding joint operating agreements) that would reasonably be expected to require any member of the Acquired Company Group to make expenditures in excess of $1,000,000 in any one calendar year period;

(xii) any Contract that contains a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitment, capacity reservation fees or forward sale arrangement or obligation that otherwise guarantee or commit volumes of Hydrocarbons from any member of the Acquired Company Group’s Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; and

(xiii) any Contract providing for the purchase or sale by any Acquired Company or any Acquired Company Subsidiaries of Hydrocarbons, or related to Hydrocarbons or produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Company Marketing Contract”) that (A) has a remaining term of greater than 90 days and does not allow any member of the Acquired Company Group to terminate it without penalty to any member of the Acquired Company Group within 90 days, (B) which would reasonably be expected to involve volumes in excess of 500 barrels of liquid Hydrocarbons per day or 1,500 MMcf of gas per day (in each case, calculated on a yearly average basis) or (C) that contains acreage dedications of more than 1,000 acres.

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Each such Contract described in clauses (i) through (xiii) above is referred to herein as a “Company Specified Contract.”

(b) As of the date of this Agreement, each of the Company Specified Contracts is valid, binding and enforceable on the applicable member of the Acquired Company Group, as the case may be, and, to the Knowledge of the Acquired Company Group, each other party thereto, and is in full force and effect except (i) for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement and (ii) insofar as such enforceability may be limited by Creditors’ Rights. As of the date of this Agreement, to the Knowledge of the Acquired Company Group, there is no default under any Company Specified Contract by any member of the Acquired Company Group or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any member of the Acquired Company Group or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

4.18 Litigation. Except as set forth on Section 4.18 of the Company Disclosure Letter, there is, and since December 31, 2022 has been, no (a) claim, suit, action, charge, complaint, investigation, audit, arbitration, inquiry, appeal or proceeding by or before any Governmental Entity (each, a “Proceeding”) pending or, to the Knowledge of the Acquired Company Group, threatened against or affecting any member of the Acquired Company Group or any of their Oil and Gas Properties or (b) Judgment of any Governmental Entity or arbitrator outstanding against any member of the Acquired Company Group or any of their Oil and Gas Properties, in each case, that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

4.19 Compliance with Laws; Permits.

(a) Each member of the Acquired Company Group is and, since December 31, 2022, has been, in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. No member of the Acquired Company Group has received any written communication since December 31, 2022 and prior to the date of this Agreement from a Governmental Entity that alleges that any member of the Acquired Company Group is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

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(b) In the last five years, no member of the Acquired Company Group nor, to the Knowledge of the Acquired Company Group, any of their respective directors, officers, employees nor any other Person acting on behalf of any member of the Acquired Company Group has: (i) been a Sanctioned Person or been organized, a resident of or located in a Sanctioned Country; (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; (iii) made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Person in violation of any applicable Laws related to the prevention of corruption, including the Foreign Corrupt Practices Act of 1977, as amended (“Anti-Corruption Laws”); or (iv) otherwise violated applicable Sanctions, Ex-Im Laws, or anti-boycott requirements (collectively, “Trade Controls”) or Anti-Corruption Laws.

(c) In the last five years, no member of the Acquired Company Group has (i) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

(d) Each member of the Acquired Company Group are in possession, and at all times since December 31, 2022 have been in possession, of all franchises, tariffs, grants, authorizations, licenses, permits, easements, rights of way, servitudes, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. To the Knowledge of the Acquired Company Group, there is no outstanding violation in any material respect of any of the Company Permits by any member of the Acquired Company Group (as applicable). No suspension or cancellation of any of the Company Permits is, to the Knowledge of the Acquired Company Group, pending or threatened, except where such suspension or cancellation would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

(e) Section 4.19(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of (i) all pending, but not yet approved, applications for permits to drill (“APDs”), and (ii) APDs that were previously approved, but (A) will expire on or prior to June 30, 2026 or (B) have expired, and for which an APD extension has been submitted to the applicable Governmental Entity.

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4.20 Environmental Matters

(a) . Except for matters that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group taken as a whole, or that would materially impair, hinder, or delay the Acquired Company Group’s ability to perform its obligations under this Agreement:

(a) Each member of the Acquired Company Group is, and since December 31, 2022 has been, in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Environmental Permits required for the operation of their businesses as they are being conducted as of the date of this Agreement;

(b) No member of the Acquired Company Group has received any written notice since December 31, 2022 (or earlier if pending or unresolved) and prior to the date of this Agreement from any Governmental Entity or other Person alleging the violation by any member of the Acquired Company Group of or liability of any member of the Acquired Company Group under any Environmental Law or any Environmental Permit;

(c) As of the date of this Agreement, there are no Proceedings or Judgments pending or, to the Knowledge of the Acquired Company Group, threatened against any member of the Acquired Company Group relating to any Environmental Law or any Environmental Permit;

(d) To the Knowledge of the Acquired Company Group, no member of the Acquired Company Group has treated, stored, disposed of, arranged for the disposal of, transported, handled, Released, or exposed any Person to any Hazardous Material in a manner that has given rise to any current, or that is reasonably expected to give rise to any future, liabilities or obligations of any member of the Acquired Company Group pursuant to Environmental Laws;

(e) Except for customary indemnities in standard service agreements, no member of the Acquired Company Group has assumed, become subject to or provided an indemnity with respect to any liability of any other Person relating to Environmental Laws or Hazardous Materials; and

(f) The Acquired Companies have furnished to Parent, First Merger Sub and Second Merger Sub copies of all material environmental reports, audits and assessments in their possession or reasonable control.

4.21 Indebtedness. Section 4.21 of the Company Disclosure Letter contains a true and complete list of all Indebtedness of the Acquired Company Group as of the date hereof and the Acquired Companies have provided Parent with true and complete copies of all agreements (including any attachments thereto and amendments thereof) evidencing such Indebtedness.

4.22 Material Customers and Material Suppliers.

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(a) Section 4.22(a)(i) of the Company Disclosure Letter sets forth the top five customers of the Acquired Company Group collectively (based on the dollar amount of revenue from such customers) for the 12-month period ended June 30, 2025 (the “Company Material Customers”). Except as set forth on Section 4.22(a)(ii) of the Company Disclosure Letter, no such Company Material Customer has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements or materially reduced its business in the aggregate, with any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, made any threat to any member of the Acquired Company Group to cancel or otherwise terminate any of its Contracts or arrangements or materially reduce its business in the aggregate with any member of the Acquired Company Group (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Company Material Customer).

(b) Section 4.22(b)(i) of the Company Disclosure Letter sets forth the top five suppliers of the Acquired Company Group collectively (based on the dollar amount of purchases from such suppliers) for the 12-month period ended June 30, 2025 (the “Company Material Suppliers”). Except as set forth on Section 4.22(b)(ii) of the Company Disclosure Letter, no such Company Material Supplier has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements, or materially reduced its business in the aggregate, with any member of the Acquired Company Group, or, to the Knowledge of the Acquired Company Group, made any threat to any member of the Acquired Company Group to cancel or otherwise terminate any of its Contracts or arrangements with, or materially reduce its supply to, any member of the Acquired Company Group.

4.23 Intellectual Property. Each member of the Acquired Company Group owns or has the right to use all Intellectual Property that is used in and necessary for the operation of the businesses of such member of the Acquired Company Group as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Liens except for Company Permitted Liens, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. To the Knowledge of the Acquired Company Group, the use of the Company Intellectual Property by Acquired Company Group in the operation of the business of the Acquired Company Group as presently conducted is not infringing upon or misappropriating any Intellectual Property of any other Person, except for such matters that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.

4.24 Insurance. Each member of the Acquired Company Group maintains, or is entitled to the benefits of, insurance in such amounts and against such risks substantially as the Acquired Companies believe to be customary for the industries in which Acquired Company Group operates. Section 4.24 of the Company Disclosure Letter sets forth a true, correct and complete list of all material insurance policies (collectively, the “Material Company Insurance Policies”) held by each member of the Acquired Company Group as of the date of this Agreement, together with the beneficiaries, carriers and liability limits for each such policy. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement, (a) all Material Company Insurance Policies maintained by or on behalf of each member of the Acquired Company Group as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid, (b) each member of the Acquired Company Group is in compliance with the terms and provisions of all Material Company Insurance Policies maintained by or on behalf of the Acquired Company Group as of the date of this Agreement, and no member of the Acquired Company Group is in breach or default under, or has taken any action that would permit termination or material modification of, any Material Company Insurance Policies, (c) as of the date of this Agreement, there is no claim outstanding under any such Material Company Insurance Policies and, to the Knowledge of the Acquired Company Group, no event has occurred, and no circumstance or condition exists, that has given rise to or serves as the basis for any such claim under any such Material Company Insurance Policies and (d) no member of the Acquired Company Group has received any written notice from any insurer or reinsurer of any reservation of rights with respect to any material pending or paid claims as of the date of this Agreement.

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4.25 Regulatory Matters. No member of the Acquired Company Group is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005. Except as set forth on Section 4.25 of the Company Disclosure Letter, no member of the Acquired Company Group owns or holds any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid, or other hydrocarbon pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants or other related operations, assets, machinery or equipment that are subject to (x) regulation by FERC under the NGA, NGPA, ICA, or the FPA, or the rules and regulations of FERC promulgated pursuant to the foregoing statutes, or (y) rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction or Governmental Entity.

4.26 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Stephens Inc., the fees and expenses of which will be paid by Parent on behalf of the Acquired Companies at the Closing, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Mergers and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Acquired Companies or any of their respective Affiliates.

4.27 Related Party Transactions. Except as set forth on Section 4.27 of the Company Disclosure Letter, no member of the Acquired Company Group are party to any Contract, transaction or arrangement under which any (a) present or former executive officer or director of any member of the Acquired Company Group, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity securities of any member of the Acquired Company Group or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon any member of the Acquired Company Group or any of their respective properties and assets or owns or has any interest in any of their respective properties or assets, in each case, including any bond, letter of credit, guarantee, deposit, cash account, escrow, policy of insurance or other credit support instrument or security posted or delivered by any Person listed in clauses (a), (b) or (c) in connection with the operation of the business of the Acquired Company Group (each such agreement, a “Related Party Contract”).

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as disclosed in the reports, schedules, forms, statements and other documents filed by Parent with or furnished by Parent to the SEC on or after December 31, 2022 (excluding any disclosures set forth in any such Filed Parent SEC Documents in any risk factor section, any forward-looking disclosure, any quantitative or qualitative disclosures about market risk or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein) and publicly available one Business Day prior to the date of this Agreement (the “Filed Parent SEC Documents”) or as set forth in the disclosure letter delivered by Parent to the Acquired Companies (the “Parent Disclosure Letter”), Parent, First Merger Sub and Second Merger Sub represent and warrant to the Acquired Companies as follows:

5.1 Organization, General Authority and Standing. Each of Parent and the Parent Subsidiaries is duly organized, incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized, incorporated or formed, as applicable (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Parent Subsidiary where any such failure would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries (a) has full power and authority necessary to own, lease and operate its assets and properties and to enable it to conduct its business as presently conducted and (b) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent is not in violation of its Organizational Documents in any material respect. True and complete copies of the Organizational Documents of the Parent, as amended to the date of this Agreement, are included in the Filed Parent SEC Documents.

5.2 Capital Structure.

(a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, par value $0.001 per share (the “Parent Common Stock”) and 100,000,000 shares of preferred stock, par value $0.001 per share (the “Parent Preferred Stock”), 17,013,637 of which are designated as Series A Convertible Preferred Stock (“Series A Parent Preferred Stock”). At the close of business on October 30, 2025 (the “Measurement Date”), (i) 92,519,352 shares of Parent Common Stock were issued and outstanding, including 14,128,621 Parent RSAs, (ii) 2,084,000 shares of Parent Common Stock were subject to Parent Stock Options, (iii) 0 shares of Parent Common Stock were held by Parent in its treasury, (iv) 3,546,882 additional shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Plans, and (v) 0 shares of Series A Parent Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on the Measurement Date, no shares of Parent Capital Stock were issued, reserved for issuance or outstanding. From the Measurement Date to the date of this Agreement, there have been no issuances by Parent of shares of Parent Capital Stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of Parent Capital Stock or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Parent Capital Stock, other than the rights under the Parent Stock Plan or pursuant to Parent Equity Awards.

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(b) All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and all shares of Parent Capital Stock which may be issued pursuant to the exercise of Parent Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Capital Stock may vote (“Voting Parent Debt”).

(d) Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, phantom equity, equity appreciation, equity-based performance units or other rights or Contracts to which Parent is a party or by which Parent is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Parent Capital Stock of, or any security convertible or exchangeable for any shares of Parent Capital Stock or any Voting Parent Debt, (ii) obligating Parent to issue, grant or enter into any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of Parent Capital Stock. As of the date of this Agreement, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Capital Stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of Parent Capital Stock, except for (A) the withholding of shares of Parent Common Stock to satisfy Tax obligations or cashless exercises with respect to awards granted pursuant to the Parent Stock Plans and (B) the acquisition by Parent of Parent Equity Awards of shares of Parent Common Stock thereunder in connection with the forfeiture of awards.

5.3 Parent Subsidiaries; Equity Interests.

(a) Section 5.3(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of each (i) Parent Subsidiary and (ii) entity (other than the Parent Subsidiaries) in which Parent or any Parent Subsidiary owns any interest. All of the outstanding interests of each Parent Subsidiary have been duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 5.3(a) of the Parent Disclosure Letter, are owned by Parent, free and clear of all Liens, other than Parent Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which any Parent Subsidiary is a party or by which any Parent Subsidiary is bound obligating any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Parent Subsidiary.

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(b) Except as set forth on Section 5.3(a) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary (i) owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (ii) has any obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than their respective Subsidiaries listed on Section 5.3(a) of the Parent Disclosure Letter.

(c) The Parent Subsidiaries are not in violation of their respective Organizational Documents in any material respect.

5.4 Capitalization of Merger Subs; Business Conduct. All of the issued and outstanding equity interests of each of First Merger Sub and Second Merger Sub are, and immediately prior to the Effective Time will be, owned by Parent. Each of First Merger Sub and Second Merger Sub was formed on October 9, 2025. Since their inception, neither First Merger Sub nor Second Merger Sub has engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. Each of First Merger Sub and Second Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Mergers as provided in this Agreement.

5.5 Authority; Execution and Delivery; Enforceability.

(a) The execution, delivery and performance by Parent, First Merger Sub and Second Merger Sub of this Agreement and, subject to obtaining Parent Stockholder Approval, the consummation by Parent, First Merger Sub and Second Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of Parent, First Merger Sub, Second Merger Sub, as applicable, in accordance with their respective Organizational Documents and applicable Law. Parent, First Merger Sub and Second Merger Sub have duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Acquired Companies, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights).

(b) The Parent Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, the Parent Stock Issuance, and the Reverse Stock Split are advisable, fair to, and in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers, the Parent Stock Issuance, and the Reverse Stock Split, (iii) approved the execution, delivery and performance by Parent of this Agreement, including the Mergers, the Parent Stock Issuance, and the Reverse Stock Split upon the terms and subject to the conditions contained herein, (iv) recommended that this Agreement, the Reverse Stock Split and the other Parent Stockholder Approval Matters be approved by the Parent Approving Stockholders, and (v) resolved to make the Parent Board Recommendation, subject to the terms and conditions in this Agreement. None of the foregoing actions by the Parent Board have been rescinded or modified in any way.

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(c) The Parent Stockholder Approval is the only vote of holders of any class or series of Parent Capital Stock necessary to approve the Parent Stockholder Approval Matters, and no other vote of holders of any securities of Parent is necessary to approve the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of the Parent Stockholder Written Consent constitutes the Parent Stockholder Approval, and the Parent Stockholder Written Consent is irrevocable. In connection with the execution and delivery of the Parent Stockholder Written Consent, Parent took all actions necessary to comply with the TBOC and its Governing Documents.

(d) Parent, as the sole member of First Merger Sub and as the sole member of Second Merger Sub, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to, and in the best interests of, First Merger Sub and Second Merger Sub, and (ii) approved the execution and delivery by First Merger Sub and Second Merger Sub of this Agreement, the performance by First Merger Sub and Second Merger Sub of their respective covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein. None of the foregoing actions by Parent, as the sole member of First Merger Sub and Second Merger Sub, have been rescinded or modified in any way.

5.6 No Conflicts; Consents.

(a) The execution, delivery and performance by Parent, First Merger Sub and Second Merger Sub of this Agreement do not, and the consummation of the Mergers and the other transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Parent Subsidiaries under, any provision of (i) Parent’s Organizational Documents or the comparable Organizational Documents of the Parent Subsidiaries, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) assuming the Consents referred to in Section 5.6(b) are duly and timely obtained or made (as applicable) and the Parent Stockholder Approval has been obtained, any Law applicable to Parent or the Parent Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 5.6(a), clause (G) of the definition of the term “Parent Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur).

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(b) No Consent of, or registration, declaration, notice, notification, submission or filing with, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of the Information Statement and such registration statements, reports, schedules and statements, or the taking of, other actions under the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Mergers and the other transactions contemplated hereby and (B) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent, First Merger Sub and Second Merger Sub are qualified to do business, (iii) such filings as may be required under the rules and regulations of the NYSE and (iv) such other items (A) required solely by reason of the participation of the Acquired Companies (as opposed to any third Person) in the transactions contemplated hereby or (B) that the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 5.6(b), clause (G) of the definition of the term “Parent Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur).

5.7 SEC Documents; Undisclosed Liabilities.

(a) Since December 31, 2022, Parent has filed or furnished with the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act and the Securities Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently Filed Parent SEC Document prior to the date of this Agreement, in which case as of the date of such amendment), each Filed Parent SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be and did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of Parent included in the Filed Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(c) Except as reflected or reserved against in the consolidated balance sheet of Parent, as of June 30, 2025, or the notes thereto, included in the Filed Parent SEC Documents (such balance sheet and the notes thereto, the “Parent Balance Sheet”), Parent and the Parent Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Parent Balance Sheet (other than any liability for breaches of Contract or relating to any Proceeding), (ii) liabilities or obligations not required to be disclosed in a consolidated balance sheet of Parent or in the notes thereto prepared in accordance with GAAP and the rules and regulations of the SEC applicable thereto, (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby and (iv) liabilities or obligations that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

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(d) Parent has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. From the date of the filing of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to the date of this Agreement, Parent’s auditors and the Parent Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s or its Subsidiaries’ ability to record, process, summarize and report financial information (including compliance with GAAP) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s or its Subsidiaries’ internal control over financial reporting.

(e) The Filed Parent SEC Documents accurately summarize, in all material respects, the outstanding Derivative Transaction positions of Parent and the Parent Subsidiaries, including Hydrocarbon and financial Derivative Transaction positions attributable to the production and marketing activities of Parent and the Parent Subsidiaries, as of the dates reflected therein.

5.8 Information Supplied. Subject to the accuracy of the representations and warranties of the Acquired Companies set forth inArticle IV, none of the information supplied or to be supplied by or on behalf of Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Information Statement (and any amendment or supplement thereto) will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to Parent’s stockholders, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Parent, First Merger Sub and Second Merger Sub shall use commercially reasonable efforts to ensure the Information Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that Parent, First Merger Sub and Second Merger Sub will make no representation or warranty with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of any Acquired Company for inclusion or incorporation by reference therein.

5.9 Absence of Certain Changes or Events.

(a) Since the date of the Parent Balance Sheet, there has not been any Parent Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

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(b) Except as set forth in Section 5.9(b) of the Parent Disclosure Letter, from the date of the Parent Balance Sheet to the date of this Agreement, Parent and the Parent Subsidiaries have conducted their businesses in the ordinary course of business in substantially the same manner as previously conducted, and during such period have not taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any of the following actions:

(i) issued, sold, pledged, disposed of, granted, transferred, encumbered or otherwise permitted to become outstanding, or authorized the creation of, any additional equity or any additional Rights other than (A) grants of Parent Equity Awards in the ordinary course of business consistent with past practice (including, without limitation, with respect to award mix and the material terms and conditions of such awards, including those relating to vesting and forfeiture), and (B) issuances of Parent Common Stock in respect of the vesting, settlement and/or exercise of Parent Equity Awards;

(ii) (A) split, combined or reclassified any of its equity interests or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (B) repurchased, redeemed or otherwise acquired, or permitted any Parent Subsidiary to purchase, redeem or otherwise acquire any membership, partnership or other equity interests or Rights, except as permitted by the terms of the Parent Stock Plans and any related award agreements or to satisfy any withholding obligations of the holder thereof or as permitted by the terms of its securities outstanding on the date of this Agreement (or granted following the date of this Agreement in accordance with this Agreement) by any Parent Benefit Plan;

(iii) (A) sold, leased, transferred, farmed out, exchanged, disposed of, licensed, conveyed, encumbered or discontinued all or any portion of the Parent’s or any Parent Subsidiary’s Oil and Gas Properties or other assets, business or properties other than (i) sales of Hydrocarbons in the ordinary course of business, (ii) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), (iii) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice; (B) acquired, by merger or otherwise, or leased any assets or all or any portion of the business or property of any other entity other than (i) acquisitions or Oil and Gas Properties or entry into Oil and Gas Leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) was not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (ii) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (C) merged, consolidated or entered into any other business combination transaction with any Person; or (D) converted from a limited liability company or corporation, as the case may be, to any other business entity;

(iv) made or declared dividends or distributions to the holders of Parent Common Stock or any Parent Subsidiary (other than any dividend or distribution from a wholly owned Parent Subsidiary to Parent or to any other wholly owned Parent Subsidiary);

(v) amended Parent’s or any Parent Subsidiary’s Organizational Documents;

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(vi) entered into any Parent Specified Contract, except as would not prevent or materially delay the consummation of the Mergers or the other transactions contemplated by this Agreement;

(vii) modified, amended, terminated or assigned, or waived or assigned any rights under any material agreement (including any Parent Specified Contract), in a manner that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, or that would reasonably be expected to prevent or materially delay the consummation of the Mergers or the other transactions contemplated by this Agreement;

(viii) waived, released, assigned, settled or compromised any material Proceeding or settle or compromise any Proceeding if such settlement or compromise (A) involved a material conduct remedy or material injunctive or similar relief, (B) involved an admission of criminal wrongdoing by Parent or any Parent Subsidiary or (C) had in any material respect a restrictive impact on the business of Parent or any Parent Subsidiary;

(ix) implemented or adopted any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;

(x) failed to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect;

(xi) (A) made, changed or rescinded any material elections relating to Taxes, (B) settled or compromised (i) any material Proceeding or controversy relating to Taxes or (ii) any material Tax liability or refund, (C) amended any Tax Return in any material respect, (D) changed in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes, (E) agreed to any extension or waiver of the statute of limitations with respect to Taxes, (F) surrendered any right to claim a material Tax refund, (G) entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or other written agreement with any Governmental Entity with respect to Taxes or (H) entered into any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between Parent and any Parent Subsidiary or (ii) the primary subject matter of which is not Tax);

(xii) (A) established, adopted, entered into, terminated or materially amended any material Parent Benefit Plan or any other benefit or compensation plan, policy, program, Contract, agreement or arrangement that would be a material Parent Benefit Plan if in effect on the date hereof, (B) increased or accelerated the funding, payment or vesting of the compensation or benefits provided to any current or former employee, officer, director, or other individual service provider of Parent or any Parent Subsidiary, (C) granted or announced to any current or former director, officer, employee, or other individual service provider of Parent or any Parent Subsidiary any cash or equity or equity-based incentive awards, bonus, transaction, change in control, retention, severance, termination pay or similar compensation, other than the payment of annual bonuses earned for any completed performance period prior to the Closing Date in the ordinary course of business consistent with past practice, (D) (i) modified, extended, terminated or entered into any Labor Agreement or (ii) recognized or certified any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative of any employees of Parent or any Parent Subsidiary, (E) implemented or announced any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions; or (F) waived or released any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee of Parent or any Parent Subsidiary;

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(xiii) (A) incurred, assumed, guaranteed or otherwise became liable for any Indebtedness (directly, contingently or otherwise), other than (i) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices or (ii) in the ordinary course of business, (B) redeemed, repurchased, canceled or otherwise acquired any Indebtedness (directly, contingently or otherwise), (C) other than with respect to the existing revolving credit facilities, created any material Lien that is not a Parent Permitted Lien on its property or the property of any Parent Subsidiary in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (D) made or committed to make any capital expenditures other than such capital expenditures that do not exceed 115% of Parent’s capital budget (on a rolling three-month basis) as provided to the Acquired Companies prior to the execution of this Agreement;

(xiv) made any election to be a non-consenting party (or failed to make any election, the result of which was to be deemed a non-consenting party) with respect to any proposed operation regarding any of the Oil and Gas Properties of Parent or the Parent Subsidiaries that (A) involved capital expenditures (net to the interest of Parent and the Parent Subsidiaries) in excess of $2,000,000 or (B) expressly resulted in permanent forfeiture, relinquishment or termination of an Oil and Gas Property of Parent or a Parent Subsidiary (excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);

(xv) implemented or otherwise entered into any derivative security with respect to Hydrocarbon production or marketing or enter into any Derivative Transaction applicable to Parent other than in the ordinary course of business;

(xvi) entered into any transaction or Contracts with any Affiliate or other Person that was required to be disclosed by Parent under Item 404 of Regulation S-K promulgated under the Exchange Act; or

(xvii) authorized, recommended, proposed or announced an intention to adopt a plan of complete or partial dissolution or liquidation.

5.10 Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect:

(a) Each of Parent and the Parent Subsidiaries has (i) duly and timely filed, or caused to be duly and timely filed on its behalf, taking into account any extensions of time within which to file, all Tax Returns required to have been filed by or with respect to it, and all such Tax Returns are true and complete, and (ii) duly and timely paid, or caused to be paid, all Taxes required to have been paid by it (whether or not shown as due on any Tax Return).

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(b) Each of Parent and the Parent Subsidiaries has complied with all applicable Laws relating to the payment, reporting and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Entity all Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, partners, stockholders and other third parties.

(c) No outstanding agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Parent or any of the Parent Subsidiaries has been entered into with any Governmental Entity.

(d) Parent and the Parent Subsidiaries have established adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Filed Parent SEC Documents for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(e) No deficiency for any Tax has been asserted or assessed by a Governmental Entity in writing against Parent or any Parent Subsidiary that has not been paid, settled or withdrawn.

(f) There are no pending adjustments that have been proposed or asserted with respect to any Tax Return of Parent or any Parent Subsidiary, and no Proceeding or controversy in respect of Taxes of Parent or any Parent Subsidiary is presently in progress or has been threatened in writing.

(g) Neither Parent nor any Parent Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between Parent and any Parent Subsidiary or (ii) the primary subject matter of which is not Tax).

(h) Since December 31, 2022, neither Parent nor any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) Neither Parent nor any Parent Subsidiary is or has been a party to any “reportable transaction” (other than a “loss transaction”) within the meaning of Treasury Regulations Section 1.6011-4(b).

(j) Neither Parent nor any Parent Subsidiary has entered into or requested a private letter ruling, technical advice memoranda or similar ruling from a Governmental Entity with respect to Parent or any Parent Subsidiaries that would have continuing effect after the Closing Date.

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(k) Neither Parent nor any Parent Subsidiary (i) is or has been a member of any affiliated, consolidated, unitary, combined or similar group (other than any such group the common parent of which is Parent) or (ii) has any liability for the Taxes of any Person (other than Parent or the Parent Subsidiaries) by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.

(l) No claim or assertion has ever been made or, to the Knowledge of Parent, has been threatened in writing by a Governmental Entity against Parent or any Parent Subsidiary in a jurisdiction where Parent or any Parent Subsidiary does not file a Tax Return that such entity is or may be required to file such Tax Return or pay Taxes in such jurisdiction.

(m) Neither Parent nor any Parent Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or any other written agreement with any Governmental Entity executed on or prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; or (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any analogous or similar provision of Law) that existed prior to the Closing.

(n) Neither Parent nor any Parent Subsidiary has had a permanent establishment (within the meaning of an applicable Tax treaty) or has become subject to Tax outside of the United States.

(o) Neither Parent nor any Parent Subsidiary owns, or has ever owned, an interest in a “controlled foreign corporation” or “passive foreign investment company” within the meaning of the Code.

(p) Each of Parent and the Parent Subsidiaries that has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or other similar Law has claimed such credits in accordance with applicable Law and neither Parent nor any Parent Subsidiary shall be required to repay any such credit.

(q) There are no Liens for Taxes upon any property of Parent or any of the Parent Subsidiaries except for statutory Liens for current Taxes not yet due and payable.

5.11 Labor Relations.

(a) There are no Labor Agreements to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound. There are no Labor Agreements covering or that otherwise pertain to any employees of Parent or any Parent Subsidiary, and none are currently being negotiated. Except as would not reasonably be expected, individually or in the aggregate, to be material to Parent or any Parent Subsidiary, taken as a whole, since December 31, 2022, neither Parent nor any Parent Subsidiary has experienced (a) any pending, or, to the Knowledge of Parent, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, work stoppages, slowdowns, lockouts, picketing, hand billing or other material labor disputes or (b) to the Knowledge of Parent, pending or threatened union organization attempts concerning any employees of Parent or any Parent Subsidiary. Since December 31, 2023, there has been no material Proceeding pending or, to the Knowledge of Parent, threatened by or with respect to any employee of Parent or any Parent Subsidiary or any other individual who has provided services with respect to Parent or any Parent Subsidiary, in each case, before the National Labor Relations Board or any similar Governmental Entity.

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(b) Parent and each Parent Subsidiary is, and since December 31, 2022 has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action, automated employment decision tools and other artificial intelligence and unemployment insurance.

5.12 Employee Benefits.

(a) Each Parent Benefit Plan has (i) been established, maintained, funded and administered, in accordance with its terms and all applicable Laws, including ERISA and the Code, (ii) all contributions, premiums and other payments that have become due with respect to each Parent Benefit Plan have been timely paid, and (iii) any such amounts not yet due have been paid or properly accrued, in each case in all material respects.

(b) Each Parent Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the Internal Revenue Service, and, to Parent’s Knowledge, no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect such Parent Benefit Plan’s qualified status.

(c) No Parent Benefit Plan is, and neither Parent nor any Parent Subsidiary sponsors, maintains, contributes to or is required to contribute to, or has any actual or contingent liability under: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). Neither Parent nor any Parent Subsidiary has any material benefits related current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

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(d) Except as set forth on Section 5.12(d) of the Parent Disclosure Letter, no Parent Benefit Plan provides, and neither Parent nor any Parent Subsidiary has any current or contingent liability in respect of post-retirement health or life insurance benefits for retired, former or current employees, officers, directors, or other individual service providers (or any beneficiary thereof) of Parent or the Parent Subsidiaries other than for continuation coverage required under COBRA. Neither Parent nor any Parent Subsidiary has incurred, or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(e) No Proceeding (other than routine claims for benefits) or hearing is pending or, to Parent’s Knowledge, threatened with respect to any Parent Benefit Plan, and there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan, in each case, except as could not reasonably be expected to result in a material liability to Parent or a Parent Subsidiary.

(f) No amount of compensation or benefit, individually or together with any other payment of compensation or benefit, that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, by any current or former employee, officer, director or individual service provider of Parent or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code.

(g) Neither Parent nor any Parent Subsidiary has any current or contingent obligation to “gross-up”, reimburse, indemnify or otherwise make whole any individual for any Taxes, including the imposition of any excise tax under Section 4999 of the Code or under Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax Law).

(h) Except as would not result in a Parent Material Adverse Effect, none of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated hereby (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could (i) entitle any current or former director, officer, employee, contractor, consultant or other individual service provider of Parent or any Parent Subsidiary (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property) or any increase of the amount of compensation or benefits due or payable, (ii) accelerate the time of payment or vesting, or trigger any payment, contribution or funding, of any compensation, equity award or other benefits to any current or former director, officer, employee, contractor, consultant or other service provider of Parent or any Parent Subsidiary or trigger any other obligation under any Parent Benefit Plan, or (iii) restrict the ability of the Parent to merge, amend or terminate any Parent Benefit Plan.

(i) Except as would not result in a Parent Material Adverse Effect, each Parent Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

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5.13 Title to Properties; Oil and Gas Properties.

(a) The Parent and the Parent Subsidiaries collectively have good and defensible title to the Oil and Gas Properties described in the Parent Audit Report, in each case free and clear of all Liens and defects and imperfections of title except (i) for any property sold or otherwise disposed of in the ordinary course of business since the date of the Parent Audit Report relating to the interests of the Parent and the Parent Subsidiaries referred to therein, (ii) for any property reflected in the Parent Audit Report as having been sold or otherwise disposed of, (iii) for Parent Permitted Liens or (iv) such as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means that the Parent or the applicable Parent Subsidiary has title (as of date of this Agreement and as of the Closing Date) to each of the Oil and Gas Properties held or owned by such Person (or purported to be held or owned by such Person) beneficially or of record with any applicable Governmental Entity that (A) entitles the Parent or the applicable Parent Subsidiary to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Parent Audit Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties except, in each case, for (w) any decreases in connection with operations in which the Parent or the applicable Parent Subsidiary has elected to be a non-consenting co-owner since the date of the Parent Audit Report, (x) any decreases resulting from reversion of interest on or after the date of the Parent Audit Report to co-owners with respect to operations in which such co-owners previously elected not to consent, (y) any decrease resulting from the establishment or amendment, after the date hereof, of production sharing agreements, pools or units, and (z) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Parent Audit Report; (B) obligates the Parent or the applicable Parent Subsidiary to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Parent Audit Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Parent Audit Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties); and (C) is free and clear of all Liens, except for Parent Permitted Liens which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of such Oil and Gas Properties in the conduct of business of the Parent or the applicable Parent Subsidiary as presently conducted.

(b) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and except with respect to any of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries, which are addressed in Section 5.13(a), (i) the Parent or the Parent Subsidiaries collectively hold (A) good, valid and marketable title to all real property owned by the Parent or the Parent Subsidiaries (collectively, including the improvements thereon, the “Parent Owned Real Property”), free and clear of all Liens, except Parent Permitted Liens, and (B) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by the Parent or the Parent Subsidiaries (collectively, including the improvements thereon, the “Parent Leased Real Property”), free and clear of all Liens, except Parent Permitted Liens; and (ii) each agreement under which the Parent or any Parent Subsidiary is the landlord, sublandlord, tenant, subtenant, licensor, licensee, or occupant with respect to the Parent Leased Real Property (each, a “Parent Real Property Lease”) is in full force and effect and is valid and enforceable against the Parent or such Parent Subsidiary and, to the Knowledge of the Parent, the other parties thereto, in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights), and neither the Parent nor any of the Parent Subsidiaries, or to the Knowledge of the Parent, any other party thereto, has received written notice of any default by the Parent or the Parent Subsidiaries under any Parent Real Property Lease which remains uncured as of the date of this Agreement. The Parent Owned Real Property and Parent Leased Real Property held by Parent or the Parent Subsidiaries are sufficient to conduct the business of Parent and the Parent Subsidiaries as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(c) As of the date of this Agreement, to the Knowledge of the Parent, there does not exist any notice or request from any Governmental Entity delivered to the Parent or any of the Parent Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by the Parent or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the Knowledge of the Parent, threatened, condemnation or eminent domain Proceedings with respect to any of the Oil and Gas Properties, Parent Owned Real Property or Parent Leased Real Property, as applicable, held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary.

(d) As of the date of this Agreement, with respect to any material Oil and Gas Lease held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary, there is no default under any such Oil and Gas Lease by the Parent or the applicable Parent Subsidiary or, to the Knowledge of the Parent, any other party thereto, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Parent or such Parent Subsidiary or, to the Knowledge of the Parent, any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the Oil and Gas Properties held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the transactions contemplated by this Agreement.

5.14 Certain Payment Matters. .

(a) To the Knowledge of Parent, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Leases held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings, and (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens from Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries and payable by the Parent or any Parent Subsidiary to third parties have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense in accordance with applicable Laws, Contracts or the terms of applicable Oil and Gas Properties).

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(b) To the Knowledge of Parent, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent and the Parent Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by the Parent, any Parent Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.

(c) As of the date of this Agreement, there is no outstanding authorization for expenditure, commitment or similar request or invoice for funding or participation under any agreement or Contract which is binding on the Parent, any Parent Subsidiary or any Oil and Gas Property held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary and which the Parent reasonably anticipates will individually require expenditures by the Parent or any Parent Subsidiary in excess of $1,000,000.

5.15 Wells and Equipment. .

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to Oil and Gas Properties held or owed by (or purported to be held or owned by) Parent or any Parent Subsidiary that are operated by the Parent and the Parent Subsidiaries, (i) all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted) and (ii) there are no Wells that constitute a part of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent and the Parent Subsidiaries in respect of which the Parent or any Parent Subsidiaries have received a notice, claim, demand or order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged or abandoned.

(b) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases held or owned by (or purported to be held or owned by) the Parent and its Subsidiaries or otherwise associated with an Oil and Gas Property of the Parent or the Parent Subsidiaries that were drilled and completed by the Parent or the Parent Subsidiaries, and to the Knowledge of the Parent, all such other wells that were not drilled and completed by the Parent or the Parent Subsidiaries, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Parent or any Parent Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Parent or the Parent Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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5.16 Parent Rights-of-Way Each of the Parent and the Parent Subsidiaries has such consents, easements, rights-of-way, servitudes, surface rights, permits and licenses (including the Parent Permits) from each Person (collectively, the “Parent Rights-of-Way”) as are sufficient to conduct the business of Parent or such Parent Subsidiary as presently conducted, except for such Parent Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Parent or the applicable Parent Subsidiary has fulfilled and performed all of its obligations with respect to each Parent Rights-of-Way held by such Person and conducted its business in a manner that does not violate any such Parent Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Parent Rights-of-Way, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines and material facilities operated by the Parent or the Parent Subsidiaries are subject to valid Parent Rights-of-Way, or are located on real property owned or leased by the Parent or a Parent Subsidiary, and there are no gaps (including any gap arising as a result of any breach by the Parent or any of the Parent Subsidiaries of the terms of any Parent Rights-of-Way) in the Parent Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no Parent Rights-of-Way contain a requirement that the holder thereof make royalty or other payments based, directly or indirectly, on the throughput of Hydrocarbons on or across such Parent Rights-of-Way (other than customary royalties under Oil and Gas Leases based solely on Hydrocarbons produced from such Oil and Gas Lease).

5.17 Reserve Report.

(a) Parent has made available to the Acquired Companies the audited report of the estimated proved Hydrocarbon reserves of the Parent and the Parent Subsidiaries with respect to the Oil and Gas Properties of the Parent and the Parent Subsidiaries prepared by Cawley, Gillespie & Associates, Inc. (the “Parent Reserve Auditor”) dated as of January 17, 2025 (the “Parent Audit Report”).

(b) The factual, non-interpretive data relating to the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries upon which the Parent Audit Report was based was complete and accurate in all material respects at the time such data was provided to the Parent Reserve Auditor for use in the Parent Audit Report. To the Knowledge of the Parent, there are no material errors in the assumptions and estimates used by the Parent Reserve Auditor in connection with the preparation of the Parent Audit Report. The proved Hydrocarbon reserve estimates of the Parent and the Parent Subsidiaries set forth in the Parent Audit Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of the Parent and the Parent Subsidiaries at the dates indicated therein, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Audit Report that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

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5.18 Material Contracts.

(a) Except for this Agreement and the Contracts disclosed in the Filed Parent SEC Documents, Section 5.18(a) of the Parent Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and Parent has made available to the Acquired Companies true and complete copies, of:

(i) each Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S‑K under the Securities Act;

(ii) each Contract to which Parent or any Parent Subsidiary is a party that (A) restricts the ability of Parent or any Parent Subsidiary to compete in any business or with any Person in any geographical area, (B) requires Parent or any Parent Subsidiary to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C) for such restrictions, requirements and provisions that are not material to Parent and the Parent Subsidiaries, taken as a whole;

(iii) each Contract under which Parent or any Parent Subsidiary licenses Intellectual Property from or to any third party (other than (A) generally commercially available, off-the-shelf software programs and (B) non-exclusive licenses in the ordinary course of business), except for such licenses and sublicenses that are not material to Parent and the Parent Subsidiaries, taken as a whole;

(iv) any Contract pursuant to which Parent or any Parent Subsidiary will acquire any material ownership interest in any other Person or other business enterprise other than any Parent Subsidiary, in each case, with a value greater than $1,000,000 after the date of this Agreement;

(v) each Contract that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by Parent or any Parent Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000, other than agreements solely between or among Parent and any Parent Subsidiaries;

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(vi) each Contract for a Derivative Transaction;

(vii) each Contract (including any Parent Real Property Lease) to which Parent or any Parent Subsidiary is a party that provides for annual payments, receipts or expenditures in excess of $1,000,000;

(viii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which Parent or any Parent Subsidiary will have any material obligations after the date of this Agreement;

(ix) each Labor Agreement respecting employees of Parent or any Parent Subsidiary; and

(x) each Contract with or binding upon Parent or any Parent Subsidiary or any of their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S‑K under the Securities Act.

Each such Contract described in clauses (i) through (x) above is referred to herein as a “Parent Specified Contract.”

(b) As of the date of this Agreement, each of the Parent Specified Contracts is valid, binding and enforceable on Parent or a Parent Subsidiary, as the case may be, and, to the Knowledge of Parent, each other party thereto, and is in full force and effect except (i) for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect and (ii) insofar as such enforceability may be limited by Creditors’ Rights. As of the date of this Agreement, to the Knowledge of Parent, there is no default under any Parent Specified Contract by Parent or any Parent Subsidiary or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or any Parent Subsidiary or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

5.19 Litigation. Except as set forth on Section 5.19 of the Parent Disclosure Letter, there is, and since December 31, 2022 has been, no (a) Proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary or any of their Oil and Gas Properties or (b) Judgment of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary or any of their Oil and Gas Properties, in each case, that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

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5.20 Compliance with Laws; Permits.

(a) Each of Parent and the Parent Subsidiaries is, and, since December 31, 2022, has been, in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any written communication since December 31, 2022 and prior to the date of this Agreement from a Governmental Entity that alleges that Parent or any Parent Subsidiary is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) In the last five years, neither Parent nor any Parent Subsidiary nor, to the Knowledge of Parent, any of their respective directors, officers, employees nor any other Person acting on behalf of the Parent or any Parent Subsidiary has: (i) been a Sanctioned Person or been organized, a resident of or located in a Sanctioned Country; (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; (iii) made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Person in violation of any Anti-Corruption Laws; or (iv) otherwise violated Trade Controls or Anti-Corruption Laws.

(c) In the last five years, neither Parent nor any Parent Subsidiary has (i) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

(d) Parent and the Parent Subsidiaries are in possession, and at all times since December 31, 2022 have been in possession, of all franchises, tariffs, grants, authorizations, licenses, permits, easements, rights of way, servitudes, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Parent Permits”), except where the failure to be in possession of such Parent Permits would not reasonably be expected, individually or in the aggregate, have a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. To the Knowledge of Parent, there is no outstanding violation in any material respect of any of the Parent Permits by Parent or any Parent Subsidiary (as applicable). No suspension or cancellation of any of the Parent Permits is, to the Knowledge of Parent, pending or threatened, except where such suspension or cancellation would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

5.21 Environmental Matters. Except for matters that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect:

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(a) Parent and the Parent Subsidiaries are in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Environmental Permits required for the operation of their businesses as they are being conducted as of the date of this Agreement;

(b) Neither Parent nor any Parent Subsidiary has received any written notice since December 31, 2022 (or earlier if pending or unresolved) and prior to the date of this Agreement from any Governmental Entity or other Person alleging the violation by Parent or any Parent Subsidiary of or liability of Parent or any Parent Subsidiary under any Environmental Law or any Environmental Permit;

(c) As of the date of this Agreement, there are no Proceedings or Judgments pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary relating to any Environmental Law or any Environmental Permit; and

(d) To the Knowledge of Parent, neither Parent nor any Parent Subsidiary has treated, stored, disposed of, arranged for the disposal of, transported, handled, Released, or exposed any Person to any Hazardous Material in a manner that has given rise to any unresolved current liabilities or obligations of Parent or any Parent Subsidiary pursuant to Environmental Laws.

5.22 Indebtedness. Section5.22 of the Parent Disclosure Letter contains a true and complete list of all Indebtedness of Parent and the Parent Subsidiaries as of the date hereof and Parent has provided the Acquired Companies with true and complete copies of all material agreements (including any attachments thereto and amendments thereof) evidencing such Indebtedness.

5.23 Material Customers and Material Suppliers.

(a) Section 5.23(a)(i) of the Parent Disclosure Letter sets forth the top five customers of Parent and the Parent Subsidiaries collectively (based on the dollar amount of revenue from such customers) for the 12-month period ended June 30, 2025 (the “Parent Material Customers”). Except as set forth on Section 5.23(a)(ii) of the Parent Disclosure Letter, no such Parent Material Customer has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements or materially reduced its business in the aggregate, with Parent or any Parent Subsidiary or, to the Knowledge of Parent, made any threat to Parent or any Parent Subsidiary to cancel or otherwise terminate any of its Contracts or arrangements or materially reduce its business in the aggregate with Parent or any Parent Subsidiary (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Parent Material Customer).

(b) Section 5.23(b)(i) of the Parent Disclosure Letter sets forth the top five suppliers of Parent and the Parent Subsidiaries collectively (based on the dollar amount of purchases from such suppliers) for the 12-month period ended June 30, 2025 (the “Parent Material Suppliers”). Except as set forth on Section 5.23(b)(ii) of the Parent Disclosure Letter, no such Parent Material Supplier has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements, or materially reduced its business in the aggregate, with Parent or any Parent Subsidiary, or, to the Knowledge of Parent, made any threat to Parent or any Parent Subsidiary to cancel or otherwise terminate any of its Contracts or arrangements with, or materially reduce its supply to, Parent and the Parent Subsidiaries.

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5.24 Intellectual Property. Parent and the Parent Subsidiaries own or have the right to use all Intellectual Property that is used in and necessary for the operation of the businesses of Parent and the Parent Subsidiaries as presently conducted (collectively, the “Parent Intellectual Property”) free and clear of all Liens except for Parent Permitted Liens, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. To the Knowledge of Parent and the Parent Subsidiaries, the use of the Parent Intellectual Property by Parent and the Parent Subsidiaries in the operation of the business of Parent and the Parent Subsidiaries as presently conducted is not infringing upon or misappropriating any Intellectual Property of any other Person, except for such matters that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

5.25 Insurance. Parent and the Parent Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as Parent believes to be customary for the industries in which Parent and the Parent Subsidiaries operate. Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (a) all material insurance policies maintained by or on behalf of Parent or the Parent Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid, (b) Parent and the Parent Subsidiaries are in compliance with the terms and provisions of all material insurance policies maintained by or on behalf of Parent or the Parent Subsidiaries as of the date of this Agreement, and neither Parent nor any Parent Subsidiary is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies, (c) as of the date of this Agreement, there is no claim outstanding under any such material insurance policies and, to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that has given rise to or serves as the basis for any such claim under any such material insurance policies and (d) neither Parent nor the Parent Subsidiaries has received any written notice from any insurer or reinsurer of any reservation of rights with respect to any material pending or paid claims as of the date of this Agreement.

5.26 Regulatory Matters. Neither Parent nor any Parent Subsidiary is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005. Except as set forth on Section 5.26 of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary owns or holds any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid, or other hydrocarbon pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants or other related operations, assets, machinery or equipment that are subject to (x) regulation by FERC under the NGA, NGPA, ICA, or the FPA, or the rules and regulations of FERC promulgated pursuant to the foregoing statutes, or (y) rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction or Governmental Entity.

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5.27 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Roth Capital Partners, LLC, the fees and expenses of which will be paid by Parent at or prior to the Closing, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Mergers and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its Affiliates.

5.28 Opinion of Financial Advisor. Parent has received the opinion of Roth Capital Partners, LLC to the effect that, as of the date of such opinion and based upon and subject to the factors, assumptions, qualifications, limitations and other matters set forth therein, the Aggregate Merger Consideration to be issued by Parent in the Mergers pursuant to this Agreement is fair from a financial point of view to Parent, a signed copy of which opinion will be made available to the Acquired Companies for informational purposes only on a non-reliance basis promptly following the date of this Agreement.

5.29 Related Party Transactions. Except as disclosed in the Filed Parent SEC Documents, neither Parent nor any Parent Subsidiary are party to any Contract, transaction or arrangement under which any (a) present or former executive officer or director of Parent or any Parent Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity securities of Parent or any Parent Subsidiary or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon Parent or any Parent Subsidiary or any of their respective properties and assets or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

5.30 Stockholder Rights Plan; Takeover Laws.

(a) There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Parent is a party or is otherwise bound.

(b) Other than Section 21.606 of the TBOC, no Takeover Law or any similar anti-takeover provision in Parent’s Organizational Documents is, or at the Closing will be, applicable to this Agreement, or any of the transactions contemplated hereby, including the Mergers.

5.31 Form S-3. As of the date of this Agreement, Parent is eligible to register all of the shares of Parent Common Stock issuable upon conversion of the shares of Series A Parent Preferred Stock comprising Aggregate Merger Consideration issued to the Acquired Companies (or their respective designees) pursuant to the terms of this Agreement for resale by the Acquired Companies (or their respective designees) under a registration statement on Form S-3 promulgated under the Securities Act.

5.32 Valid Issuance. The shares of Series a Parent Preferred Stock comprising the Aggregate Merger Consideration have been, and the shares of Parent Common Stock issuable upon conversion of the shares of the Series A Parent Preferred Stock comprising the Aggregate Merger Consideration, when and if issued and delivered pursuant to the terms of the Series A Parent Preferred Stock, will be, duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Parent’s Organizational Documents, as amended from time to time, will be free of any Parent Permitted Liens, other than (a) restrictions on transfer under any applicable state and federal securities Laws and (b) those arising under this Agreement and the Shareholder Agreement.

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ARTICLE VI
COVENANTS

The Acquired Companies hereby covenant to and agree with Parent, First Merger Sub and Second Merger Sub, and Parent, First Merger Sub and Second Merger Sub hereby covenant to and agree with the Acquired Companies, that:

6.1 Public Statements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Acquired Companies. Parent and the Acquired Companies will not, and each of the foregoing will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the Other Party; provided, however, that a Party or its Representatives may issue a public announcement or other public disclosures (a) required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock is traded and (b) regarding this Agreement or the transactions contemplated hereby that is consistent with prior disclosure in press releases or public statements previously approved by the Other Party or made by either Party in compliance with this Section 6.1; provided that such Party uses commercially reasonable efforts to afford the Other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same; provided, further, that this Section 6.1 shall not be deemed to restrict in any manner the Acquired Companies’, Members’ Representative’s  or Parent’s ability to (i) disclose information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the Parties regarding this Agreement or the transactions contemplated hereby and (ii) communicate with its employees. Notwithstanding the foregoing, the Acquired Companies and Members’ Representative will be allowed to disclose the terms of this Agreement and the transactions contemplated hereby without the consent of Parent to their respective members (who may disclose to their direct and indirect investors) the material terms of this Agreement and other types of information that are customary for private equity funds to provide their respective members, limited partners and partners.

6.2 Takeover Laws. None of the Acquired Companies, Parent, First Merger Sub or Second Merger Sub will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from the Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

6.3 Obligations of Merger Subs. Parent shall take all action reasonably necessary to cause each of First Merger Sub and Second Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth in this Agreement.

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6.4 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under any Acquired Company’s Organizational Documents, or, if applicable, the Acquired Company Subsidiaries’ Organizational Documents, in each case as in effect on the date of this Agreement and made available to Parent, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Entities, jointly and severally, will: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of any member of the Acquired Company Group (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law in connection with any Proceeding and any losses, claims, damages, liabilities, costs, Indemnification Expenses, Judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within five days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Proceeding in advance of the final disposition of such Proceeding, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Parent and the Surviving Entities pursuant to this Section 6.4 extend to acts or omissions occurring at or before the Effective Time and any Proceeding relating thereto (including with respect to any acts or omissions occurring in connection with the consummation of the Mergers and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Proceeding relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of any member of the Acquired Company Group after the date of this Agreement and inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 6.4: (x) the term “Indemnification Expenses” means documented out of pocket attorneys’ fees and expenses and all other reasonable and documented out of pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is sought pursuant to this Section 6.4, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party; and (y) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the TBOC or DLLCA that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the TBOC or DLLCA and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the TBOC or DLLCA adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves, provided that any amendment, alteration or repeal of the TBOC or DLLCA that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Entities will settle, compromise or consent to the entry of any Judgment in any actual or threatened Proceeding in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or Judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

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(b) Without limiting the foregoing, Parent, First Merger Sub and Second Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Parties as provided in any Acquired Company’s Organizational Documents or the Acquired Company Subsidiaries’ Organizational Documents will be assumed by the Surviving Entities and Parent in the Mergers, without further action, at the Effective Time and will survive the Mergers and continue in full force and effect in accordance with their terms.

(c) Parent’s Organizational Documents, each Parent Subsidiary’s Organizational Documents, each Surviving Entities’ Organizational Documents and each Acquired Company Subsidiary’s Organizational Documents will contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in Parent’s Organizational Documents, each such Parent Subsidiary’s Organizational Documents, the Acquired Companies’ Organizational Documents and each such Acquired Company Subsidiary’s Organizational Documents, each, as in effect immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; and provided, further, that all rights to indemnification in respect of any Proceeding made within such period continue until the disposition of such Proceeding.

(d) Parent shall maintain, on behalf of the Surviving Entities, six years of tail coverage for the Acquired Companies’ current directors’ and officers’ liability and fiduciary liability insurance policies providing coverage for post-Effective Time claims asserting actual or alleged acts or omissions occurring prior to or at the Effective Time (the “D&O Tail Policy”). Notwithstanding anything to the contrary in the foregoing, in no event shall Parent or the Surviving Entities be required to pay a premium for the D&O Tail Policy in excess of 300% of the annual premiums currently paid by the Acquired Companies or any of their respective Affiliates for such insurance; provided, that if the premium for the D&O Tail Policy exceeds such amount, Parent shall obtain, on behalf of the Surviving Entities, a policy with comparable coverage to Parent’s existing D&O insurance policy, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. Section 6.4 of the Company Disclosure Letter sets forth such annual premiums currently paid by the Acquired Companies. Parent shall provide a reasonable opportunity to the Acquired Companies to comment on the terms of any endorsements in connection with the D&O Tail Policy.

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(e) If Parent, the Surviving Entities or any of their respective successors (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) assigns, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Entities assume the obligations set forth in this Section 6.4.

(f) Parent will cause the Surviving Entities to perform all of the obligations of the Surviving Entities under this Section 6.4.

(g) This Section 6.4 shall survive the consummation of the Mergers and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and will be binding on Parent, the Surviving Entities and their respective successors and assigns.

6.5 Employee Matters.

(a) From the Closing Date until December 31, 2025 (or, if earlier, an applicable Continuing Employee’s termination date) (the “Continuation Period”), Parent shall, and shall cause the Surviving Entities to, provide to the Business Employees who become employed by Parent or its Affiliate (including the Surviving Entities) immediately following the Effective Time (each, a “Continuing Employee”), compensation and employee benefits (excluding any long-term incentive or equity or equity-based, nonqualified deferred compensation, severance, retention, change in control, transaction and similar bonuses and payments, and defined benefit pension and post-employment welfare benefits) that are substantially comparable in the aggregate to either, as determined by Parent, (x) those provided to each such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions), (y) those provided to similarly situated employees of Parent and its Subsidiaries immediately prior to the Effective Time (subject to the same exclusions) or (z) some combination thereof; provided however, that such compensation and employee benefits may be subject to reductions, modifications, or changes in the ordinary course of business consistent with Parent’s or its Affiliates employment practices and policies to similarly situated employees.

(b) To the extent Parent provides for Continuing Employees to be eligible to participate in a Parent Benefit Plan or other Benefit Plan sponsored or maintained by Parent or one of its Affiliates (the “Replacement Plans”) during the plan year in which the Closing Date occurs, if such Replacement Plan is a group health plan, Parent shall use commercially reasonable efforts to credit (or cause to be credited) such Continuing Employee, for such applicable plan year, amounts already paid by such Continuing Employee during the plan year that includes the Closing under any comparable Company Benefit Plan for purposes of applying any deductibles and out-of-pocket maximums (including any lifetime maximums) as though such amounts had been paid in accordance with the terms and conditions of such Replacement Plan. For the avoidance of doubt, Continuing Employees shall be responsible for any required employee contributions, including out-of-pocket premium payments, under the terms of the applicable Replacement Plan. Parent, the Surviving Entities, their Affiliates, and the Replacement Plans shall recognize each Continuing Employee’s years of service and level of seniority with the applicable member of the Acquired Company Group and the Management Companies prior to the Effective Time for purposes of eligibility to participate, vesting and benefit determination (but not for benefit accruals under any defined benefit or retiree welfare arrangement) under the Replacement Plans (excluding any Replacement Plans in the nature of long-term incentive or equity or equity-based, nonqualified deferred compensation, severance, retention, change in control, transaction and similar bonuses and payments, and defined benefit pension and post-employment welfare benefits); provided, however, that (i) such service shall only be credited to the same extent and for the same purpose as such service was credited under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Closing and (ii) no such service shall be credited to the extent doing so would result in a duplication of benefits or compensation. Parent shall use commercially reasonable efforts to cause each Replacement Plan that is a group health plan to waive any preexisting condition exclusion or restriction, waiting period or actively-at-work requirement with respect to participation and coverage requirements applicable to a Continuing Employee in the year in which the Closing Date occurs to the extent such exclusion, restriction or requirement did not apply with respect to such employee under the corresponding Company Benefit Plan in which he or she participated immediately prior to the Effective Time.

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(c) From and after the Closing, it is the intent of the Parties that Parent and its Affiliates shall have no current or contingent liability or obligation with respect to, and the Acquired Companies shall use commercially reasonable efforts to cause the Management Companies to retain, assume, and be solely responsible for all liabilities and obligations relating to or at any time arising under or with respect to, any Company Benefit Plan, including the responsibility for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9.

(d) Nothing in this Agreement shall constitute the establishment of or an amendment to, or be construed as establishing or amending, any benefit or compensation plan, program, Contract, arrangement or agreement sponsored, maintained or contributed to by the Acquired Companies, Parent or any of their respective Subsidiaries, and nothing in this Agreement shall be deemed to alter or limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Entities) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement. The provisions of this Section 6.5 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Acquired Companies or any Acquired Company Subsidiary, or any dependent or beneficiary thereof), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights, benefits or remedies (including any third-party beneficiary rights).

6.6 Transaction Litigation. Parent shall promptly notify the Members’ Representative of any litigation against it or its directors or officers in relation to the Mergers and the other transactions contemplated by this Agreement and shall keep the Acquired Companies informed regarding such litigation. Parent shall give the Members’ Representative the opportunity to participate in the defense or settlement of any litigation against Parent or its directors relating to the Mergers and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of the Acquired Companies, which consent shall not be unreasonably withheld, conditioned or delayed. Each of the Members’ Representative and Parent shall cooperate, shall cause its respective Subsidiaries, as applicable, to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense of such litigation.

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6.7 Information Statement.

(a) As promptly as reasonably practicable after the execution and delivery of this Agreement (and in any event, within 20 days after the date hereof), Parent shall prepare and cause to be filed with the SEC, in a form mutually acceptable to the Parties, the Information Statement. The Information Statement shall contain the notice of action by written consent required by Section 6.202 and Section 6.203 of the TBOC. Parent shall ensure that the Information Statement includes the opinion of its financial advisor referred to in Section 5.28.

(b) The Acquired Companies shall promptly furnish all data and information concerning them and their Affiliates to Parent, and provide such other assistance, as may be reasonably requested by Parent and shall otherwise reasonably assist and cooperate with Parent in the preparation, filing, and distribution of the Information Statement and the resolution of any comments received from the SEC. Parent shall cause the Information Statement to comply in all material respects as to form with the requirements of the Exchange Act, and any other applicable Law, except that Parent shall have no such obligation with respect to statements included in the Information Statement based on information supplied by or on behalf of the Acquired Companies for inclusion therein. Parent shall cause the definitive Information Statement (or any amendment or supplement thereto) that is filed with the SEC and at the time the definitive Information Statement is mailed to the holders of Parent Common Stock, to not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that Parent shall have no such obligation with respect to statements included in the Information Statement based on information supplied by or on behalf of the Acquired Companies for inclusion therein. Parent shall use its commercially reasonable efforts to resolve any SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and, if applicable, to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing.

(c) No amendment or supplement to the Information Statement shall be made by Parent without reasonable advance notice to the Acquired Companies. Parent shall promptly provide notice to the Acquired Companies of any correspondence or communications with or comments from the SEC with respect to the Information Statement and shall provide the Acquired Companies with copies of all such written comments and written correspondence. Parent shall consider in good faith any comments of the Acquired Companies prior to submitting any response letters or other correspondence to the SEC. Parent shall (i) provide the Acquired Companies with reasonable prior notice of any scheduled telephone calls between Parent or its Representatives and the SEC, and (ii) use commercially reasonable efforts to allow the Acquired Companies or its Representatives to participate in all such telephone calls.

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(d) Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Parent shall provide the Acquired Companies a reasonable opportunity to review and to propose comments on such document or response and shall, in good faith, consider the reasonable comments of the Acquired Companies. As promptly as reasonably practicable (and in any event, within five Business Days) after the Information Statement has been cleared by the SEC or promptly (and in any event, within five Business Days) after 10 days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, Parent shall file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Information Statement to the holders of Parent Common Stock of record in accordance with Sections 6.202 of the TBOC. In the event that the Information Statement is not cleared by the SEC promptly after the date of the Parent Stockholder Written Consent, Parent shall mail a preliminary notice to the holders of Parent Common Stock in order to comply with Section 6.202 of the TBOC with respect to the Parent Stockholder Written Consent (the “Preliminary Notice”). The Preliminary Notice shall contain the notice of action by written consent required by Section 6.202 of the TBOC, and shall otherwise comply in all material respects with applicable Law.

6.8 Tax Matters.

(a) Parent, on the one hand, and the Members, on the other hand, shall each be responsible for the timely payment of 50% of all sales (including bulk sales), use, value added, documentary, stamp, registration, transfer, conveyance, excise, recording, license, stock transfer stamps, real estate transfer and other similar Taxes and fees arising out of or in connection with, or attributable to, the transactions effected pursuant to this Agreement; provided, however, that any such Taxes or fees arising out of or in connection with, or attributable to, any transactions described in Section 3.2 shall be borne solely by the Members.

(b) Members’ Representative shall prepare and timely file or cause to be prepared and timely filed all Pass-Through Tax Returns relating to any Pre-Closing Tax Period (but, for the avoidance of doubt, not any Straddle Period) required to be filed by any member of the Acquired Company Group (the “Members’ Returns”). The Members’ Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. Members’ Representative shall provide Parent with a draft of such Members’ Returns for Parent’s review and comment at least 30 days prior to the due date of such Members’ Return, and Members’ Representative shall consider in good faith any comments to such Members’ Returns provided at least five days prior to such due date. Parent shall cause the Members’ Returns, as prepared by Members’ Representative, to be timely filed.

(c) Parent shall prepare and timely file or cause to be prepared and timely filed all Pass-Through Tax Returns relating to any Straddle Period required to be filed by any member of the Acquired Company Group (the “Parent’s Returns”). The Parent’s Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law; provided, however, that the Parent’s Returns shall use the “interim closing method” using the “calendar day convention” (in each case, within the meaning of Treasury Regulations Section 1.706-4) with respect to allocating items of income, gain, loss, depreciation, deduction or credit of the Acquired Company Group. Parent shall provide Members’ Representative with a draft of such Parent’s Returns for Members’ Representative’s review and comment at least 30 days prior to the due date of such Parent’s Returns, and Parent shall consider in good faith any comments to such Parent’s Returns provided at least five days prior to such due date. Parent shall cause the Parent’s Returns, as prepared by Parent, to be timely filed.

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(d) Following the Closing, without the prior written consent of Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Affiliates (including the Acquired Company Group) not to, (i) file (other than pursuant to Section 6.8(b) or Section 6.8(c)) or amend or otherwise modify any Pass-Through Tax Return of the Acquired Company Group relating to any Pre-Closing Tax Period or Straddle Period, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Taxes or deficiencies relating to any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, (iii) make or change any Tax election or accounting method or practice on any Pass-Through Tax Return with respect to, or that has retroactive effect to, any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, (iv) make or initiate any voluntary contact with a Governmental Entity (including any voluntary disclosure agreement or similar process) regarding any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, or (v) file an administrative adjustment request in any jurisdiction, in respect of any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group.

(e) Parent shall promptly notify Members’ Representative following receipt of any notice of audit or other proceeding relating to any Members’ Return or any Parent’s Return (each, a “Tax Action”). Members’ Representative shall have the right to control any Tax Action relating solely to any Members’ Return, including the filing of an amended return or any claim for refund; provided, that (i) Members’ Representative shall keep Parent reasonably informed of all material developments in such Tax Action and Parent shall be permitted to participate in any such Tax Action, at its own expense, (ii) Members’ Representative shall provide Parent with an opportunity to review and comment on any written materials submitted in connection with such Tax Action, and (iii) Members’ Representative shall not finalize, settle, compromise or abandon any such Tax Action without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall have the right to control any Tax Action not described in the preceding sentence, including the filing of an amended return or any claim for refund; provided, that (A) Parent shall keep Members’ Representative reasonably informed of all material developments in such Tax Action and Members’ Representative shall be permitted to participate in any such Tax Action, at its own expense, (B) Parent shall provide Members’ Representative with an opportunity to review and comment on any written materials submitted in connection with such Tax Action, and (C) Parent shall not finalize, settle, compromise or abandon any such Tax Action without the prior written consent of Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

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(f) With respect to any partnership Tax audit adjustment of any member of the Acquired Company Group, the Acquired Company Group, Parent, and Members’ Representative shall cause the partnership representative or designated individual of such member of the Acquired Company Group to timely and properly elect the application of Section 6226 of the Code including timely providing a statement of partnership adjustment pursuant to Section 6226(a)(2) after the partnership adjustments are finally determined (and any similar provision of state or local Law) with respect to such adjustment, including with respect to any Tax Action, Tax audit, investigation or similar proceeding with respect to a Tax Return of such member of the Acquired Company Group.

(g) Parent and Members’ Representative shall (i) provide the Other Party with such assistance as may be reasonably requested in connection with the preparation or review of any Tax Return or any audit or other examination by any Governmental Entity or judicial or administrative proceeding relating to Taxes with respect to the Acquired Company Group, and (ii) retain and provide the Other Party with reasonable access to all records or information that may be relevant to such Tax Return, audit, examination or proceeding and make employees available on a mutually convenient basis to provide additional information and explanation of any material provided.

(h) The Aggregate Merger Consideration, together with any assumed liabilities of the Acquired Company Group that are treated as consideration for income Tax purposes, shall be allocated among the assets of the Acquired Company Group for income Tax purposes in accordance with the requirements of the Code and the Treasury Regulations (the “Allocation”). Parent shall deliver to Members’ Representative a schedule containing the Allocation within 30 days after the Closing Date. If Members’ Representative does not notify Parent in writing within 30 days following Members’ Representative’s receipt of the Allocation that Members’ Representative objects to the Allocation, the Allocation shall be final and binding upon the Parties. If, within such 30 day period, Members’ Representative so notifies Parent of any objection to the Allocation, Parent and Members’ Representative shall negotiate in good faith to resolve any disputed matters, and if Parent and Members’ Representative are able to resolve the disputed matters within 20 days following Parent’s receipt of Members’ Representative’s notice of objection, Parent and Members’ Representative shall revise the Allocation to reflect such resolution, and the revised Allocation shall be final and binding upon the Parties. If Parent and Members’ Representative are unable to resolve all of the disputed matters within 20 days following Parent’s receipt of Members’ Representative’s notice of objection, Parent and Members’ Representative shall promptly refer the disputed matters to a mutually agreeable independent accounting firm for resolution, which shall be final and binding upon the Parties. The Parties (i) shall file or cause to be filed all Tax Returns in a manner consistent with the Allocation and (ii) shall not take any position (whether in Tax Returns, audits or otherwise) that is inconsistent with the Allocation, except, in each case, as required by a “determination” as defined under Section 1313 of the Code (and comparable provisions of state and local Law) or by a change in Law after the Allocation has been determined. If there are adjustments to amounts Parent is treated as paying pursuant to this Agreement, the Allocation shall be adjusted as appropriate, and Parent and Members’ Representative shall cooperate in good faith in making any such adjustments.

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(i) The Acquired Companies shall cause each of the Acquired Company Subsidiaries that is classified as a partnership for U.S. federal income tax purposes to have a valid election under Section 754 of the Code (and similar or corresponding election under state or local Law) in effect for each taxable period that includes the Closing Date. Parent and Members’ Representative intend for U.S. federal (and applicable state and local) income Tax purposes that the Mergers shall be treated as a taxable acquisition by Parent of the assets of the Acquired Companies (including, for the avoidance of doubt, partnership interests in any Acquired Company Subsidiary that is classified as a partnership for U.S. federal income tax purposes) in exchange for the Aggregate Merger Consideration, together with any assumed liabilities of the Acquired Company Group and other relevant items in determining the purchase price. The Parties (x) shall file or cause to be filed all Tax Returns in a manner consistent with the foregoing and (y) shall not take any position (whether in Tax Returns, audits or otherwise) that is inconsistent with the foregoing, except, in each case, as required by a “determination” as defined under Section 1313 of the Code (and comparable provisions of state and local Law).

6.9 Termination of Certain Related Party Contracts. On or prior to the Closing, the Acquired Companies shall, and shall cause its respective Affiliates, as applicable, to terminate all Related Party Contracts, other than those Related Party Contracts set forth on Section6.9 of the Company Disclosure Letter.

6.10 Insurance. Members’ Representative acknowledges that the Acquired Company Group may be entitled to the benefit of coverage under occurrence-based insurance policies held by its Affiliates or members of the Juniper Group set forth on Section 4.24 of the Company Disclosure Letter with respect to claims arising out of any actual or alleged act, omission, circumstance, matter, event or occurrence existing or occurring prior to the Closing relating to the Acquired Company Group or the business of the Acquired Company Group (such insurance policies, the “Occurrence-Based Policies,” and such claims (regardless of when reported or asserted), “Pre-Closing Claims”). From and after the Closing, Parent shall have the right to participate, at its expense, with the Members’ Representative or its applicable Affiliate in the pursuit of any claim and shall bear all any costs and expenses incurred by Members’ Representative or its Affiliates in connection with compliance with this Section 6.10, including any retrospective premiums, deductibles, retentions, obligations, chargebacks, or comparable costs, as applicable, and fees of counsel in connection with any claims handling issues and insurance coverage disputes; provided that if Parent does not reimburse the Members’ Representative or its applicable Affiliate within 30 days of any request for reimbursement of such expenses, then from and after the expiration of such 30-day period, the Members’ Representative and its Affiliates shall have no further obligation under this Section 6.10 until such time as Parent pays or reimburses the Members’ Representative or such Affiliate for all such outstanding expenses. From and after Closing, with respect to any Occurrence-Based Policy affording coverage to the Acquired Company Group for any Pre-Closing Claim, at the written request and sole expense of Parent, Members’ Representative shall, and shall cause its Affiliates and the other members of the Juniper Group to, use commercially reasonable efforts, in a manner consistent with past practices, to make available to the Acquired Company Group any applicable coverage under such Occurrence-Based Policy, including (a) notifying or reporting such Pre-Closing Claim, (b) reasonably assisting and cooperating with Parent and the Acquired Company Group in asserting the Pre-Closing Claim to the insurer of such Occurrence-Based Policy and (c) remitting any insurance proceeds received by Members’ Representative, its Affiliates or the Juniper Group solely in respect of such Pre-Closing Claim to the Acquired Company Group. Parent and its Affiliates shall have no right to bring any Proceeding in a court of competent jurisdiction, directly or indirectly, against such insurer or such insurance policies without the prior written consent of the Members’ Representative. The Members’ Representative or any of its Affiliates may amend, to become effective at the Closing, any insurance policies in the manner the Members’ Representative deems appropriate to give effect to this Section 6.10.

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6.11 Parent A&R Charter and Reverse Stock Split. As promptly as reasonably practicable, and in any event within 10 Business Days, following the expiration of the 20-day period contemplated by Rule 14c-2(b) promulgated under the Exchange Act with respect to the Information Statement, Parent shall file an amendment to the Parent A&R Charter, in the form attached hereto as Exhibit E, with the Texas Secretary of State to effect the Reverse Stock Split and the other matters contemplated therein.

6.12 Parent Stockholder Written Consent. Immediately following the execution and delivery of this Agreement and in lieu of calling a meeting of Parent’s stockholders, Parent shall deliver the Parent Stockholder Written Consent to the Members’ Representative.

ARTICLE VII

MISCELLANEOUS

7.1 No Survival. None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.

7.2 Amendment, Supplement or Waiver. This Agreement may be amended, supplemented or waived in any and all respects by written agreement of the Parties hereto, by action taken or authorized by their respective boards of directors or similar governing body.

7.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

7.4 Notices. All notices and other communications hereunder will be in writing and deemed given if (a) delivered personally, (b) if transmitted by electronic mail (“e-mail”) (if confirmation of receipt of such e-mail is requested and received by non-automated reply), or (c) mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided that notices of a change of address will be effective only upon receipt thereof):

(a) If to Parent, First Merger Sub or Second Merger Sub, to:

PEDEVCO Corp.

575 N. Dairy Ashford, Energy Center II, Suite 210

Houston, TX 77079

Attn: J. Douglas Schick; Clark R. Moore

Email: dschick@pedevco.com; cmoore@pedevco.com

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With copies to (which does not constitute notice):

K&L Gates LLP

1 Park Plaza, 12th Floor

Irvine, CA 92614

Attention: Michael A. Hedge; Jason C. Dreibelbis

Email: michael.hedge@klgates.com; jason.dreibelbis@klgates.com

and

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, TX 77401

Attention: David M. Loev

Email: dloev@loevlaw.com

(b) If to any Acquired Company or the Members’ Representative, to:

c/o Juniper Capital Advisors, L.P.

2727 Allen Parkway, Suite 1850

Houston, TX 77019

Attn: Edward Geiser, Josh Schmidt, Legal

Email: egeiser@juncap.com

jschmidt@juncap.com

legalnotices@juncap.com

With a copy to (which does not constitute notice):

Gibson Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Gerry Spedale, Michael Piazza and Jesse Myers

Email: GSpedale@gibsondunn.com

MPiazza@gibsondunn.com

JPMyers@gibsondunn.com

7.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Other Party, except that (a) First Merger Sub or Second Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Parent Subsidiary, and (b) Parent may assign any of its rights (but not delegate any of its obligations) under this Agreement to one or more wholly owned Subsidiaries of Parent but, in each case, no such assignment shall relieve the Parent of any of its obligations hereunder. Any purported assignment not permitted under this Section7.5 shall be null and void.

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7.6 Entire Understanding: No Third-Party Beneficiaries. This Agreement (including the exhibits, annexes, the Shareholder Agreement, the Company Disclosure Letter and the Parent Disclosure Letter) and the documents, instruments and other agreements among the Parties as contemplated by or referenced herein, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors except (a) as provided in Section 6.4 and Section 7.13 (each of which will be to the benefit of the Persons referred to in such Section), (b) following the Effective Time, the rights of holders of Company Units to receive a portion of the Aggregate Merger Consideration in accordance with Section 3.1(b) and (c) the rights of Acquired Company Affiliates and Parent Affiliates solely with respect to Section 7.10.

7.7 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

7.8 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF (I) THE TEXAS BUSINESS COURT LOCATED IN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IF SUCH COURT IS THEN FUNCTIONING OR (II) IF THE TEXAS BUSINESS COURT IS NOT THEN FUNCTIONING, THEN THE STATE AND FEDERAL COURTS LOCATED WITHIN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A TEXAS BUSINESS, STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH TEXAS BUSINESS, STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, equityholder, manager, partner, stockholder, agent, attorney or representative of any Party hereto has any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

7.10 Affiliate Liability.

(a) Each of the following is referred to as an “Acquired Company Affiliate” for purposes of this Section 7.10(a): (i) the Members’ Representative (ii) any Designated Equityholder, (iii) any Affiliate of any Designated Equityholder (other than the Acquired Companies), (iv) any member of the Juniper Group and (v) any director, officer, employee, Representative or agent of the Acquired Companies, any Designated Equityholder or any Affiliate of any Designated Equityholder. No Acquired Company Affiliate shall have any liability or obligation to Parent, First Merger Sub or Second Merger Sub of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and Parent, First Merger Sub and Second Merger Sub hereby waive and release all claims of any such liability and obligation; provided, that, with respect to the Members’ Representative, the foregoing shall not apply in connection with any such liability or obligation under any Section of this Agreement that the Members’ Representative is a party pursuant to the terms of this Agreement.

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(b) Each of the following is referred to as a “Parent Affiliate” for purposes of this Section 7.10(b): any director, officer, employee, Representative or agent of Parent or any Affiliate thereof. No Parent Affiliate shall have any liability or obligation to the Acquired Companies of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Acquired Companies hereby waives and releases all claims of any such liability and obligation.

7.11 Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the Parties shall be entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section7.11, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 7.11. Each Party further agrees that neither the Other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.12 No Other Representations or Warranties.

(a) Except for the representations and warranties set forth in Article IV, member of the Acquired Company Group or any other Person makes or has made any express or implied representation or warranty with respect to any member of the Acquired Company Group or with respect to any other information provided to Parent, First Merger Sub or Second Merger Sub in connection with the Mergers or the other transactions contemplated hereby, and each of Parent, First Merger Sub and Second Merger Sub, on its own behalf and on behalf of their respective Affiliates and its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by any member of the Acquired Company Group or their respective Affiliates or Representatives or any other Person except for the representations and warranties expressly set forth in Article IV. Without limiting the generality of the foregoing, each of Parent, First Merger Sub and Second Merger Sub, on its own behalf and on behalf of its Affiliates and its and their respective Affiliates and Representatives, acknowledges and agrees that no member of the Acquired Company Group or any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent, First Merger Sub or Second Merger Sub (including their respective Affiliates and Representatives), or Parent’s, First Merger Sub’s or Second Merger Sub’s (or such Affiliates’ or Representatives’) use, of any such information, including with respect to (a) any member of the Acquired Company Group or any of its respective businesses, assets, employees, permits, liabilities, operations, prospectus or condition (financial or otherwise) or (b) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Acquired Company Group, as well as any other business plan and cost-related plan information of the Acquired Company Group) made, communicated or furnished (orally or in writing) or to be made, communicated or furnished (orally or in writing) to Parent, Merger Sub or any of their respective Affiliates or Representatives, in each case, whether made by any member of the Acquired Company Group or any of its respective Affiliates, Representatives or equity holders or any other Person.

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(b) Except for the representations and warranties set forth in Article V, none of Parent, the Parent Subsidiaries (including First Merger Sub and Second Merger Sub) or any other Person makes or has made any express or implied representation or warranty with respect to Parent or the Parent Subsidiaries or with respect to any other information provided to the Acquired Companies in connection with the Mergers or the other transactions contemplated hereby, and the Acquired Companies, on their own behalf and on behalf of their Affiliates and Representatives, disclaims reliance on any representations or warranties or other information provided to them by Parent or its Subsidiaries or their respective Affiliates or Representatives or any other Person except for the representations and warranties expressly set forth in Article V. Without limiting the generality of the foregoing, the Acquired Companies, on their own behalf and on behalf of their Affiliates and its Affiliates and Representatives, acknowledges and agrees that none of Parent, Parent’s Subsidiaries (including First Merger Sub and Second Merger Sub) or any other Person will have or be subject to any liability or other obligation to the Acquired Companies or any other Person resulting from the distribution to the Acquired Companies (including its Affiliates and Representatives), or the Acquired Companies’ (or such Affiliates’ or Representatives’) use, of any such information, including with respect to (a) Parent, First Merger Sub, Second Merger Sub or any of their respective businesses, assets, employees, permits, liabilities, operations, prospectus or condition (financial or otherwise) or (b) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of Parent, First Merger Sub, Second Merger Sub, as well as any other business plan and cost-related plan information of Parent and/or Merger Sub) made, communicated or furnished (orally or in writing) or to be made, communicated or furnished (orally or in writing) to the Acquired Companies or any of their respective Affiliates or Representatives, in each case, whether made by Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates, Representatives or equity holders or any other Person.

7.13 Conflicts and Privilege. The Parties agree that, as to all communications among Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), on the one hand, and any member of the Acquired Company Group or its direct and indirect equity holders and Affiliates, on the other hand, that relate to the negotiation of this Agreement or any agreement entered into in connection herewith or any of the transactions contemplated hereby, are subject to attorney-client privilege and the expectation of client confidence belongs to Juniper Capital Advisors, L.P. and may be controlled by Juniper Capital Advisors, L.P. and shall not pass to or be claimed by Parent, the Surviving Entities or any of their respective Subsidiaries from and after the Closing. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Surviving Entities or any of their respective Subsidiaries and a third-party other than another Party or such Party’s direct or indirect equityholders (including holders of the Company Units) or Affiliates after the Closing, the Surviving Entities and their Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by Gibson Dunn to such third-party; provided, however, that the Surviving Entities and their Subsidiaries may not waive such privilege without the prior written consent of Juniper Capital Advisors, L.P. (which consent may be given or withheld in Juniper Capital Advisors, L.P.’s sole discretion).

[Signature pages follow]

A-89

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

NPOG NORTH PEAK OIL & GAS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

COG CENTURY OIL AND GAS SUB-HOLDINGS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[Signature page to Agreement and Plan of Merger]

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PARENT PEDEVCO CORP.

By:	/s/ J. Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

FIRST MERGER SUB NP MERGER SUB, LLC

By:	/s/ J. Douglas Schick
Name:	John Douglas Schick
Title:	President

SECOND MERGER SUB COG MERGER SUB, LLC

By:	/s/ J. Douglas Schick
Name:	John Douglas Schick
Title:	President

[Signature page to Agreement and Plan of Merger]

A-91

MEMBERS’ REPRESENTATIVE NORTH PEAK OIL & GAS HOLDINGS, LLC, solely for purposes of Section 6.1, Section 6.6, Section 6.8 and Section 6.10 herein

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[Signature page to Agreement and Plan of Merger]

A-92

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made as of November 13, 2025 (this “Amendment”), by and among PEDEVCO Corp., a Texas corporation (“Parent”), NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak”).

WHEREAS, Parent, the Merger Subs, the Acquired Companies and North Peak are parties to that certain Agreement and Plan of Merger, dated as of October 31, 2025 (the “Agreement”); and

WHEREAS, Parent, the Merger Subs, the Acquired Companies and North Peak desire to amend certain terms of the Agreement to the extent provided herein.

NOW, THEREFORE, in consideration of foregoing and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1. Amendment to Section 6.7(a). Section 6.7(a) of the Agreement is hereby deleted and replaced in its entirety with the following language:

“As promptly as reasonably practicable after the execution and delivery of this Agreement, Parent shall prepare and cause to be filed with the SEC, in a form mutually acceptable to the Parties, the Information Statement. The Information Statement shall contain the notice of action by written consent required by Section 6.202 and Section 6.203 of the TBOC. Parent shall ensure that the Information Statement includes the opinion of its financial advisor referred to in Section 5.28.”

2. Other Terms.

a. Interpretation; Effectiveness. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Section 1 of this Amendment. The provisions of the Agreement that have not been amended hereby shall be unchanged and shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. The amendments set forth in herein shall be effective immediately on the date hereof.

b. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise expressly stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall, unless otherwise expressly stated, be deemed to be a reference to the Agreement as amended by this Amendment.

c. Miscellaneous. The provisions of Sections 7.3 (Counterparts), 7.6 (Entire Understanding; No Third-party Beneficiaries), 7.7 (Severability), 7.8 (Governing Law; Venue; Waiver of Jury Trial), 7.9 (No Recourse), 7.10 (Affiliate Liability), and 7.11 (Specific Performance) of the Agreement are incorporated herein by reference and form part of this Amendment as if set forth herein, mutatis mutandis.

[Signature pages follow]

A-93

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

NPOG

NORTH PEAK OIL & GAS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

COG

CENTURY OIL AND GAS SUB-HOLDINGS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

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PARENT
PEDEVCO CORP.

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

FIRST MERGER SUB
NP MERGER SUB, LLC

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President

SECOND MERGER SUB
COG MERGER SUB, LLC

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

A-95

MEMBERS’ REPRESENTATIVE
NORTH PEAK OIL & GAS HOLDINGS, LLC, solely for purposes of Section 6.1, Section 6.6, Section 6.8 and Section 6.10 herein

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

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Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

PEDEVCO CORP.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF ITS

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 21.155 of the Texas Business Organizations Code (as amended from time to time, the “Code”), PEDEVCO Corp., a Texas corporation (the “Corporation”):

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, and pursuant to Section 21.155 of the Code, the Board of Directors of the Corporation (the “Board of Directors”), by unanimous consent of all members of the Board of Directors on October 29, 2025, duly adopted a resolution providing for the designation of a second amended and restated series of 1,000,000 shares of Series A Convertible Preferred Stock, which shall amend, replace and supersede the Amended and Restated Series A Convertible Preferred Stock Designation previously filed by the Corporation on February 20, 2015, including the Amendment to the Amended and Restated Certificate of Designations dated June 25, 2018 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding;

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Certificate of Formation of the Corporation, as amended, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established;

RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”;

RESOLVED, that the Series A Convertible Preferred Stock shall consist of 17,013,637 shares; and

RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below, which shall amend, replace and supersede the Prior Preferred Stock (the “Designation”).

PEDEVCO Corp.

Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

B-1

1. Definitions. In addition to other terms defined throughout this Designation, the following terms have the following meanings when used herein:

1.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that, with respect to a holder of Series A Convertible Preferred Stock or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of such holder or any of its Affiliates; and (y) any fund, investment vehicle or account controlled, managed or advised by Juniper Capital Advisors, L.P. shall be deemed to constitute both an Affiliate and a controlled Affiliate of such holder. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.2 “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in (a) Houston, Texas or (b) New York, New York.

1.3 “Common Stock” shall mean the common stock, $0.001 par value per share, of the Corporation.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5 “Junior Securities” shall mean each other class of capital stock or series of preferred stock of the Corporation (other than Common Stock), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Convertible Preferred Stock upon the liquidation, winding up or dissolution of the Corporation.

1.6 “Majority In Interest” means holders of greater than 50% of the then aggregate shares of Series A Convertible Preferred Stock issued and outstanding.

1.7 “Permitted Transferees” means (a) with respect to a holder of Series A Convertible Preferred Stock, (i) any controlled Affiliate of such Holder, (ii) Juniper Capital II, L.P., Juniper Capital III, L.P., Juniper NPR Partners, L.P., Juniper North Peak Partners, L.P. or an entity wholly owned by any of the foregoing or (iii) any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity or (b) any transferee pursuant to any Liquidation or Fundamental Transaction which results in all of the Corporation’s shareholders having the right to exchange their shares of Common Stock, preferred stock or other forms of equity authorized and issued by the Corporation (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps) for cash, securities or other property.

PEDEVCO Corp.

Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

B-2

1.8 “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

1.9 “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

2. Ranking. The Series A Convertible Preferred Stock shall rank senior to the Junior Securities and the Series A Convertible Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

3. No Dividends. No dividends shall accrue on the Series A Convertible Preferred Stock.

4. Conversion. The Series A Convertible Preferred Stock shall be convertible into Common Stock in accordance with the following:

4.1 Automatic Conversion. All of the shares of Series A Convertible Preferred Stock shall automatically, without further action by any Person, convert into Common Stock on the day (the “Conversion Date”) immediately following the expiration of the twenty calendar day period commencing on the distribution to the Corporation’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Corporation with the Securities and Exchange Commission relating to the issuance of Common Stock in connection with the conversion of the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall be convertible into 10 shares of Common Stock (the “Conversion Ratio”, and such shares of Common Stock issuable upon conversion, the “Converted Shares”), which shares shall be validly issued, fully paid and non-assessable at the time of issuance; . Upon the automatic conversion of the Series A Convertible Preferred Stock, each holder shall be deemed to be the beneficial owner of the shares of Common Stock, and the Series A Convertible Preferred Stock theretofore held by such holder shall no longer be outstanding.

4.2 Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock in accordance with the terms hereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

PEDEVCO Corp.

Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

B-3

4.3 Book Entry; Delivery of Common Stock Upon Conversion.

(a) Shares of Series A Convertible Preferred Stock will be issued in book-entry form; provided that, if a holder requests that such holder’s shares of Series A Convertible Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such holder representing such holder’s shares of Series A Convertible Preferred Stock.

(b) Promptly (but in any event, within five Business Days) after the Conversion Date, the Corporation shall (i) cause its transfer agent to credit the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system and (ii) deliver to each holder an acknowledgement of its transfer agent stating (A) the transfer agent has been instructed by the Corporation to create a book-entry account for each such holder and credit each such Holder’s account(s) with the number of shares of Common Stock that such holder is entitled to receive pursuant to Section 4.1 and (B) the Corporation has delivered to the transfer agent the aggregate number of shares of Common Stock contemplated by the foregoing clause (A) to be delivered to the holders as required under this Agreement.

4.4 Fractional Shares. If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to Section 4.1), such fractional share shall be rounded up to the next whole number of shares of Common Stock.

4.5 Taxes. The Corporation shall pay any and all issue, transfer, and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any conversion in accordance with the terms hereof in a name other than that in which the shares of the Series A Convertible Preferred Stock so converted were registered. No issue and delivery of shares of Common Stock upon conversion in accordance with the terms hereof in a name other than that in which the shares of the Series A Convertible Preferred Stock so converted were registered shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall be entitled to withhold from any payment due whatsoever in connection with the Series A Convertible Preferred Stock any and all required withholdings the Corporation, in its reasonable discretion deems required under applicable law, provided, that the Corporation shall use commercially reasonable efforts to notify any holder prior to withholding from any amounts otherwise payable to any holder in connection with the Series A Convertible Preferred Stock and shall reasonably cooperate with any such holder in seeking to reduce or eliminate any such deduction or withholding in a manner consistent with applicable law.

PEDEVCO Corp.

Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

B-4

4.6 No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Convertible Preferred Stock against impairment.

4.7 Obligations Absolute. The Corporation’s obligations hereunder (including the issuance and delivery of the Converted Shares upon conversion of Series A Convertible Preferred Stock in accordance with the terms hereof) are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with the issuance of Common Stock upon conversion in accordance with this Designation.

5. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock shall have no voting rights with respect to any matter to be submitted to the Corporation’s shareholders. Any vote of the holders of Series A Convertible Preferred Stock required hereunder may be taken at a meeting of the holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by holders representing a Majority in Interest.

6. Board Representation.

6.1 Board Composition. From the date hereof until the Conversion Date, the holders of the Series A Convertible Preferred Stock, exclusively and as a separate class, shall be entitled to elect one member of the Board. The director elected under this Section 6.1 is referred to as the “Preferred Director”. On the date hereof, the Corporation shall take, or cause to be taken, all necessary action to cause the election or appointment of the Preferred Director to the Board of Directors of the Corporation as required by the Agreement and Plan of Merger, dated as of the date hereof, by and among the Corporation and the other signatory parties thereto.

PEDEVCO Corp.

Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

B-5

6.2 Election of the Preferred Director. The election of the Preferred Director shall occur (A) at the annual meeting of shareholders, (B) at any special meeting of shareholders if such meeting is called for the purpose of electing directors, (C) at any special meeting of holders of shares of Series A Convertible Preferred Stock called by the Majority in Interest or (D) by the written consent of holders of a majority of the outstanding shares of Series A Convertible Preferred Stock entitled to vote for the Preferred Director in the manner and on the basis as otherwise provided by law. At any meeting having as a purpose the election of the Preferred Director, the presence, in person or by proxy, of holders of at least the Majority in Interest shall be required and sufficient to constitute a quorum of such class for the election of the Preferred Director. The holders of shares of Series A Convertible Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation and notice of any other matter submitted to a vote of shareholders.

6.3 Vacancies. If at any time when any share of Series A Convertible Preferred Stock is outstanding, the Preferred Director should cease to be the Preferred Director for any reason, the vacancy may be filled by the vote or written consent of the Majority in Interest, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The Preferred Director elected or appointed to fill a vacancy shall serve the remainder of the term for which his or her predecessor was elected or appointed, subject, however, to his or her prior death, resignation, retirement, disqualification, or removal.

6.4 Removal. A Preferred Director may be removed with or without cause by, and only by, the affirmative vote of Majority in Interest, given either at a special meeting of the holders of Series A Convertible Preferred Stock duly called for that purpose, or by written consent of the holders of Series A Convertible Preferred Stock.

6.5 Special Meetings. The Majority in Interest may request the calling of a special meeting of the holders of Series A Convertible Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting shall be given to each holder of record of Series A Convertible Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called or a time not earlier than 20 days and not later than 60 days after such request and shall be held at such place as specified in such request. If such meeting shall not be called within 20 days after such request, then the Majority in Interest may designate in writing any holder of Series A Convertible Preferred Stock to call such meeting on similar notice at the expense of the Corporation. Any holder of Series A Convertible Preferred Stock d so designated shall have access to the stock books of the Corporation relating to Series A Convertible Preferred Stock for the purpose of calling a meeting of the holders pursuant to these provisions.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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6.6 Action Without Meeting. With respect to actions by the holders of Series A Convertible Preferred Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a meeting by the written consent of such holders who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of the Series A Convertible Preferred Stock entitled to vote were present and voted.

7. Involuntary Liquidation Events. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series A Convertible Preferred Stock were fully converted to Common Stock based on the Conversion Ratio, which amounts shall be paid pari passu with payment to all holders of Common Stock, plus an additional amount equal to any dividends declared or otherwise accrued but then unpaid to such shares (if any). For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation unless the Corporation expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.

8. Adjustments For Recapitalizations, Stock Splits, Etc.

8.1 Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Convertible Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 8.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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8.2 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8.1, if at any time the Corporation makes an offering or a general issuance of Common Stock, or issues, sells or grants rights to purchase stock, warrants, securities or other property, in each of the foregoing cases pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Series A Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights identical to those that apply to such holders of shares of Common Stock (subject, in the case of any rights issued pursuant to a shareholders rights plan, to any limitations, exclusions or other provisions in such shareholders rights plan that may be applicable to such holder of Series A Convertible Preferred Stock as an “acquiring person” (or equivalent concept) under the generally applicable terms of such shareholders rights plan), the aggregate Purchase Rights which such holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Series A Convertible Preferred Stock (assuming receipt of shareholder approval) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. For the avoidance of doubt, Purchase Rights shall not include (i) the grant or issuance of any stock options, restricted stock or other equity awards with respect to shares of Common Stock as may be granted or issued to any directors, officers, employees or contractors of the Corporation or any of its subsidiaries or (ii) the grant, issuance or sale of any securities that is not generally extended to the holders of any class of shares of Common Stock.

8.3 Fundamental Transaction. If, at any time while this Series A Convertible Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 8.1 above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then all of the shares of Series A Convertible Preferred Stock shall be deemed to be converted in accordance with the terms hereof and the holders of such Series A Convertible Preferred Stock shall receive the same form and amount of consideration as the holders of Common Stock receive in connection with such Fundamental Transaction (the “Alternate Consideration”) at the same time as such Alternate Consideration is received by the holders of Common Stock. For purposes of the foregoing, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holders of Series A Convertible Preferred Stock shall be given the same choice as to the Alternate Consideration they receive in connection with such Fundamental Transaction. Any successor to the Corporation or surviving entity in such Fundamental Transaction shall take such actions as are necessary in order to effectuate the foregoing provisions. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8.3. The Corporation shall cause to be delivered to each holder of Series A Convertible Preferred Stock, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close, which notice shall include the form and amount of consideration to be received by such holder as a result of the Fundamental Transaction.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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8.4 Other Adjustments. The Board of Directors of the Corporation shall also adjust equitably, and shall have the right to adjust equitably, any or all of the terms of this Designation which the Board of Directors of the Corporation determine in their reasonable good faith judgment is required to be equitably adjusted in connection with any Corporation action.

8.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

9. Transfer. No holder of shares of Series A Non-Voting Preferred Stock may transfer such shares of Series A Non-Voting Preferred Stock in whole or in part without the consent of the Corporation, except to a Permitted Transferee; provided, that such holder provides the Company with written notice prior to such transfer, stating the name and address of each such transferee and the number of shares of Series A Non-Voting Preferred Stock being transferred.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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10. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed email transmission, and shall be effective five Business Days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (a) if to the Corporation to, Attn: PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079, Attn: J. Douglas Schick; Clark R. Moore, Email: dschick@pedevco.com; cmoore@pedevco.com and (b) if to any holder, to c/o Juniper Capital Advisors, L.P., 2727 Allen Parkway, Suite 1850, Houston, TX 77019, Attn: Edward Geiser, Josh Schmidt and Legal, Email: egeiser@juncap.com, jschmidt@juncap.com and legalnotices@juncap.com.

11. Protective Provisions. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, and shall cause it subsidiaries not to, without first obtaining the approval of the holders of a Majority In Interest of Series A Convertible Preferred Stock, voting together as a single class:

(a) amend, modify, alter or repeal the Corporation’s Certificate of Formation, Bylaws, this Designation or other governing documents (including any change that adversely affects the rights of the holders of the Series A Convertible Preferred Stock now or upon conversion in accordance with the terms hereof)

(b) increase or decrease the size of the Board of Directors, board of managers or similar governing body of the Corporation or any of its subsidiaries (including any committee or subcommittee thereof);

(c) change the line of business or materially change the nature of the business or operations of the Corporation and its subsidiaries;

(d) issue any securities (or securities convertible, exchangeable, or exercisable for equity) of the Corporation, including, for the avoidance of doubt, the grant of any equity award with respect to securities of the Corporation;

(e) issue any securities (or securities convertible, exchangeable, or exercisable for equity) of the subsidiaries of the Corporation, other than issuances by a subsidiary of the Corporation to the Corporation or another wholly owned subsidiary thereof;

(f) repurchase, redeem or acquire any capital stock or other equity securities of the Corporation or any of its subsidiaries, except for transactions between wholly owned subsidiaries of the Corporation or as permitted under employee benefit plans;

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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(g) (i) declare or pay dividends or other distributions on any class or series of capital stock of the Corporation or any of its subsidiaries or (ii) enter into any recapitalization transaction with the primary purpose of paying a dividend or other distribution, other than transactions between the Corporation and its wholly owned subsidiaries;

(h) enter into any agreement with respect to, or effect, any merger, consolidation, recapitalization, reclassification, stock split, combination, or other change of control transaction (including through the sale of all or substantially all assets or a majority of the equity interests) of the Corporation or any of its subsidiaries;

(i) adopt any plan of complete or partial liquidation, dissolution, or winding up of the Corporation or any of its subsidiaries;

(j) enter into any agreement with respect to, or effect, any acquisition, divestiture or disposition of assets, properties, or equity interests in excess of $500,000 during any fiscal year, whether in a single transaction or in a series of related transactions;

(k) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $250,000, other than capital expenditures in accordance with the budget then in effect (a copy of which has been, or will have been, provided to all of the directors then-serving on the Board of Directors);

(l) incur any indebtedness for borrowed money, or issue any debt securities or assume, guarantee or endorse any such indebtedness, in each case having an aggregate principal amount in excess of $500,000 and other than in the ordinary course of business;

(m) enter into any joint venture, partnership or similar business alliance;

(n) hire, terminate or designate any executive officer of the Corporation;

(o) remove or appoint the chairman of the Board of Directors;

(p) enter into, amend or modify, any agreement or transaction with any shareholder or Affiliate of the Corporation or any of its subsidiaries or any related party thereof;

(q) approve, adopt or amend or modify any incentive plan (including option, restricted stock, or other equity plans) of the Corporation or any of its subsidiaries, including any amendments or modifications to those plans that exist as of the date hereof;

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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(r) effect any change to the auditors or fiscal year of the Corporation or any of its subsidiaries;

(s) commence or settle any litigation or any other arbitration, mediation or similar proceeding involving amounts in dispute in excess of $500,000;

(t) adopt any shareholder rights plan, “poison pill” or similar arrangement;

(u) effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock;

(v) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(w) alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(x) amend or modify the Support Agreements, to be dated as of October 31, 2025, by and between the Corporation and each of SGK 2018 Revocable Trust, Simon G. Kukes, John Douglas Schick, H. Douglas Evans, Paul A. Pinkston, Jody Crook, John J. Scelfo, John K. Howie and Clark R. Moore; or

(y) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

12. Preemptive Rights. No shareholder of the Corporation (including, but not limited to any holder) shall have the right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such shareholder.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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13. Construction. When used in this Designation, unless a contrary intention appears: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) “including” means including without limitation; (d) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (e) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (f) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Designation shall refer to this Designation as a whole and not to any particular provision hereof; (g) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Designation unless otherwise specified; (h) references to “dollars” or “$” in this Designation shall mean United States dollars; (i) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (j) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (k) unless otherwise stated in this Designation, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (l) references to “days” shall mean calendar days; and (m) the paragraph and section headings contained in this Designation are for convenience only, and shall in no manner affect the interpretation of any of the provisions of this Designation.

14. Miscellaneous.

14.1 Cancellation of Series A Convertible Preferred Stock. If any shares of Series A Convertible Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled and shall return to the status of designated, but unissued Series A Convertible Preferred Stock.

14.2 Waiver. Notwithstanding any provision in this Designation to the contrary, any provision contained herein and any right of the holders of Series A Convertible Preferred Stock granted hereunder may be waived as to all shares of Series A Convertible Preferred Stock (and the holders thereof) upon the written consent of a Majority In Interest, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series A Convertible Preferred Stock shall be required.

14.3 Interpretation. Whenever possible, each provision of this Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

14.4 No Other Rights. Except as may otherwise be required by law, the shares of the Series A Convertible Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Designation.

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Series A Convertible Preferred Stock

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14.5 Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

14.6 Specific Performance. The Corporation and each holder by accepting shares of Series A Convertible Preferred Stock, agree that the covenants and obligations contained in this Designation relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Corporation and each holder agree that if either the Corporation or any holder fails or refuses to fulfill any of its obligations under this Designation or to make any payment or deliver any instrument required hereunder or thereunder, then (a) the Corporation in the event the non-performing party is any holder; or (b) a Majority In Interest of the holders, in the event the non-performing party is the Corporation, shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other.

[Remainder of page left intentionally blank. Signature page follows.]

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Second Amended And Restated Certificate Of Designations of PEDEVCO CORP. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock” to be duly executed and approved this 30th day of October, 2025.

DIRECTORS:

/s/ Dr. Simon Kukes
DR. SIMON KUKES
DIRECTOR

/s/ J. Douglas Schick
J. DOUGLAS SCHICK
DIRECTOR

/s/ John Scelfo
JOHN SCELFO
DIRECTOR

/s/ H. Douglas Evans
H. DOUGLAS EVANS
DIRECTOR

/s/ John K. Howie
JOHN K. HOWIE
DIRECTOR

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Second Amended and Restated Certificate of Designations of

Series A Convertible Preferred Stock

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Annex C

PEDEVCO CORP.

SERIES A CONVERTIBLE PREFERRED STOCK

 SUBSCRIPTION AGREEMENT

Date: October __, 2025	Full Subscription Commitment: US$_______________

1. Subscription:

(a) The undersigned purchasers who have executed a copy of the Participant signature page hereof and delivered the Purchase Price to the Company (collectively, the “Participants” and each, a “Participant”) hereby apply to purchase Series A Convertible Preferred Stock (the “Preferred Stock” or the “Shares”) of PEDEVCO Corp., a Texas corporation (the “Company”), in the amount set forth below their signature on the signature page of this Agreement, in accordance with the terms and conditions of (i) this Subscription Agreement (the “Subscription” or “Agreement”), and (ii) the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock (the “Certificate”), which is attached hereto as Exhibit B.

(b) Each Share has a price per share of $5.50(the “Purchase Price”, which term, depending on its context shall also refer to the aggregate consideration due from each Participant for the aggregate amount of Shares purchased by such Participant hereunder).

(c) Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:

(i) This Subscription;

(ii) The Certificate of Accredited Investor Status and Investor Information, attached hereto as Exhibit A;

(iii) The Shareholder Agreement, attached hereto as Exhibit C (the “Shareholder Agreement”); and

(iv) The Participant’s check in the amount set forth on the signature page hereof in the amount of the aggregate Purchase Price in exchange for the Shares purchased, or wire transfer sent according to the Company’s instructions.

(d) This Subscription is irrevocable by the Participant.

(e) This Subscription is not transferable or assignable by the Participant.

(f) For purposes of this Agreement:

(i) “Affiliate” means (A) any Person directly or indirectly controlling, controlled by or under common control with another Person, or (B) any manager, director, officer, partner or employee of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

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(ii) “Conversion” means the conversion of the Shares into common stock of the Company as set forth in the Certificate.

(iii) “Conversion Shares” means the shares of Company common stock issuable upon conversion of the Shares.

(iv) “Conversion Terms” shall be the terms and conditions of the conversion of the Shares into common stock of the Company as set forth in the Certificate.

(v) “Material Adverse Effect” means any change, event, development or occurrence, individually or with all other changes, events, developments or occurrences, that has or is reasonably likely to (A) have a material adverse effect on the business, prospects, assets, results of operations or financial condition of the Company or (B) prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement on a timely basis in any material respect.

(vi) “NYSE American Approval” shall mean the initial listing approval by the NYSE American of the shares of common stock issuable upon conversion of the Shares on the NYSE American.

(vii) “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(viii) “SEC” means the U.S. Securities and Exchange Commission.

(ix) “Securities” means the Shares and the Conversion Shares.

(x) “Shareholder Approval” shall mean the receipt of the requisite approval from the Company’s shareholders necessary to approve the Conversion Terms and such other matters that are required to be approved by the shareholders of the Company pursuant to applicable NYSE American and SEC rules and regulations.

(g) The closing (the “Closing”) of this offering (the “Offering”) shall occur simultaneously with the Closing under that certain Agreement and Plan of Merger, dated on or around the date hereof (the “Merger Agreement”, and the transactions contemplated therein, the “Merger”), by and among the Company, NP Merger Sub, LLC, COG Merger Sub, LLC, North Peak Oil & Gas, LLC, Century Oil and Gas Sub Holdings, LLC, and solely for the limited purposes set forth therein, North Peak Oil & Gas Holdings, LLC.

(h) Participant hereby agrees not to, and will cause its Affiliates not to, enter into any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or short sale position with respect to the Securities at any time that Participant holds any Shares.

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2. Representations by Participant. In consideration of the Company’s potential acceptance of the Subscription, each Participant individually, and not jointly or severally, makes the following representations and warranties to the Company, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a) Without limiting its right to rely upon the representations and warranties of the Company in Section 3, prior to the time of purchase of the Shares, Participant has had an opportunity to review the Company’s reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission (the “SEC Reports”) (which filings can be accessed by going to http://www.sec.gov/edgar/searchedgar/companysearch.html, typing “PEDEVCO” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), and Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant’s understanding of the terms thereof and of the Company’s business and status thereof, and all such questions, if any, have been addressed to the satisfaction of the Participant. Participant acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Participant any information or made any representations, oral or written, other than as provided in the SEC Reports and herein, on which Participant has relied upon in deciding to invest in the Securities.

(b) Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Securities.

(c) The Securities are being acquired for Participant’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(d) Participant acknowledges that the Securities have not been registered under the Securities Act or qualified under any blue sky laws, in reliance, in part, on Participant’s representations, warranties and agreements made herein.

(e) Other than the rights specifically set forth in this Subscription and disclosed in the SEC Reports, Participant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Securities under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification, except as set forth in the Shareholder Agreement.

(f) Participant represents that Participant meets the criteria for participation because: (i) Participant has a pre-existing personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons; or (ii) by reason of Participant’s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Participant is capable of evaluating the risk and merits of an investment in the Securities and of protecting its own interests;

(g) Participant represents that Participant is an “accredited investor” as such term is defined in Rule 501 of the Securities Act, and has executed the Certificate of Accredited Investor Status and Investor Information, attached hereto as Exhibit A.

(h) Participant understands that the right to transfer the Securities will be restricted unless the transfer is not in violation of the Securities Act and any other applicable state or foreign securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Securities unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant, and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer, in each case, subject to the terms of the Shareholders Agreement and the Certificate.

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(i) Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent Participant considers necessary.

(j) Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, directors, agents, officers, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

(k) All information which Participant has provided to the Company concerning Participant, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status and Investor Information is accurate, correct, and complete as of the date set forth herein.

(l) Participant is in full compliance with, and the Participant’s payment of the Purchase Price in connection with the Offering will be in full compliance with, all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (i) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (ii) the National Emergencies Act, 50 U.S.C. 1601-1651; (iii) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (iv) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (v) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (vi) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (vii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (viii) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. The Participant represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations (collectively, the “Regulations”). To the best of the Participant’s knowledge, none of: (A) the Participant; (B) any person controlling or controlled by the Participant; (C) if the Participant is a privately-held entity, any person having a beneficial interest in the Participant; or (D) any person for whom the Participant is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an Office of Foreign Assets Control (“OFAC”) list, or a person or entity prohibited under the programs administered by OFAC. Participant will provide additional information or take such actions as may be necessary or advisable for the Company, in its sole judgment, to comply with any such Regulations.

(m) The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the fact the Company is collecting the Participant’s (and any beneficial purchaser’s) personal information pursuant to this Agreement. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Participant respecting itself (and any beneficial purchaser). By executing this Agreement, the Participant is deemed to be consenting to the foregoing collection, use and disclosure of the Participant’s (and any beneficial purchaser’s) personal information. The Participant also consents to the filing of copies or originals of any of the Participant’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Participant represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

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(n) The Participant has read and reviewed, understands the terms and conditions of, and has had an opportunity to ask the Company questions regarding, (i) the Certificate, (ii) the Merger Agreement, and (iii) the Shareholder Agreement.

(o) The Participant understands and acknowledges that the issuance of the Conversion Shares is subject to the Company’s compliance with applicable requirements under the Exchange Act, including, without limitation: (i) the preparation and filing with the SEC of a preliminary information statement; (ii) the clearance of any comments thereon by the SEC; (iii) the filing with the SEC of a definitive information statement (the “Information Statement”), after clearing any comments or questions of the SEC; (iv) the mailing or delivery of such Information Statement to the Company’s shareholders; and (v) the expiration of the applicable waiting period under Rule 14c-2 promulgated under the Exchange Act, which requires that information statements be distributed to security holders at least twenty (20) calendar days prior to the taking of corporate action by written consent.

(p) Each certificate or instrument representing Securities issuable upon conversion thereof, will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE [ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3. Representations and Warranties by the Company. The Company represents and warrants to Participant that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business, operations or financial condition of the Company.

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(b) Capitalization. The Company is authorized under its Certificate of Formation, as amended, to issue 300,000,000 shares of common stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such information is accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities laws and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options, warrants, convertible notes and other convertible securities and equity awards described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them, except as set forth in the SEC Filings. No Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, except as set forth in the SEC Filings. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of common stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(c) Authority; Enforceability. This Subscription together with the agreements attached hereto or in connection herewith have been duly authorized, executed, and delivered by the Company and are legal, valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and except for the Shareholder Approval and the filing of the Information Statement, no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of this Subscription and the agreements which form an exhibit hereto, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares or the Conversion Shares, upon conversion of the Shares in accordance with the Certificate.

(d) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

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(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription, except for the approval of the NYSE American and the filing of the Information Statement. Subject to the accuracy of the representations and warranties of the Participant set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and the Conversion Shares and (ii) the other transactions contemplated by this Subscription, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Participant as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares or Conversion Shares and the ownership, disposition or voting of the Securities by the Participant or the exercise of any right granted to the Participant pursuant to this Subscription or the other transaction documents relating hereto.

(f) No Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Subscription or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(g) Compliance with Other Instruments.

(i) The Company is not in violation or default (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), of any provisions of its formation documents, bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). The execution, delivery and performance of this Subscription, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a breach or default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

(ii) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement.

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(h) Tax Returns and Payments. The Company has filed all material tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all material taxes and other assessments due.

(i) Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(j) Offering Valid. Assuming the accuracy of the representations and warranties of Participant contained in Section 2 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws. Subject to receipt of the NYSE American Approval, at or prior to Closing the issuance and sale of the Securities does not contravene the rules and regulations of the NYSE American.

(k) Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Subscription, and the Conversion Shares have been reserved for issuance, and when issued in accordance with the Certificate, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Participant), except for restrictions on transfer set forth in the transaction documents or imposed by applicable securities laws.

(l) SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company as of the date of this Agreement, under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Filings, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(m) Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

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(n) Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Subscription, any valid right, interest or claim against or upon the Company or Participant for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Participant shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this paragraph that may be due in connection with the transactions contemplated by this Subscription.

(p) Transactions with Affiliates. Except as disclosed in the SEC Filings, and participation in this Offering, none of the executive officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any material transaction with the Company (other than as holders of stock options, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q) Disclosures. Neither the Company nor any Person acting on its behalf has provided the Participant or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby and in connection with the Merger, which will be disclosed in a Current Report on Form 8-K within four business days of the Closing. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Participant will rely on the foregoing representations in effecting transactions in securities of the Company.

(r) Required Filings. Except for the transactions contemplated by this Subscription, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, currently requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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(s) Manipulation of Price. The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(t) Non-Hindrance. The Company undertakes not to hinder by any means the removal of the restrictive legend from the shares certificate provided that the Participant sells the shares to a third party meeting all the requirements set by the applicable law.

(u) Continued Periodic Report Filings. With a view to making available to Participant the benefits of Rule 144 promulgated under the Securities Act, the Company shall, for a period of not less than 18 months following the Closing, file with the Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required of the Company under Rule 144(c) and provide to Participant, upon reasonable request: (i) a written statement by the Company that it has complied with the current information requirements of Rule 144(c); and (ii) such other information as may be reasonably requested to avail Participant of any rule or regulation of the Commission that permits the selling of any such securities without registration.

(v) Legend Removal. The Company covenants and agrees that it will use commercially reasonable efforts to assist the Participant with the removal of the restrictive legend from the shares certificate following the applicable holding period under applicable law, provided that the Participant sells the shares in an open market transaction, to a third party, meeting all the requirements set by the applicable law.

4. Agreement to Indemnify. The Company agrees to indemnify and hold harmless each Participant and its Affiliates, and their respective directors, officers, members, managers, employees, and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Subscription, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

5. Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

6. Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Securities and the signature of the person is binding upon such entity.

7. Governing Law. This Subscription shall be construed in accordance with the laws of the State of Texas.

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8. Dispute Resolution. In the event of any dispute arising out of or relating to this Subscription, then such dispute shall be submitted to binding arbitration with the Houston, Texas branch of the American Arbitration Association (“AAA”) to be governed by AAA’s Commercial Rules of Arbitration (the “AAA Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the AAA Rules. Notwithstanding anything in the AAA Rules to the contrary, discovery shall be limited exclusively to the mutual production of documents, and written submissions to the arbitrator shall be limited to one brief from each party and one responsive brief from each party.

9. Further Assurances. The Company and Participant hereby covenant that they will, whenever and as reasonably requested by the other party, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, and any instruments of further assurance, approvals and consents as may reasonably be requested in order to complete, insure and perfect the transactions contemplated herein.

10. Commercially Reasonable Efforts. The Company shall use commercially reasonable efforts to cause the conversion of the Shares into common stock of the Company as set forth in the Certificate to occur as promptly as practicable after the date hereof. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12. Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent of such party.

13. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

14. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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Subject to acceptance by the Company, the undersigned have completed this Subscription Agreement to evidence his/her/its subscription for the purchase of Shares of the Company on October __, 2025.

PARTICIPANT:

________________________________________________________

Signature

Name:

Title:

Tax Identification No.:

Jurisdiction of Organization:

State of Principal Place of Operations:

Investment Amount (# of Shares): ____________________

Purchase Price Paid ($): ______________________

Address for Notice: Delivery Instructions (if different from above):

Address for Notice:

Attention:
Email:

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The Company has accepted this subscription this October __, 2025

“COMPANY”

PEDEVCO CORP.,
a Texas corporation

By:
Clark R. Moore
Executive Vice President
and General Counsel

Address for notice: PEDEVCO Corp. 575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, Texas 77079 Attn: Corporate Counsel

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Annex D

SECOND AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF PEDEVCO CORP.

PEDEVCO CORP., a Texas corporation (the “Corporation”), pursuant to the provisions of Section 3.059 of the Texas Business Organizations Code, hereby adopts this Second Amended and Restated Certificate of Formation.

1. This Second Amended and Restated Certificate of Formation accurately copies the provisions of the existing Amended and Restated Certificate of Formation of the Corporation and all amendments thereto that are in effect on the date hereof (the “Certificate of Formation”), as further amended by this Second Amended and Restated Certificate of Formation as hereinafter set forth, and contains no other change in any provisions thereof. The amendments to the Certificate of Formation effected by this Second Amended and Restated Certificate of Formation (collectively, the “Amendments”) (i) remove references to a reverse stock split in Article IV, (ii) change the number, names and addresses of the initial directors and require that appointments and changes to the number of directors be made in accordance with the Shareholder Agreement (as defined herein), (iii) insert a new Article IX relating to corporate opportunities, (iv) update the name and address of the Corporation’s registered agent, (v) revise former article XI to require a supermajority vote in order to amend certain provisions, (vi) insert a new Article XIV relating to shareholder voting and (vii) modify various defined terms. The Amendments do not contain any other change to the Certificate of Formation. The full text of each provision altered by the Amendments is as set forth below.

2. The Amendments have been made in accordance with the Texas Business Organizations Code, and this Second Amended and Restated Certificate of Formation and the Amendments effected hereby have been approved in the manner required under the Texas Business Organizations Code and the governing documents of the Corporation.

3. The Certificate of Formation is hereby superseded by the following Amended and Restated Certificate of Formation, which accurately copies the entire text thereof, as amended hereby:

ARTICLE I

The name of this corporation is PEDEVCO CORP. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Texas is 1601 Elm Street, Suite 4360, Dallas, Texas 75201. The name of its registered agent at that address is Cogency Global Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the state of Texas.

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ARTICLE IV

Effective as of the date this Second Amended and Restated Certificate of Formation is filed with the Secretary of State of Texas) (“Effective Time”), the Corporation shall have four hundred million (400,000,000) shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is three hundred million (300,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is one hundred million (100,000,000) shares, $0.001 par value per share.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors (as defined below) is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

The Corporation is hereby prohibited from issuing any non-voting Common Stock or Preferred Stock.

ARTICLE V

Subject to the limitations contained in this Second Amended and Restated Certificate of Formation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

The governing Board of the Corporation shall be styled as a “Board of Directors,” and any member of said Board shall be styled as a “Director.” As of the date of the execution of this Second Amended and Restated Certificate of Formation, the Corporation had five (5) Directors, and the name and the post office address of said members was as follows:

Name	Address
Josh Schmidt	c/o Juniper Capital Advisors, L.P. 2727 Allen Parkway, Suite 1850 Houston, TX 77019
Kristel Franklin	575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, TX 77079
Martyn Willsher	575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, TX 77079
J. Douglas Schick	575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, TX 77079
John K. Howie	575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, TX 77079

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ARTICLE VII

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors of the Corporation shall be specified in, or determined in the manner provided in, the Bylaws of the Corporation, provided, that the number of Directors shall never be less than one and provided further that, so long as the Shareholder Agreement, dated as of October 31, 2025, by and between the Corporation and the shareholders party thereto (the “Shareholder Agreement”) is in effect, the number of directors of the Corporation may not be changed, whether by amendment to the Bylaws of the Corporation or otherwise, if doing so would violate any covenant of the Corporation in the Shareholder Agreement. Except as otherwise specified in the Shareholder Agreement, in the interim between elections of Directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of Directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining Directors, though less than a quorum.

ARTICLE VIII

A Director of the Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as revised, as they now exist or as they may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Texas Business Organizations Code, as revised, as the same exist or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VII, or the adoption of any provision in an amended or restated Certificate of Formation inconsistent with this Article VII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE IX

The Corporation, on behalf of itself and its subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that Century Oil and Gas Holdings, LLC and North Peak Oil & Gas Holdings, LLC (together with their respective successors, the “Shareholder”) and the their respective Affiliates (as defined in the Shareholder Agreement) and representatives (together with the Shareholder and its Affiliates, the “Juniper Investor Group”) and the Directors nominated by the Shareholder (including the Juniper Preferred Director (as defined in the Shareholder Agreement) (the “Juniper Directors”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct or indirect investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Corporation and its subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, the Corporation’s or any of its subsidiaries’ businesses or that could be suitable for the Corporation’s or any of its subsidiaries’ interests, (ii) do business with clients, customers, vendors or lessors of any of the Corporation or its Affiliates or any other natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof (each, a “Person”) with which any of the Corporation or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Article IX, the nature of the Juniper Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Juniper Business Opportunity”)), and (c) acknowledges and affirms that no member of the Juniper Investor Group or any Juniper Director shall have any obligation to communicate or offer any Renounced Juniper Business Opportunity to the Corporation or any of its subsidiaries, and any member of the Juniper Investor Group or any Juniper Director may pursue a Renounced Juniper Business Opportunity. The Corporation agrees that in the event that any member of the Juniper Investor Group or any of its officers, directors, employees, partners and agents thereof or any Juniper Director acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) any member of the Juniper Investor Group and (B) the Corporation or its subsidiaries, neither the Juniper Directors nor any member of the Juniper Investor Group (or such director, officer, employee, partner or agent) shall have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of the Corporation or (y) such Person’s receipt of information pursuant to the rights set forth in Section 6.3 of the Shareholder Agreement. Notwithstanding anything to the contrary in the foregoing, the Corporation shall not be prohibited from pursuing any Renounced Juniper Business Opportunity as a result of this Article IX.

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The Corporation, on behalf of itself and its subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that Simon Kukes (together with his successors, the “PED Shareholder”) and his Affiliates and representatives (together with the PED Shareholder and his Affiliates, the “PED Investor Group”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in Other Investments, including Other Investments engaged in various aspects of businesses similar to those engaged in by the Corporation and its subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, the Corporation’s or any of its subsidiaries’ businesses or that could be suitable for the Corporation’s or any of its subsidiaries’ interests, (ii) do business with clients, customers, vendors or lessors of any of the Corporation or its Affiliates or any other Person with which any of the Corporation or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Article IX, the nature of the PED Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced PED Business Opportunity”)), and (c) acknowledges and affirms that no member of the PED Investor Group shall have any obligation to communicate or offer any Renounced PED Business Opportunity to the Corporation or any of its subsidiaries, and any member of the PED Investor Group may pursue a Renounced PED Business Opportunity. The Corporation agrees that in the event that any member of the PED Investor Group acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) any member of the PED Investor Group and (B) the Corporation or its subsidiaries, no member of the PED Investor Group (or such director, officer, employee, partner or agent) shall have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of the Corporation or (y) such Person’s receipt of information pursuant to the rights set forth in Section 6.3 of the Shareholder Agreement. Notwithstanding anything to the contrary in the foregoing, the Corporation shall not be prohibited from pursuing any Renounced PED Business Opportunity as a result of this Article IX.

ARTICLE X

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which the Texas Business Organizations Code, permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Texas Business Organizations Code, as revised, subject only to limits created by applicable Texas Business Organizations Code (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

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Any amendment, repeal or modification of any of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE XI

Except as otherwise provided in this Second Amended and Restated Certificate of Formation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by the Texas Business Organizations Code, as revised, for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE XII

The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights. No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

ARTICLE XIII

Notwithstanding anything contained in this Second Amended and Restated Certificate of Formation to the contrary, the affirmative vote of the holders of at least 66 2/3% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article VII, Article IX, this Article XIII or Article XIV or to adopt any provision inconsistent therewith.

ARTICLE XIV

 To the extent permitted by applicable law, and except as provided herein, the vote of any class or series of the stock of the Corporation required for approval of any action that is recommended to shareholders by the Board of Directors and for which applicable law requires a shareholder vote, including without limitation any fundamental action or fundamental business transaction, shall, if a greater vote of shareholders is provided for by the Texas Business Organizations Code or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of this Second Amended and Restated Certificate of Formation if and to the extent a bylaw adopted by the Board of Directors or the shareholders so provides.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Formation to be signed by _________, this __________ day of ___________ 202_.

PEDEVCO CORP.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Formation]

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Annex E

CERTIFICATE OF AMENDMENT TO

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF PEDEVCO CORP.

The undersigned, pursuant to the applicable provisions the Texas Business Organizations Code (the “Code”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to its Second Amended and Restated Certificate of Formation, dated ________, 202_ (the “Certificate of Formation”).

1. The name of the filing entity is PEDEVCO Corp., a Texas for-profit corporation (the “Corporation”). The file number issued to the filing entity by the secretary of state is: 0800949748. The date of formation of the entity is March 11, 2008.

2. Article IV of the Certificate of Formation shall be restated in its entirety as follows:

Effective as of the date this Second Amended and Restated Certificate of Formation is filed with the Secretary of State of Texas), the Corporation shall have four hundred million (400,000,000) shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is three hundred million (300,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is one hundred million (100,000,000) shares, $0.001 par value per share.

Effective as of [●], Central Time, on [●], 202_ (the “Effective Time”), (i) every [●] shares of the Common Stock issued and outstanding or held by the Corporation in treasury as of immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without action on the part of the stockholders of the Corporation, convert and combine into one validly issued, fully paid and non-assessable share of Common Stock (such conversion and combination of Old Common Stock, the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split. Instead, any fractional shares resulting from the Reverse Stock Split shall be automatically rounded up to the nearest whole share. Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by the certificate shall have been combined.

The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock (except to the extent such reverse stock split results in an adjustment to the conversion ratios thereof), or the par value thereof as set forth above in the preceding paragraphs.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors (as defined below) is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

The Corporation is hereby prohibited from issuing any non-voting Common Stock or Preferred Stock.

3. This Certificate of Amendment to the Certificate of Formation has been approved in the manner required by the Code and by the governing documents of the Corporation.

4. This document shall become effective when the document is filed by the Secretary of State of the State of Texas.

[Signature page follows.]

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The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

 Date: [●]

PEDEVCO CORP.

By:
Name:
Title:

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Annex F

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of October 31, 2025, is made by and between PEDEVCO CORP., a Delaware corporation (“Parent”), North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”), and [•] (the “Supporting Person”) who is, as of the date hereof, the holder of the number of shares of Common Stock, par value $0.001 per share, of  Parent set forth on Schedule I attached hereto, in connection with the execution of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, NP Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, COG Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, North Peak Oil & Gas, LLC, a Delaware limited liability company, Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, and, solely for certain purposes therein, the Members’ Representative (as amended, restated, modified or supplemented from time to time in accordance with its express terms, the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Merger Agreement. In consideration for the benefits to be received by the Supporting Person under the terms of the Merger Agreement, and, as a condition and inducement to Parent’s and the Members’ Representative’s willingness to enter into the Merger Agreement, Parent, the Members’ Representative and the Supporting Person hereby agree as follows:

1. Supporting Person Covenants.

(a) Transaction Support. As a material inducement to Parent and the Members’ Representative to enter into the Merger Agreement and to consummate the Mergers, the Supporting Person hereby knowingly, unconditionally and irrevocably agrees that the Supporting Person has executed and delivered or caused to be executed and delivered to each of Parent and the Members’ Representative, the irrevocable written consent attached hereto as Exhibit A, and the Supporting Person will (i) not withdraw, rescind or otherwise take any action to make ineffective any consent (including the Parent Stockholder Written Consent), written or otherwise, the Supporting Person has provided to Parent and the Members’ Representative with respect to the Merger Agreement, the Mergers and the conversion of the shares of Series A Parent Preferred Stock comprising Aggregate Merger Consideration issued to the Acquired Companies (or their respective designees) (the “Conversion”), (ii) raise no objection against, and not otherwise hinder, impede, delay or take any action that could cause any material or adverse effect on the transactions contemplated by the Merger Agreement, whether at any meeting of the shareholders of Parent held in connection therewith or otherwise and (iii) take all reasonable actions necessary or appropriate to ensure the consummation of the transactions contemplated by the Merger Agreement, including the Conversion, and the ancillary agreements with respect thereto, including the Certificate of Designations and the Shareholder Agreement. The Supporting Person hereby knowingly, unconditionally and irrevocably agrees it shall not directly or indirectly: (x) from and after the date hereof until the Conversion, transfer, assign, sell, pledge or otherwise dispose of (including by gift), enter into any derivative arrangement with respect to, or create or permit to be created any lien or other encumbrance on, any or all of the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent; provided however, that [(A)] transfers may be made to (i) controlled affiliates of the Supporting Person, (ii) estate planning vehicles of such Supporting Person, or (iii) donees in connection with bona fide gifts, in each case subject to the condition that the transferee executes a joinder to this Agreement in a form reasonably acceptable to Parent [and (B) the Supporting Person may sell or otherwise transfer up to 3 million shares of Parent Capital Stock or other equity interests in Parent without restriction]; (y) from and after the date hereof until the Conversion, grant any proxy, power of attorney or other authorization or consent with respect to any of the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent with respect to any matter that is in contravention of the obligations of the Supporting Person pursuant to this Agreement with respect to the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent; or (z) take any other action in contravention of the Supporting Person’s obligations hereunder.

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(b) Review of the Merger Agreement. The Supporting Person hereby acknowledges receipt of the Merger Agreement, including the schedules, exhibits and annexes thereto, and acknowledges having had sufficient opportunity to review the Merger Agreement, including the schedules, exhibits and annexes thereto, and the other transaction documents with such Supporting Person’s independent advisors.

(c) Responsibility For Affiliates. The Supporting Person hereby agrees to be responsible for any breach of, or failure to comply with, this Agreement by any of its Affiliates acting on its behalf or under its control or instruction, as if such Affiliates were a party hereto (it being understood that such responsibility shall be in addition to and not limit any right or remedy Parent or the Members’ Representative may have against the Supporting Person’s Affiliates with respect to such breach); provided, that for purposes of this Section 1(c), Affiliates shall not include Parent or any of its Subsidiaries that are a party to the Merger Agreement.

2. Representations and Warranties. The Supporting Person hereby represents and warrants to Parent and the Members’ Representative that the following statements are true and correct in all respects:

(a) The Supporting Person has received and carefully reviewed this Agreement, the Merger Agreement and the other transaction documents and the schedules, exhibits and annexes thereto and the documents contemplated thereby, is familiar with the transactions contemplated hereby and thereby and fully understand the terms set forth herein and in the Merger Agreement. The Supporting Person has consulted with independent advisors and counsel regarding the Supporting Person’s rights and obligations under this Agreement and intends for this Agreement to be binding on and enforceable against the Supporting Person, understanding that Parent and the Members’ Representative are entering into the Merger Agreement in reliance upon the Supporting Person’s execution, delivery and performance of this Agreement.

(b) The shares of Parent Capital Stock set forth opposite the Supporting Person’s name on Schedule 1 attached hereto (the “Equity Interests”) constitute all of the shares of Parent Capital Stock or any other equity interests of Parent owned beneficially and of record by the Supporting Person[, including any rights to acquire such shares,] as of the date hereof. The Supporting Person has the sole power to agree to all of the matters set forth in this Agreement applicable to the Supporting Person (including the waiver of any dissenters’ rights), with respect to the Equity Interests[ and any rights to acquire Parent Capital Stock held by the Supporting Person] or any other equity interests of Parent set forth opposite the Supporting Person’s name on Schedule 1 attached hereto, with no limitations, qualifications or restrictions on such rights. The Supporting Person has good and valid title to the shares of Parent Capital Stock or other equity interests of Parent set forth opposite the Supporting Person’s name on Schedule 1 attached hereto, free and clear of all Liens, other than restrictions on transfer under applicable securities Laws and the governing documents of Parent. [Other than the Equity Interests and any rights to acquire shares of Parent Stock held by the Supporting Person, t] [T]he Supporting Person does not own any warrants, options, convertible debt or other rights to acquire shares of Parent Capital Stock or other equity interests of Parent.

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(c) This Agreement and all other agreements contemplated hereby to which the Supporting Person is a party have been duly signed and delivered by the Supporting Person and constitute the valid and binding agreements of the Supporting Person, enforceable against the Supporting Person in accordance with their terms, except as such may be limited by Creditors’ Rights. If the Supporting Person is not a natural person, the Supporting Person is not in default under and has not violated and will not violate any provision of its governing documents by entering into this Agreement. The Supporting Person’s execution, delivery and performance of this Agreement and the consummation by the Supporting Person of the transactions contemplated hereby and by the Merger Agreement will not breach or violate any applicable Law or Contract by which the Supporting Person is bound or to which the Supporting Person is subject.

(d) The Supporting Person has all necessary power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Supporting Person has been duly and validly authorized by all necessary action on the part of the Supporting Person and do not and shall not require authorization, approval, consent or further action by any other Person.

(e) There are no agreements or arrangements of any kind, contingent or otherwise, to which the Supporting Person is a party obligating the Supporting Person to transfer, or cause to be transferred, any of the Supporting Person’s Equity Interests. Except pursuant to Parent’s bylaws, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Supporting Person’s Equity Interests.

(f) As of the date of this Agreement, there is no Proceeding pending, or to the knowledge of the Supporting Person, threatened against or affecting, the Supporting Person or any of its properties or assets (including the Equity Interests) that could reasonably be expected to (i) impair the ability of the Supporting Person to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis or (ii) challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Merger Agreement.

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(g) Neither the Supporting Person nor its Affiliates have, directly or indirectly, entered into any agreement with any Person that would obligate Parent, the Members’ Representative or any of their respective Subsidiaries to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions.

(h) The Supporting Person has carefully read and fully understands all of the provisions of this Agreement, has knowingly and voluntarily agreed to be legally bound by this Agreement and all of the terms contained herein, and has been advised and encouraged to consult with an attorney prior to signing this Agreement.

3. General Provisions.

(a) Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the parties hereto shall be entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 3(a), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 3(a). Each party hereto further agrees that neither the other parties nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3(a), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Fiduciary Obligations. The parties hereto agree and acknowledge that each Supporting Person is bound hereunder solely in his, her or its capacity as a securityholder and that provisions of this Agreement shall not be deemed or interpreted to bind the Supporting Person or any of its directors or officers in his or her capacity as a director or officer of Parent or any of Parent’s subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of Parent if such individual determines, after consultation with Parent's outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with such individual's fiduciary duties under applicable Law.

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(c) Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(i) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, section, subsection or other subdivision of this Agreement in which any such word is used;

(ii) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(iii) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(iv) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(v) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(vi) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(vii) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(viii) the captions of the sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(ix) any references herein to a particular Section or Schedule means a Section of or Schedule to, this Agreement unless otherwise expressly stated herein;

(x) the Schedule attached to this Agreement is incorporated herein by reference and will be considered part of this Agreement; and

(xi) all references to time mean Houston, Texas time.

(d) Amendment, Supplement or Waiver. This Agreement may be amended, supplemented or waived in any and all respects by written agreement of the parties hereto, by action taken or authorized by their respective boards of directors or similar governing body.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

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(f) Notices. All notices and other communications to be given or delivered under or by reason of this Agreement shall be delivered in accordance with Section 7.4 of the Merger Agreement; provided, that any such notice or other communication to the Supporting Person shall be delivered to the address for the Supporting Person as listed on the signature page hereto.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either of the parties hereto without the prior written consent of the other parties. Any purported assignment not permitted under this Section 3(g) shall be null and void.

(h) Entire Understanding; No Third-Party Beneficiaries. This Agreement (including the schedule hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

(i) Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

(j) Governing Law; Venue; Waiver of Jury Trial.

(i) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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(ii) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3(j).

(k) Termination. This Agreement shall automatically terminate upon the Conversion; provided, however, that nothing herein shall relieve any party to this Agreement from liability for any breach of this Agreement prior to its termination.

(l) Notice of Certain Events. The Supporting Person shall notify Parent and the Members’ Representative in writing promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Supporting Person under this Agreement and (ii) the receipt by the Supporting Person of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 3(l) shall not limit or otherwise affect the remedies available to any party.

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(m) Documentation and Information. The Supporting Person shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Members’ Representative (such consent not to be unreasonably withheld), except as may be required by applicable Law. The Supporting Person consents to and hereby authorizes Parent and the Members’ Representative to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Members’ Representative, as applicable, reasonably determines to be necessary in connection with the Mergers and any transactions contemplated by the Merger Agreement, the Supporting Person’s identity and ownership of the Equity Interests, the existence of this Agreement and the nature of the Supporting Person’s commitments and obligations under this Agreement, and the Supporting Person acknowledges that Parent and the Members’ Representative may, in such party’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity; provided, that nothing herein relieves Parent from its obligations under the Merger Agreement, including those obligations set forth in Section 6.1 and Section 6.7 of the Merger Agreement, as applicable. The Supporting Person agrees to promptly give Parent and the Members’ Representative any information it may reasonably require for the preparation of any such disclosure documents, and the Supporting Person agrees to promptly notify Parent and the Members’ Representative of any required corrections with respect to any written information supplied by the Supporting Person specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

[Signature Pages Follow]

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Parent, the Members’ Representative and the Supporting Person have caused this Support Agreement to be executed as of the date first above written.

PARENT: PEDEVCO CORP.

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

MEMBERS’ REPRESENTATIVE: NORTH PEAK OIL & GAS HOLDINGS, LLC
By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

Signature Page to Transaction Support Agreement

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SUPPORTING PERSON: [[•]

By:
Name:	[•]
Title:	[•]
Address:	[•]
Email:	[•]][1]

[
Name:	[•]
Address:	[•]
Email:	[•]][2]

1 Note to Draft: Signature block to be used for Supporting Person that is an entity.

2 Note to Draft: Signature block to be used for Supporting Person that is an individual.

Signature Page to Transaction Support Agreement

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EXECUTION VERSION

Schedule 1

Parent Equity Interests

Common Stock Owned	Preferred Stock Owned	[Other]
[•]	[None.]	[None.]

F-11

Annex G

SECOND AMENDMENT TO

PEDEVCO CORP.

2021 EQUITY INCENTIVE PLAN

This Second Amendment (“Second Amendment”) to the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended on June 27, 2024, (the “2021 Plan”), is made and adopted by the Board of Directors of PEDEVCO Corp., a Texas corporation (the “Company”), on October 29, 2025 effective as of the date approved by stockholders of the Company (the “Second Amendment Date”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2021 Plan.

RECITALS

A.	The Company currently maintains the 2021 Plan.

B.

The Board believes it is in the best interests of the Company and its stockholders to amend the 2021 Plan to increase the number of shares of common stock subject to the 2021 Plan and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The 2021 Plan is hereby amended as follows, effective as of the date of the Second Amendment Date.

1.	Section 3(a). Section 3(a) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(a) Stock Subject to the Plan. Subject to adjustment in accordance with Section 3(b) and any adjustments pursuant to Section 13 of this Plan, the aggregate number of Shares that may be issued pursuant to Awards will not exceed 18,000,000 shares.”

2.	Section 15(a)(i). Section 15(a)(i) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of 18,000,000 Shares may be issued as ISOs under the Plan.”

3.	This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the 2021 Plan.

4.	Except as expressly provided herein, all terms and conditions of the 2021 Plan shall remain in full force and effect.

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Annex H

SHAREHOLDER AGREEMENT

by and among

PEDEVCO CORP.

and

THE SHAREHOLDERS PARTY HERETO

October 31, 2025

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SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2025 by and among (a) PEDEVCO Corp., a Texas corporation (the “Company”), (b) Century Oil and Gas Holdings, LLC, a Delaware limited liability company, (c) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (clauses (b) and (c), and any successor thereto, collectively, the “Shareholder”), (d) solely for purposes of Article II, Article V, Section 6.2 through Section 6.5, and Article VII hereof (such provisions, collectively, the “Specified Shareholder Provisions”), Simon G. Kukes and The SGK 2018 Revocable Trust (clause (d), and any successor thereto, collectively, the “Specified Shareholder”) and (e) each other Person who after the date hereof becomes a party hereto.

RECITALS

WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among the Company, NP Merger Sub, LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, COG Merger Sub, LLC a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, North Peak Oil & Gas, LLC, a Delaware limited liability company, Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, and the Persons set forth on Annex A therein, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with ownership of the Shareholder Securities and the Specified Shareholder Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:

“Advice” has the meaning set forth in Section 5.16.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that, with respect to a Holder or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of a Holder or any of its Affiliates other than for purposes of Section 6.2; (y) for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be an Affiliate of any Shareholder or such Shareholder’s Affiliates or the Specified Shareholder or the Specified Shareholder’s Affiliates, and (z) any fund, investment vehicle or account controlled, managed or advised by Juniper Capital Advisors, L.P. or Juniper Capital Investment Management, L.P. shall be deemed to constitute an Affiliate of such Holder. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

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“Agreement” has the meaning set forth in the Preamble.

“Audit Committee” means the Audit Committee of the Board.

“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange).

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

“Beneficial Owner” has a correlative meaning to “Beneficially Own.”

“Beneficial Ownership” has a correlative meaning to “Beneficially Own.”

“Board” means the board of directors of the Company.

“Business Day” means any day other than a day on which the SEC is closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, effective as of October 31, 2025, as amended or otherwise modified from time to time.

“Capital Stock” means any and all shares of Common Stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Charter” means the Company’s Second Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, dated as of the date hereof, as amended or otherwise modified from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Compensation Committee” means the Compensation Committee of the Board.

“Conversion” means the conversion of the shares of Preferred Stock into shares of Common Stock in accordance with the Charter.

“Conversion Date” means the date on which the Conversion occurs.

“Demand Notice” has the meaning set forth in Section 5.1(b).

“Derivative Securities” means options, warrants, rights to purchase Capital Stock, or any securities that are exercisable, convertible or exchangeable for Capital Stock.

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“Director” means a member of the Board.

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the SEC.

“Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities.

“Election Meeting” has the meaning set forth in Section 3.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“External Permitted Parties” has the meaning set forth in the definition of Permitted Parties.

“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the SEC for the general registration of securities under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-8.

“Governance Committee” means the Corporate Governance and Nominating Committee of the Board.

“Grace Period” has the meaning set forth in Section 5.3(a).

“Holder” means the (i) Shareholder, (ii) its Affiliates, (iii) solely for purposes the Specified Shareholder Provisions the Specified Shareholder and (iv) any Person listed on Schedule 1.1 hereto, so long as such Person Beneficially Owns any Shareholder Securities, but shall exclude any Management Transferees.

“Indemnified Party” has the meaning set forth in Section 5.10(a).

“Indemnifying Party” has the meaning set forth in Section 5.10(a).

“Independent Director” means a Director who qualifies as “independent” under the rules of the NYSE or the rules of such other national securities exchange on which the Common Stock is then listed or trading.

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“Internal Permitted Parties” has the meaning set forth in the definition of Permitted Parties.

“Investor Group” means the Shareholder and the Shareholder’s Affiliates and representatives.

“Legend Removal Documents” has the meaning set forth in Section 5.19.

“Losses” has the meaning set forth in Section 5.8.

“Management Transferee” means any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity.

“Merger Agreement” has the meaning set forth in the Recitals.

“NewCo” has the meaning set forth in Section 7.17.

“NYSE” means the New York Stock Exchange American.

“Opt-Out Notice” has the meaning set forth in Section 5.18.

“Original Conversion Shares” has the meaning set forth in Section 3.1(d).

“Other Holder” means any holder of Common Stock other than a Holder.

“Other Investments” has the meaning set forth in Section 6.2.

“Permitted Parties” means (a) the full-time members of the formal investment or equivalent committee of any Affiliate of the Shareholder responsible for the oversight of a Holder’s investment in the Company and (b)(i) internal compliance, legal, accounting, tax, insurance and other personnel of a Holder (clauses (a) and (b)(i), collectively, “Internal Permitted Parties”), and (ii) external compliance, legal, accounting, tax and other professional advisors of a Holder or its Affiliates who are bound by an obligation of confidentiality to the Holder or its Affiliate (either in the course of their professional duties or pursuant to a customary confidentiality agreement) (clause (b)(ii), collectively, “External Permitted Parties”), in each case with respect to clauses (a) and (b), who have a need to review information in order to perform the proper functions of their employment or duties to any Affiliate of such Holder

“Permitted Purposes” has the meaning set forth in Section 7.12(b).

“Permitted Transferee” means (i) with respect to a Holder, (A) any Affiliate of such Holder, (B) the Persons set forth on Schedule 1.1 or (C) any Management Transferee; or (ii) any transferee pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Capital Stock for cash, securities or other property.

H-5

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 5.4(a).

“Piggyback Offering” has the meaning set forth in Section 5.4(a).

“Post-Offering Lock-up Period” has the meaning set forth in Section 5.7(a).

“Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualifying Nominee” means, in respect of a Shareholder Nominee, a natural person who, in the good faith determination of the Board or the Governance Committee: (i) is suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE-listed companies; (ii) is not prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the Shareholder Securities are listed or admitted to trading; and (iii) is not subject to any order, decree or judgment of any Authority prohibiting service as a director of any public company.

“Registrable Securities” means, collectively, (a) the Shareholder Securities, (b) the Specified Shareholder Securities, (c) any securities held by the Shareholder or one of its Affiliates in connection with compensation arrangements with respect to the service of a Juniper Director or Juniper Preferred Director on the Board to the extent such securities are not eligible to be sold or disposed of without restriction pursuant to Rule 144 (“Compensation Securities”); and (d) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, to the extent such shares are eligible for resale registration under the Securities Act; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the SEC and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) when such Registrable Securities have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 5.13; or (iv) such Registrable Securities are no longer outstanding.

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“Registration Expenses” means all fees and expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 5.1 or an Underwritten Offering covered under this Agreement, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, reasonable fees and expenses incurred in connection with any “road show” for an Underwritten Offering, all word processing, duplicating and printing expenses, any transfer taxes not otherwise attributable to the sale of Registrable Securities, the fees and disbursements of one counsel designated by the holders of a majority of the Registrable Securities included in such Registration Statement, and counsel, independent public accountants and independent petroleum engineers for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance.

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any registration statement relating to the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415), including the Prospectus, amendments and supplements to such registration statements, post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements.

“Renounced Business Opportunity” has the meaning set forth in Section 6.2.

“Replacement” has the meaning set forth in Section 3.3.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

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“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities and (c) other fees of a Holder not included within the definition of Registration Expenses.

“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.

“Selling Shareholder Questionnaire” means a selling Shareholder questionnaire reasonably adopted by the Company from time to time.

“Shareholder” has the meaning set forth in the Preamble.

“Shareholder Nominee” has the meaning set forth in Section 3.1(e).

“Shareholder Securities” means, collectively, (a) the shares of Preferred Stock issued (and any shares of Common Stock issued upon Conversion) to the Shareholder and any of its Affiliates pursuant to the Merger Agreement (including, for the avoidance of doubt, the capital raise transaction that occurs substantially concurrent with the consummation of the transactions contemplated by the Merger Agreement), and (b) any securities issued or issuable with respect to such Preferred Stock or Common Stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Specified Shareholder” has the meaning set forth in the Recitals.

“Specified Shareholder Securities” means (a) the shares of Common Stock held by the Specified Shareholder as of the date hereof, (b) the shares of Preferred Stock issued (and any shares of Common Stock issued upon Conversion) to the Specified Shareholder or any of its Affiliates pursuant to the capital raise transaction that occurs substantially concurrent with the consummation of the transactions contemplated by the Merger Agreement and (c) any securities issued or issuable with respect to such Common Stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Termination Date” has the meaning set forth in Section 7.16.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Shareholder Securities or Specified Shareholder Securities; provided, however, that any assignment by the Shareholder or Specified Shareholder pursuant to Section 7.3 shall not be deemed a Transfer hereunder.

H-8

“Trigger Date” means (a) with respect to the Holders (other than the Specified Shareholder), the first date on which the Holders (other than the Specified Shareholder), together with their Affiliates, no longer have a representative serving as a director, officer, employee or consultant of or to the Company or any of its Affiliates and (b) with respect to the Specified Shareholder, the first date on which the Specified Shareholder, together with its Affiliates, no longer Beneficially Own a number of shares of Common Stock greater than or equal to 10.0% of the issued and outstanding shares of Common Stock and no longer is a director, officer, employee or consultant of or to the Company or any of its Affiliates.

“Underwritten Offering” has the meaning set forth in Section 5.2(a).

ARTICLE II
TRANSFER S

Section 2.1 Distribution Cooperation. If any Holder or Permitted Transferee effectuates or seeks to effectuate a Transfer of all or part of the Shareholder Securities or the Specified Shareholder Securities, the Company will use its commercially reasonable efforts to assist such transferor to facilitate such Transfer in the manner and to the Persons requested by such transferor, including the delivery of instruction letters, legal opinions, indemnity letters (which shall in any event, subject to the Company’s transfer agent’s approval, which the Company shall use its commercially reasonable efforts to obtain, be provided in lieu of any requirement for such transferor or the applicable transferees to obtain and deliver stock powers and/or medallion guarantees to the Company’s transfer agent, including any indemnification by the Company in lieu of any medallion guaranteed stock powers) and other documentation by the Company or its counsel to the Company’s transfer agent or otherwise as may be required or requested to effect such Transfer; provided, that if the Company is required or requested to provide an indemnity letter in connection with a Transfer, the transferor shall provide an indemnity letter to the Company indemnifying the Company to the same extent the Company is required or requested to indemnify the Company’s transfer agent.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation; Initial Appointment to the Board; Reduction.

(a) From the date hereof until the Conversion Date, the Shareholder shall have the right to nominate one Director (initially, Josh Schmidt) (the “Juniper Preferred Director”) pursuant to the terms of the Series A Preferred Stock of the Company.

(b) From and after the Conversion Date, the Board shall consist of six Directors, or, subject to Section 3.1(g), such greater number as approved by the Board in accordance with the organizational documents of the Company.

(c) On the Conversion Date, (i) the Shareholder shall have the right to nominate three Directors (each, a “Juniper Director” and together, the “Juniper Directors”), which must include at least one Independent Director (initially, Edward Geiser, Josh Schmidt and an Independent Director to be determined) and (ii) the remaining Directors shall be nominated as follows: (A) two Directors nominated by the Governance Committee, which must include at least one Independent Director; and (B) one Independent Director mutually agreed in writing by the Shareholder and the Governance Committee (excluding the Juniper Directors then-serving on the Governance Committee, but including any Independent Director appointed by the Shareholder).

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(d) The Shareholder’s right to nominate Directors to the Board pursuant to this Section 3.1 shall be determined based on the Shareholder’s, together with its Affiliates’, ownership of Common Stock on the applicable date of determination as measured relative to the total number of shares of Common Stock issued and outstanding as of the time of the Conversion (the “Original Conversion Shares”) as follows:

(i) for so long as the Shareholder, together with its Affiliates, holds 50% or more of the Original Conversion Shares, the Shareholder shall have the right to nominate three Juniper Directors, which must include at least one Independent Director;

(ii) for so long as the Shareholder, together with its Affiliates, holds 30% to 49.9% of the Original Conversion Shares, the Shareholder shall have the right to nominate two Juniper Directors, both of whom may be employees of the Shareholder or its Affiliates; and

(iii) for so long as the Shareholder, together with its Affiliates, holds 10% to 29.9% of the Original Conversion Shares, the Shareholder shall have the right to nominate one Juniper Director, who may be an employee of the Shareholder or its Affiliates; and

(iv) if at any time the Shareholder, together with its Affiliates, less than 10% of the Original Conversion Shares, the Shareholder will no longer have the right to nominate any Juniper Directors.

(e) (i) Promptly following the Effective Time, but on the date hereof, the Company will take, or cause to be taken, all necessary action to cause the election or appointment to the Board of the Directors named in Section 3.1(a); and (ii) on, from and after the Conversion Date, the Company will take, or cause to be taken, all necessary action to cause the election or appointment to the Board any Director named in Section 3.1(c) that is not then-serving on the Board; provided, that each such natural person is a Qualifying Nominee (each such person designated for nomination by the Shareholder pursuant to Section 3.1(c) or Section 3.1(d), a “Shareholder Nominee”). The Directors shall serve an initial term that will expire no earlier than the first annual meeting of the shareholders of the Company to be held following the date of this Agreement.

(f) If at any time the Shareholder no longer has the right to designate a Shareholder Nominee then serving on the Board pursuant to the terms of this Article III, then, unless the Governance Committee and the Shareholder agree in writing that any such Juniper Director should stand for reelection to the Board, the Shareholder shall cause any such Juniper Director to tender their resignation from the Board and any committee of the Board on which he or she then serves at the end of such Juniper Director’s then current term and, if the Board accepts such resignation, the resulting vacancy shall be filled by a director elected by the shareholders of the Company or by the Board. For the avoidance of doubt, following a reduction of the Shareholder’s right to designate Shareholder Nominees for nomination to the Board pursuant to this section, such right of designation shall not be reinstated if after such occurrence the Shareholder, together with its Affiliates, holds an amount of Original Conversion Shares greater than or equal to any of the applicable thresholds.

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(g) Neither the Company nor the Board (subject to the fiduciary duties that the Directors may owe in such capacity) shall be permitted to increase or decrease the number of individuals comprising the Board or amend or modify the designation rights set forth in this Section 3.1 without first having received the affirmative vote of a majority of the Independent Directors then on the Board that are not Juniper Directors and the written consent of the Shareholder; provided, however, if the size of the Board is increased or decreased, the Company and the Shareholder shall reasonably cooperate with each other to provide the Shareholder with representation on the Board (giving effect to any such adjustment) substantially commensurate with the percentage of the Original Conversion Shares held by the Shareholder, together with its Affiliates, at such time.

(h) From the date hereof until the Conversion Date, the Shareholder shall have the right to designate one individual as a non-voting observer to the Board and any committee or subcommittee thereof (initially, Edward Geiser). Such observer shall have the right to attend all meetings and deliberations of the Board and any committee or subcommittee thereof; provided, that any materials or other information provided to such observer shall be subject to Section 7.12, mutatis mutandis. Such observer shall have the right to receive all information received by the members of the Board or any committee or subcommittee thereof and at the same time as such information the members of the Board or such committee or subcommittee are entitled to receive such information, including information regarding the Company and its subsidiaries.

(i) The Board shall use commercially reasonable efforts to hold meetings on no less than a quarterly basis.

Section 3.2 Election of Shareholder Nominees to the Board.

(a) In the event that one or more Shareholder Nominees must stand for an election to the Board in connection with any annual or special meeting of shareholders of the Company at which Directors are to be elected (each annual or special meeting, an “Election Meeting”), the Company shall give written notice, no earlier than 120 days nor later than 110 days prior to the date of such Election Meeting, to the Shareholder to request that the Shareholder designate for nomination such Shareholder Nominees, and the Shareholder shall give written notice to the Company of the Shareholder Nominee(s) at least 90 days prior to the date of such Election Meeting; provided, that if the Shareholder fails to give such notice in a timely manner, then the Shareholder shall be deemed to have designated for nomination the incumbent Juniper Directors.

(b) In connection with any Election Meeting in which a Shareholder Nominee stands for election or reelection to the Board (or in the event that the Shareholder is permitted to designate a Replacement pursuant to Section 3.3), the Shareholder shall take all necessary action to cause the Shareholder Nominee to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or the Governance Committee may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.

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(c) Subject to the provisions set forth in this Article III, to the extent that a Shareholder Nominee must stand for an election or reelection to the Board in connection with an Election Meeting, subject to applicable requirements or qualifications under applicable law or applicable stock exchange rules, the Company agrees to take, and cause the Board (subject to the fiduciary duties that the Directors may owe in such capacity) to take, all actions necessary to: (i) nominate (including for purposes of the Company’s advance notice bylaw) and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election or reelection of the Shareholder Nominee (including ensuring that each Shareholder Nominee is included in the proxy statement prepared by the Company in connection with the Company’s solicitation of proxies for such Election Meeting), and at every adjournment or postponement thereof, and on every action or approval by written resolution of the Shareholders of the Company or the Board with respect to the election or reelection of members of the Board, and (ii) support the Shareholder Nominee for election or reelection in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Company, the Governance Committee or the Board shall be under any obligation to nominate or recommend a proposed Shareholder Nominee if the Governance Committee determines (by majority vote) in good faith, following consultation with outside legal counsel, that such proposed Shareholder Nominee is not a Qualifying Nominee (provided that any such determination with respect to any Shareholder Nominee pursuant to this Section 3.2 shall be made no later than 15 days after the Shareholder sends written notice pursuant to Section 3.2(a) and in any event with reasonably sufficient time for the Shareholder to designate for nomination a substitute Shareholder Nominee).

Section 3.3 Qualification and Replacement of Shareholder Nominees. If a Juniper Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Director), other than as expressly contemplated by Section 3.1(f), the Shareholder shall have the exclusive right to designate a replacement for such Director (a “Replacement”). Unless the Governance Committee determines that such Replacement is not a Qualifying Nominee, the Company shall promptly take all reasonable actions within its control to satisfy the requirements under this Article III with respect to such Replacement, including by causing the appointment of such Replacement to the Board to fill any such vacancy. If any such Replacement is determined by the Governance Committee not to be a Qualifying Nominee, the Shareholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Governance Committee to qualify as a Qualifying Nominee.

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Section 3.4 Resignation. The Shareholder shall have the right at any time and from time to time to cause any of the Juniper Directors to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves.

Section 3.5 Rights of the Shareholder Nominee.

(a) The Company shall notify each Shareholder Nominee and Juniper Preferred Director, as applicable, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such person is a member. The Company and the Board shall provide such Shareholder Nominees and Juniper Preferred Director, as applicable, with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and all other members of each committee of the Board of which such person is a member concurrently as such materials are provided to the other members of the Board or such committee.

(b) Each Shareholder Nominee and Juniper Preferred Director, as applicable, shall be entitled to the same directors’ and officers’ insurance coverage as the other non-employee Directors and the same indemnification and exculpation rights from the Company as such other Directors, in each case, effective no later than the date on which such Shareholder Nominee or Juniper Preferred Director, as applicable, joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each such Shareholder Nominee and Juniper Preferred Director in substantially the same form as the other Directors and with such changes as may be reasonably requested by the Shareholder.

(c) Except to the extent that the Shareholder may otherwise notify the Company, each Shareholder Nominee and Juniper Preferred Director shall be entitled to reimbursement for reasonable expenses for his or her service as a Director, consistent with the Company’s policies applicable to other non-employee Directors.

ARTICLE IV
RESERVED

ARTICLE V
REGISTRATION RIGHTS

Section 5.1 Shelf Registration.

(a) Within 45 days after the Conversion Date, the Company shall use its commercially reasonable efforts to prepare and file a Registration Statement with the SEC covering the resale of all Registrable Securities held by the Holders for an offering to be made on a delayed or continuous basis pursuant to Rule 415, and to continuously renew such Registration Statement upon any expiration thereof.

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(b) Any Registration Statement filed with the SEC pursuant to this Section 5.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1, which Form S-1 shall be converted to a Form S-3 at such time as the Company becomes so eligible, or such other form or forms of registration statement as are then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 5.1 to be declared effective as soon as reasonably practicable thereafter. If no Registration Statement is then-effective with respect to any Registrable Securities, the Holder of such Registrable Securities may deliver a written request to the Company (a “Demand Notice”), specifying (i) the number of Registrable Securities sought to be registered and (ii) the proposed plan of distribution, or be followed by such information, when requested as contemplated by Section 5.14, and the Company shall promptly (but in any event within 45 days of the delivery of such Demand Notice) prepare and file with the Commission a Registration Statement to permit the public resale of the Registrable Securities that are the subject of such Demand Notice; provided, that the Shareholder shall only be permitted to deliver one Demand Notice with respect to Compensation Securities held by the Shareholder or any of its Affiliates that are not covered by a then-effective Registration Statement.

(c) During the Effectiveness Period, the Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 5.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. At the time it becomes effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(d) A Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to, and requested by, any Holder.

Section 5.2 Procedures For Underwritten Offerings.

(a) At any time and from time to time after the effectiveness of a Registration Statement filed in accordance with Section 5.1, and without limitation of any other method of sale, any Holder may request to sell all or any portion of its Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”) with each Underwritten Offering to include an aggregate number of Registrable Securities reasonably expected to result in gross offering proceeds of at least $10,000,000.

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(b) In connection with an Underwritten Offering, the Company shall select one or more investment banking firms of national standing to be the managing underwriter or underwriters with the consent of the Selling Holders holding a majority of the Registrable Securities to be sold in such Underwritten Offering, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) As a condition for inclusion of any Holder’s Registrable Securities in an Underwritten Offering, such Holder shall agree to enter into an underwriting agreement with the underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Holder; and provided further, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or Transferred, (ii) such Holder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested). If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the managing underwriter; provided, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the Registration Statement relating to an Underwritten Offering is suspended pursuant to Section 5.3, then such abandoned or suspended, as applicable, Underwritten Offering will not be considered an Underwritten Offering under this Section 5.2.

(d) If the managing underwriter or underwriters for an Underwritten Offering advises the Company that the total amount of Registrable Securities or other shares of Common Stock to be included in such Underwritten Offering is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other shares of Common Stock to be included in such offering will be reduced as follows: first, the Company shall reduce or eliminate the Common Stock to be included by any Person other than the Holders, if any; second, the Company shall reduce or eliminate any Common Stock to be included by the Company; third, the Company shall reduce the number of Registrable Securities to be included by the Selling Holders, pro rata in accordance with the number of Registrable Securities proposed to be included by such Selling Holders.

(e) The Company will not be required to undertake an Underwritten Offering pursuant to this Section 5.2 if:

(i) the Company has undertaken an Underwritten Offering, whether for its own account (but only in compliance with this Agreement) or pursuant to Section 5.2 of this Agreement, within 180 days preceding the date of the request for such Underwritten Offering pursuant to this Section 5.2 is given to the Company; and

(ii) the number of Underwritten Offerings previously made pursuant to this Section 5.2 and not abandoned in the immediately preceding 12-month period shall exceed three (3).

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Section 5.3 Grace Periods.

(a) Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the SEC, suspend the use of, a Registration Statement (including the Prospectus included therein) if in the reasonable and good faith judgment of the Board, (i) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company (provided, however, that to the extent the Company undertakes an underwritten public offering in connection with such transaction, the Holders shall be entitled to the rights set forth in Section 5.4) or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; (ii) the Company is in possession of material non-public information, the disclosure of which would not be, in the reasonable and good faith opinion of the Board, in the best interests of the Company; (iii) the Company must amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; or (iv) such registration or continued registration would render the Company unable to comply with the requirements of the Securities Act or Exchange Act (the period of a postponement or suspension as described in clause (i) and/or a delay described in clause (ii), (iii) or this clause (iv), a “Grace Period”); provided, however, that in the event such Registration Statement relates to an Underwritten Offering pursuant to Section 5.2, then the Holders initiating such Underwritten Offering shall be entitled to withdraw the request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 5.2 and the Company shall pay all Registration Expenses in connection with such registration.

(b) The Company shall promptly, and no later than three calendar days following the occurrence of an event giving rise to the Grace Period, (i) notify the Holders in writing of the existence of the Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Holders promptly, and no later than three calendar days following the conclusion of an event giving rise to the Grace Period, in writing of the date on which the Grace Period ends.

(c) The duration of any one Grace Period shall not exceed 45 days, there shall not be more than two (2) Grace Periods in any 365-day period and the aggregate of all Grace Periods in total during any 365-day period shall not exceed 60 days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 5.3(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) of Section 5.3(b) and the date referred to in such notice.

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Section 5.4 Piggyback Registration.

(a) If at any time, and from time to time, the Company proposes to conduct an underwritten offering of Common Stock for its own account or for the account of owners of Common Stock (including any Holder of Common Stock) entitled to participate in such offering, then the Company shall give written notice (the “Piggyback Notice”) of such underwritten offering to the Holders at least ten Business Days prior to the earlier of the date of filing of the registration statement or the date of filing of the preliminary Prospectus supplement for such underwritten offering. Such Piggyback Notice shall include the number of shares of Common Stock to be offered, the proposed date of such underwritten offering, any proposed means of distribution of such shares of Common Stock, any proposed managing underwriter of such shares of Common Stock and a good faith estimate by the Company of the proposed maximum offering price of such shares of Common Stock (as such price would appear on the front cover page of a registration statement), and shall offer the Holders the opportunity to sell such amount of Registrable Securities as such Holder may request on the same terms and conditions as the Company or any other Holder (a “Piggyback Offering”). Subject to Section 5.4(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five Business Days after the date the Piggyback Notice is given; provided, however, that in the case of a “takedown” of Common Stock registered under a shelf registration statement previously filed by the Company, such Registrable Securities are covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. Except as provided in Section 5.17, the Company shall not grant piggyback registration rights to any holders of its Common Stock or securities that are convertible into its Common Stock unless such rights are junior in all respects to the rights of the Holders set forth in this Section 5.4(a).

(b) The Company will cause the managing underwriter or underwriters of the proposed offering to permit any Holder that has requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any Other Holder. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the Holders in writing that, in its view, the total amount of shares of Common Stock that the Company and such Holders propose to include in such offering is such as to materially adversely affect the success of such underwritten offering, then:

(i) if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (A) first, all shares of Common Stock to be offered by the Company; and (B) second, the shares of Common Stock requested to be included in such Piggyback Offering by the Holders and the Specified Shareholder on a pro rata basis in accordance with the number of Registrable Securities proposed to be included by such Selling Holders; or

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(ii) if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights pursuant to a registration rights agreement, the Company will include in such registration: (A) first, the shares of Common Stock of the Holders (including the Specified Shareholder), on a pro rata basis in accordance with the number of Registrable Securities proposed to be included by such Selling Holders ((B) second, the shares of Common Stock proposed to be included in such underwritten offering by the Other Holders; and

in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering.

(c) If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason to delay a Piggyback Offering initiated by the Company, the Company may, at its election, give notice of its determination to the Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d) Any Holder may withdraw its request for inclusion of any or all of its Registrable Securities in a Piggyback Offering by giving written notice to the Company, at least one Business Day prior to the anticipated date of the filing by the Company of a Prospectus supplement under Rule 424 (which shall be the preliminary Prospectus supplement, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, such Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

Section 5.5 Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in Section 5.1 or any Underwritten Offering as provided in Section 5.2, the Company shall use its commercially reasonable efforts to:

(a) prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use its commercially reasonable efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b) prepare and file with the SEC, without the need for a request by the Holders, such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

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(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to each Holder whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford counsel to such Holders a reasonable opportunity to review and comment on such documents and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 7.13, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act, and (B) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 7.13, during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, Directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d) notify each Holder, as soon as reasonably practicable after the Company receives notice thereof, of (i) any correspondence from the SEC relating to such Registration Statement or Prospectus, (ii) the time when such Registration Statement has been declared effective, and (iii) the time when a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e) with respect to any offering of Registrable Securities furnish to each Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder a copy of any and all comment letters, transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such Registration Statement, Prospectus or offer;

(f) (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection(f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

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(g) cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h) with respect to any Underwritten Offering, obtain a signed:

(i) opinion of counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any;

(ii) “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountants customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(iii) if required by the managing underwriters, certificate of the chief financial officer or other appropriate executive officer of the Company, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters, if reasonably requested by the underwriters for the purpose of certifying certain financial information not addressed in the comfort letter referred to in clause (ii) immediately above; and

(iv) letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the Company’s independent petroleum engineers, reasonably satisfactory (based on the customary form and substance of such letters of issuers independent petroleum engineers customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in petroleum engineers’ letters delivered to underwriters in such types of offerings of securities;

(i) notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

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(j) notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information relating thereto;

(k) advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement relating to the Registrable Securities and promptly use commercially reasonable efforts to obtain the withdrawal;

(l) otherwise comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;

(m) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(n) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company;

(o) if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

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(p) if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize the transfer agent to transfer such Registrable Securities without legend upon sale by the Holders of such Registrable Securities under the Registration Statement; and

(q) otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, at least 10 Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five Business Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 5.2(c) and Section 5.7. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 5.5 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

Section 5.6 Registration Expenses. The Company shall pay all reasonable Registration Expenses, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale.

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Section 5.7 Post-Offering Lock-up.

(a) In connection with any Underwritten Offering, Piggyback Offering or other underwritten public offering of equity securities by the Company, except with the written consent of the underwriters managing such offering, to the extent requested by the managing underwriter, no Holder who participates in such offering or who Beneficially Owns 5% or more of the outstanding shares of Common Stock at such time shall Transfer, without prior written consent from the Company, during the seven days prior to and the 60-day period beginning on the date of closing of such offering (or such shorter period as agreed to by any of the Company, its executive officers or the Board) (the “Post-Offering Lock-up Period”), except as part of such offering; provided, that nothing herein will prevent any Holder from (i) making a Transfer of Registrable Securities to an Affiliate or otherwise in connection with estate planning transactions that is otherwise in compliance with the applicable securities laws, (ii) Transferring shares of Common Stock acquired in open market transactions after the completion of the Public Offering, or (iii) if such person is a corporation, limited liability company, partnership, trust or other entity, making Transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its Affiliate, so long as such transferee agrees to be bound by the restrictions set forth in this Section 5.7(a). Each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 5.7(a). The provisions of this Section 5.7(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) In connection with any Underwritten Offering, the Company, and, to the extent requested by the managing underwriter, each of the Company’s Directors and officers, shall not effect any Transfer of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Selling Holder(s), during the Post-Offering Lock-up Period, except as part of such offering. The Company agrees to execute a lock-up agreement, and to call for the Company’s Directors and officers to execute a lock-up agreement, in favor of the underwriters for such Underwritten Offering to such effect and, in any event, that the underwriters for such Underwritten in any relevant offering shall be third party beneficiaries to this Section 5.7(b). The foregoing shall not apply to (1) Transfers of shares of Common Stock (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to any legal representative, heir, beneficiary or immediate family member or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; (2) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act provided that (i) such plan does not provide for the Transfer, sale or otherwise disposal of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Post-Offering Lock-Up Period and (ii) any public announcement or filing with the Securities and Exchange Commission under the Exchange Act made regarding the establishment of such plan during the Post-Offering Lock-Up Period shall include a statement that such person is not permitted to Transfer, sell or otherwise dispose of securities under such plan during the Post-Offering Lock-Up Period; (4) Transfers of shares of Common Stock acquired in open market transactions after the completion of the Public Offering; (5) if such person is a corporation, limited liability company, partnership, trust or other entity, transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate; and (6) with respect to the Company, issuances of shares of Common Stock or other securities in connection with an acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, in each case, which is a bona fide transaction with an unaffiliated third party. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities offering and sale to employees, Directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.

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Section 5.8 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, Directors (including the Juniper Preferred Director), agents, partners, members, managers, trustees, shareholders, Affiliates, employees and investment managers of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, Directors, partners, members, managers, trustees, shareholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement contemplated herein, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 5.5(i), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 5.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.

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Section 5.9 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective Directors (including the Juniper Preferred Director), officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the Directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use therein or (c) in the case of an occurrence of an event of the type specified in Section 5.5(i), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective in accordance with this Agreement and prior to the receipt by such Holder of the Advice contemplated in Section 5.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

Section 5.10 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity under this Section 5.10 (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(c) Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5.10) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5.10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

Section 5.11 Contribution.

(a) If a claim for indemnification under Section 5.8 or Section 5.9 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.11, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Section 5.12 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until the earlier of (a) such time as when no Registrable Securities remain outstanding and (b) such time as the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 5.13 Transfer of Registration Rights. The rights of the Holders to cause the Company to register Registrable Securities under this Article V may not be transferred or assigned, in whole or in part, without the written consent of the Company; provided, however, that a Holder may assign such rights pursuant to this Article V in connection with a transfer of Registrable Securities (including a Transfer to a Permitted Transferee) so long as (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) the transferee agrees to be bound by the terms set forth in this Article V, and (c) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided, however, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred or assigned and not in respect of any other securities that the transferee or assignee may hold.

Section 5.14 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any Registration Statement, Prospectus or Prospectus supplement, as applicable, to comply with the Securities Act.

Section 5.15 Compliance. Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

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Section 5.16 Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 5.5(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 5.16.

Section 5.17 Preservation of Rights. Subject to the other provisions of this Agreement, the Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder.

Section 5.18 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering, the withdrawal of any Underwritten Offering or any event that would lead to a suspension or delay as contemplated by Section 5.3(a); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 5.4, and such Holder shall no longer be entitled to the rights associated with any such notice.

Section 5.19 Company Obligations Regarding Transfer. The restrictive legend on any Shareholder Securities or Specified Shareholder Securities covered by this Agreement shall be removed if (i) such shares are or may be sold, distributed or otherwise transferred pursuant to an effective registration statement under the Securities Act in accordance with the plan of distribution described therein, (ii) such shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144), or (iii) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii) or (iii) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 6.19 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.19, provided that the applicable Holder shall be responsible for all fees and expenses (including counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

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ARTICLE VI

OTHER COVENANTS OF THE COMPANY

Section 6.1 Committee Matters.

(a) From and after the Conversion Date and for so long as the Shareholder is entitled to designate at least one Shareholder Nominee for nomination to the Board pursuant to Section 3.1(a), each of the Audit Committee, the Compensation Committee and the Governance Committee shall comprise three Directors mutually selected in writing by the Shareholder and the Governance Committee, and at least one Juniper Director shall serve as a member of each committee of the Board (other than the Audit Committee of the Board) and each subcommittee of any such committee; provided, however, that if the applicable Juniper Director is not an Independent Director and the inclusion of the Juniper Director would, as determined by the Board, reasonably be expected to have an adverse effect on the Company, the parties hereto will discuss in good faith the implementation of an arrangement whereby, as an alternative to the Juniper Director serving on such committee(s) and subcommittees, the Juniper Director would be provided with an opportunity to review materials furnished to such committee(s) or subcommittees and to propose items for inclusion on the agenda of any meeting of any such committee or subcommittee.

(b) From and after the Conversion Date and for so long as the Shareholder is entitled to designate at least one Shareholder Nominee for nomination to the Board pursuant to Section 3.1(a), a Juniper Director shall be designated as the chairperson of the Compensation Committee and the Governance Committee; provided, however, that if the applicable Juniper Director is not an Independent Director and the inclusion of the Juniper Director as chairperson would, as determined by the Board, reasonably be expected to have an adverse effect on the Company, the parties hereto will discuss in good faith the implementation of an arrangement whereby, as an alternative to the Juniper Director serving as the chairperson of such committee, the Juniper Director would be provided with an opportunity to review materials furnished to such committee and to include items on the agenda of any meeting of any such committee.

Section 6.2 Business Opportunities. The Company, on behalf of itself and its subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investor Group, the Juniper Directors, the Juniper Preferred Director and the Specified Shareholder, (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct or indirect investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, the Company’s or any of its subsidiaries’ businesses or that could be suitable for the Company’s or any of its subsidiaries’ interests, (ii) do business with clients, customers, vendors or lessors of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Section 6.2, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), and (c) acknowledges and affirms that no member of the Investor Group, any Juniper Director, or the Specified Shareholder, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Investor Group, any Juniper Director or Juniper Preferred Director, or the Specified Shareholder, may pursue a Renounced Business Opportunity. The Company agrees that in the event that any member of the Investor Group or any of its officers, directors, employees, partners and agents thereof, any Juniper Director or Juniper Preferred Director, or any Specified Shareholder acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) any member of the Investor Group and (B) the Company or its subsidiaries, neither the Juniper Directors or the Juniper Preferred Director, nor the Specified Shareholder, nor any member of the Investor Group (or such director, officer, employee, partner or agent) shall have any duty to offer or communicate information regarding such corporate opportunity to the Company or its subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of the Company or (y) such Person’s receipt of information pursuant to the rights set forth in Section 6.3. Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 6.2.

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Section 6.3 Access to Information. From and after the date hereof until the Trigger Date:

(a) the Company shall permit the Shareholder and the Specified Shareholder to visit and inspect the Company’s properties, to examine its books of accounts and records and to discuss its affairs, finances and accounts with the officers of the Company, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of the Shareholder and its Affiliates in the Company; provided, that any such information shall be subject to Section 7.12. The Shareholder shall bear any expenses incurred by the Shareholder pursuant to this Section 6.3; and

(b) upon the written request of the Shareholder or the Specified Shareholder, the Company shall provide the Shareholder or the Specified Shareholder, as applicable, in addition to other information that might be reasonably requested by the Shareholder or Specified Shareholder from time to time, (i) copies of all materials provided to the Board (or committee of the Board or subcommittee thereof), and (ii) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; provided, that any such information shall be subject to Section 7.12.

Section 6.4 No Amendment of Organizational Documents. Prior to the Termination Date, the Company shall not, and shall cause each of its Subsidiaries not to, adopt, amend or modify (either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise), the certificate of incorporation or Bylaws (or equivalent organizational document) of the Company or any of its Subsidiaries in a way that materially, adversely and disproportionately affects the rights or privileges of the Shareholder or the Specified Shareholder or any of their respective Affiliates that owns Common Stock or other equity interests in the Company in their capacity as owners of Common Stock or other equity interests in the Company or any of its Subsidiaries in relation to any other owner of equity interests of the Company or any of its Subsidiaries, in each case, without the prior written consent of such Shareholder or such Specified Shareholder that is so affected. In furtherance and not in limitation of the foregoing, the Company shall not amend (a) Section 5.7 or Section 14.2 of the Bylaws without the prior written consent of the Shareholder or (b) Article IX or Article XIII of the Charter without the prior written consent of the Shareholder and the Specified Shareholder.

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Section 6.5 Amendments to Organizational Documents. Following the Closing, the resolutions or written consent of the Board and the Specified Shareholder with respect to their respective adoption and approval of the Parent A&R Charter and the Bylaws shall not be rescinded or modified in any way without the prior written consent of the Shareholder. The Company shall take all actions necessary or advisable to effect the foregoing, including promptly (but in any event, within two Business Days after the date hereof) filing the Parent A&R Charter with the Texas Secretary of State.

Section 6.6 Shareholder Expenses. All reasonable and documented fees and expenses (including the reasonable and documented legal fees of external counsel) incurred by or on behalf of the Shareholder and its Affiliates in connection with or related to the preparation of the Information Statement on Schedule 14C (including any supplements or amendments thereto) to be filed by the Company with the Securities and Exchange Commission relating to the issuance of Common Stock in connection with the Conversion and the transactions contemplated thereby or related thereto shall promptly be paid by the Company as and when such expenses become due.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that, each notice party shall use commercially reasonable efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

If to the Company, to:

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Attn: J. Douglas Schick; Clark R. Moore

Email: dschick@pedevco.com; cmoore@pedevco.com

With copies to (which copy shall not constitute notice):

K&L Gates LLP

1 Park Plaza, 12th Floor

Irvine, CA 92614

Attention: Michael A. Hedge; Jason C. Dreibelbis

Email: michael.hedge@klgates.com; jason.dreibelbis@klgates.com

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and

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, TX 77401

Attention: David M. Loev

Email: dloev@loevlaw.com

If to the Shareholder, to:

c/o Juniper Capital Advisors, L.P.

2727 Allen Parkway, Suite 1850

Houston, TX 77019

Attn: Edward Geiser, Josh Schmidt, Legal

Email: egeiser@juncap.com

           jschmidt@juncap.com

           legalnotices@juncap.com

With a copy to (which copy shall not constitute notice):

Gibson Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Gerry Spedale, Michael Piazza and Jesse Myers

Email: GSpedale@gibsondunn.com

           MPiazza@gibsondunn.com

           JPMyers@gibsondunn.com

If to the Specified Shareholder, to:

Simon Kukes

[•]

Email: [•]

With a copy to (which copy shall not constitute notice):

Baker & McKenzie LLP

800 Capital Street, Suite 2100

Houston, Texas 77002

Attention: Rodney Read and Jennifer Broder

Email: Rodney.Read@bakermckenzie.com

           Jennifer.Broder@bakermckenzie.com

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or, if to a transferee of a Holder, to the transferee at the address specified by such transferee. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by e-mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto, including subsequent Holders to the extent permitted herein.

Section 7.3 Assignment of Rights. Unless otherwise specified in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or the Specified Shareholder or any of their respective Affiliates without the prior written consent of the Company; provided, however, that any of the rights, interests or obligations of the Shareholder or the Specified Shareholder may be assigned to any of their respective Affiliates without the requirement of any such consent, and, following such assignment, such assignee shall be a Shareholder or Specified Shareholder (as applicable) for all purposes hereunder. Any purported assignment in breach of this Section 7.3 shall be null and void ab initio.

Section 7.4 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 7.16, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 7.4, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 7.4. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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Section 7.6 Rules of Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Authority includes any successor to that Authority; (iii) any applicable law refers to such applicable law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable law or other law include any successor to such section; and (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 7.7 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF (I) THE TEXAS BUSINESS COURT LOCATED IN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IF SUCH COURT IS THEN FUNCTIONING OR (II) IF THE TEXAS BUSINESS COURT IS NOT THEN FUNCTIONING, THEN THE STATE AND FEDERAL COURTS LOCATED WITHIN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A TEXAS BUSINESS, STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH TEXAS BUSINESS, STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION7.7.

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Section 7.8 Severability of Provisions. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall substitute a suitable and equitable provision therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

Section 7.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (i) the Persons entitled to indemnification shall be express third-party beneficiaries of Section 5.8, Section 5.9, Section 5.10 and Section 5.11, (ii) each Permitted Transferee shall be an express third-party beneficiary of Section 2.1 and (iii) each member of the Investor Group and each Juniper Director shall be an express third-party beneficiary of Section 6.2.

Section 7.10 Amendment. Unless otherwise specified in this Agreement, this Agreement may be amended only by means of a written amendment signed by each of the parties hereto; provided, however, that only an amendment of any of the Specified Shareholder Provisions shall require the written consent of the Specified Shareholder.

Section 7.11 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Shareholder and the Specified Shareholder (and their respective transferees or assignees) and the Company shall have any obligation hereunder and that no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of the Shareholder or Specified Shareholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any Shareholder or Specified Shareholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any of the foregoing, as such, for any obligations of the Shareholder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

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Section 7.12 Confidentiality of Records.

(a) Subject to Section 7.12(b), each of the parties hereto shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or Permitted Parties (in the case of a Holder) or representatives (in the case of the Company) with a bona fide need to know, and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the other party hereto or its Affiliates or its representatives relating to such other party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section 7.12, (ii) was available prior to its disclosure to or by one party to another, or (iii) becomes available to one party hereto from a source other than the other party hereto; provided, that, such source is not known by the receiving party to be bound by a confidentiality agreement with either of the non-receiving parties or their representatives and is not otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority with competent jurisdiction over the disclosing party.

(b) Notwithstanding the foregoing, but subject to compliance with the Company’s bona fide internal policies, and excluding any trade or business secrets, a Juniper Director and Juniper Preferred Director may disclose to the Holder, the Permitted Parties and its and their relevant directors, officers and employees, in each case with a bona fide need to know, any and all information received or observed by him or her in his or her capacity as a Juniper Director or a Juniper Preferred Director; provided, that such information shall not be (i) used for any purpose other than, to the extent consistent with applicable law, (A) to monitor, oversee and make decisions with respect to the Holder’s investment in the Company; (B) to comply with the Holder’s obligations under this Agreement; (C) to exercise any of the Holder’s rights under this Agreement; (D) to collaborate with the Company and (E) in order to perform the proper functions of a Person’s employment or duties (clauses (A) through (D), the “Permitted Purposes”) or (ii) disclosed to any Affiliate of the Shareholder other than the Permitted Parties; provided, further, that the Shareholder will be allowed to disclose the types of information that are customary for private equity funds to provide their members, limited partners and partners, without the prior written consent of the Company, so long as (y) such Person is bound by confidentiality obligations to the Shareholder or its Affiliates and (z) no materials provided to members of the Board or committees thereof are disclosed. Notwithstanding anything in this Section 7.12(b) to the contrary but subject to the foregoing proviso, any competitively sensitive information (as determined in good faith by the Board and identified as such in writing to the Shareholder) or local pricing data may only be disclosed to (a) Internal Permitted Parties and (b) External Permitted Parties to whom such disclosure is made for a Permitted Purpose; provided that with respect to any such disclosure: (i) in accordance with applicable law, each Juniper Director and Juniper Preferred Director shall be subject to his or her fiduciary duties as a Director with respect to sharing such information, which duties shall include, without limitation, a restriction on sharing information subject to confidentiality by the Company with third parties if the Company has identified to each Juniper Director or Juniper Preferred Director, as applicable, in writing that such information is confidential and the disclosure thereof by each Juniper Director and/or Juniper Preferred Director, as applicable, would cause a breach of such confidentiality obligation, (ii) such disclosure to External Permitted Parties is limited to the extent such disclosure is reasonably necessary for a Permitted Purpose and consistent with the internal policies and practices of the Shareholder and its Affiliates, and (iii) no such disclosure shall be permitted to the extent it adversely affects the attorney-client privilege of the Company.

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(c) Notwithstanding anything in Section 7.16 to the contrary, the provisions of this Section 7.12 shall terminate with respect to a Holder and its Affiliates and representatives on the date that is 12 months following the Termination Date.

Section 7.13 Further Assurances. The Company and the Shareholder and Specified Shareholder shall cooperate with one another and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 7.14 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 7.15 Action in Shareholder Capacity Only. The Shareholder has executed this Agreement solely in its capacity as the record holder or Beneficial Owner of Shareholder Securities and, except as set forth in Section 6.2, nothing herein shall limit or affect any actions or omissions taken by, or fiduciary duties of, any Juniper Director or Juniper Preferred Director in his or her capacity as a Director to the extent permitted by applicable law.

Section 7.16 Termination. Unless otherwise specified herein, this Agreement shall terminate as to a Holder upon the earlier of (a) the Trigger Date with respect to such Holder and (b) the date on which such Holder provides written notice to the Company terminating this Agreement (such earlier date, the “Termination Date” with respect to such Holder); provided, however, that the provisions of Article V shall survive such termination in accordance with their respective terms.

Section 7.17 Adjustments. If there are any changes in the Capital Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Capital Stock as so changed. In the event that the Company effects the separation of any portion of its business or assets into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a shareholders agreement with the Holders that provides the Holders with rights vis-à -vis such NewCo that are substantially identical to those set forth in this Agreement, and each of the Holders shall enter into such agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

PEDEVCO CORP.

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

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SHAREHOLDER:

CENTURY OIL AND GAS HOLDINGS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

NORTH PEAK OIL & GAS HOLDINGS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser
Title: Authorized Representative

SPECIFIED SHAREHOLDER, SOLELY FOR PURPOSES OF THE SPECIFIED SHAREHOLDER PROVISIONS:

By:	/s/ Dr. Simon G. Kukes
Dr. Simon G. Kukes

THE SGK 2018 REVOCABLE TRUST

By:	/s/ Dr. Simon G. Kukes
Name:	Dr. Simon G. Kukes
Title:	Trustee

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Schedule 1.1

1.	Juniper Capital II, L.P.

2.	Juniper Capital III, L.P.

3.	Juniper Capital IV, L.P.

4.	Juniper NPR Partners, L.P.

5.	Juniper North Peak Partners, L.P.

6.	An entity wholly owned by any of the foregoing.

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Annex I

October 30, 2025

Board of Directors

PEDEVCO Corporation

575 North Dairy Ashford, Suite 210

Houston, Texas 77079

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth”) understands that PEDEVCO Corp ., a Texas corporation (“PED” or the “Parent”), and certain affiliates of Juniper Capital Advisors, L.P., a Delaware limited partnership (“JCA”), being Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG,” and together with COG, the “Acquired Companies”), and North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company, propose to enter into an Agreement and Plan of Merger (the “Proposed Agreement”) substantially in the form of the draft dated October 22, 2025. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Proposed Agreement.

As more specifically set forth in the Proposed Agreement, and subject to the terms and conditions set forth therein, (i) First Merger Sub will merge (the “NPOG Merger”) with and into NPOG with NPOG being the surviving entity and a wholly-owned subsidiary of the Parent; (ii) Second Merger Sub will merge (the “COG Merger” and collectively with the NPOG Merger, the “Mergers”) with and into COG with COG being the surviving entity and a wholly-owned subsidiary of the Parent; and (iii) the Parent will issue an aggregate of 10,650,000 fully paid and nonassessable shares of Series A Parent Preferred Stock (the “Aggregate Merger Consideration”) to the holders of Company Units. Upon Shareholder Approval, the Aggregate Merger Consideration shall be converted into 106,500,000 shares of Parent Common Stock. The terms and conditions of the Mergers are more fully set forth in the Proposed Agreement. You have asked us to render our opinion to you with respect to the fairness, f rom a financial point of view, as of the date hereof, to the Parent of the Aggregate Merger Consideration being paid by the Parent pursuant to the Proposed Agreement.

For purposes of the opinion set forth herein, we have, among other things:

(i)	reviewed the Proposed Agreement;

(ii)	reviewed certain internal financial statement and other financial and operating data concerning PED and the Acquired Companies, as provided by their representatives;

(iii)

reviewed (a) a report of the PED reserves, f rom PED, prepared by Cawley, Gillespie & Associates, Inc. (the “Parent Reserve Report”), and (b) reserve engineering reports, f rom the Acquired Companies, prepared by DeGolyer and MacNaughton (the Company Reserve Reports”);

(iv)	reviewed the reported prices and trading activity for Parent Common Stock;

(v)	had certain discussions with the management of PED, the Acquired Companies and their professional advisors;

Roth Capital Partners, LLC
888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

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(vi)

reviewed certain publicly available business and financial information related to PED f rom its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and f rom its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(vii)	reviewed and compared certain precedent oil and gas transactions comparable to those contemplated in the Proposed Agreement;

(viii)	reviewed and compared certain historical market valuation and trading data for public companies comparable to PED and the Acquired Companies; and

(ix)	reviewed certain other market and industry reports and data which we deemed relevant in evaluating the general quality and attractiveness of the assets of the parties to the Proposed Agreement.

In conducting our review and arriving at our opinion, we have not independently verified any of the foregoing information, we have assumed and relied upon such information being accurate and complete and we have further relied upon the assurances of management of PED that the information provided was accurate and complete in all material respects when given to us and that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any pending or threatened litigation, regulatory action, administrative investigations, possible un-asserted claims or other contingent liabilities, to which PED, the Acquired Companies, or any of their respective affiliates was a party or may be subject, nor have we been furnished with any such valuation or appraisal, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties, assets or facilities of PED or the Acquired Companies. We have relied, with the consent of PED, on the assessments of PED and its advisors as to all accounting, legal, tax and regulatory matters with respect to PED, the Acquired Companies and the Mergers. We did not evaluate the solvency or creditworthiness of PED or the Acquired Companies under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. We express no opinion regarding the liquidation value of PED, the Acquired Companies or any other entity.

We have assumed that the executed Proposed Agreement will be in all material respects identical to the last draft reviewed by us. We have further assumed, with your consent, that (i) the Mergers will be consummated in accordance with the terms set forth in the Proposed Agreement; (ii) the Mergers will be consummated in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances and the rules and regulations of the NYSE American and any other applicable exchanges; (iii) the Proposed Agreement is enforceable against each of the parties thereto in accordance with its terms; (iv) the representations and warranties of each party in the Proposed Agreement and all other related documents and instruments that are referred to therein are true and correct; (iv) each party will timely perform all covenants and agreements required to be performed by it under the Proposed Agreement; (v) all conditions to the consummation of the Mergers will be satisfied without waiver thereof; and (vi) that all governmental, regulatory and other consents and approvals required to consummate the Mergers will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on PED or the Acquired Companies or on the contemplated benefits of the Mergers.

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Our opinion addresses only the fairness, as of the date hereof, f rom a financial point of view, to PED of the Aggregate Consideration to be issued and paid by PED in the proposed Mergers. Our opinion does not in any manner address any other aspect or implication of the proposed Mergers or any agreement, transaction or understanding entered into in connection with the proposed Mergers or otherwise. Our opinion also does not address the relative merits of the Mergers as compared to any alternative business strategies or transactions that might exist for PED, the underlying business decision of PED to proceed with the Mergers, or the effects of any other transaction in which PED will or might engage. Our opinion is necessarily based on economic, market and other conditions as they did exist and can be evaluated on the date hereof, and the information made available to us on the date hereof . We express no opinion as to the underlying valuation, future performance or long -term viability of PED or the Acquired Companies. Further, we express no opinion as to the actual value of the shares of Series A Parent Preferred Stock when issued pursuant to the Proposed Agreement or the prices at which shares of Series A Parent Preferred Stock or Parent Common Stock will trade at any time before, after or during the Mergers, as applicable. We do not address any legal, regulatory, accounting, tax, insurance, environmental, executive compensation or other similar matters. It should be understood that our opinion is based on market and industry data as of the date hereof, and although developments after the date hereof may affect our opinion, we do not have any obligation to update, revise, reaffirm or withdraw our opinion and we expressly disclaim any responsibility to do so.

We have acted as financial advisor to PED in connection with the proposed Mergers and will receive a fee f rom PED for such services, a substantial of which is contingent upon the consummation of the Mergers.  In addition, and regardless of whether the proposed Mergers are consummated, PED agreed to reimburse us for our out-of-pocket expenses incurred in connection with our services. PED has agreed to indemnify us for certain liabilities, including liabilities under the federal securities laws, and other items arising out of our engagement. As of the date hereof, we have received $10,943 in aggregate other investment banking fees during the past two years acting as placement agent to PED .

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We and our affiliates are currently providing and may in the future provide investment banking and other financial services to PED and its affiliates for which we and our affiliates have received and would expect to receive compensation. We are a full service securities firm engaged in securities trading  and  brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PED, and accordingly, may at any time hold a long or a short position in such securities. We may in the future provide investment banking and financial services to PED or JCA for which we would expect to receive compensation.

It is understood that this letter is solely for the information of the Board of Directors in connection with its evaluation of the Proposed Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Proposed Agreement or any other matter. This opinion may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. The issuance of this opinion was approved by Roth’s fairness opinion committee. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities A.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion, that, as of the date hereof, the Merger Consideration payable by the Parent pursuant to the Proposed Agreement is fair, f rom a financial point of view, to the Parent.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

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